[Those portions of this agreement that have been omitted and filed separately with the U.S. Securities and Exchange Commission pursuant to Delek US Holdings, Inc.’s application requesting confidential treatment are marked “[***]” herein.]
Exhibit 10.6
SECOND AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT
dated as of October 13, 2006
among
DELEK REFINING, LTD.,
DELEK PIPELINE TEXAS, INC.,
as Borrowers
THE LENDERS FROM TIME TO TIME PARTY HERETO
THE CIT GROUP/BUSINESS CREDIT, INC. and
NATIONAL CITY BUSINESS CREDIT, INC. ,
as Co-Documentation Agents
BANK OF AMERICA, N.A. and
PNC BANK, NATIONAL ASSOCIATION ,
as Co-Syndication Agents
and
SUNTRUST BANK,
as Collateral and Administrative Agent
SUNTRUST CAPITAL MARKETS, INC.,
as Sole Lead Arranger and Book Manager

Schedules
Schedule I	—	Applicable Margin and Applicable Percentage
Schedule II	—	Commitment Amounts
Schedule III	—	Eligible Carriers
Schedule IV	—	Continuing Borrowing Base Items
Schedule 1.1(c)	—	Other Permitted Investments
Schedule 4.5	—	Environmental Matters
Schedule 4.6	—	Compliance with Laws
Schedule 4.14	—	Subsidiaries
Schedule 5.3	—	Collateral Locations
Schedule 5.6	—	Deposit Accounts
Schedule 7.1	—	Outstanding Indebtedness
Schedule 7.2	—	Existing Liens
Schedule 7.4	—	Existing Investments

Exhibits
Exhibit A	—	Form of Revolving Credit Note
Exhibit B	—	Form of Security Agreement
Exhibit C	—	Form of Swingline Note
Exhibit D	—	Form of Pledge Agreement
Exhibit E	—	Form of Assignment and Acceptance
Exhibit F	—	Form of Subsidiary/Delek Land Guaranty Agreement
Exhibit G	—	Form of Parent Guaranty Agreement
Exhibit H	—	Form of Borrowing Base Certificate
Exhibit 2.3	—	Form of Notice of Revolving Borrowing
Exhibit 2.4	—	Form of Notice of Swingline Borrowing
Exhibit 2.8	—	Form of Continuation/Conversion
Exhibit 3.1(b)(v)	—	Form of Secretary’s Certificate
Exhibit 5.1(d)	—	Form of Compliance Certificate

SECOND AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT
     THIS SECOND AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT (this “ Agreement”) is made and entered into as of October 13, 2006, by and among, DELEK REFINING, LTD. (individually and, in its capacity as the representative of the other Borrowers pursuant to Section 2.27 hereof, “Delek Refining”), a Texas limited partnership; and DELEK PIPELINE TEXAS, INC. (“Delek Pipeline”), a Texas corporation; (Delek Refining and Delek Pipeline being referred to jointly as the “Borrowers ,” and individually as a “ Borrower”), the several banks and other financial institutions and lenders from time to time party hereto (the “Lenders”), SUNTRUST BANK, in its capacity as administrative agent for the Lenders (the “Administrative Agent”), as issuing bank (the “Issuing Bank”), as swingline lender (the “Swingline Lender”), and as collateral agent for the Lenders (the “Collateral Agent”), THE CIT GROUP/BUSINESS CREDIT, INC. and NATIONAL CITY BUSINESS CREDIT, INC., in their capacities as co-documentation agents (each in such capacity, the “Co-Documentation Agents”), and BANK OF AMERICA, N.A. and PNC BANK, NATIONAL ASSOCIATION, in their capacities as co-syndication agents (each in such capacity, the “Co-Syndication Agents”). Capitalized terms used in this Agreement have the meanings assigned to them in Article I hereof.
W I T N E S S E T H:
     WHEREAS, the Borrowers, the Agents, certain financial institutions (“Existing Lenders”), and the other parties named therein are parties to a certain Amended and Restated Revolving Credit Agreement dated May 2, 2005 (as at any time amended, modified, supplemented or restated, the “Existing Credit Agreement”), pursuant to which Existing Lenders made certain revolving credit loans, letters of credit, and other financial accommodations to the Borrowers in an amount not exceeding $250,000,000;
     WHEREAS, the Borrowers have requested that the Existing Credit Agreement be amended and restated in its entirety to become effective and binding on the Borrowers and the other Loan Parties pursuant to the terms hereof, and the Lenders (including the Existing Lenders that are parties hereto) have agreed, subject to the terms of this Agreement, to amend and restate the Existing Credit Agreement in its entirety to read as set forth herein, and it has been agreed by the parties hereto that (a) the commitments which the Existing Lenders that are parties hereto extended to the Borrowers under the Existing Credit Agreement and the commitments of new Lenders that become parties hereto shall be extended or advanced upon the amended and restated terms and conditions contained in this Agreement and (b) the Loans and other Obligations outstanding under the Existing Credit Agreement shall be governed by and deemed to be outstanding under the amended and restated terms and conditions contained herein;
     WHEREAS, all existing Obligations are and shall continue to be (and all Obligations incurred pursuant hereto shall be) secured by, among other things, the Security Documents and the other Loan Documents and shall be guaranteed pursuant to the Subsidiary/Delek Land Guaranty Agreement and the Parent Guaranty Agreement, and
     NOW, THEREFORE, the parties hereto hereby agree to amend and restate the Existing Credit Agreement and the Existing Credit Agreement is hereby amended and restated, in its entirety as follows:

ARTICLE I
DEFINITIONS; CONSTRUCTION
           Section 1.1Definitions. In addition to the other terms defined herein, the following terms used herein shall have the meanings herein specified (to be equally applicable to both the singular and plural forms of the terms defined):
     “Account Debtor” shall mean any Person who is obligated to make payments under an Account.
     “Accounts” shall mean all accounts, contract rights, chattel paper, instruments, drafts, acceptances and documents of a Borrower arising from the sale or lease of goods or the provision of services by a Borrower in the ordinary course of its business, whether secured or unsecured, and whether now existing or hereafter created or arising, and “Account” shall mean any one of the foregoing.
     “Accounts Formula Amount” shall mean, on any date of determination thereof, an amount equal to the sum of (i) 85% of the net amount of Eligible Accounts on such date, plus (ii) 100% of LC Backed Accounts. As used herein, the phrase “net amount of Eligible Accounts” shall mean the face amount of such Accounts on any date less any and all returns, rebates, discounts (which may, at the Collateral Agent’s option, be calculated on shortest terms), credits, allowances or Taxes (including sales, excise or other taxes) at any time issued, owing, claimed by Account Debtors, granted, outstanding or payable in connection with, or any interest accrued on the amount of, such Accounts at such date.
     “Acquisition” shall mean the acquisition of certain assets of Seller as contemplated by the terms of the Acquisition Documents.
     “Acquisition Documents” shall mean any and all agreements and other documents relating to the Acquisition, including, without limitation, the Asset Purchase Agreement.
     “Additional Subordinated Indebtedness” shall mean Indebtedness of the Borrowers owing to the Subordinate Creditor (as defined in the Subordination Agreement) which (i) is evidenced by the Subordinated Note, (ii) constitutes additional funds borrowed by the Borrowers from the Subordinate Creditor after the Closing Date which are payable on terms and conditions substantially similar to those applying to the Indebtedness evidenced by the Subordinated Note, as amended, (iii) constitutes Subordinate Debt under (and as defined in) the Subordination Agreement, and (iv) is timely reflected in financial statements delivered by the Borrowers to the Agents pursuant to Section 5.1 .
     “Adjusted LIBO Rate” shall mean, with respect to each Interest Period for a Eurodollar Borrowing, the rate per annum obtained by dividing (i) LIBOR for such Interest Period by (ii) a percentage equal to 1.00 minus the Eurodollar Reserve Percentage.
     “Administrative Questionnaire” shall mean, with respect to each Lender, an administrative questionnaire in the form prepared by the Administrative Agent and submitted to the Administrative Agent duly completed by such Lender.

     “Affiliate” shall mean, as to any Person, any other Person that directly, or indirectly through one or more intermediaries, Controls, is Controlled by, or is under common Control with, such Person. For the purposes of this definition, “Control” shall mean the power, directly or indirectly, either to (i) vote 10% or more of the securities having ordinary voting power for the election of directors (or persons performing similar functions) of a Person or (ii) direct or cause the direction of the management and policies of a Person, whether through the ability to exercise voting power, by control or otherwise. The terms “Controlling”, “Controlled by”, and “under common Control with” have the meanings correlative thereto.
     “Agent Advances” has the meaning set forth in Section 2.5 hereof.
     “Agent Banks” means the Administrative Agent, the Collateral Agent, the Co-Documentation Agents and the Co-Syndication Agents.
     “Agents” means the Administrative Agent and the Collateral Agent, and “Agent” means any one of them.
     “Aggregate Revolving Commitment Amount” shall mean the aggregate principal amount of the Aggregate Revolving Commitments from time to time. On the Closing Date, the Aggregate Revolving Commitment Amount equals $300,000,000.
     “Aggregate Revolving Commitments” shall mean, collectively, all Revolving Commitments of all Lenders at any time outstanding.
     “Applicable Lending Office” shall mean, for each Lender and for each Type of Loan, the “Lending Office” of such Lender (or an Affiliate of such Lender) designated for such Type of Loan in the Administrative Questionnaire submitted by such Lender or such other office of such Lender (or an Affiliate of such Lender) as such Lender may from time to time specify to the Administrative Agent and the Borrowers as the office by which its Loans of such Type are to be made and maintained.
     “Applicable Margin” shall mean, as of any date, with respect to interest on all Revolving Loans outstanding on any date or the letter of credit fee, as the case may be, a percentage per annum determined by reference to the applicable Average Availability from time to time in effect as set forth on Schedule I ; provided , that a change in the Applicable Margin resulting from a change in the Average Availability shall be effective on the second Business Day after which the Agents shall have received all Borrowing Base Certificates required by Section 5.9 for the applicable quarterly period; provided further , that if the Agents have not received such Borrowing Base Certificates for any applicable quarterly period by the dates such Borrowing Base Certificates are required to be delivered under this Agreement, the Applicable Margin shall be at Level IV as set forth on Schedule I until such time as such Borrowing Base Certificates are delivered, at which time the Applicable Margin shall be determined as provided above.
     “Applicable Percentage” shall mean, as of any date, with respect to the commitment fee as of any date, the percentage per annum determined by reference to the applicable Average Availability in effect on such date as set forth on Schedule I ; provided , that a change in the Applicable Percentage resulting from a change in the Average Availability shall be effective on the second Business Day after the Agents shall have received all Borrowing Base Certificates required by Section 5.9 for the applicable quarterly period; provided further , that if the Agents shall not have received such Borrowing Base Certificates for any applicable quarterly period by the dates such Borrowing Base Certificates are required to be delivered under this Agreement, the Applicable Percentage shall be at Level IV as set forth on Schedule I until such time as such Borrowing Base Certificates are delivered, at which time the Applicable Percentage shall be determined as provided above.
     “Approved Electronic Communications” shall mean each notice, demand, communication, information, document and other material that any Loan Party is obligated to, or otherwise chooses to, provide to the Administrative Agent pursuant to any Loan Document or the transactions contemplated therein, including any financial statement or and other financial report, Borrowing Base Certificate, notice, request, certificate and other information or material; provided, however, that, “Approved Electronic Communication” shall exclude (i) all Notices of Borrowing, any request for a Letter of Credit, any Notice of Conversion/Continuation, and any other notice, demand, communication, information, document and other material relating to a request for a new, or a conversion of an existing, Borrowing, (ii) any notice pursuant to Sections 2.9, 2.12 or 2.13 and any other notice relating to the payment of any principal or other amount due under any Loan Document prior to the scheduled date therefor, (iii) all notices of any Default or Event of Default and (iv) any notice, demand, communication, information, document and other material required to be delivered to satisfy any of the conditions set forth in Article III or any other condition to any Borrowing or other extension of credit hereunder or any condition precedent to the effectiveness of this Agreement.
     “Approved Fund” shall mean any Person (other than a natural Person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business and that is administered or managed by (i) a Lender, (ii) an Affiliate of a Lender or (iii) an entity or an Affiliate of an entity that administers or manages a Lender.
     “Asset Purchase Agreement” shall mean that certain Refinery Purchase and Sale Agreement, dated as of March 14, 2005, as amended April 29, 2005, among the Borrowers, and Delek Land, as purchasers, and the Seller, as seller.
     “Assignment and Acceptance” shall mean an assignment and acceptance entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 10.4(b) ) and accepted by the Administrative Agent, in the form of Exhibit E attached hereto or any other form approved by the Administrative Agent.
     “Availability” shall mean on any determination date, an amount equal to (a) (i) the Accounts Formula Amount on such date, plus (ii) the Inventory Formula Amount on such date, plus (iii) 100% of Eligible Cash Collateral on such date, plus (iv) 100% of Paid but Unexpired Standby Letters of Credit on such date, minus (v) the Availability Reserve on such date, minus (b) the aggregate amount of the outstanding Loans on such date. If the amount of the Loans outstanding under clause (b) is equal to or greater than the amounts under clause (a), Availability shall be deemed to be zero.

     “Availability Block” shall mean the amount of $15,000,000.
     “Availability Period” shall mean the period from the Closing Date to the Revolving Commitment Termination Date.
     “Availability Reserve” shall mean on any date of determination thereof, an amount equal to the sum of the following (without duplication): (i) three (3) months rental payments, storage charges or throughput fees or other similar charges (net of cash deposits securing such obligations, as evidenced to the reasonable satisfaction of the Agents from time to time) owing at such time by a Borrower in respect of Petroleum Inventory in pipelines, storage tanks or carriers, or owned by any Person other than a Borrower, for which the Administrative Agent has not received a Landlord Waiver or Bailee’s Letter (as applicable) from the landlord or owner of such property, provided that any of the foregoing amounts shall be adjusted from time to time hereafter upon (x) delivery to the Agents of any such acceptable waiver, (y) the opening or closing of a Collateral location and/or (z) any change in the amount of rental, storage or processor payments or similar charges; (ii) any amounts which any Loan Party is obligated to pay pursuant to the provisions of any of the Loan Documents that Administrative Agent or any Lender elects to pay for the account of such Loan Party in accordance with authority contained in any of the Loan Documents; (iii) the LC Exposure; (iv) all customer deposits or other prepayments held by Borrowers; (v) any post-closing adjustments that may be owing by Borrowers to Seller under an Acquisition Document; (vi) the aggregate amount of all liabilities and obligations that are secured by Liens upon any of the Collateral that are senior in priority to Administrative Agent’s Liens if such Liens are not Permitted Liens (provided that the imposition of a reserve hereunder on account of such Liens shall not be deemed a waiver of the Event of Default that arises from the existence of such Liens) or are Permitted Liens; (vii) the Availability Block; (viii) for so long as the Mapco Reserve Conditions exist, the Mapco Reserve; (ix) un-collateralized wellhead or first producer taxes or charges or state excise tax liabilities that are or may be secured by a Lien or claim (including a right of subrogation) that is prior to the Lien of the Administrative Agent, as determined by the Administrative Agent from time to time in its reasonable discretion; (x) the aggregate Net Mark-to-Market Exposure as of any applicable date; (xi) the Eligibility Reserve; and (xii) for so long as an Event of Default exists, such additional reserves, in such amounts and with respect to such matters, as the Agents in their discretion may elect to impose from time to time.
     “Availability Support Trigger Date” shall mean a date occurring prior to October 29, 2006, preceding which the Borrowers had Availability of less than $2,000,000 for five (5) consecutive Business Days.
     “Average Availability” shall mean for any quarterly period, an amount equal to the sum of the actual amount of Availability on each day or week, as applicable (and in the case of any week, pro-rated accordingly), during such quarter, as determined by the Collateral Agent, divided by the number of days or weeks (as so pro-rated), as applicable, in such quarter.
     “Bailee’s Letter” means a letter in form and substance reasonably acceptable to the Administrative Agent and executed by any Person (other than a Borrower) that is in possession of Inventory on behalf of a Borrower pursuant to which such Person acknowledges, among other things, the Administrative Agent’s Lien with respect thereto.

     “Bank Products” shall mean any one or more of the following types of products, services or facilities extended to any Borrower by an Agent Bank or any Affiliate of an Agent Bank: (i) credit cards; (ii) merchant card services; (iii) products or services under Cash Management Agreements; (iv) Hedging Transactions; and (v) such other banking products or services provided by an Agent Bank or any Affiliate of an Agent Bank as may be requested by any Borrower (on behalf of itself or their Subsidiaries ) other than Letters of Credit.
     “Banking Relationship Debt” shall mean Debt or other obligations of a Borrower (i) to an Agent Bank (or any Affiliate of an Agent Bank) arising out of or relating to Bank Products or (ii) to an Agent Bank in connection with its having provided any guaranty or indemnity on behalf of a Borrower with respect to any Bank Products.
     “Bankruptcy Code” shall mean the United States Bankruptcy Code (11 U.S.C. Section 101 etseq.), as now or hereafter amended, and any successor statute.
     “Base Rate” shall mean the higher of (i) the per annum rate which the Administrative Agent publicly announces from time to time to be its prime lending rate, as in effect from time to time, and (ii) the Federal Funds Rate, as in effect from time to time, plus one-half of one percent (0.50%). The Administrative Agent’s prime lending rate is a reference rate and does not necessarily represent the lowest or best rate charged to customers. The Administrative Agent may make commercial loans or other loans at rates of interest at, above or below the Administrative Agent’s prime lending rate. Each change in the Administrative Agent’s prime lending rate shall be effective from and including the date such change is publicly announced as being effective.
     “Borrower Agent” shall have the meaning given to such term in Section 2.27 hereof.
     “Borrowing” shall mean a borrowing consisting of (i) Loans of the same Class and Type, made, converted or continued on the same date and in the case of Eurodollar Loans, as to which a single Interest Period is in effect, or (ii) a Swingline Loan.
     “Borrowing Base” shall mean on any date of determination thereof, an amount equal to the lesser of: (a) the aggregate amount of the Revolving Commitments on such date minus the LC Exposure on such date, or (b) an amount equal to (i) the sum of the Accounts Formula Amount, plus the Inventory Formula Amount on such date, plus 100% of Eligible Cash Collateral, plus 100% of Paid but Unexpired Standby Letters of Credit, minus (ii) the Availability Reserve on such date.
     “Borrowing Base Certificate” shall mean a certificate, substantially in the form attached hereto as Exhibit H, by which the Borrowers shall certify to each Agent and the Lenders, with such frequency as provided in Section 5.9 hereof, the amount of the Borrowing Base as of the date of the certificate (which date shall be not more than two (2) Business Days earlier than the date of submission of such certificate to Collateral Agent) and the calculation of such amount.
     “Business Day” shall mean (i) any day other than a Saturday, Sunday or other day on which commercial banks in Atlanta, Georgia are authorized or required by law to close and

(ii) if such day relates to a Borrowing of, a payment or prepayment of principal or interest on, a conversion of or into, or an Interest Period for, a Eurodollar Loan or a notice with respect to any of the foregoing, any day on which dealings in Dollars are carried on in the London interbank market.
     “Capital Expenditures” shall mean for any period, without duplication, (i) the additions to property, plant and equipment and other capital expenditures of the Borrowers and their Subsidiaries that are (or would be) set forth on a consolidated statement of cash flows of the Borrowers for such period prepared in accordance with GAAP and (ii) Capital Lease Obligations incurred by the Borrowers and their Subsidiaries during such period.
     “Capital Lease Obligations” of any Person shall mean all obligations of such Person to pay rent or other amounts under any lease (or other arrangement conveying the right to use) of real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.
     “Capital Stock” shall mean any non-redeemable capital stock (or in the case of a partnership or limited liability company, the partners’ or members’ equivalent equity interest) of the Borrowers or any of their Subsidiaries (to the extent issued to a Person other than the Borrower), whether common or preferred.
     “Cash Collateral” shall mean cash, and any interest or other income earned thereon, that is deposited with Administrative Agent in accordance with the Agreement for the ratable benefit of Lenders to cash collateralize any of the Obligations.
     “Cash Collateral Account” shall mean a demand deposit, money market or other account established by the Administrative Agent at SunTrust or a Lender other than SunTrust, which account shall be under the control of the Administrative Agent and subject to the Administrative Agent’s Liens for the benefit of the Lenders pursuant to a Deposit Account Control Agreement.
     “Cash Management Agreements” shall mean any agreement entered into from time to time between any Borrower or any of their Subsidiaries , on the one hand, and SunTrust or any of its Affiliates or any other banking or financial institution, on the other, in connection with cash management services for operating, collections, payroll and trust accounts of such Borrowers or their Subsidiaries provided by such banking or financial institution, including automatic clearinghouse services, controlled disbursement services, electronic funds transfer services, information reporting services, lockbox services, stop payment services, investment account services and wire transfer services.
     “Change in Control” shall mean the occurrence of one or more of the following events: (i) any sale, lease, exchange or other transfer (in a single transaction or a series of related transactions) of all or substantially all of the assets of a Borrower to any Person or “group” (within the meaning of the Securities Exchange Act of 1934 and the rules of the Securities and Exchange Commission thereunder in effect on the date hereof), (ii) the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or “group” (within the meaning of the Securities Exchange Act of 1934 and the rules of the Securities and Exchange Commission thereunder as in effect on the date hereof) of 40 % or more of the outstanding shares of the voting stock of a Borrower except to a Person or Persons that is an Affiliate of Holdings, or (iii) occupation of a majority of the seats (other than vacant seats) on the board of directors of a Borrower by Persons who were neither (a) nominated by the current board of directors nor (b) appointed by directors so nominated, nor (c) nominated by Holdings or an Affiliate of Holdings.
     “Change in Law” shall mean (i) the adoption of any applicable law, rule or regulation after the date of this Agreement, (ii) any change in any applicable law, rule or regulation, or any change in the interpretation or application thereof, by any Governmental Authority after the date of this Agreement, or (iii) compliance by any Lender (or its Applicable Lending Office) or the Issuing Bank (or for purposes of Section 2.19(b ), by such Lender’s or the Issuing Bank’s parent corporation, if applicable) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement.
     “Chattel Paper” shall have the meaning given to the term in the Security Agreement.
     “Class”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are Revolving Loans or Swingline Loans and when used in reference to any Commitment, refers to whether such Commitment is a Revolving Commitment or a Swingline Commitment.
     “Closing Date” shall mean the date of this Agreement.
     “Code” shall mean the Internal Revenue Code of 1986, as amended and in effect from time to time.
     “Collateral” shall mean all property pledged as collateral security for the Obligations pursuant to the Security Documents (other than UCC-1 financing statements) or otherwise, of Holdings, the Parent, GP, Delek Land, the Borrowers or their Subsidiaries that is now or hereafter in the possession or control of an Agent, the Issuing Bank or any Lender or on which the Administrative Agent, the Collateral Agent, the Issuing Bank or any Lender has been granted a Lien.
     “Commitment” shall mean a Revolving Commitment or a Swingline Commitment or any combination thereof (as the context shall permit or require).
     “Compliance Certificate” shall mean a certificate from a Responsible Officer of the Borrowers in the form of, and containing the certifications set forth in, the certificate attached hereto as Exhibit 5.1(d) .
     “Conditions to Dividends” shall mean (i) no Default or Event of Default exists or would exist after giving effect to any proposed dividend or distribution, (ii) trade payables of the Borrowers are current or are being diligently contested in good faith by appropriate proceedings and for which adequate reserves have been set aside on the Borrowers’ books, (iii) immediately after making any dividend or distribution the Borrowers shall have not less than $10,000,000 of Availability, and (iv) the Borrowers’ have or would have a Fixed Charge Coverage Ratio of 1.20:1.00 or more for the period of four (4) Fiscal Quarters ending on any proposed date for the payment of such dividend or distribution as reflected in the Compliance Certificate issued by the Borrowers to the Administrative Agent in respect of such period. Solely for purposes of calculating such Fixed Charge Coverage Ratio under this definition, (A) the amount of Capital Expenditures for each applicable measurement period shall be deemed to be the greater of (y) the Borrowers’ actual Capital Expenditures during such measurement period or (z) the Borrowers’ projected Capital Expenditures for such measurement period as most recently submitted to Administrative Agent prior to the Original Closing Date, and (B) any such proposed payment of a dividend or distribution shall be included as an additional Fixed Charge for purposes of satisfying the Fixed Charge Coverage Ratio for any applicable measurement period.
     “Consolidated EBITDA” shall mean, for the Borrowers and their Subsidiaries for any period, an amount equal to the sum of (i) Consolidated Net Income for such period plus (ii) to the extent deducted in determining Consolidated Net Income for such period, (A) Consolidated Interest Expense, (B) income tax expense determined on a consolidated basis in accordance with GAAP, (C) depreciation and amortization determined on a consolidated basis in accordance with GAAP, and (D) all other non-cash charges acceptable to the Administrative Agent, determined on a consolidated basis in accordance with GAAP, in each case for such period.
     “Consolidated Fixed Charges” shall mean, for the Borrowers and their Subsidiaries for any period, the sum (without duplication) of (i) Consolidated Interest Expense for such period, (ii) the principal payments made on Consolidated Total Debt during such period, (iii) Restricted Payments paid during such period and (iv) Consolidated Lease Expense for such period.
     “Consolidated Interest Expense” shall mean, for the Borrowers and their Subsidiaries for any period determined on a consolidated basis in accordance with GAAP, the sum of (i) total interest expense, including without limitation the interest component of any payments in respect of Capital Lease Obligations capitalized or expensed during such period (whether or not actually paid during such period) plus (ii) the net amount payable (or minus the net amount receivable) under Hedging Agreements during such period (whether or not actually paid or received during such period).
     “Consolidated Lease Expense” shall mean, for the Borrowers and their Subsidiaries for any period, the aggregate amount of fixed and contingent rentals payable with respect to leases of real and personal property (excluding Capital Lease Obligations) determined on a consolidated basis in accordance with GAAP for such period.
     “Consolidated Net Income” shall mean, for the Borrowers and their Subsidiaries for any period, the net income (or loss) of the Borrowers and their Subsidiaries for such period determined on a consolidated basis in accordance with GAAP, but excluding therefrom (to the extent otherwise included therein) (i) any extraordinary gains or losses, (ii) any gains attributable to write-ups of assets, (iii) any equity interest of the Borrowers or any Subsidiary of the Borrowers in the unremitted earnings of any Person that is not a Subsidiary and (iv) any income

(or loss) of any Person accrued prior to the date it becomes a Subsidiary or is merged into or consolidated with the Borrowers or any Subsidiary on the date that such Person’s assets are acquired by the Borrowers or any Subsidiary.
     “Consolidated Total Debt” shall mean, as of any date, all Indebtedness of the Borrowers and their Subsidiaries measured on a consolidated basis as of such date, but excluding Indebtedness of the type described in subsection (xi) of the definition thereto and the Obligations.
     “Contractual Obligation” of any Person shall mean any provision of any security issued by such Person or of any agreement, instrument or undertaking under which such Person is obligated or by which it or any of the property in which it has an interest is bound.
     “Default” shall mean any condition or event that, with the giving of notice or the lapse of time or both, would constitute an Event of Default.
     “Default Interest” shall have the meaning set forth in Section 2.14(c).
     “Delek Finance” shall mean Delek Finance, Inc., a Delaware corporation.
     “Delek Marketing” shall mean Delek Marketing & Supply, LP, a Delaware limited partnership.
     “Delek Land” shall mean Delek Land Texas, Inc., a Texas corporation.
     “Delek Land Negative Pledge” shall mean the Negative Pledge Agreement, dated the Original Closing Date, between Delek Land and the Administrative Agent.
     “Delek US Holdings” shall mean Delek US Holdings, Inc., a Delaware corporation.
     “Deposit Account Control Agreement” shall mean a Deposit Account Control Agreement which is to be executed by each depository institution of a Borrower in favor of the Administrative Agent for itself and the ratable benefit of the Lenders, as security for the Obligations, in form and substance reasonably acceptable to the Administrative Agent.
     “Document” shall have the meaning given to the term in the Security Agreement.
     “Documentary Letter of Credit” shall mean any Letter of Credit that is drawable upon presentation of documents evidencing the sale or shipment of goods purchased by a Borrower in the Ordinary Course of Business.
     “Dollar(s)” and the sign “$” shall mean lawful money of the United States of America.
     “Dominion Account” shall mean a special account of the Administrative Agent established by Borrowers at SunTrust, and over which the Administrative Agent shall have sole and exclusive access and control for withdrawal purposes.

     “Eligibility Reserves” means, effective as of two Business Days after the date of written notice of any determination thereof to the Borrowers by the Collateral Agent, such amounts as the Collateral Agent (in its sole discretion exercised reasonably and in accordance with its customary business practices for comparable asset based transactions), may from time to time establish against the gross amounts of Eligible Accounts, Eligible Petroleum Inventory, Eligible Petroleum Inventory-Not-Received, Paid but Unexpired Letters of Credit, Eligible Cash Collateral and Eligible Positive Exchange Agreement Balances to reflect risks or contingencies that may affect any one or more class of such items and that have not already been taken into account in the calculation of the Borrowing Base set forth in the Borrowing Base Certificate most recently provided by the Borrowers at such time pursuant to this Agreement.
     “Eligible Account” shall mean an Account which arises in the Ordinary Course of Business of a Borrower from the sale of goods , is payable in Dollars, is subject to the Administrative Agent’s duly perfected Lien, and is deemed by the Agents, in their reasonable credit judgment, to be an Eligible Account. Without limiting the generality of the foregoing, no Account shall be an Eligible Account if: (i) it arises out of a sale made by a Borrower to a Subsidiary or an Affiliate of a Borrower, or a Person controlled by an Affiliate of a Borrower; (ii) it is unpaid for more than 60 days after the original due date shown on the invoice; (iii) it is due or unpaid more than 90 days after the original invoice date; (iv) 50% or more of the Accounts from the Account Debtor are not deemed Eligible Accounts hereunder; (v) the total unpaid Accounts of the Account Debtor exceed 20% of the aggregate amount of all Eligible Accounts, to the extent of such excess; (vi) any covenant, representation or warranty contained Section 4.17 of this Agreement with respect to such Account is inaccurate, untrue or has been breached; (vii) the Account Debtor is also such Borrower’s creditor or supplier, or the Account Debtor has disputed liability with respect to such Account, or the Account Debtor has made any claim with respect to any other Account due from such Account Debtor to such Borrower, or the Account otherwise is or may become subject to any right of setoff, counterclaim, recoupment, reserve, defense or chargeback, provided that, the Accounts of such Account Debtor shall be ineligible only to the extent of such dispute or right of offset, counterclaim, recoupment, reserve, defense or chargeback; (viii) an Insolvency Proceeding has been commenced by or against the Account Debtor or the Account Debtor has failed, suspended or ceased doing business; (ix) the Account Debtor is not or has ceased to be Solvent; (x) it arises from a sale to an Account Debtor that is organized under the laws of any jurisdiction outside of the United States or that has its principal office, assets or place of business outside the United States; (xi) it arises from a sale to the Account Debtor on a bill-and-hold, guaranteed sale, sale-or-return, sale-on-approval, consignment or any other repurchase or return basis; (xii) the Account Debtor is the United States of America or any department, agency or instrumentality thereof with respect to Accounts in an aggregate face amount exceeding $10,000,000, unless the applicable Borrower is not prohibited from assigning the Account and does assign its right to payment of such Account to Administrative Agent, in a manner satisfactory to Administrative Agent, so as to comply with the Assignment of Claims Act of 1940 (31 U.S.C. §3727 and 41 U.S.C. §15), or is a state, county or municipality, or a political subdivision or agency thereof and applicable law disallows or restricts an assignment of Accounts on which it is the Account Debtor; (xiii) the Account Debtor is located in any state which imposes conditions on the right of a creditor to collect accounts receivable unless the applicable Borrower has either qualified to transact business in such state as a foreign entity or filed a Notice of Business Activities Report or other required report with the appropriate officials in those states for the then current year; (xiv) the Account Debtor is located in a state in which such Borrower is deemed to be doing business under the laws of such state and which denies creditors access to its courts in the absence of qualification to transact business in such state or of the filing of any reports with such state, unless such Borrower has qualified as a foreign entity authorized to transact business in such state or has filed all required reports; (xv) the Account is subject to a Lien other than a Permitted Lien; (xvi) the goods giving rise to such Account have not been delivered to and accepted by the Account Debtor or the Account otherwise does not represent a final sale; (xvii) the Account is evidenced by Chattel Paper or an Instrument of any kind, or has been reduced to judgment; (xviii) the Account represents a progress billing or a retainage or arises from a sale on a cash-on-delivery basis; (xix) such Borrower or Delek Marketing has made any agreement with the Account Debtor for any deduction therefrom, except for discounts or allowances which are made in the Ordinary Course of Business for prompt payment and which discounts or allowances are reflected in the calculation of the face value of each invoice related to such Account; (xx) such Borrower or Delek Marketing has made an agreement with the Account Debtor to extend the time of payment thereof beyond payment and due dates provided in clauses (ii) and (iii) above; (xxi) the Account represents, in whole or in part, a billing for interest, fees or late charges, provided that such Account shall be ineligible only to the extent of the amount of such billing; (xxii) the Account Debtor has made a partial payment with respect to such Account; (xxiii) it arises from the sale of Inventory that is not Eligible Petroleum Inventory pursuant to clause (ii) of the definition of “Eligible Petroleum Inventory”; (xxiv) it arises from a retail sale of Inventory to a Person who is purchasing the same primarily for personal, family or household purposes; (xxv) the Account is a LC Backed Account; or (xxvi) Delek Marketing (or any Person claiming through Delek Marketing) fails or declines for any reason to timely remit collections with respect to the Account to Borrowers pursuant to the terms of the Marketing Agreement, without regard as to whether payment on such Account is then due. No Account shall cease to be an Eligible Account solely by reason of the fact that Delek Marketing has provided marketing and sales services with respect to such Account pursuant to the terms of the Marketing Agreement.
     “Eligible Assignee” shall mean (i) a Lender; (ii) an Affiliate of a Lender; (iii) an Approved Fund; and (iv) any other commercial bank, finance company, insurance company or other financial institution approved by the Administrative Agent, the Issuing Bank, and unless an Event of Default has occurred and is continuing, the Borrower Agent (each such approval not to be unreasonably withheld or delayed). If the consent of the Borrower Agent to an assignment or to an Eligible Assignee is required hereunder (including a consent to an assignment which does not meet the minimum assignment thresholds specified in paragraph (b) of Section 10.4 ), the Borrower Agent shall be deemed to have given its consent five Business Days after the date notice thereof has actually been delivered by the assigning Lender (through the Administrative Agent) to the Borrower Agent, unless such consent is expressly refused by the Borrower Agent prior to such fifth Business Day.
     “Eligible Carrier” shall mean any of the carriers and pipeline companies listed on Schedule III (Eligible Carriers) or otherwise approved from time to time by the Agents in their reasonable discretion.
     “Eligible Cash Collateral” shall mean any and all cash and Permitted Investments of the Borrowers which are held in Permitted Cash Collateral Accounts under the control of the Administrative Agent pursuant to Section 5.6(g) ; provided that Eligible Cash Collateral shall not include on any date of determination the amount by which (i) the average daily balance for the preceding thirty days in Permitted Cash Collateral Accounts maintained with Lenders other than SunTrust, exceeds (ii) the average daily balance for such period in Permitted Cash Collateral Accounts maintained at SunTrust, in each case measured as of the date of the most recently delivered Borrowing Base Certificate for the period of thirty days then ending.
          “Eligible Petroleum Inventory” shall mean Petroleum Inventory which is owned by a Borrower (other than packaging or shipping materials, labels, samples, display items, bags, replacement parts and manufacturing supplies) and which the Agents, in their reasonable credit judgment, deem to be Eligible Petroleum Inventory. Without limiting the generality of the foregoing, no Petroleum Inventory shall be Eligible Petroleum Inventory unless:
     (a) it is subject to a valid, first priority perfected Lien in favor of the Administrative Agent as security for the Obligations and (i) is located at a location owned or leased by a Borrower, or (ii) has been delivered to an Eligible Carrier;
     (b) is in good saleable condition, is not deteriorating in quality and is not obsolete, and is of a quality which (in the locations where sold by the Borrowers) is marketable at prevailing market prices for such products and meets all applicable governmental regulations and standards at the place of intended sale;
     (c) is owned by a Borrower or, in the case of Inventory described in clause (ii) of paragraph (a) above, a Borrower has the absolute and unconditional right to obtain such Inventory (or Inventory equivalent to such Inventory) from an Eligible Carrier, in each case, free and clear of any and all Liens whatsoever, other than those in favor of the Administrative Agent as security for the Obligations and Permitted Liens (including Liens in favor of any applicable Eligible Carrier securing solely transportation, storage and throughput costs or fees) securing amounts which have been disclosed in writing by the Borrowers to the Agents for the purposes of calculating any Eligibility Reserve with respect thereto;
     (d) is not commingled with Inventory of any Person other than the other Borrower or has been delivered to an Eligible Carrier; and
     (e) is not subject to delivery to a trading partner under an Exchange Agreement having a Negative Exchange Agreement Balance.
          “Eligible Petroleum Inventory-Not-Received” shall mean, at any date of determination, the aggregate value (determined as provided below) of Petroleum Inventory purchased or contracted for purchase by a Borrower from a seller for whom such sale is in the Ordinary Course of Business and, as of any date of determination, if it is Petroleum Inventory not owned by a Borrower, the unpaid obligation of such Borrower for the purchase of such Petroleum Inventory is supported by (i) a Documentary Letter of Credit issued under this Agreement by the Issuing Bank, which Documentary Letter of Credit requires the original bill of lading (or other original Document) relating to such Petroleum Inventory to be delivered to the Issuing Bank or its designee in connection with a drawing under such Documentary Letter of Credit, or (ii) a Standby Letter of Credit issued under this Agreement by the Issuing Bank, which

Standby Letter of Credit provides that the beneficiary thereunder is not permitted to make any drawing thereunder until the beneficiary has delivered a certificate to the Issuing Bank certifying that delivery of such Petroleum Inventory has been made by the beneficiary to a Borrower and payment therefor is past due and owing, and in each case such Petroleum Inventory, when owned by a Borrower, will be subject to no Liens other than Permitted Liens securing amounts which have been disclosed in writing by the Borrowers to the Agents for the purposes of calculating any Eligibility Reserve with respect thereto; provided, however , that for purposes of inclusion of such Petroleum Inventory in the Borrowing Base, such Petroleum Inventory shall be valued at (i) if the purchase price thereof has been prepaid, the amount so prepaid by a Borrower, or (ii) the face amount of such Letter of Credit issued specifically to support the purchase of such Petroleum Inventory from the applicable supplier thereof, less , without duplicating other Eligibility Reserves, the aggregate amount of the payables owing by a Borrower to such supplier for any such Petroleum Inventory delivered to such Borrower or an Eligible Carrier.
     “Eligible Positive Exchange Agreement Balance” shall mean, at any date of determination, the amount of the positive balance, valued at a mark to market basis, of the Petroleum Inventory that a Borrower has a right to receive from a trading partner (other than a trading partner determined by the Administrative Agent to be unacceptable in the Administrative Agent’s reasonable discretion) under an Exchange Agreement or money owing to a Borrower in connection with such exchange of Petroleum Inventory under an Exchange Agreement, net of any offsets or counterclaims, and only to the extent such Borrowers rights in Petroleum Inventory are subject to a valid, first priority (subject only to Permitted Liens), perfected Lien in favor of the Administrative Agent as security for the Obligations, provided, that the value of the Eligible Positive Exchange Agreement Balance shall be subject to Eligibility Reserves as determined by the Agents.
     “Environmental Laws” shall mean all laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by or with any Governmental Authority, relating in any way to the environment, preservation or reclamation of natural resources, the management, Release or threatened Release of any Hazardous Material or to health and safety matters.
     “Environmental Liability” shall mean any liability, contingent or otherwise (including any liability for damages, costs of environmental investigation and remediation, costs of administrative oversight, fines, natural resource damages, penalties or indemnities), of the Borrowers or any Subsidiary directly or indirectly resulting from or based upon (i) any actual or alleged violation of any Environmental Law, (ii) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (iii) any actual or alleged exposure to any Hazardous Materials, (iv) the Release or threatened Release of any Hazardous Materials or (v) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.
     “ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor statute.
     “ERISA Affiliate” shall mean any trade or business (whether or not incorporated), which, together with the Borrowers, is treated as a single employer under Section 414(b) or (c) of the Code or, solely for the purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.
     “ERISA Event” shall mean (i) the occurrence of any “reportable event”, as defined in Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30-day notice period is waived); (ii) the existence with respect to any Plan of an “accumulated funding deficiency” (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived; (iii) the filing pursuant to Section 412(d) of the Code or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (iv) the incurrence by the Borrowers or any of their ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan; (v) the institution by PBGC of proceedings to terminate any Plan or Plans or to appoint a trustee to administer any Plan; or (vi) the receipt by the Borrowers or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from the Borrowers or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is being terminated or in reorganization, within the meaning of Title IV of ERISA.
     “Eurodollar” when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, bears interest at a rate determined by reference to the Adjusted LIBO Rate.
     “Eurodollar Reserve Percentage” shall mean the aggregate of the maximum reserve percentages (including, without limitation, any emergency, supplemental, special or other marginal reserves) expressed as a decimal (rounded upwards to the next 1/100 th of 1%) in effect on any day to which the Administrative Agent is subject with respect to the Adjusted LIBO Rate pursuant to regulations issued by the Board of Governors of the Federal Reserve System (or any Governmental Authority succeeding to any of its principal functions) with respect to eurocurrency funding (currently referred to as “eurocurrency liabilities” under Regulation D). Eurodollar Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under Regulation D. The Eurodollar Reserve Percentage shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.
     “Event of Default” shall have the meaning provided in Article VIII.
     “Excess Availability Conditions” shall mean, at any date of determination, (i) the Borrowers have Availability of not less than $30,000,000 for purposes of Section 5.9 and $15,000,000 for purposes of all other applicable provisions, and (ii) no Event of Default exists.
     “Exchange Agreement” shall mean an agreement under which a Borrower undertakes to deliver goods on behalf of an unaffiliated Person to a customer of such Person in exchange for such Person’s delivery of similar goods to a customer of such Borrower.
     “Excluded Taxes” shall mean with respect to the Administrative Agent, the Collateral Agent, any Lender, the Issuing Bank or any other recipient of any payment to be made by or on account of any obligation of the Borrowers hereunder, (a) income or franchise Taxes imposed on (or measured by) its net income, net receipts or capital by the United States of America, or by the jurisdiction under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located, (b) any branch profits Taxes imposed by the United States of America or any similar tax imposed by any other jurisdiction in which any Lender is located, (c) in the case of a Lender that is a “United States person” as defined in Section 7701(a)(30) of the Code, any withholding Tax that is attributable to such Lender’s failure to comply with Section 2.21(f) , (d) any withholding Tax imposed as a result of a Lender being treated as a “conduit entity” within the meaning of U.S. Treasury Regulations Section 1.881-3 or any successor provision, and (e) in the case of a Foreign Lender, any withholding Tax that (i) is imposed on amounts payable to such Foreign Lender at the time such Foreign Lender becomes a party to this Agreement, (ii) is imposed on amounts payable to such Foreign Lender at any time that such Foreign Lender designates a new lending office, other than Taxes that have accrued prior to the designation of such lending office that are otherwise not Excluded Taxes, and (iii) is attributable to such Foreign Lender’s failure to comply with Section 2.21(e) .
     “Existing Lenders” shall have the meaning ascribed to such term in the preamble to this Agreement.
     “Federal Funds Rate” shall mean, for any day, the rate per annum (rounded upwards, if necessary, to the next 1/100 th of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with member banks of the Federal Reserve System arranged by Federal funds brokers, as published by the Federal Reserve Bank of New York on the next succeeding Business Day or if such rate is not so published for any Business Day, the Federal Funds Rate for such day shall be the average rounded upwards, if necessary, to the next 1/100th of 1% of the quotations for such day on such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by the Administrative Agent.
     “Fee Letter” shall mean that certain fee letter, dated as of April 5, 2005, as amended April 25, 2005, executed by SunTrust Capital Markets, Inc. and SunTrust Bank and accepted by Holdings.
     “Fiscal Quarter” shall mean any fiscal quarter of the Borrowers.
     “Fiscal Year” shall mean any fiscal year of the Borrowers.
     “Fixed Charge Coverage Ratio” shall mean, as of any date, the ratio of (a) Consolidated EBITDA less the actual amount paid by the Borrowers and their Subsidiaries in cash on account of Capital Expenditures less cash taxes paid to (b) Consolidated Fixed Charges, in each case measured for the four consecutive Fiscal Quarters ending on or immediately prior to such date.
     “Foreign Lender” shall mean any Lender that is not a United States person under Section 7701(a)(30) of the Code.
     “Foreign Subsidiary” shall mean any Subsidiary that is organized under the laws of a jurisdiction other than one of the fifty states of the United States or the District of Columbia.

     “GAAP” shall mean generally accepted accounting principles in the United States applied on a consistent basis and subject to the terms of Section 1.3 .
     “Governmental Authority” shall mean the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.
     “GP” shall mean Delek US Refining GP, LLC, a Texas limited liability company.
     “Guarantee” of or by any Person (the “guarantor”) shall mean any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the “primary obligor”) in any manner, whether directly or indirectly and including any obligation, direct or indirect, of the guarantor (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (ii) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (iv) as an account party in respect of any letter of credit or letter of guaranty issued in support of such Indebtedness or obligation; provided , that the term “Guarantee” shall not include endorsements for collection or deposits in the ordinary course of business. The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which Guarantee is made or, if not so stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as determined by such Person in good faith. The term “Guarantee” used as a verb has a corresponding meaning.
     “Hazardous Materials” shall mean all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.
     “Hedging Obligations” of any Person shall mean any and all obligations of such Person, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired under (i) any and all Hedging Transactions, (ii) any and all cancellations, buy backs, reversals, terminations or assignments of any Hedging Transactions, (iii) any and all renewals, extensions and modifications of any Hedging Transactions and any and all substitutions for any Hedging Transactions, and (iv) without duplication, Net Mark-to-Market Exposure.
     “Hedging Transaction” of any Person shall mean any transaction (including an agreement with respect thereto) now existing or hereafter entered into by such Person that is a rate swap, basis swap, forward rate transaction, commodity swap, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collateral transaction, forward transaction, currency swap transaction, cross-currency rate swap transaction, currency option or any other similar transaction (including any option with respect to any of these transactions) or any combination thereof, whether linked to one or more interest rates, foreign currencies, commodity prices, equity prices or other financial measures.
          “Holdings” shall mean Delek US Holdings, Inc., a Delaware corporation, and the sole shareholder of Parent.
          “Indebtedness” of any Person shall mean, without duplication (i) all obligations of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) all obligations of such Person in respect of the deferred purchase price of property or services (other than trade payables incurred in the ordinary course of business; provided , that for purposes of Section 8.1 (g ), trade payables overdue by more than 120 days shall be included in this definition except to the extent that any of such trade payables are being disputed in good faith and by appropriate measures), (iv) all obligations of such Person under any conditional sale or other title retention agreement(s) relating to property acquired by such Person, (v) all Capital Lease Obligations of such Person, (vi) all obligations, contingent or otherwise, of such Person in respect of letters of credit, acceptances or similar extensions of credit, (vii) all Guarantees of such Person of the type of Indebtedness described in clauses (i) through (vi) above, to the extent of the amount guaranteed, (viii) all Indebtedness of a third party secured by any Lien on property owned by such Person, whether or not such Indebtedness has been assumed by such Person, (ix) all obligations of such Person, contingent or otherwise, to purchase, redeem, retire or otherwise acquire for value any common stock of such Person, (x) Off-Balance Sheet Liabilities and (xi) all Hedging Obligations. The Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture in which such Person is a general partner or a joint venturer, except to the extent that the terms of such Indebtedness provide that such Person is not liable therefor.
          “Indemnified Taxes” shall mean Taxes other than Excluded Taxes.
          “Instrument” shall have the meaning given to the term in the Security Agreement.
          “Intercreditor Agreement” shall mean the Intercreditor Agreement dated on or about the date of this Agreement, between the Administrative Agent and Fifth Third Bank, as agent for various financial institutions under a revolving loan agreement with Delek Marketing.
          “Interest Period” shall mean with respect to (i) any Swingline Borrowing, such period as the Swingline Lender and the Borrowers shall mutually agree and (ii) any Eurodollar Borrowing, a period of one, two, three or six months; provided, that:
     (i) the initial Interest Period for such Borrowing shall commence on the date of such Borrowing (including the date of any conversion from a Borrowing of another Type), and each Interest Period occurring thereafter in respect of such Borrowing shall commence on the day on which the next preceding Interest Period expires;
     (ii) if any Interest Period would otherwise end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day, unless such Business Day falls in another calendar month, in which case such Interest Period would end on the next preceding Business Day;
     (iii) any Interest Period which begins on the last Business Day of a calendar month or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period shall end on the last Business Day of such calendar month; and
     (iv) no Interest Period may extend beyond the Revolving Commitment Termination Date.
          “Inventory” shall mean all goods, merchandise and other personal property owned and held for sale, and all raw materials, work or goods in process, materials, supplies and packaging of every nature which contribute to the finished products of a Borrower in the ordinary course of its business, whether now owned or hereafter acquired by Borrowers.
          “Inventory Formula Amount” shall mean, on any date of determination thereof, an amount equal to the sum of (a) 80% of the Petroleum Inventory Market Price of Eligible Petroleum Inventory on such date consisting of Petroleum Products, plus (b) 85% of Eligible Petroleum Inventory-Not-Received, plus (c) 80% of Eligible Positive Exchange Agreement Balances. The Agents shall have the right at any time to decrease the foregoing advance rate percentages in their reasonable credit judgment, provided , that any such decrease in the advance rate percentages shall not be effective until three (3) Business Days after written notice thereof is provided to Borrowers by the Agents.
          “Issuing Bank” shall mean SunTrust Bank in its capacity as an issuer of Letters of Credit pursuant to Section 2.23 .
          “Land Newco” shall mean MPC Land Acquisition, Inc., a Texas corporation.
          “Landlord Waiver” shall mean a letter in form and substance reasonably acceptable to the Administrative Agent and executed by a landlord in respect of Inventory of a Borrower located at any leased premises of a Borrower pursuant to which such landlord, among other things, waives or subordinates on terms and conditions reasonably acceptable to the Administrative Agent any Lien such landlord may have in respect of such Inventory.
          “LC Backed Accounts” shall mean (i) an Account in support of which a Preferred Issuer has issued an irrevocable standby letter of credit in the amount of such Account or (ii) Accounts in an aggregate face amount not to exceed at any time the sum of $10,000,000 in support of which an Other Issuer has issued an irrevocable standby letter of credit in the amount of such Accounts, with all such standby letters of credit to be issued for the benefit of a Borrower and on which such Borrower may draw in the event of a default by the Account Debtor under any such Account; provided that such letters of credit contain provisions directing the issuing bank to make payment thereunder to the Dominion Account or that SunTrust is the collecting bank for such letter of credit, otherwise contain drawing provisions acceptable to the Agents and, upon an Agent’s request, a copy of such letter of credit shall be delivered to the Administrative Agent; and provided , further , that the proceeds of any drawing under such letter of credit are to be deposited directly into a Cash Collateral Account.

     “LC Commitment” shall mean that portion of the Aggregate Revolving Commitment Amount that may be used by the Borrowers for the issuance of Letters of Credit in an aggregate face amount not to exceed $300,000,000.
     “LC Disbursement” shall mean a payment made by the Issuing Bank pursuant to a Letter of Credit.
     “LC Documents” shall mean the Letters of Credit and all applications, agreements and instruments relating to the Letters of Credit.
     “LC Exposure” shall mean, at any time, the sum of (i) the aggregate undrawn amount of all outstanding Letters of Credit at such time, plus (ii) the aggregate amount of all LC Disbursements that have not been reimbursed by or on behalf of the Borrowers at such time. The LC Exposure of any Lender shall be its Pro Rata Share of the total LC Exposure at such time.
     “Lenders” shall have the meaning assigned to such term in the opening paragraph of this Agreement and shall include, where appropriate, the Swingline Lender and any Person that joins this Agreement as a Lender pursuant to Section 10.4 .
     “Letter of Credit” shall mean any Documentary or Standby Letter of Credit issued pursuant to Section 2.23 by the Issuing Bank for the account of the Borrowers pursuant to the LC Commitment.
     “LIBOR” shall mean, for any applicable Interest Period with respect to any Eurodollar Loan, the British Bankers’ Association Interest Settlement Rate per annum for deposits in Dollars for a period equal to such Interest Period appearing on the display designated as Page 3750 on the Dow Jones Markets Service (or such other page on that service or such other service designated by the British Bankers’ Association for the display of such Association’s Interest Settlement Rates for Dollar deposits) as of 11:00 a.m. (London, England time) on the day that is two Business Days prior to the first day of the Interest Period or if such Page 3750 is unavailable for any reason at such time, the rate which appears on the Reuters Screen ISDA Page as of such date and such time; provided , that if the Administrative Agent determines that the relevant foregoing sources are unavailable for the relevant Interest Period, LIBOR shall mean the rate of interest determined by the Administrative Agent to be the average (rounded upward, if necessary, to the nearest 1/100 th of 1%) of the rates per annum at which deposits in Dollars are offered to the Administrative Agent two (2) Business Days preceding the first day of such Interest Period by leading banks in the London interbank market as of 10:00 a.m. (Atlanta, Georgia time) for delivery on the first day of such Interest Period, for the number of days comprised therein and in an amount comparable to the amount of the Eurodollar Loan of the Administrative Agent.
     “Lien” shall mean any mortgage, pledge, security interest, lien (statutory or otherwise), charge, encumbrance, hypothecation, assignment, deposit arrangement, or other arrangement having the practical effect of the foregoing or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement and any capital lease having the same economic effect as any of the foregoing).

     “Loan Documents” shall mean, collectively, this Agreement, the Notes (if any), the Security Documents, the Subordination Agreement, the LC Documents, the Subsidiary/Delek Land Guaranty Agreement, the Parent Guaranty Agreement, all Notices of Borrowing, all Notices of Conversion/Continuation, all Compliance Certificates, Borrowing Base Certificates, and any and all other instruments, agreements, documents and writings executed in connection with any of the foregoing, and all other documents, lockbox agreements, instruments, certificates, and agreements executed or delivered in connection with or contemplated by this Agreement.
     “Loan Parties” shall mean the Borrowers and the Subsidiary Loan Parties.
     “Loans” shall mean all Revolving Loans and Swingline Loans in the aggregate or any of them, as the context shall require.
     “Management Agreement” shall mean that certain Management Agreement dated on or about the Original Closing Date, between Delek Refining and Mapco.
     “Mapco” shall mean Mapco Express, Inc., a Delaware corporation.
     “Mapco Reserve” shall mean, on any date of determination, the aggregate amount owed by Mapco to Persons who are also Account Debtors of a Borrower, provided , however , that the amount of the Mapco Reserve shall not exceed at any time an amount equal to the aggregate net amount of all Accounts owing by such Persons to Borrowers.
     “Mapco Reserve Conditions” shall mean, after any date on which the Excess Availability Conditions are not satisfied (and thereafter until the Reinstatement Conditions are satisfied), the Agents’ receipt of a Borrowing Base Certificate which indicates that Mapco has less than $4,500,000 available during the period covered by such Borrowing Base Certificate for additional working capital loans under the formulae contained in Mapco’s working capital credit facilities, assuming all trade payables of Mapco are paid within normal terms.
     “Marketing Agreement” shall mean the Marketing Agreement, dated on or about the date hereof, between Delek Refining and Delek Marketing.
     “Marketing Agreement Assignment” shall mean the Agreement Regarding Marketing, Sales and Supply Agreement, dated October 13, 2006, among Delek Refining, Delek Marketing and the Administrative Agent.
     “Material Adverse Effect” shall mean, with respect to any event, act, condition or occurrence of whatever nature (including any adverse determination in any litigation, arbitration, or governmental investigation or proceeding), whether singularly or in conjunction with any other event or events, act or acts, condition or conditions, occurrence or occurrences whether or not related, a material adverse change in, or a material adverse effect on, (i) the business, results of operations, financial condition, assets or liabilities of the Borrowers and their Subsidiaries taken as a whole, (ii) the ability of the Loan Parties to perform their respective obligations under the Loan Documents, (iii) the rights and remedies of the Administrative Agent, the Issuing Bank, Swingline Lender, and the Lenders under any of the Loan Documents or (iv) the legality, validity or enforceability of any of the Loan Documents.

     “Material Indebtedness” shall mean Indebtedness (other than the Loans, the Letters of Credit and Permitted Subordinated Debt) and Hedging Obligations of the Borrowers or any of their Subsidiaries, individually or in an aggregate principal amount exceeding $2,000,000. For purposes of determining the amount of attributed Indebtedness from Hedging Obligations, the “principal amount” of any Hedging Obligations at any time shall be the Net Mark-to-Market Exposure of such Hedging Obligations.
     “Moody’s” shall mean Moody’s Investors Service, Inc.
     “Multiemployer Plan” shall have the meaning set forth in Section 4001(a)(3) of ERISA.
     “Negative Exchange Agreement Balance” shall mean, at any date of determination, the amount of the negative balance, valued at a mark to market basis, of any rights of trading partners under an Exchange Agreement to receive Petroleum Products or money from a Borrower arising from the exchange of Petroleum Products under an Exchange Agreement.
     “Net Mark-to-Market Exposure” of any Person shall mean, as of any date of determination with respect to any Hedging Obligation, the excess (if any) of all unrealized losses over all unrealized profits of such Person arising from such Hedging Obligation. “Unrealized losses” shall mean the fair market value of the cost to such Person of replacing the Hedging Transaction giving rise to such Hedging Obligation as of the date of determination (assuming the Hedging Transaction were to be terminated as of that date), and “unrealized profits” means the fair market value of the gain to such Person of replacing such Hedging Transaction as of the date of determination (assuming such Hedging Transaction were to be terminated as of that date).
     “Notes” shall mean, collectively, the Revolving Credit Notes and the Swingline Note.
     “Notices of Borrowing” shall mean, collectively, the Notices of Revolving Borrowing and the Notices of Swingline Borrowing.
     “Notice of Conversion/Continuation” shall mean the notice given by the Borrowers to the Administrative Agent in respect of the conversion or continuation of an outstanding Borrowing as provided in Section 2.8(b ).
     “Notice of Revolving Borrowing” shall have the meaning as set forth in Section 2.3.
     “Notice of Swingline Borrowing” shall have the meaning as set forth in Section 2.4.
     “Obligations” shall mean all amounts owing by any Borrower to an Agent, the Issuing Bank or any Lender (including the Swingline Lender) pursuant to or in connection with this Agreement or any other Loan Document, including without limitation, all principal, interest (including any interest accruing after the filing of any petition in bankruptcy or the commencement of any insolvency, reorganization or like proceeding relating to a Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding), all reimbursement obligations, fees, expenses, indemnification and reimbursement payments, costs and expenses (including all fees and expenses of counsel to an Agent, the Issuing Bank and any Lender (including the Swingline Lender) incurred pursuant to this Agreement or any other Loan Document), whether direct or indirect, absolute or contingent, liquidated or unliquidated, now existing or hereafter arising hereunder or thereunder, all Banking Relationship Debt (other than Hedging Obligations), and all obligations and liabilities incurred in connection with collecting and enforcing the foregoing, together with all renewals, extensions, modifications or refinancings thereof.
     “Off-Balance Sheet Liabilities” of any Person shall mean (i) any repurchase obligation or liability of such Person with respect to accounts or notes receivable sold by such Person, (ii) any liability of such Person under any sale and leaseback transactions that do not create a liability on the balance sheet of such Person, (iii) any Synthetic Lease Obligation or (iv) any obligation arising with respect to any other transaction which is the functional equivalent of or takes the place of borrowing but which does not constitute a liability on the balance sheet of such Person.
     “Ordinary Course of Business” shall mean, with respect to any transaction involving any Person, the ordinary course of such Person’s business, as undertaken by such Person in good faith and not for the purpose of evading any covenant or restriction in any Loan Document.
     “Original Closing Date” shall mean April 29, 2005.
     “OSHA” shall mean the Occupational Safety and Health Act of 1970, as amended from time to time, and any successor statute.
     “Other Issuer” shall mean a United States domestic bank or United States branch of a foreign bank, in each case rated “ BBB+ ” or higher by S&P and “ Baa ” or higher by Moody’s.
     “Other Taxes” shall mean any and all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any other Loan Document.
     “Out-of-Formula Condition” shall have the meaning set forth in Section 2.2(b) hereof.
     “Out-of-Formula Loan” shall mean a Revolving Loan made or existing when an Out-of-Formula Condition exists or the amount of any Revolving Loan which, when funded, results in an Out-of-Formula Condition.
     “Paid but Unexpired Standby Letters of Credit” shall mean, during a Post Supplier Payment Period, the amount available for drawing under an outstanding Standby Letter of Credit issued to support the purchase of Petroleum Inventory of the Borrowers as of such date of determination where the supplier of such Petroleum Inventory in connection with which such Standby Letter of Credit was specifically issued has been paid in full.

     “Parent” shall mean Delek Refining, Inc., a Delaware corporation.
     “Parent Guaranty Agreement” shall mean that certain Parent Guaranty, dated the Original Closing Date, executed by Parent and GP in favor of Administrative Agent, on its behalf and on behalf of the Collateral Agent, the Issuing Bank and the Lenders, substantially in the form of Exhibit G hereto.
     “Participant” shall have the meaning set forth in Section 10.4(d).
     “Payment Account” shall mean an account maintained by the Administrative Agent to which all monies from time to time deposited to a Dominion Account shall be transferred and all other payments shall be sent in immediately available federal funds.
     “Payment Items” shall mean all checks, drafts, or other items of payment payable to a Borrower, including proceeds of any of the Collateral.
     “Payment Office” shall mean the office of the Administrative Agent located at 303 Peachtree Street, N.E., Atlanta, Georgia 30308, or such other location as to which the Administrative Agent shall have given written notice to the Borrowers and the other Lenders.
     “PBGC” shall mean the Pension Benefit Guaranty Corporation referred to and defined in ERISA, and any successor entity performing similar functions.
     “Permitted Cash Collateral Account” shall mean a Cash Collateral Account maintained with (i) SunTrust, or (ii) a Lender other than SunTrust to the extent the Administrative Agent has received not less than ten (10) days prior written notice of the opening of such account, which notice shall include applicable account numbers, wiring instructions, contact persons at the applicable Lender, and confirmation that the Administrative Agent shall have the right to access and review, in real time, balances therein and all transactions with respect thereto.
     “Permitted Investments” shall mean (a) securities issued or fully guaranteed or insured by the United States federal government or any agency thereof (including Federal Home Loan Bank, Federal National Mortgage Association, Student Loan Marketing Association and Government National Mortgage Association), (b) certificates of deposit, Eurodollar time deposits, overnight bank deposits and bankers’ acceptances of any commercial bank organized under the laws of the United States, any state thereof, the District of Columbia, any foreign bank, or its branches or agencies (fully protected against currency fluctuations) that, at the time of acquisition, are rated at least “A-2” by S&P or “P-2” by Moody’s, (c) commercial paper of an issuer rated at least “A-2” by S&P or “P-2” by Moody’s, (d) auction rate securities (in a maximum $25,000,000 notional amount with respect to any single issue) with intermediate to perpetual maturities that are structured with short term holding periods of 7-49 days and whose long-term debt rating as of the date of purchase thereof is not less than any two of the following: “A2” by Moody’s, “A” by S&P or “A” by Fitch, and (e) shares of any money market or similar fund that has net assets whose Dollar Equivalent exceeds $500,000,000 and any other investment that is, in each case, either (i) described on Schedule 1.1(c) or (ii) approved in writing by the Administrative Agent (such approval not to be unreasonably withheld) for the purposes of this definition; provided, however, that the maturities of all obligations of the types specified in (A)

clauses (a) and (b) above shall not exceed 90 days and (B) clauses (c) and (d) above shall not exceed 90 days.
          “Permitted Liens” shall mean, as applied to any Person:
     (a) Any Lien in favor of an Agent, the Issuing Bank or the Lenders given to secure the Obligations;
     (b) (i) Liens on real estate for real estate taxes, assessments, sewer and water charges and/or other governmental charges and levies not yet delinquent and (ii) Liens for taxes, assessments, judgments, governmental charges or levies, or claims not yet delinquent or the non-payment of which is being diligently contested in good faith by appropriate proceedings and for which adequate reserves have been set aside on such Person’s books;
     (c) Liens of mechanics, laborers, suppliers, workers and materialmen incurred in the ordinary course of business for sums not yet due or being diligently contested in good faith, if such reserve or appropriate provision, if any, as shall be required by GAAP shall have been made therefor;
     (d) Liens incurred in the ordinary course of business in connection with worker’s compensation and unemployment insurance or other types of social security benefits;
     (e) Easements, rights-of-way, restrictions, and other similar encumbrances on the use of real property which either (x) are non-monetary in nature and are existing as of the date of this Agreement or (y) do not materially interfere with the ordinary conduct of the business of such Person;
     (f) Purchase money security interests provided that such Lien attaches only to the asset so purchased by a Borrower and secures only Indebtedness incurred by a Borrower in order to purchase such asset, but only to the extent permitted by Section 7.1(c) hereof;
     (g) Deposits to secure the performance of bids, trade contracts, tenders, sales, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;
     (h) Liens on assets of a Borrower and/or their Subsidiaries on the Original Closing Date (after giving effect to the Acquisition) which are set forth on Schedule 7.2 , attached hereto;
     (i) Liens securing Capitalized Lease Obligations provided that such Liens attach only to the assets leased by a Borrower and/or its Subsidiaries and secure only Indebtedness incurred by a Borrower and/or its Subsidiaries in order to lease such assets, but only to the extent permitted by Section 7.1(c) hereof;
     (j) Liens securing rental, storage, throughput, handling or other fees or charges owing from time to time to Eligible Carriers, solely to the extent of such fees or charges; and
     (k) Liens in cash of the Borrowers securing Hedging Obligations incurred by a Borrower in connection with Hedging Transactions permitted under Section 7.10 .

     “Permitted Subordinated Debt” shall mean (i) Indebtedness evidenced by the Subordinated Note, including Additional Subordinated Indebtedness, (ii) Subordinated Working Capital Indebtedness, or (iii) any other Indebtedness of a Borrower or any Subsidiary (i) that is expressly subordinated to the Obligations on terms satisfactory to the Administrative Agent and the Required Lenders in their sole discretion, (ii) that matures by its terms no earlier than six months after the Revolving Commitment Termination Date, (iii) that bears interest at a rate per annum not to exceed 10.0% and (iv) that is evidenced by an instrument that is in a form reasonably satisfactory to the Administrative Agent and the Required Lenders.
     “Permitted Tax Distributions” shall mean (i) cash dividends or distributions to the partners of a Borrower with respect to each taxable year during which such Borrower is a partnership in an amount not to exceed the aggregate of the maximum federal and state income tax liability of the partners of such Borrower (assuming that all of such partners are taxed at the maximum permissible federal and state rates of such partners or members) attributable to the taxable income of such Borrower for such taxable year, computed in accordance with the Code, and (ii) dividends to Holdings to permit Holdings to pay any Taxes which are due and payable by Holdings and attributable to the Borrowers and their Subsidiaries as part of a consolidated group.
     “Person” shall mean any individual, partnership, firm, corporation, association, joint venture, limited liability company, trust or other entity, or any Governmental Authority.
     “Petroleum Inventory” means Inventory consisting of Petroleum Products, which Inventory shall be valued at the Petroleum Inventory Market Price (including any premium or discount to reflect location differentials).
     “Petroleum Inventory Market Price” means, with respect to any Petroleum Inventory, the market price for such Petroleum Inventory as set forth in a published or reported price index maintained by a third-party that is not an Affiliate of the Borrowers and that prepares such index in the ordinary course of its business or such other price as the Collateral Agent may ascribe thereto in its reasonable credit judgment. Such market price shall be determined using published or reported price indices created or distributed by Oil Price Information Service, commonly known as OPIS, and/or Platts Oilgram Price Report, commonly known as Platts, less in each case applicable location differentials and product adjustments. In the event OPIS or Platts no longer provides the aforementioned price indices, or in the event the Borrowers and the Collateral Agent determine that either OPIS or Platts no longer accurately provides pricing information for Petroleum Inventory, the Borrowers and the Collateral Agent shall replace one or both of the OPIS and Platts price indices, as applicable, with other third-party price indices reasonably acceptable to each of the Borrowers and the Collateral Agent.
     “Petroleum Product” means crude oil, petroleum, refined petroleum products, byproducts and intermediate feed stocks, and other energy-related commodities, including, without limitation, blend components commonly used in the petroleum industry to improve characteristics of, or meet governmental or customer specifications for, petroleum or refined petroleum products.

     “Pipeline Newco” shall mean MPC Pipeline Acquisition, Inc., a Texas corporation.
     “Plan” shall mean any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which a Borrower or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.
     “Pledge Agreement” shall mean that certain Pledge Agreement of even date herewith executed by Delek Pipeline, Delek Land, Holdings, Parent and GP in favor of the Administrative Agent, pursuant to which Delek Pipeline, Delek Land, Holdings, Parent and GP pledge to the Administrative Agent, for its benefit and for the benefit of the Administrative Agent, the Issuing Bank and the Lenders, all of the Capital Stock of Borrowers, Delek Land, Parent, GP, Pipeline Newco and Land Newco substantially in the form of Exhibit D hereto.
     “Post Supplier Payment Period” shall mean the period commencing on the date on which a Borrower shall have paid in full all amounts owed for the purchase of Petroleum Inventory (the “Full Payment Date”) the payment for which was supported by a Standby Letter of Credit issued specifically for such purpose and ending on the sooner of (i) ten (10) days after the Full Payment Date or (ii) the date the original of such Standby Letter of Credit is returned to the Administrative Agent for cancellation.
     “Preferred Issuer” shall mean a United States domestic bank or United States branch of a foreign bank, in each case rated “ A- ” or higher by S&P and “ A3 ” or higher by Moody’s.
     “Projections” shall mean projections of the Borrowers’ financial condition, results of operations, cash flow, operating budget and Availability, prepared on a monthly-to-month basis for the applicable Fiscal Year pursuant to and as required by Section 5.1(f) hereof
     “Pro Rata Share” shall mean, with respect to all Commitments of any Lender at any time, a percentage, the numerator of which shall be the sum of such Lender’s Revolving Commitment (or if such Revolving Commitments have been terminated or expired or the Loans have been declared to be due and payable, such Lender’s Revolving Credit Exposure) and the denominator of which shall be the sum of all Lenders’ Revolving Commitments (or if such Revolving Commitments have been terminated or expired or the Loans have been declared to be due and payable, all Revolving Credit Exposure of all Lenders funded under such Commitments).
     “Qualified Marketing Documents” shall mean the Intercreditor Agreement, the Services Agreement, the Marketing Agreement and the Marketing Agreement Assignment, each in form and substance acceptable to the Administrative Agent.
     “Regulation D” shall mean Regulation D of the Board of Governors of the Federal Reserve System, as the same may be in effect from time to time, and any successor regulations.

     “Reinstatement Conditions” shall mean at any date when the Excess Availability Conditions are not satisfied (i) by reason of the occurrence of an Event of Default, such Event of Default has been waived by the Agents or otherwise remedied by the Borrowers in accordance with the Credit Agreement and no Event of Default occurs at any time during a period of 30 consecutive days following the date on which such Event of Default was so waived or otherwise remedied, or (ii) by reason of Borrowers’ failure to maintain Availability of not less than $30,000,000 for purposes of Section 5.9 and $15,000,000 for purposes of all other applicable provisions, Borrowers shall have maintained Availability of at least the applicable minimum amount for not less than 30 consecutive days; provided , that if Borrowers fail to satisfy the Excess Availability Conditions more than three (3) times during any twelve (12) month period, the Borrowers may not avail themselves of the Reinstatement Conditions for a period of twelve (12) months from the date on which Borrowers last failed to satisfy the Excess Availability Conditions.
     “Related Parties” shall mean, with respect to any specified Person, such Person’s Affiliates and the respective directors, officers, employees, agents and advisors of such Person and such Person’s Affiliates.
     “Release” shall mean any release, spill, emission, leaking, dumping, injection, pouring, deposit, disposal, discharge, dispersal, leaching or migration into the environment (including ambient air, surface water, groundwater, land surface or subsurface strata) or within any building, structure, facility or fixture.
     “Required Lenders” shall mean, at any time, Lenders holding more than 50% of the aggregate outstanding Revolving Commitments at such time or if the Lenders have no Commitments outstanding, then Lenders holding more than 50% of the Revolving Credit Exposure.
     “Requirement of Law” for any Person shall mean the articles or certificate of incorporation, bylaws, partnership certificate and agreement, or limited liability company certificate of organization and agreement, as the case may be, and other organizational and governing documents of such Person, and any law, treaty, rule or regulation, or determination of a Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.
     “Responsible Officer” shall mean any of the president, the chief executive officer, the chief operating officer, the chief financial officer, the treasurer or a vice president of a Borrower or such other representative of a Borrower as may be designated in writing by any one of the foregoing with the consent of the Administrative Agent; and, with respect to the financial covenants only, the chief financial officer, chief executive officer or the treasurer of a Borrower.
     “Restricted Payment” shall have the meaning set forth in Section 7.5.
     “Revolving Commitment” shall mean, with respect to each Lender, the obligation of such Lender to make Revolving Loans to the Borrowers and to participate in Letters of Credit and Swingline Loans in an aggregate principal amount not exceeding the amount set forth with respect to such Lender on Schedule II , as such schedule may be amended pursuant to

Section 2.24, or in the case of a Person becoming a Lender after the Closing Date through an assignment of an existing Revolving Commitment, the amount of the assigned “Revolving Commitment” as provided in the Assignment and Acceptance executed by such Person as an assignee, as the same may be increased or deceased pursuant to terms hereof.
     “Revolving Commitment Termination Date” shall mean the earliest of (i) April 28, 2010, (ii) the date on which the Revolving Commitments are terminated pursuant to Section 2.9(c) and (iii) the date on which all amounts outstanding under this Agreement have been declared or have automatically become due and payable (whether by acceleration or otherwise).
     “Revolving Credit Exposure” shall mean, with respect to any Lender at any time, the sum of the outstanding principal amount of such Lender’s Revolving Loans, LC Exposure and Swingline Exposure.
     “Revolving Credit Note” shall mean a promissory note of the Borrowers payable to the order of a requesting Lender in the principal amount of such Lender’s Revolving Commitment, in substantially the form of Exhibit A .
     “Revolving Loan” shall mean a loan made by a Lender (other than the Swingline Lender) to the Borrowers under its Revolving Commitment, which may either be a Base Rate Loan or a Eurodollar Loan.
     “S&P” shall mean Standard & Poor’s, a Division of the McGraw-Hill Companies.
     “SEC” shall mean the United States Securities and Exchange Commission.
     “Security Agreement” shall mean that certain Security Agreement, dated the Original Closing Date among the Borrowers, Parent, GP, Delek Land, MPC Pipeline Acquisition, Inc. and MPC Land Acquisition, Inc. and the Administrative Agent, on its behalf and on behalf of the Collateral Agent, the Issuing Bank and the Lenders, substantially in the form of Exhibit B hereto.
     “Security Documents” shall mean, collectively, the Security Agreement, the Pledge Agreement, the Deposit Account Control Agreements, the Delek Land Negative Pledge, all UCC-1 financing statements and any other document, instrument or agreement granting Collateral for the Obligations, as the same may be amended or modified from time to time.
     “Seller” shall mean La Gloria Oil and Gas Company, a Delaware corporation.
     “Services Agreement” shall mean the Services Agreement, dated on or about July 31, 2006, between Delek Refining and Delek Marketing.
     “Settlement Date” shall mean Friday of each week (or if any Friday is not a Business Day on which all Lenders are open for business, the immediately preceding Business Day on which all Lenders are open for business), provided that, after the occurrence of an Event of Default or during a continuing decline or sudden increase in the principal amount of Revolving Loans, the Administrative Agent, in its discretion, may require that the Settlement

Date occur more frequently (even daily) so long as any Settlement Date chosen by the Administrative Agent is a Business Day on which each Lender is open for business.
     “Solvent” shall mean, as to any Person, such Person (i) owns property whose fair saleable value is greater than the amount required to pay all of such Person’s Indebtedness (including contingent Indebtedness and trade payables), (ii) is able to pay all of its Indebtedness as such Indebtedness matures, (iii) has capital sufficient to carry on its business and transactions and all business and transactions in which it is about to engage, and (iv) is not “insolvent” within the meaning of Section 101(32) Bankruptcy Code.
     “Standby Letter of Credit” shall mean any Letter of Credit that is not a Documentary Letter of Credit, and includes any direct — pay Letter of Credit.
     “Subordinated Debt Documents” shall mean any indenture, agreement or similar instrument governing any Permitted Subordinated Debt.
     “Subordinated Note” shall mean the Subordinated Note in the original principal amount of $51,000,000 referenced in and subject to the Subordination Agreement.
     “Subordinated Working Capital Credit Documents” shall mean the Intercompany Loan Agreement, dated on or about the Original Closing Date, among Delek Finance and the Borrowers and each other agreement, guaranty, note, instrument or document delivered pursuant thereto, as the same may be modified, supplemented, extended, restated, refinanced or replaced from time to time.
     “Subordinated Working Capital Indebtedness” shall mean Indebtedness of the Borrowers owing to Delek Finance under the Subordinated Working Capital Credit Documents.
     “Subordination Agreement” shall mean the Debt Subordination Agreement, dated on or about the Original Closing Date, among Delek Finance, the Borrowers and the Administrative Agent.
     “Subsidiary” shall mean, with respect to any Person (the “parent”), any corporation, partnership, joint venture, limited liability company, association or other entity the accounts of which would be consolidated with those of the parent in the parent’s consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, partnership, joint venture, limited liability company, association or other entity (i) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power, or in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held, or (ii) that is, as of such date, otherwise controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent. Unless otherwise indicated, all references to “Subsidiary” hereunder shall mean a Subsidiary of the Borrowers.
     “Subsidiary/Delek Land Guaranty Agreement” shall mean the Subsidiary Guaranty, dated as of the date hereof and substantially in the form of Exhibit F , made by certain

Subsidiaries of the Borrowers and Delek Land in favor of the Administrative Agent for the benefit of the Lenders.
     “Subsidiary Loan Party” shall mean any Subsidiary that executes or becomes a party to the Subsidiary/Delek Land Guaranty Agreement.
     “SunTrust” shall mean SunTrust Bank, a Georgia banking corporation.
     “Swingline Commitment” shall mean the commitment of the Swingline Lender to make Swingline Loans in an aggregate principal amount at any time outstanding not to exceed $30,000,000.
     “Swingline Exposure” shall mean, with respect to each Lender, the principal amount of the Swingline Loans in which such Lender is legally obligated either to make a Base Rate Loan or to purchase a participation in accordance with Section 2.4 , which shall equal such Lender’s Pro Rata Share of all outstanding Swingline Loans.
     “Swingline Lender” shall mean SunTrust Bank.
     “Swingline Loan” shall mean a loan made to the Borrowers by the Swingline Lender under the Swingline Commitment.
     “Swingline Note” shall mean the promissory note of the Borrowers payable to the order of the Swingline Lender in the principal amount of the Swingline Commitment, substantially the form of Exhibit C .
     “Swingline Rate” shall mean the Base Rate plus the Applicable Margin or such other rate as offered by the Swingline Lender and accepted by the Borrowers. The Borrowers are under no obligation to accept such other rate, and the Swingline Lender is under no obligation to provide it.
     “Synthetic Lease” shall mean a lease transaction under which the parties intend that (i) the lease will be treated as an “operating lease” by the lessee pursuant to Statement of Financial Accounting Standards No. 13, as amended and (ii) the lessee will be entitled to various tax and other benefits ordinarily available to owners (as opposed to lessees) of like property.
     “Synthetic Lease Obligations” shall mean, with respect to any Person, the sum of (i) all remaining rental obligations of such Person as lessee under Synthetic Leases which are attributable to principal and, without duplication, (ii) all rental and purchase price payment obligations of such Person under such Synthetic Leases assuming such Person exercises the option to purchase the lease property at the end of the lease term.
     “Taxes” shall mean any and all present or future taxes, levies, imposts, duties, deductions, charges or withholdings imposed by any Governmental Authority.
     “Type”, when used in reference to a Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Adjusted LIBO Rate or the Base Rate.

     “Withdrawal Liability” shall mean liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.
          Section 1.2Classifications of Loans and Borrowings. For purposes of this Agreement, Loans may be classified and referred to by Class (e.g. a “Revolving Loan”) or by Type (e.g. a “Eurodollar Loan” or “Base Rate Loan”) or by Class and Type (e.g. “Revolving Eurodollar Loan”). Borrowings also may be classified and referred to by Class (e.g. “Revolving Borrowing”) or by Type (e.g. “Eurodollar Borrowing”) or by Class and Type (e.g. “Revolving Eurodollar Borrowing”).
          Section 1.3Accounting Terms and Determination. Unless otherwise defined or specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared, in accordance with GAAP as in effect from time to time, applied on a basis consistent with the most recent audited consolidated financial statement of the Borrowers delivered pursuant to Section 5.1(a) ; provided, that if the Borrowers notify the Administrative Agent that the Borrowers wish to amend any covenant in Article VI to eliminate the effect of any change in GAAP on the operation of such covenant (or if the Administrative Agent notifies the Borrowers that the Required Lenders wish to amend Article VI for such purpose), then the Borrower’s compliance with such covenant shall be determined on the basis of GAAP in effect immediately before the relevant change in GAAP became effective, until either such notice is withdrawn or such covenant is amended in a manner satisfactory to the Borrowers and the Required Lenders.
          Section 1.4Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including” and the word “to” means “to but excluding”. Unless the context requires otherwise (i) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as it was originally executed or as it may from time to time be amended, restated, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (ii) any reference herein to any Person shall be construed to include such Person’s successors and permitted assigns, (iii) the words “hereof”, “herein” and “hereunder” and words of similar import shall be construed to refer to this Agreement as a whole and not to any particular provision hereof, (iv) all references to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles, Sections, Exhibits and Schedules to this Agreement and (v) all references to a specific time shall be construed to refer to the time in the city and state of the Administrative Agent’s principal office, unless otherwise indicated.

ARTICLE II
AMOUNT AND TERMS OF THE COMMITMENTS
          Section 2.1General Description of Facilities. Subject to and upon the terms and conditions herein set forth, (i) the Lenders hereby establish in favor of the Borrowers a revolving credit facility pursuant to which each Lender severally agrees (to the extent of such Lender’s Revolving Commitment) to make Revolving Loans to the Borrowers in accordance with Section 2.2 , (ii) the Issuing Bank agrees to issue Letters of Credit in accordance with Section 2.23 , (iii) the Swingline Lender agrees to make Swingline Loans in accordance with Section 2.4 , and (iv) each Lender agrees to purchase a participation interest in the Letters of Credit and the Swingline Loans pursuant to the terms and conditions hereof; provided, that in no event shall the aggregate principal amount of all outstanding Revolving Loans, Swingline Loans and outstanding LC Exposure exceed at any time the Aggregate Revolving Commitment Amount from time to time in effect.
          Section 2.2Revolving Loans.
     (a) Subject to the terms and conditions set forth herein, each Lender severally agrees to make Revolving Loans, ratably in proportion to its Pro Rata Share of the Revolving Commitments, to the Borrowers, from time to time during the Availability Period, in an aggregate principal amount outstanding at any time that will not result in (i) such Lender’s Revolving Credit Exposure exceeding such Lender’s Revolving Commitment or (ii) the sum of the aggregate Revolving Credit Exposures of all Lenders exceeding the lesser of the Aggregate Revolving Commitment Amount or the Borrowing Base at any date of determination. During the Availability Period, the Borrowers shall be entitled to borrow, prepay and reborrow Revolving Loans in accordance with the terms and conditions of this Agreement; provided , that the Borrowers may not borrow or reborrow should there exist a Default or an Event of Default.
     (b) If at any time the aggregate Revolving Credit Exposure exceeds the Aggregate Revolving Commitment Amount or the Borrowing Base (an “Out-of-Formula Condition”), such aggregate Revolving Credit Exposure shall nevertheless constitute Obligations that is secured by the Collateral and entitled to all benefits thereof. In no event, however, shall Borrowers have any right whatsoever to (i) receive any Revolving Loan, (ii) receive any Swingline Loan, or (iii) request the issuance of any Letter of Credit if, before or after giving effect thereto, there shall exist a Default or after giving effect thereto, an Out-of-Formula Condition would exist. Out-of-Formula Loans shall be payable (y) no later than one (1) Business Day after the date of the Administrative Agent’s demand for payment for so long as the aggregate amount of Out-of-Formula Loans is less than $5,000,000, and (z) immediately on demand if the aggregate amount of Out-of-Formula Loans is $5,000,000 or more at any time, provided that the Borrowers shall not be entitled to more than a single payment period of one (1) Business Day in respect of Out-of-Formula Loans in any Fiscal Quarter. For so long as an Out-of-Formula Condition exists, the Obligations, at the election of the Administrative Agent, shall bear interest at the Default Interest rate.
          Section 2.3Procedure for Revolving Borrowings.

     (a) The Borrowers shall give the Administrative Agent written notice (or telephonic notice promptly confirmed in writing) of each Revolving Borrowing substantially in the form of Exhibit 2.3 (a “Notice of Revolving Borrowing “) (x) prior to noon (Atlanta, Georgia time) one (1) Business Day prior to the requested date of each Base Rate Borrowing and (y) prior to noon (Atlanta, Georgia time) three (3) Business Days prior to the requested date of each Eurodollar Borrowing. Each Notice of Revolving Borrowing shall be irrevocable and shall specify: (i) the aggregate principal amount of such Borrowing, (ii) the date of such Borrowing (which shall be a Business Day), (iii) the Type of such Revolving Loan comprising such Borrowing and (iv) in the case of a Eurodollar Borrowing, the duration of the initial Interest Period applicable thereto (subject to the provisions of the definition of Interest Period). Each Revolving Borrowing shall consist entirely of Base Rate Loans or Eurodollar Loans, as the Borrowers may request. The aggregate principal amount of each Eurodollar Borrowing shall be not less than $5,000,000 or a larger multiple of $1,000,000, and the aggregate principal amount of each Base Rate Borrowing shall not be less than $100,000 or a larger multiple of $50,000; provided , that Base Rate Loans made pursuant to Section 2.4 or Section 2.23(d ) may be made in lesser amounts as provided therein. At no time shall the total number of Eurodollar Borrowings outstanding at any time exceed five (5). Promptly following the receipt of a Notice of Revolving Borrowing in accordance herewith, the Administrative Agent shall advise each Lender of the details thereof and the amount of such Lender’s Revolving Loan to be made as part of the requested Revolving Borrowing.
     (b) Unless payment is otherwise timely made by the Borrowers, the becoming due of any amount required to be paid under this Agreement or any of the other Loan Documents as principal, accrued interest, fees or other charges, including all reimbursable expenses of the Agents and the Lenders, shall be deemed irrevocably to be a request for a Revolving Borrowing on the due date of (provided the Borrowers shall not be deemed to have made any representations under Section 3.2(b) in connection therewith), and in an aggregate amount required to pay, such principal, accrued interest, fees or other charges, and the proceeds of a Revolving Loan made pursuant thereto may be dispersed by way of direct payment of the relevant Obligation and shall bear interest as a Base Rate Borrowing. Administrative Agent and the Lenders shall have no obligation to Borrowers to honor any such deemed request for a Revolving Loan, but may do so in their sole discretion and without regard to the existence of, and without being deemed to have waived, any Default or Event of Default.
          Section 2.4Swingline Commitment.
     (a) Subject to the terms and conditions set forth herein, the Swingline Lender agrees to make Swingline Loans to the Borrowers, from time to time during the Availability Period, in an aggregate principal amount outstanding at any time not to exceed the lesser of (i) the Swingline Commitment then in effect and (ii) the difference between the Aggregate Revolving Commitment Amount and the lesser of the aggregate Revolving Credit Exposures of all Lenders or the Borrowing Base; provided , that the Swingline Lender shall not be required to make a Swingline Loan to refinance an outstanding Swingline Loan. The Borrowers shall be entitled to borrow, repay and reborrow Swingline Loans in accordance with the terms and conditions of this Agreement.

     (b) The Borrowers shall give the Administrative Agent written notice (or telephonic notice promptly confirmed in writing) of each Swingline Borrowing substantially in the form of Exhibit 2.4 attached hereto (“Notice of Swingline Borrowing”) prior to 11:00 a.m. (Atlanta, Georgia time) on the requested date of each Swingline Borrowing. Each Notice of Swingline Borrowing shall be irrevocable and shall specify: (i) the principal amount of such Swingline Loan, (ii) the date of such Swingline Loan (which shall be a Business Day) and (iii) the account of the Borrowers to which the proceeds of such Swingline Loan should be credited. The Administrative Agent will promptly advise the Swingline Lender of each Notice of Swingline Borrowing. Each Swingline Loan shall accrue interest at the Swingline Rate. The aggregate principal amount of each Swingline Loan shall be not less than $100,000 or a larger multiple of $50,000, or such other minimum amounts agreed to by the Swingline Lender and the Borrowers. The Swingline Lender will make the proceeds of each Swingline Loan available to the Borrowers in Dollars in immediately available funds at the account specified by the Borrowers in the applicable Notice of Swingline Borrowing not later than 1:00 p.m. (Atlanta, Georgia time) on the requested date of such Swingline Loan.
     (c) The Swingline Lender, at any time and from time to time in its sole discretion, may, on behalf of the Borrowers (which hereby irrevocably authorizes and directs the Swingline Lender to act on its behalf), give a Notice of Revolving Borrowing to the Administrative Agent requesting the Lenders (including the Swingline Lender) to make Base Rate Loans in an amount equal to the unpaid principal amount of any Swingline Loan on each Settlement Date or more frequently as the Swingline Lender may elect. Each Lender will make the proceeds of its Base Rate Loan included in such Borrowing available to the Administrative Agent for the account of the Swingline Lender in accordance with Section 2.7 , which will be used solely for the repayment of such Swingline Loan.
     (d) If for any reason a Base Rate Borrowing may not be (as determined in the sole discretion of the Administrative Agent), or is not, made in accordance with the foregoing provisions, then each Lender (other than the Swingline Lender) shall purchase an undivided participating interest in such Swingline Loan in an amount equal to its Pro Rata Share thereof on the date that such Base Rate Borrowing should have occurred. On the date of such required purchase, each Lender shall promptly transfer, in immediately available funds, the amount of its participating interest to the Administrative Agent for the account of the Swingline Lender. If such Swingline Loan bears interest at a rate other than the Base Rate, such Swingline Loan shall automatically become a Base Rate Loan on the effective date of any such participation and interest shall become payable on demand.
     (e) Each Lender’s obligation to make a Base Rate Loan pursuant to Section 2.4(c) or to purchase the participating interests pursuant to Section 2.4(d ) shall be absolute and unconditional and shall not be affected by any circumstance, including without limitation (i) any setoff, counterclaim, recoupment, defense or other right that such Lender or any other Person may have or claim against the Swingline Lender, the Borrowers or any other Person for any reason whatsoever, (ii) the existence of a Default or an Event of Default or the termination of any Lender’s Revolving Commitment, (iii) the existence (or alleged existence) of any event or condition which has had or would reasonably be expected to have a Material Adverse Effect, (iv) any breach of this Agreement or any other Loan Document by the Borrowers, the Administrative Agent or any Lender or (v) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing. If such amount is not in fact made available to the Swingline Lender by any Lender, the Swingline Lender shall be entitled to recover such amount on demand from such Lender, together with accrued interest thereon for each day from the date of demand thereof (i) at the Federal Funds Rate until the second Business Day after such demand and (ii) at the Base Rate at all times thereafter. Until such time as such Lender makes its required payment, the Swingline Lender shall be deemed to continue to have outstanding Swingline Loans in the amount of the unpaid participation for all purposes of the Loan Documents. In addition, such Lender shall be deemed to have assigned any and all payments made of principal and interest on its Loans and any other amounts due to it hereunder, to the Swingline Lender to fund the amount of such Lender’s participation interest in such Swingline Loans that such Lender failed to fund pursuant to this Section 2.4 , until such amount has been purchased in full.
          Section 2.5Agent Advances.
     (a) The Administrative Agent hereby is authorized by Borrowers and the Lenders, from time to time in Administrative Agent’s sole credit judgment (and with no obligation to do so), (1) after the occurrence and during the continuance of a Default or an Event of Default, or (2) at any time that any of the other applicable conditions precedent set forth in Section 3.2 (including as to Availability) have not been satisfied, or (3) when a Borrower is unable to provide notice of a Borrowing within the time required by Section 2.3 , to make Revolving Loans to Borrowers on its own behalf that Administrative Agent, in its sole credit judgment deems necessary or desirable (A) to preserve or protect the Collateral or any portion thereof, (B) to enhance the likelihood of repayment of the Obligations, or (C) to pay any other amount chargeable to Borrowers pursuant to the terms of this Agreement (any of the advances described in this Section 2.5 shall be referred to as “Agent Advances”); provided, however, (w) that the aggregate amount of Agent Advances outstanding at any time shall not exceed $10,000,000, (x) that after giving effect to any such Agent Advance, the Aggregate Revolver Credit Exposure (including all Agent Advances) shall not exceed the Aggregate Revolving Commitment Amount, (y) after giving effect to each such Agent Advance, the aggregate Revolving Credit Exposure shall not exceed the Borrowing Base by more than $5,000,000, and (z) at the time of the making of any such Agent Advance, the Administrative Agent does not believe, in good faith, that the any Out-of-Formula Condition created by such Agent Advance will be outstanding for more than 90 days. Each Agent Advance shall be deemed to be a Borrowing hereunder subject to the terms set forth in this Section 2.5 (provided that the Borrowers shall not be deemed to have made any representations under Section 3.2(b) in connection therewith). Each Agent Advance shall be secured by Administrative Agent’s Liens granted to the Administrative Agent under the Loan Documents, shall constitute Obligations hereunder, and shall bear interest as Base Rate Borrowings and shall be repayable on demand. Subject to clauses (b), (c) and (d) below of this Section 2.5 , all Agent Advances made by Administrative Agent pursuant to this Section, shall be for Administrative Agent’s sole account and shall be senior in right of payment to all other Loans (as set forth in Section 2.24 ).
     (b) The Administrative Agent may give at any time and from time to time, and in no event later than 30 days after the making of an Agent Advances the Administrative Agent shall give, notice to the Lenders requesting the Lenders to make Base Rate Loans in an amount equal to the unpaid principal amount of any Agent Advance on the next following

Business Day. Each Lender will make the proceeds of its Base Rate Loan included in such Borrowing available to the Administrative Agent for the account of the Administrative Agent, which will be used solely for the repayment of such Agent Advances.
     (c) If for any reason a Base Rate Borrowing may not be (as determined in the sole discretion of the Administrative Agent), or is not, made in accordance with the foregoing provisions, then each Lender shall purchase an undivided participating interest in such Agent Advances in an amount equal to its Pro Rata Share thereof on the date that such Base Rate Borrowing should have occurred. On the date of such required purchase, each Lender shall promptly transfer, in immediately available funds, the amount of its participating interest to the Administrative Agent for the account of the Administrative Agent. If any such Agent Advance bears interest at a rate other than the Base Rate, such Agent Advance shall automatically become a Base Rate Loan on the effective date of any such participation and interest shall become payable on demand.
     (d) Each Lender’s obligation to make a Base Rate Loan pursuant to Section 2.5(b) or to purchase the participating interests pursuant to Section 2.5(c ) shall be absolute and unconditional and shall not be affected by any circumstance, including without limitation (i) any setoff, counterclaim, recoupment, defense or other right that such Lender or any other Person may have or claim against the Swingline Lender, the Borrowers or any other Person for any reason whatsoever, (ii) the existence of a Default or an Event of Default or an Out of Formula Condition or the termination of any Lender’s Revolving Commitment, (iii) the existence (or alleged existence) of any event or condition which has had or would reasonably be expected to have a Material Adverse Effect, (iv) any breach of this Agreement or any other Loan Document by the Borrowers, the Administrative Agent or any Lender or (v) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing. If such amount is not in fact made available to the Administrative Agent in respect of Agent Advances by any Lender, the Administrative Agent shall be entitled to recover such amount on demand from such Lender, together with accrued interest thereon for each day from the date of demand thereof (i) at the Federal Funds Rate until the second Business Day after such demand and (ii) at the Base Rate at all times thereafter. Until such time as such Lender makes its required payment, the Administrative Agent shall be deemed to continue to have outstanding Agent Advances in the amount of the unpaid participation for all purposes of the Loan Documents. In addition, such Lender shall be deemed to have assigned any and all payments made of principal and interest on its Loans and any other amounts due to it hereunder, to the Administrative Agent to fund the amount of such Lender’s participation interest in such Agent Advances that such Lender failed to fund pursuant to this Section 2.5 , until such amount has been purchased in full.
          Section 2.6[Reserved].
          Section 2.7Funding of Borrowings.
     (a) Each Lender will make available each Loan to be made by it hereunder on the proposed date thereof by wire transfer in immediately available funds by noon (Atlanta, Georgia time) to the Administrative Agent at the Payment Office; provided , that the Swingline Loans will be made as set forth in Section 2.4 . The Administrative Agent will make such

Loans available to the Borrowers by promptly crediting the amounts that it receives, in like funds by the close of business on such proposed date, to an account maintained by the Borrowers with the Administrative Agent or at the Borrowers’ option, by effecting a wire transfer of such amounts to an account designated by the Borrowers to the Administrative Agent.
     (b) Unless the Administrative Agent shall have been notified by any Lender prior to 5:00 p.m. (Atlanta, Georgia time) one (1) Business Day prior to the date of a Borrowing in which such Lender is to participate that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such amount available to the Administrative Agent on such date, and the Administrative Agent, in reliance on such assumption, may make available to the Borrowers on such date a corresponding amount. If such corresponding amount is not in fact made available to the Administrative Agent by such Lender on the date of such Borrowing, the Administrative Agent shall be entitled to recover such corresponding amount on demand from such Lender together with interest at the Federal Funds Rate until the second Business Day after such demand and thereafter at the Base Rate. If such Lender does not pay such corresponding amount forthwith upon the Administrative Agent’s demand therefor, the Administrative Agent shall promptly notify the Borrowers, and the Borrowers (to the extent they received such amount) shall pay such corresponding amount to the Administrative Agent within 3 Business Days together with interest at the rate specified for such Borrowing (but without any amounts being due under Section 2.20 ). Nothing in this subsection shall be deemed to relieve any Lender from its obligation to fund its Pro Rata Share of any Borrowing hereunder or to prejudice any rights which the Borrowers may have against any Lender as a result of any default by such Lender hereunder.
     (c) All Revolving Borrowings shall be made by the Lenders on the basis of their respective Pro Rata Shares. No Lender shall be responsible for any default by any other Lender in its obligations hereunder, and each Lender shall be obligated to make its Loans provided to be made by it hereunder, regardless of the failure of any other Lender to make its Loans hereunder.
          Section 2.8Interest Elections.
     (a) Each Borrowing initially shall be of the Type specified in the applicable Notice of Borrowing, and in the case of a Eurodollar Borrowing, shall have an initial Interest Period as specified in such Notice of Borrowing. Thereafter, the Borrowers may elect to convert such Borrowing into a different Type or to continue such Borrowing, and in the case of a Eurodollar Borrowing, may elect Interest Periods therefor, all as provided in this Section 2.8 . The Borrowers may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing. This Section shall not apply to Swingline Borrowings, which may not be converted or continued.
     (b) To make an election pursuant to this Section 2.8, the Borrowers shall give the Administrative Agent prior written notice (or telephonic notice promptly confirmed in writing) of each Borrowing substantially in the form of Exhibit 2.8 attached hereto (a “Notice of Conversion/Continuation”) that is to be converted or continued, as the case may be, (x) prior to noon (Atlanta, Georgia time) one (1) Business Day prior to the requested date of a conversion into a Base Rate Borrowing and (y) prior to noon (Atlanta, Georgia time) three (3) Business Days prior to a continuation of or conversion into a Eurodollar Borrowing. Each such Notice of Conversion/Continuation shall be irrevocable and shall specify (i) the Borrowing to which such Notice of Continuation/Conversion applies and if different options are being elected with respect to different portions thereof, the portions thereof that are to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) shall be specified for each resulting Borrowing); (ii) the effective date of the election made pursuant to such Notice of Continuation/Conversion, which shall be a Business Day, (iii) whether the resulting Borrowing is to be a Base Rate Borrowing or a Eurodollar Borrowing; and (iv) if the resulting Borrowing is to be a Eurodollar Borrowing, the Interest Period applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of “Interest Period”. If any such Notice of Continuation/Conversion requests a Eurodollar Borrowing but does not specify an Interest Period, the Borrowers shall be deemed to have selected an Interest Period of one month. The principal amount of any resulting Borrowing shall satisfy the minimum borrowing amount for Eurodollar Borrowings and Base Rate Borrowings set forth in Section 2.3 .
     (c) If, on the expiration of any Interest Period in respect of any Eurodollar Borrowing, the Borrowers shall have failed to deliver a Notice of Conversion/ Continuation, then, unless such Borrowing is repaid as provided herein, the Borrowers shall be deemed to have elected to convert such Borrowing to a Base Rate Borrowing. No Borrowing may be converted into, or continued as, a Eurodollar Borrowing if an Event of Default has occurred and is continuing, unless the Administrative Agent and each of the Lenders shall have otherwise consented in writing. No conversion of any Eurodollar Loans shall be permitted except on the last day of the Interest Period in respect thereof.
     (d) Upon receipt of any Notice of Conversion/Continuation, the Administrative Agent shall promptly notify each Lender of the details thereof and of such Lender’s portion of each resulting Borrowing.
          Section 2.9Optional Reduction and Termination of Commitments.
     (a) Unless previously terminated, all Revolving Commitments, Swingline Commitments and LC Commitments shall terminate on the Revolving Commitment Termination Date.
     (b) Upon at least three (3) Business Days’ prior written notice (or telephonic notice promptly confirmed in writing) to the Administrative Agent (which notice shall be irrevocable) at any time after April 30, 2006, the Borrowers may reduce the Aggregate Revolving Commitments in part; provided , that (i) any partial reduction shall apply to reduce proportionately and permanently the Revolving Commitment of each Lender, (ii) any partial reduction pursuant to this Section 2.9 shall be in an amount of at least $20,000,000 and any larger multiple of $1,000,000, and (iii) no such reduction shall be permitted which would reduce the Aggregate Revolving Commitment Amount to an amount less than the outstanding Revolving Credit Exposures of all Lenders. Any such reduction in the Aggregate Revolving Commitment Amount below the sum of the principal amount of the Swingline Commitment and the LC Commitment shall result in a proportionate reduction (rounded to the next lowest integral multiple of $100,000) in the Swingline Commitment and the LC Commitment.
     (c) Upon at least three (3) Business Days’ prior written notice (or telephonic notice promptly confirmed in writing) to the Administrative Agent (which notice shall be irrevocable) the Borrowers may terminate the Aggregate Revolving Commitments in whole.
          Section 2.10Repayment of Loans.
     (a) The outstanding principal amount of all Revolving Loans shall be due and payable (together with accrued and unpaid interest thereon) on the Revolving Commitment Termination Date.
     (b) The principal amount of each Swingline Borrowing shall be due and payable (together with accrued and unpaid interest thereon) on the Revolving Commitment Termination Date.
          Section 2.11Evidence of Indebtedness.
     (a) Each Lender shall maintain in accordance with its usual practice appropriate records evidencing the Indebtedness of the Borrowers to such Lender resulting from each Loan made by such Lender from time to time, including the amounts of principal and interest payable thereon and paid to such Lender from time to time under this Agreement. The Administrative Agent shall maintain appropriate records in which shall be recorded (i) the Revolving Commitment of each Lender, (ii) the amount of each Loan made hereunder by each Lender, the Class and Type thereof and the Interest Period applicable thereto, (iii) the date of each continuation thereof pursuant to Section 2.8 , (iv) the date of each conversion of all or a portion thereof to another Type pursuant to Section 2.8 , (v) the date and amount of any principal or interest due and payable or to become due and payable from the Borrowers to each Lender hereunder in respect of such Loans and (vi) both the date and amount of any sum received by the Administrative Agent hereunder from the Borrowers in respect of the Loans and each Lender’s Pro Rata Share thereof. The entries made in such records shall be prima facie evidence of the existence and amounts of the obligations of the Borrowers therein recorded; provided, that the failure or delay of any Lender or the Administrative Agent in maintaining or making entries into any such record or any error therein shall not in any manner affect the obligation of the Borrowers to repay the Loans (both principal and unpaid accrued interest) of such Lender in accordance with the terms of this Agreement.
     (b) At the request of any Lender (including the Swingline Lender) at any time, the Borrowers agree that they will execute and deliver to such Lender a Revolving Credit Note and, in the case of the Swingline Lender only, a Swingline Note, payable to the order of such Lender.
          Section 2.12Optional Prepayments. The Borrowers shall have the right at any time and from time to time to prepay any Borrowing, in whole or in part, without premium or penalty, by giving irrevocable written notice (or telephonic notice promptly confirmed in writing) to the Administrative Agent no later than (i) in the case of prepayment of any Eurodollar Borrowing, noon (Atlanta, Georgia time) not less than three (3) Business Days prior to any such prepayment, (ii) in the case of any prepayment of any Base Rate Borrowing, not less than one Business Day prior to the date of such prepayment, and (iii) in the case of Swingline Borrowings, prior to noon (Atlanta, Georgia time) on the date of such prepayment. Each such notice shall be irrevocable and shall specify the proposed date of such prepayment and the principal amount of each Borrowing or portion thereof to be prepaid. Upon receipt of any such notice, the Administrative Agent shall promptly notify each affected Lender of the contents thereof and of such Lender’s Pro Rata Share of any such prepayment. If such notice is given, the aggregate amount specified in such notice shall be due and payable on the date designated in such notice, together with accrued interest to such date on the amount so prepaid in accordance with Section 2.14(e ); provided , that if a Eurodollar Borrowing is prepaid on a date other than the last day of an Interest Period applicable thereto, no such prepayment shall be in an amount of less than $500,000 and the Borrowers shall also pay all amounts required pursuant to Section 2.20 with respect thereto. Each partial prepayment of any Loan (other than a Swingline Loan) shall be in an amount that would be permitted in the case of an advance of a Revolving Borrowing of the same Type pursuant to Section 2.2 or in the case of a Swingline Loan pursuant to Section 2.4 . Each prepayment of a Borrowing shall be applied ratably to the Loans comprising such Borrowing.
          Section 2.13Mandatory Prepayments.
     (a) Immediately upon receipt by the Borrowers or any of their Subsidiaries of proceeds of any sale or disposition by the Borrowers or such Subsidiary of any of its assets (excluding (i) sales of inventory in the ordinary course of business, including all sales and transfers of Petroleum Products under the Marketing Agreement , (ii) sales of obsolete equipment, (iii) sales of assets the proceeds of which are invested into the businesses of the Borrowers and their Subsidiaries within 180 days after such assets are sold and (iv) so long as no Event of Default has occurred and is continuing, other sales of assets of the Borrowers or any of their Subsidiaries with an aggregate book value not to exceed $1,000,000 in any Fiscal Year) the Borrowers shall prepay the Loans in an amount equal to all such proceeds, net of commissions and other reasonable and customary transaction costs, fees and expenses properly attributable to such transaction and payable by such Borrowers in connection therewith (in each case, paid to non-Affiliates). Any such prepayment shall be applied in accordance with paragraph (c) below.
     (b) If the Borrowers or any of their Subsidiaries issues any debt or equity securities (other than Indebtedness permitted under Section 7.1 , equity securities issued by a Subsidiary of a Borrower to another Borrower or another Subsidiary) then no later than the Business Day following the date of receipt of the proceeds thereof, the Borrowers shall prepay the Loans in an amount equal to all such proceeds, net of underwriting discounts and commissions and other reasonable costs paid to non-Affiliates in connection therewith. Any such prepayment shall be applied in accordance with Section 2.13(c) .
     (c) Any prepayments made by the Borrowers pursuant to Sections 2.13(a) or (b) above shall be applied as follows: first, to Administrative Agent’s fees and reimbursable expenses then due and payable pursuant to any of the Loan Documents; second, to all other fees and reimbursable expenses of the Lenders and the Issuing Bank then due and payable pursuant to any of the Loan Documents, pro rata to the Lenders and the Issuing Bank based on their respective Pro Rata Shares of such fees and expenses; third , to interest then due and payable on the Loans made to Borrowers, pro rata to the Lenders based on their respective Revolving Commitments; fourth , to the principal balance of the Swingline Loans, until the same shall have been paid in full, to the Swingline Lender; fifth , to the principal balance of the Revolving Loans, until the same shall have been paid in full, pro rata to the Lenders based on their respective Revolving Commitments; sixth , to cash collateralize the Letters of Credit in accordance with Section 2.23(g) in an amount in cash equal to the LC Exposure as of such date plus any accrued and unpaid fees thereon and seventh , to the Cash Collateral Account. The Revolving Commitments of the Lenders shall not be permanently reduced by the amount of any prepayments made pursuant to clauses fourth and fifth above.
     (d) If at any time the Revolving Credit Exposure of all Lenders exceeds the Aggregate Revolving Commitment Amount, as reduced pursuant to Section 2.9 or otherwise, the Borrowers shall immediately repay Swingline Loans and Revolving Loans in an amount equal to such excess, together with all accrued and unpaid interest on such excess amount and any amounts due under Section 2.20 . Each prepayment shall be applied first to the Swingline Loans to the full extent thereof, second to the Base Rate Loans to the full extent thereof, and finally to Eurodollar Loans to the full extent thereof. If after giving effect to prepayment of all Swingline Loans and Revolving Loans, the Revolving Credit Exposure of all Lenders exceeds the Aggregate Revolving Commitment Amount, the Borrowers shall deposit in an account with the Administrative Agent, in the name of the Administrative Agent and for the benefit of the Issuing Bank and the Lenders, an amount in cash equal to such excess plus any accrued and unpaid fees thereon to be held as collateral for the LC Exposure. Such account shall be administered in accordance with Section 2.23(g) hereof.
          Section 2.14Interest on Loans.
     (a) The Borrowers shall pay interest on each Base Rate Loan at the Base Rate in effect from time to time and on each Eurodollar Loan at the Adjusted LIBO Rate for the applicable Interest Period in effect for such Loan, plus , in each case, the Applicable Margin in effect from time to time.
     (b) The Borrowers shall pay interest on each Swingline Loan at the Swingline Rate in effect from time to time.
     (c) While an Event of Default exists or after acceleration, at the option of the Required Lenders, the Borrowers shall pay interest (“Default Interest”) with respect to all Eurodollar Loans at the rate otherwise applicable for the then-current Interest Period plus an additional 2% per annum until the last day of such Interest Period, and thereafter, and with respect to all Base Rate Loans (including all Swingline Loans) and all other Obligations hereunder (other than Loans), at the rate in effect for Base Rate Loans, plus an additional 2% per annum.

     (d) Interest on the principal amount of all Loans shall accrue from and including the date such Loans are made to but excluding the date of any repayment thereof. Interest on all outstanding Base Rate Loans shall be payable monthly in arrears on the last day of each calendar month and on the Revolving Commitment Termination Date, as the case may be. Interest on all outstanding Eurodollar Loans shall be payable on the last day of each Interest Period applicable thereto, and, in the case of any Eurodollar Loans having an Interest Period in excess of three months or 90 days, respectively, on each day which occurs every three months or 90 days, as the case may be, after the initial date of such Interest Period, and on the Revolving Commitment Termination Date. Interest on each Swingline Loan shall be payable on the maturity date of such Loan, which shall be the last day of the Interest Period applicable thereto, and on the Revolving Commitment Termination Date. Interest on any Loan which is converted into a Loan of another Type or which is repaid or prepaid shall be payable on the date of such conversion or on the date of any such repayment or prepayment (on the amount repaid or prepaid) thereof. All Default Interest shall be payable on demand.
     (e) The Administrative Agent shall determine each interest rate applicable to the Loans hereunder and shall promptly notify the Borrowers and the Lenders of such rate in writing (or by telephone, promptly confirmed in writing). Any such determination shall be conclusive and binding for all purposes, absent manifest error.
     (f) The Base Rate on the date hereof is 8.25% per annum and, therefore, the rate of interest in effect hereunder on the date hereof, expressed in simple interest terms, is 8.50% per annum with respect to any portion of the Revolving Loans bearing interest as a Base Rate Loan. The Swingline Rate on the date hereof is 8.25% per annum and, therefore, the rate of interest in effect hereunder on the date hereof, expressed in simple interest terms, is 8.50% per annum with respect to Swingline Loans.
          Section 2.15Fees.
     (a) The Borrowers shall pay to the Administrative Agent for its own account fees in the amounts and at the times agreed upon in the Fee Letter.
     (b) The Borrowers agree to pay to the Administrative Agent for the account of each Lender a commitment fee, which shall accrue at the Applicable Percentage per annum (determined daily in accordance with Schedule I ) on the daily amount of the unused Revolving Commitment of such Lender during the Availability Period. For purposes of computing commitment fees with respect to the Revolving Commitments, the Revolving Commitment of each Lender shall be deemed used to the extent of the outstanding Revolving Loans and LC Exposure, but not Swingline Exposure, of such Lender.
     (c) The Borrowers agree to pay (i) to the Administrative Agent, for the account of each Lender, a letter of credit fee with respect to its participation in each Letter of Credit, which shall accrue at a rate per annum equal to the Applicable Margin for Eurodollar Loans then in effect on the average daily amount of such Lender’s LC Exposure attributable to such Letter of Credit during the period from and including the date of issuance of such Letter of Credit to but excluding the date on which such Letter of Credit expires or is drawn in full (including without limitation any LC Exposure that remains outstanding after the Revolving

Commitment Termination Date) and (ii) to the Issuing Bank for its own account a fronting fee, which shall accrue at the rate of 0.125% per annum on the average daily amount of the LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the Availability Period (or until the date that such Letter of Credit is irrevocably cancelled, whichever is later), as well as the Issuing Bank’s standard fees with respect to issuance, amendment, renewal or extension of any Letter of Credit or processing of drawings thereunder. Notwithstanding the foregoing, if the Required Lenders elect to increase the interest rate on the Loans to the Default Interest pursuant to Section 2.14(c) , the rate per annum used to calculate the letter of credit fee pursuant to clause (i) above shall automatically be increased by an additional 2% per annum.
     (d) The Borrowers shall pay to the Administrative Agent, for the ratable benefit of each Lender, the upfront fee previously agreed upon by the Borrowers and the Administrative Agent, which shall be due and payable on the Closing Date.
     (e) Accrued fees under paragraphs (b) and (c) above shall be payable quarterly in arrears on the last day of each March, June, September and December, commencing on December 31, 2006 and on the Revolving Commitment Termination Date (and if later, the date the Loans and LC Exposure shall be repaid in their entirety); provided further , that any such fees accruing after the Revolving Commitment Termination Date shall be payable on demand.
     (f) The Borrowers shall pay audit, appraisal, and valuation fees and charges as follows (each of which shall be for the sole benefit of the applicable Agent relating thereto): (i) a fee of $850 per day, per auditor, plus reasonable out-of-pocket expenses for each financial audit of Borrowers performed by personnel employed by the Administrative Agent, (ii) if implemented, a fee of $850 per day, per applicable individual, plus out-of-pocket expenses for the establishment of electronic collateral reporting systems, (iii) a fee of $850 per day per appraiser, plus out-of-pocket expenses, for each appraisal or field audit of the Collateral, or any portion thereof, performed by personnel employed by the Collateral Agent, and (iv) the actual reasonable charges paid or incurred by the Administrative Agent or Collateral Agent, as applicable (for the sole benefit of such Agents) if it elects to employ the services of one or more third Persons to perform financial audits of Borrowers or a Subsidiary, to establish electronic collateral reporting systems, to appraise the Collateral, or any portion thereof, or to assess a Borrower’s or its Subsidiaries’ business valuation; provided , however , that so long as no Event of Default has occurred and is continuing, Borrowers shall only be obligated to pay for fees and expenses incurred for financial and/or field audits conducted no more frequently than three (3) times per calendar year in the aggregate (it being understood that simultaneously conducted financial and field audits shall be considered as a single audit for purposes of the foregoing limitation).
          Section 2.16Computation of Interest and Fees.
     All computations of interest and fees hereunder shall be made on the basis of a year of 360 days for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest or fees are payable (to the extent computed on the basis of days elapsed). Each determination by the Administrative Agent of an interest amount or fee hereunder shall be made in good faith and, except for manifest error, shall be final, conclusive and binding for all purposes.
          Section 2.17Inability to Determine Interest Rates. If prior to the commencement of any Interest Period for any Eurodollar Borrowing,
     (i) the Administrative Agent shall have determined (which determination shall be conclusive and binding upon the Borrowers) that, by reason of circumstances affecting the relevant interbank market, adequate means do not exist for ascertaining LIBOR for such Interest Period, or
     (ii) the Administrative Agent shall have received notice from the Required Lenders that the Adjusted LIBO Rate does not adequately and fairly reflect the cost to such Lenders (or Lender, as the case may be) of making, funding or maintaining their (or its, as the case may be) Eurodollar Loans for such Interest Period, the Administrative Agent shall give written notice (or telephonic notice, promptly confirmed in writing) to the Borrowers and to the Lenders as soon as practicable thereafter. In the case of Eurodollar Loans, until the Administrative Agent shall notify the Borrowers and the Lenders that the circumstances giving rise to such notice no longer exist, (i) the obligations of the Lenders to make Eurodollar Revolving Loans or to continue or convert outstanding Loans as or into Eurodollar Loans shall be suspended and (ii) all such affected Loans shall be converted into Base Rate Loans on the last day of the then current Interest Period applicable thereto unless the Borrowers prepay such Loans in accordance with this Agreement. Unless the Borrowers notify the Administrative Agent at least one Business Day before the date of any Eurodollar Revolving Borrowing for which a Notice of Revolving Borrowing has previously been given that it elects not to borrow on such date, then such Revolving Borrowing shall be made as a Base Rate Borrowing.
          Section 2.18Illegality. If any Change in Law shall make it unlawful or impossible for any Lender to make, maintain or fund any Eurodollar Loan and such Lender shall so notify the Administrative Agent, the Administrative Agent shall promptly give notice thereof to the Borrowers and the other Lenders, whereupon until such Lender notifies the Administrative Agent and the Borrowers that the circumstances giving rise to such suspension no longer exist, the obligation of such Lender to make Eurodollar Revolving Loans, or to continue or convert outstanding Loans as or into Eurodollar Loans, shall be suspended. In the case of the making of a Eurodollar Revolving Borrowing, such Lender’s Revolving Loan shall be made as a Base Rate Loan as part of the same Revolving Borrowing for the same Interest Period and if the affected Eurodollar Loan is then outstanding, such Loan shall be converted to a Base Rate Loan either (i) on the last day of the then current Interest Period applicable to such Eurodollar Loan if such Lender may lawfully continue to maintain such Loan to such date or (ii) immediately if such Lender shall determine that it may not lawfully continue to maintain such Eurodollar Loan to such date (provided that no amount shall be due under Section 2.20 in connection therewith). Notwithstanding the foregoing, the affected Lender shall, prior to giving such notice to the Administrative Agent, designate a different Applicable Lending Office if such designation would avoid the need for giving such notice and if such designation would not otherwise be materially disadvantageous to such Lender in the good faith exercise of its discretion.

          Section 2.19Increased Costs.
     (a) If any Change in Law shall:
     (i) impose, modify or deem applicable any reserve, special deposit or similar requirement that is not otherwise included in the determination of the Adjusted LIBO Rate hereunder against assets of, deposits with or for the account of, or credit extended by, any Lender (except any such reserve requirement reflected in the Adjusted LIBO Rate) or the Issuing Bank; or
     (ii) impose on any Lender or on the Issuing Bank or the Eurodollar interbank market any other condition affecting this Agreement or any Eurodollar Loans made by such Lender or any Letter of Credit or any participation therein;
and the result of either of the foregoing is to increase the cost to such Lender of making, converting into, continuing or maintaining a Eurodollar Loan or to increase the cost to such Lender or the Issuing Bank of participating in or issuing any Letter of Credit or to reduce the amount received or receivable by such Lender or the Issuing Bank hereunder (whether of principal, interest or any other amount), then the Borrowers shall promptly pay, upon written notice from and demand by such Lender on the Borrowers (with a copy of such notice and demand to the Administrative Agent), to the Administrative Agent for the account of such Lender, within 20 calendar days after the date of such notice and demand, additional amount or amounts sufficient to compensate such Lender or the Issuing Bank, as the case may be, for such additional costs incurred or reduction suffered.
     (b) If any Lender or the Issuing Bank shall have determined that on or after the date of this Agreement any Change in Law regarding capital requirements has or would have the effect of reducing the rate of return on such Lender’s or the Issuing Bank’s capital (or on the capital of such Lender’s or the Issuing Bank’s parent corporation) as a consequence of its obligations hereunder or under or in respect of any Letter of Credit to a level below that which such Lender or the Issuing Bank or such Lender’s or the Issuing Bank’s parent corporation could have achieved but for such Change in Law (taking into consideration such Lender’s or the Issuing Bank’s policies or the policies of such Lender’s or the Issuing Bank’s parent corporation with respect to capital adequacy) then, from time to time, within twenty (20) calendar days after receipt by the Borrowers of written demand by such Lender (with a copy thereof to the Administrative Agent), the Borrowers shall pay to such Lender such additional amounts as will compensate such Lender or the Issuing Bank or such Lender’s or the Issuing Bank’s parent corporation for any such reduction suffered.
     (c) A certificate of a Lender or the Issuing Bank setting forth the amount or amounts necessary to compensate such Lender or the Issuing Bank or such Lender’s or the Issuing Bank’s parent corporation, as the case may be, specified in paragraph (a) or (b) of this Section 2.19 shall be delivered to the Borrowers (with a copy to the Administrative Agent) and shall be conclusive, absent manifest error. The Borrowers shall pay any such Lender or the Issuing Bank, as the case may be, such amount or amounts within twenty (20) calendar days after receipt thereof.

     (d) Failure or delay on the part of any Lender or the Issuing Bank to demand compensation pursuant to this Section 2.19 shall not constitute a waiver of such Lender’s or the Issuing Bank’s right to demand such compensation; provided Borrowers shall have no obligation to pay any such amounts with respect to any period which was more than 120 days prior to the date of such notice.
          Section 2.20Funding Indemnity. In the event of (a) the payment of any principal of a Eurodollar Loan other than on the last day of the Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion or continuation of a Eurodollar Loan other than on the last day of the Interest Period applicable thereto, or (c) the failure by the Borrowers to borrow, prepay, convert or continue any Eurodollar Loan on the date specified in any applicable notice (regardless of whether such notice is withdrawn or revoked), then, in any such event, the Borrowers shall compensate each Lender, within five (5) Business Days after written demand from such Lender, for any loss, cost or expense attributable to such event. In the case of a Eurodollar Loan, such loss, cost or expense shall be deemed to include an amount determined by such Lender to be the excess, if any, of (A) the amount of interest that would have accrued on the principal amount of such Eurodollar Loan if such event had not occurred at the Adjusted LIBO Rate applicable to such Eurodollar Loan for the period from the date of such event to the last day of the then current Interest Period therefor (or in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period for such Eurodollar Loan) over (B) the amount of interest that would accrue on the principal amount of such Eurodollar Loan for the same period if the Adjusted LIBO Rate were set on the date such Eurodollar Loan was prepaid or converted or the date on which the Borrowers failed to borrow, convert or continue such Eurodollar Loan. A certificate as to any additional amount payable under this Section 2.20 submitted to the Borrowers by any Lender (with a copy to the Administrative Agent) shall be conclusive, absent manifest error.
          Section 2.21Taxes.
     (a) Any and all payments by or on account of any obligation of the Borrowers hereunder shall be made free and clear of and without deduction for any Indemnified Taxes or Other Taxes; provided , that if the Borrowers shall be required to deduct any Indemnified Taxes or Other Taxes from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.21 ) the Administrative Agent, any Lender or the Issuing Bank (as the case may be) shall receive an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrowers shall make such deductions and (iii) the Borrowers shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.
     (b) In addition, the Borrowers shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

     (c) The Borrowers shall indemnify the Administrative Agent, each Lender and the Issuing Bank, within five (5) Business Days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes paid by the Administrative Agent, such Lender or the Issuing Bank, as the case may be, on or with respect to any payment by or on account of any obligation of the Borrowers hereunder (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section 2.21 ) and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrowers by a Lender or the Issuing Bank, or by the Administrative Agent on its own behalf or on behalf of a Lender or the Issuing Bank, shall be conclusive absent manifest error. Notwithstanding anything to the contrary contained in this Section 2.21(c) , the Borrowers shall not be obligated to indemnify the Administrative Agent, any Lender or the Issuing Bank for any portion of such penalties, interest and reasonable expenses to the extent such liability is attributable to a failure or delay by the Administrative Agent, such Lender or the Issuing Bank, as applicable, in making demand for such Indemnified Taxes or Other Taxes.
     (d) As soon as practicable after any payment of Indemnified Taxes or Other Taxes by the Borrowers to a Governmental Authority, the Borrowers shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.
     (e) Any Foreign Lender that is entitled to an exemption from or reduction of withholding tax under the Code or any treaty to which the United States is a party, with respect to payments under this Agreement shall deliver to the Borrowers (with a copy to the Administrative Agent), at the time or times prescribed by applicable law, such properly completed and executed documentation prescribed by applicable law or reasonably requested by the Borrowers as will permit such payments to be made without withholding or at a reduced rate. Without limiting the generality of the foregoing, each Foreign Lender agrees that it will deliver to the Administrative Agent and the Borrowers (or in the case of a Participant, to the Lender from which the related participation shall have been purchased), as appropriate, two (2) duly completed copies of (i) Internal Revenue Service Form W-8 ECI, or any successor form thereto, certifying that the payments received from the Borrowers hereunder are effectively connected with such Foreign Lender’s conduct of a trade or business in the United States; or (ii) Internal Revenue Service Form W-8 BEN, or any successor form thereto, certifying that such Foreign Lender is entitled to benefits under an income tax treaty to which the United States is a party which reduces the rate of withholding tax on payments of interest; or (iii) Internal Revenue Service Form W-8 BEN, or any successor form prescribed by the Internal Revenue Service, together with a certificate (A) establishing that the payment to the Foreign Lender qualifies as “portfolio interest” exempt from U.S. withholding tax under Code section 871(h) or 881(c), and (B) stating that (1) the Foreign Lender is not a bank for purposes of Code section 881(c)(3)(A), or the obligation of the Borrowers hereunder is not, with respect to such Foreign Lender, a loan agreement entered into in the ordinary course of its trade or business, within the meaning of that section; (2) the Foreign Lender is not a 10% shareholder of any Borrower within the meaning of Code section 871(h)(3) or 881(c)(3)(B); and (3) the Foreign Lender is

not a controlled foreign corporation that is related to a Borrower within the meaning of Code section 881(c)(3)(C); or (iv) such other Internal Revenue Service forms as may be applicable to the Foreign Lender, including Forms W-8 IMY or W-8 EXP. Each such Foreign Lender shall deliver to the Borrowers and the Administrative Agent such forms on or before the date that it becomes a party to this Agreement (or in the case of a Participant, on or before the date such Participant purchases the related participation). In addition, each such Foreign Lender shall deliver such forms promptly upon the obsolescence or invalidity of any form previously delivered by such Foreign Lender. Each such Foreign Lender shall promptly notify the Borrowers and the Administrative Agent at any time that it determines that it is no longer in a position to provide any previously delivered certificate to the Borrowers (or any other form of certification adopted by the Internal Revenue Service for such purpose).
     (f) Upon the Borrowers’ reasonable request, each Lender that is a “United States person” as defined in Section 7701(a)(30) of the Code shall deliver to the Borrowers and the Administrative Agent two (2) duly completed copies of Internal Revenue Service Form W-9 (or applicable successor form) to establish that such Lender is entitled to receive all payments from the Borrowers hereunder free and clear from withholding of United States federal income Tax.
     (g) If the Borrowers are required to pay additional amounts to the Administrative Agent, any Lender or the Issuing Bank pursuant to Section 2.21(a) or required to indemnify the Administrative Agent, any Lender or the Issuing Bank pursuant to Section 2.21(c) and if the Administrative Agent, such Lender or Issuing Bank may be entitled to a refund which is attributable to the imposition of Indemnified Taxes or Other Taxes giving rise to the payment of additional amounts or an indemnification payment, then the Administrative Agent, such Lender or the Issuing Bank shall use its best effort to obtain the refund by filing any forms, certificates, documents, applications or returns in a timely fashion. In the event that the Administrative Agent, Lender or Issuing Bank receives a refund in respect of Indemnified Taxes or Other Taxes as to which it has been paid additional amounts by the Borrowers pursuant to Section 2.21(a) or been indemnified pursuant to Section 2.21(c) , then the Administrative Agent, such Lender or the Issuing Bank shall promptly remit to the Borrowers the amount of such refund.
          Section 2.22Payments Generally; Pro Rata Treatment; Sharing of Set-offs.
     (a) The Borrowers shall make each payment required to be made by them hereunder (whether of principal, interest, fees or reimbursement of LC Disbursements, or of amounts payable under Sections 2.19 , 2.20 or 2.21 , or otherwise) prior to 12:00 noon (Atlanta, Georgia time) on the date when due, in immediately available funds, free and clear of any defenses, rights of set-off, counterclaim, or withholding or deduction of taxes. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Administrative Agent at the Payment Office, except payments to be made directly to the Issuing Bank or Swingline Lender as expressly provided herein and except that payments pursuant to Sections 2.19 , 2.20 and 2.21 and 10.3 shall be made directly to the Persons entitled thereto. The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be made payable for the period of such extension. All payments hereunder shall be made in Dollars.
     (b) If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, unreimbursed LC Disbursements, interest and fees then due hereunder, such funds shall be applied (i) first, towards payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, towards payment of principal and unreimbursed LC Disbursements then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and unreimbursed LC Disbursements then due to such parties.
     (c) If any Lender shall, by exercising any right of set-off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Revolving Loans or participations in LC Disbursements or Swingline Loans that would result in such Lender receiving payment of a greater proportion of the aggregate amount of its Revolving Loans and participations in LC Disbursements and Swingline Loans and accrued interest thereon than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Revolving Loans and participations in LC Disbursements and Swingline Loans of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Revolving Loans and participations in LC Disbursements and Swingline Loans; provided , that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not be construed to apply to any payment made by the Borrowers pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in LC Disbursements or Swingline Loans to any assignee or participant, other than to the Borrowers or any Subsidiary or Affiliate thereof (as to which the provisions of this paragraph shall apply). The Borrowers consent to the foregoing and agree, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrowers rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrowers in the amount of such participation.
     (d) Unless the Administrative Agent shall have received notice from the Borrowers prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or the Issuing Bank hereunder that the Borrowers will not make such payment, the Administrative Agent may assume that the Borrowers have made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the Issuing Bank, as the case may be, the amount or amounts due. In such event, if the Borrowers have not in fact made such payment, then each of the Lenders or the Issuing Bank, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or Issuing Bank with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.
     (e) If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.4(d), 2.7(b), 2.22(d),2.23(d ) or (e ) or 10.3(d ), then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by the Administrative Agent for the account of such Lender to satisfy such Lender’s obligations under such Sections until all such unsatisfied obligations are fully paid.
          Section 2.23Letters of Credit.
     (a) During the Availability Period, the Issuing Bank, in reliance upon the agreements of the other Lenders pursuant to Section 2.23(d ), agrees to issue, at the request of the Borrowers, Letters of Credit for the account of the Borrowers on the terms and conditions hereinafter set forth; provided , that (i) each Letter of Credit shall expire on the earlier of (A) the stated expiry date of such Letter of Credit (or in the case of any renewal or extension thereof, the expiry date of any such renewal or extension) and (B) the date that is five (5) Business Days prior to the Revolving Commitment Termination Date; (ii) each Letter of Credit shall be in a stated amount of at least $1,000,000; and (iii) the Borrowers may not request any Letter of Credit, if, after giving effect to such issuance (A) the aggregate LC Exposure would exceed the LC Commitment or (B) the aggregate Revolving Credit Exposure of all Lenders would exceed the lesser of the Aggregate Revolving Commitment Amount or the Borrowing Base. Upon the issuance of each Letter of Credit each Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Issuing Bank without recourse a participation in such Letter of Credit equal to such Lender’s Pro Rata Share of the aggregate amount available to be drawn under such Letter of Credit. Each issuance of a Letter of Credit shall be deemed to utilize the Revolving Commitment of each Lender by an amount equal to the amount of such participation.
     (b) To request the issuance of a Letter of Credit (or any amendment, renewal or extension of an outstanding Letter of Credit), the Borrowers shall give the Issuing Bank and the Administrative Agent irrevocable written notice at least three (3) Business Days prior to the requested date of such issuance specifying the date (which shall be a Business Day) such Letter of Credit is to be issued (or amended, extended or renewed, as the case may be), the expiration date of such Letter of Credit, the amount of such Letter of Credit, the name and address of the beneficiary thereof and such other information as shall be necessary to prepare, amend, renew or extend such Letter of Credit. In addition to the satisfaction of the conditions in Article III , the issuance of such Letter of Credit (or any amendment which increases the amount of such Letter of Credit) will be subject to the further conditions that such Letter of Credit shall be in such form and contain such terms as the Issuing Bank shall approve and that the Borrowers shall have executed and delivered any additional applications, agreements and instruments relating to such Letter of Credit as the Issuing Bank shall reasonably require; provided, that in the event of any conflict between such applications, agreements or instruments and this Agreement, the terms of this Agreement shall control.
     (c) At least two Business Days prior to the issuance of any Letter of Credit, the Issuing Bank will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has received such notice and if not, the Issuing Bank will provide the Administrative Agent with a copy thereof. Unless the Issuing Bank has received notice from the Administrative Agent on or before 2:00 p.m. on the Business Day immediately preceding the date the Issuing Bank is to issue the requested Letter of Credit (1) directing the Issuing Bank not to issue the Letter of Credit because such issuance is not then permitted hereunder because of the limitations set forth in Section 2.23(a ) or that one or more conditions specified in Article III are not then satisfied, then, subject to the terms and conditions hereof, the Issuing Bank shall, on the requested date, issue such Letter of Credit in accordance with the Issuing Bank’s usual and customary business practices.
     (d) The Issuing Bank shall examine all documents purporting to represent a demand for payment under a Letter of Credit promptly following its receipt thereof. The Issuing Bank shall notify the Borrowers and the Administrative Agent of such demand for payment and whether the Issuing Bank has made or will make a LC Disbursement thereunder; provided , that any failure to give or delay in giving such notice shall not relieve the Borrowers of their obligation to reimburse the Issuing Bank and the Lenders with respect to such LC Disbursement. The Borrowers shall be irrevocably and unconditionally obligated to reimburse the Issuing Bank for any LC Disbursements paid by the Issuing Bank in respect of such drawing, without presentment, demand or other formalities of any kind. Unless the Borrowers shall have notified the Issuing Bank and the Administrative Agent prior to 11:00 a.m. (Atlanta, Georgia time) on the Business Day immediately prior to the date on which such drawing is honored that the Borrowers intend to reimburse the Issuing Bank for the amount of such drawing in funds other than from the proceeds of Revolving Loans, the Borrowers shall be deemed to have timely given a Notice of Revolving Borrowing to the Administrative Agent requesting the Lenders to make a Base Rate Borrowing on the date on which such drawing is honored in an exact amount due to the Issuing Bank; provided , that for purposes solely of such Borrowing, the conditions precedent set forth in Section 3.2 hereof shall not be applicable. The Administrative Agent shall notify the Lenders of such Borrowing in accordance with Section 2.3 , and each Lender shall make the proceeds of its Base Rate Loan included in such Borrowing available to the Administrative Agent for the account of the Issuing Bank in accordance with Section 2.7 . The proceeds of such Borrowing shall be applied directly by the Administrative Agent to reimburse the Issuing Bank for such LC Disbursement .
     (e) If for any reason a Base Rate Borrowing may not be (as determined in the sole discretion of the Administrative Agent), or is not, made in accordance with the foregoing provisions, then each Lender (other than the Issuing Bank) shall be obligated to fund the participation that such Lender purchased pursuant to subsection (a) in an amount equal to its Pro Rata Share of such LC Disbursement on and as of the date which such Base Rate Borrowing should have occurred. Each Lender’s obligation to fund its participation shall be absolute and unconditional and shall not be affected by any circumstance, including without limitation (i) any setoff, counterclaim, recoupment, defense or other right that such Lender or any other Person may have against the Issuing Bank or any other Person for any reason whatsoever, (ii) the existence of a Default or an Event of Default or the termination of the Aggregate Revolving Commitments, (iii) any adverse change in the condition (financial or otherwise) of the Borrowers or any of their Subsidiaries , (iv) any breach of this Agreement by the Borrowers or any other Lender, (v) any amendment, renewal or extension of any Letter of Credit or (vi) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing. On the date that such participation is required to be funded, each Lender shall promptly transfer, in immediately available funds, the amount of its participation to the Administrative Agent for the account of the Issuing Bank. Whenever, at any time after the Issuing Bank has received from any such Lender the funds for its participation in a LC Disbursement, the Issuing Bank (or the Administrative Agent on its behalf) receives any payment on account thereof, the Administrative Agent or the Issuing Bank, as the case may be, will distribute to such Lender its Pro Rata Share of such payment; provided , that if such payment is required to be returned for any reason to the Borrowers or to a trustee, receiver, liquidator, custodian or similar official in any bankruptcy proceeding, such Lender will return to the Administrative Agent or the Issuing Bank any portion thereof previously distributed by the Administrative Agent or the Issuing Bank to it.
     (f) To the extent that any Lender shall fail to pay any amount required to be paid pursuant to paragraph (d) above on the due date therefor, such Lender shall pay interest to the Issuing Bank (through the Administrative Agent) on such amount from such due date to the date such payment is made at a rate per annum equal to the Federal Funds Rate; provided , that if such Lender shall fail to make such payment to the Issuing Bank within three (3) Business Days of such due date, then, retroactively to the due date, such Lender shall be obligated to pay interest on such amount at the rate set forth in Section 2.14(d) .
     (g) If any Event of Default shall occur and be continuing, on the Business Day that the Borrowers receive notice from the Administrative Agent or the Required Lenders demanding the deposit of cash collateral pursuant to this paragraph, the Borrowers shall deposit in an account with the Administrative Agent, in the name of the Administrative Agent and for the benefit of the Issuing Bank and the Lenders, an amount in cash equal to 105% of the LC Exposure as of such date plus any accrued and unpaid fees thereon; provided , that the obligation to deposit such cash collateral shall become effective immediately, and such deposit shall become immediately due and payable, without demand or notice of any kind, upon the occurrence of any Event of Default with respect to the Borrowers described in clause (g) or (h) of Section 8.1 . Such deposit shall be held by the Administrative Agent as collateral for the payment and performance of the obligations of the Borrowers under this Agreement. The Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account. Borrowers agree to execute any documents and/or certificates to effectuate the intent of this paragraph. Other than any interest earned on the investment of such deposits, which investments shall be made at the option and sole discretion of the Administrative Agent and at the Borrower’s risk and expense, such deposits shall not bear interest. Interest and profits, if any, on such investments shall accumulate in such account. Moneys in such account shall be applied by the Administrative Agent to reimburse the Issuing Bank for LC Disbursements for which it had not been reimbursed and to the extent so applied, shall be held for the satisfaction of the reimbursement obligations of the Borrowers for the LC Exposure at such time or, if the maturity of the Loans has been accelerated, with the consent of the Required Lenders, be applied to satisfy other obligations of the Borrowers under this Agreement and the other Loan Documents. If the Borrowers are required to provide an amount of cash collateral hereunder as a result of the occurrence of an Event of Default, such amount (to the extent not so applied as aforesaid) shall be returned to the Borrowers within three Business Days after all Events of Default have been cured or waived.
          (h) Promptly following the end of each calendar quarter, the Issuing Bank shall deliver (through the Administrative Agent) to each Lender and the Borrowers a report describing the aggregate Letters of Credit outstanding at the end of such Fiscal Quarter. Upon the request of any Lender from time to time, the Issuing Bank shall deliver to such Lender any other information reasonably requested by such Lender with respect to each Letter of Credit then outstanding.
          (i) The Borrowers’ obligation to reimburse LC Disbursements hereunder shall be absolute, unconditional and irrevocable and shall be performed strictly in accordance with the terms of this Agreement under all circumstances whatsoever and irrespective of any of the following circumstances:
     (i) Any lack of validity or enforceability of any Letter of Credit or this Agreement;
     (ii) The existence of any claim, set-off, defense or other right which the Borrowers or any Subsidiary or Affiliate of the Borrowers may have at any time against a beneficiary or any transferee of any Letter of Credit (or any Persons or entities for whom any such beneficiary or transferee may be acting), any Lender (including the Issuing Bank) or any other Person, whether in connection with this Agreement or the Letter of Credit or any document related hereto or thereto or any unrelated transaction;
     (iii) Any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect;
     (iv) Payment by the Issuing Bank under a Letter of Credit against presentation of a draft or other document to the Issuing Bank that does not comply with the terms of such Letter of Credit;
     (v) Any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section 2.23 , constitute a legal or equitable discharge of, or provide a right of setoff against, the Borrower’s obligations hereunder; or
     (vi) The existence of a Default or an Event of Default.
Neither the Administrative Agent, the Issuing Bank, the Lenders nor any Related Party of any of the foregoing shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to above), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of the Issuing Bank; provided , that the foregoing shall not be construed to excuse the Issuing Bank from liability to the Borrowers to the extent of any actual direct damages (as opposed to special, indirect (including claims for lost profits or other consequential damages), or punitive damages, claims in respect of which are hereby waived by the Borrowers to the extent permitted by applicable law) suffered by the Borrowers that are caused by the Issuing Bank’s failure to exercise due care when determining whether drafts or other documents presented under a Letter of Credit comply with the terms thereof. The parties hereto expressly agree, that in the absence of gross negligence or willful misconduct on the part of the Issuing Bank (as finally determined by a court of competent jurisdiction), the Issuing Bank shall be deemed to have exercised due care in each such determination. In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented that appear on their face to be in substantial compliance with the terms of a Letter of Credit, the Issuing Bank may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit.
     (j) Each Letter of Credit shall be subject to the Uniform Customs and Practices for Documentary Credits (1993 Revision), International Chamber of Commerce Publication No. 500, as the same may be amended from time to time, or to ISP 98 (International Standby Practices), as the same may be amended from time to time, and, to the extent not inconsistent therewith, the governing law of this Agreement set forth in Section 10.5 .
          Section 2.24Application of Payments.
     (a) Except for payments and other amounts received by the Administrative Agent and applied in accordance with the provisions of Section 2.24(b) below, all payments and any other amounts received by the Administrative Agent from or for the benefit of the Borrowers shall be applied as follows: first , to pay principal of, and interest on, any portion of the Loans the Administrative Agent may have advanced pursuant to the express provisions of this Agreement on behalf of any Lender, for which the Administrative Agent has not then been reimbursed by such Lender or the Borrowers, second , to pay all other Obligations then due and payable and third , as the Borrowers so designate. Payments in respect of Swingline Loans received by the Administrative Agent shall be distributed to the Swingline Lender; payments in respect of Revolving Loans received by the Administrative Agent shall be distributed to each Lender in accordance with its Pro Rata Share; and all payments of fees and all other payments in respect of any other Obligation shall be allocated among such of the Lenders and Issuing Bank as are entitled thereto and, for such payments allocated to the Lenders, in proportion to their respective Pro Rata Shares.
     (b) Each Borrower hereby irrevocably waives the right to direct the application of any and all payments in respect of the Obligations and any proceeds of Collateral after the occurrence and during the continuance of an Event of Default and agrees that, notwithstanding Section 2.24(a) above, the Administrative Agent may and, upon either (A) the written direction of the Required Lenders or (B) the acceleration of the Obligations, shall apply all payments in respect of any Obligations and all funds on deposit in any Cash Collateral Account and all other proceeds of Collateral in the following order:
     (i) first, to pay interest on and the principal of any portion of the Revolving Loans that the Administrative Agent or the Collateral Agent may have advanced on behalf of any Lender for which the Administrative Agent or Collateral Agent has not then been reimbursed by such Lender or the Borrowers;
     (ii) second, to pay Obligations in respect of any expense reimbursements or indemnities (except with respect to Banking Relationship Debt) then due to the Administrative Agent or the Collateral Agent;
     (iii) third, to pay Obligations in respect of any expense reimbursements or indemnities (except with respect to Banking Relationship Debt) then due to the Lenders and the Issuing Bank;
     (iv) fourth, to pay Obligations in respect of any fees (except with respect to Banking Relationship Debt) then due to the Administrative Agent, the Collateral Agent and the Issuing Bank;
     (v) fifth, to pay interest then due and payable in respect of the Loans and LC Exposure and fees due to any Lender;
     (vi) sixth, to pay or prepay principal amounts on the Loans and LC Exposure, to provide cash collateral for the LC Exposure in the manner described in Section 2.23(g) ( provided, however, that upon the expiration or termination of a Letter of Credit that has been cash collateralized such cash collateral shall be applied in accordance with the provisions of this Section 2.24(b) ), ratably to the aggregate principal amount of such Loans and LC Exposure;
     (vii) seventh, to the ratable payment of Obligations owing with respect to Banking Relationship Debt; and
     (viii) eighth, to the ratable payment of all other Obligations;
provided, however, that if sufficient funds are not available to fund all payments to be made in respect of any Secured Obligation described in any of clauses (i), (ii) , (iii) , (iv) , (v) , (vi), (vii) and (viii) above the available funds being applied with respect to any such Obligations (unless otherwise specified in such clause) shall be allocated to the payment of such Obligations ratably, based on the proportion of the Agents’ and each Lender’s or Issuing Bank’s interest in the aggregate outstanding Obligations described in such clauses; provided , however , that payments that would otherwise be allocated to the Lenders shall be allocated first to repay Agent Advances and Swingline Loans pro rata and then to the Lenders.
          Section 2.25Mitigation of Obligations. If any Lender requests compensation underSection 2.19, or if the Borrowers are required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.21 , then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the sole judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable under Section 2.19 or Section 2.21 , as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrowers hereby agree to pay all costs and expenses incurred by any Lender in connection with such designation or assignment.
               Section 2.26 Replacement of Lenders. If any Lender requests compensation under Section 2.19, or if the Borrowers are required to pay any additional amount to any Lender or any Governmental Authority of the account of any Lender pursuant to Section 2.21 , or if any Lender defaults in its obligation to fund Loans hereunder, then the Borrowers may, at their sole expense and effort, upon notice to such Lender and the Administrative Agent delivered within 30 days after the request for compensation or payment or the default by such Lender, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions set forth in Section 10.4(b) all its interests, rights and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender); provided, that (i) the Borrowers shall have received the prior written consent of the Administrative Agent, which consent shall not be unreasonably withheld, (ii) within 60 days after receipt of such notice, such Lender shall have received payment of an amount equal to the outstanding principal amount of all Loans owed to it, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (in the case of such outstanding principal and accrued interest) and from the Borrowers (in the case of all other amounts) and (iii) in the case of a claim for compensation under Section 2.19 or payments required to be made pursuant to Section 2.21 , such assignment will result in a reduction in such compensation or payments. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrowers to require such assignment and delegation cease to apply.
               Section 2.27 Agent Borrower. Each Borrower hereby irrevocably appoints Delek Refining, and Delek Refining agrees to act under this Agreement, as the agent and representative of itself and each other Borrower for all purposes under this Agreement (in such capacity, “Borrower Agent”), including requesting Borrowings, selecting whether any Loan or portion thereof is to bear interest as a Base Rate Borrowing or a Eurodollar Borrowing, and receiving account statements and other notices and communications to Borrowers (or any of them) from an Agent. The Agents may rely, and shall be fully protected in relying, on any request for a Borrowing, Notice of Conversion/Continuation, disbursement instructions, reports, information, Borrowing Base Certificate or any other notice or communication made or given by Borrower Agent, whether in its own name, on behalf of any Borrower or on behalf of “Borrowers,” and no Agent shall have any obligation to make any inquiry or request any confirmation from or on behalf of any other Borrower as to the binding effect on such Borrower of any such request for a Borrowing, Notice of Conversion Continuation, instruction, report, information, Borrowing Base Certificate or other notice or communication, nor shall the joint and several character of Borrowers’ liability for the Obligations be affected, provided that the provisions of this Section 2.27 shall not be construed so as to preclude any Borrower from directly requesting Borrowings or taking other actions permitted to be taken by “a Borrower” hereunder. The Administrative Agent may maintain a single Loan Account in the name of “Delek Refining” hereunder, and each Borrower expressly agrees to such arrangement and confirms that such arrangement shall have no effect on the joint and several character of such Borrower’s liability for the Obligations.
               Section 2.28 Nature and Extent of Each Borrower’s Liability.
          (a) Each Borrower shall be liable for, on a joint and several basis, and hereby guarantees the timely payment by all other Borrowers of, all of the Loans and other Obligations, regardless of which Borrower actually may have received the proceeds of any Loans or other extensions of credit hereunder or the amount of such Loans received or the manner in which Administrative Agent or any Lender accounts for such Loans or other extensions of credit on its books and records, it being acknowledged and agreed that Loans to any Borrower inure to the mutual benefit of all Borrowers and that the Agents and the Lenders are relying on the joint and several liability of Borrowers in extending the Loans and other financial accommodations hereunder. Each Borrower hereby unconditionally and irrevocably agrees that upon default in the payment when due (whether at stated maturity, by acceleration or otherwise) of any principal of, or interest owed on, any of the Loans or other Obligations, such Borrower shall forthwith pay the same, without notice or demand.
          (b) Each Borrower’s joint and several liability hereunder with respect to, and guaranty of, the Loans and other Obligations shall, to the fullest extent permitted by applicable law, be unconditional irrespective of (i) the validity, enforceability, avoidance or subordination of any of the Obligations or of any promissory note or other document evidencing all or any part of the Obligations, (ii) the absence of any attempt to collect any of the Obligations from any other Loan Party or any Collateral or other security therefor, or the absence of any other action to enforce the same, (iii) the waiver, consent, extension, forbearance or granting of any indulgence by an Agent or any Lender with respect to any provision of any instrument evidencing or securing the payment of any of the Obligations, or any other agreement now or hereafter executed by any other Borrower and delivered to an Agent or any Lender, (iv) the failure by an Agent to take any steps to perfect or maintain the perfected status of its security interest in or Lien upon, or to preserve its rights to, any of the Collateral or other security for the payment or performance of any of the Obligations or an Agent’s release of any Collateral or of its Liens upon any Collateral, (v) an Agent’s or Lenders’ election, in any proceeding instituted under the Bankruptcy Code, for the application of Section 1111(b)(2) of the Bankruptcy Code, (vi) any borrowing or grant of a security interest by any other Borrower, as debtor-in-possession under Section 364 of the Bankruptcy Code, (vii) the release or compromise, in whole or in part, of the liability of any Loan Party for the payment of any of the Obligations, (viii) any amendment or modification of any of the Loan Documents or any waiver of a Default or Event of Default, (ix) any increase in the amount of the Obligations beyond any limits imposed herein or in the amount of any interest, fees or other charges payable in connection therewith, or any decrease in the same, (x) the disallowance of all or any portion of an Agent’s or any Lender’s claims against any other Loan Party for the repayment of any of the Obligations under Section 502 of the Bankruptcy Code, or (xi) any other circumstance that might constitute a legal or equitable discharge or defense of any Borrower. After the occurrence and during the continuance of any Event of Default, the Administrative Agent may proceed directly and at once, without notice to any Loan Party, against any or all of the Loan

Parties to collect and recover all or any part of the Obligations, without first proceeding against any other Loan Party or against any Collateral or other security for the payment or performance of any of the Obligations, and each Borrower waives any provision under applicable law that might otherwise require an Agent to pursue or exhaust its remedies against any Collateral or a Loan Party before pursuing another Loan Party . Each Borrower consents and agrees that no Agent shall be under any obligation to marshal any assets in favor of any Loan Party or against or in payment of any or all of the Obligations.
          (c) No payment or payments made by a Loan Party or received or collected by an Agent from a Borrower or any other Person by virtue of any action or proceeding or any setoff or appropriation or application at any time or from time to time in reduction of or in payment of the Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of any Borrower under this Agreement, each of whom shall remain jointly and severally liable for the payment and performance of all Loans and other Obligations until the Obligations are paid in full and this Agreement is terminated.
          (d) Each Borrower is unconditionally obligated to repay the Obligations as a joint and several obligor under this Agreement. If, as of any date, the aggregate amount of payments made by a Borrower on account of the Obligations and proceeds of such Borrower’s Collateral that are applied to the Obligations exceeds the aggregate amount of Loan proceeds actually used by such Borrower in its business (such excess amount being referred to as an “Accommodation Payment”), then each of the other Borrowers (each such Borrower being referred to as a “Contributing Borrower”) shall be obligated to make contribution to such Borrower (the “Paying Borrower”) in an amount equal to (A) the product derived by multiplying the sum of each Accommodation Payment of each Borrower by the Allocable Percentage of the Borrower from whom contribution is sought less (B) the amount, if any, of the then outstanding Accommodation Payment of such Contributing Borrower (such last mentioned amount which is to be subtracted from the aforesaid product to be increased by any amounts theretofore paid by such Contributing Borrower by way of contribution hereunder, and to be decreased by any amounts theretofore received by such Contributing Borrower by way of contribution hereunder); provided , however , that a Paying Borrower’s recovery of contribution hereunder from the other Borrowers shall be limited to that amount paid by the Paying Borrower in excess of its Allocable Percentage of all Accommodation Payments then outstanding of all Borrowers. As used herein, the term “Allocable Percentage” shall mean, on any date of determination thereof, a fraction the denominator of which shall be equal to the number of Borrowers who are parties to this Agreement on such date and the numerator of which shall be 1; provided , however , that such percentages shall be modified in the event that contribution from a Borrower is not possible by reason of insolvency, bankruptcy or otherwise by reducing such Borrower’s Allocable Percentage equitably and by adjusting the Allocable Percentage of the other Borrowers proportionately so that the Allocable Percentages of all Borrowers at all times equals 100%.
          (e) Each Borrower hereby subordinates any claims, including any right of payment, subrogation, contribution and indemnity, that it may have from or against any other Loan Party , and any successor or assign of any other Loan Party , including any trustee, receiver or debtor-in-possession, howsoever arising, due or owing or whether heretofore, now or hereafter existing, to the full and indefeasible payment of all of the Obligations.

ARTICLE III
CONDITIONS PRECEDENT TO LOANS AND LETTERS OF CREDIT
               Section 3.1Conditions To Effectiveness. The obligations of the Lenders (including the Swingline Lender) to make Loans and the obligation of the Issuing Bank to issue any Letter of Credit hereunder shall not become effective until the date on which each of the following conditions is satisfied (or waived in accordance with Section 10.2 ).
          (a) The Administrative Agent shall have received all fees and other amounts due and payable on or prior to the Closing Date, including all fees due under the Fee Letter as of the Closing Date, reimbursement or payment of all out-of-pocket expenses (including reasonable fees, charges and disbursements of counsel to the Administrative Agent) required to be reimbursed or paid by the Borrowers hereunder, under any other Loan Document and under any agreement with the Administrative Agent or SunTrust Capital Markets, Inc., as Sole Lead Arranger and Book Manager.
          (b) The Administrative Agent (or its counsel) shall have received the following:
     (i) a counterpart of this Agreement and the other Loan Documents signed by or on behalf of each party hereto or written evidence satisfactory to the Administrative Agent (which may include telecopy transmission of a signed signature page of this Agreement) that such party has signed a counterpart of this Agreement;
     (ii) a duly executed Revolving Credit Note payable to such Lender and the Swingline Note payable to the Swingline Lender;
     (iii) a Borrowing Base Certificate dated as of the Closing Date;
     (iv) the duly executed Qualified Marketing Documents;
     (v) a certificate of the Secretary or Assistant Secretary of each Loan Party in the form of Exhibit 3.1(b)(v) attaching and certifying copies of its bylaws and of the resolutions of its boards of directors, or partnership agreement or limited liability company agreement, or comparable organizational documents and authorizations, authorizing the execution, delivery and performance of the Loan Documents to which it is a party and certifying the name, title and true signature of each officer of such Loan Party executing the Loan Documents to which it is a party;
     (vi) certified copies of the articles or certificate of incorporation, certificate of organization or limited partnership, or other registered organizational documents of each Loan Party, together with certificates of good standing or existence, as may be available from the Secretary of State of the jurisdiction of organization of such Loan Party and each other jurisdiction where such Loan Party is required to be qualified to do business as a foreign corporation;

     (vii) a favorable written opinion of Fulbright & Jaworski LLP, counsel to the Loan Parties, addressed to the Administrative Agent and each of the Lenders, and covering such matters relating to the Loan Parties, the Loan Documents and the transactions contemplated therein as the Administrative Agent or the Required Lenders shall reasonably request; and
     (viii) certified copies of all consents, approvals, authorizations, registrations and filings and orders (if any) required to be made or obtained under any Requirement of Law, or by any Contractual Obligation of each Loan Party, in connection with the execution, delivery, performance, validity and enforceability of the Loan Documents or any of the transactions contemplated thereby, and the failure to obtain any of which would reasonably be expected to have a Material Adverse Effect and such consents, approvals, authorizations, registrations, filings and orders shall be in full force and effect and all applicable waiting periods shall have expired, and no investigation or inquiry by any Governmental Authority regarding this Agreement or any transaction being financed with the proceeds thereof shall be ongoing.
               Section 3.2Each Credit Event. The obligation of each Lender to make a Loan and of the Issuing Bank to issue, amend, renew or extend any Letter of Credit is subject to the satisfaction of the following conditions:
          (a) at the time of and immediately after giving effect to the making of such Loan or the issuance, amendment, renewal or extension of such Letter of Credit, as applicable, no Default or Event of Default shall have occurred and be continuing;
          (b) at the time of and immediately after giving effect to the making of such Loan or the issuance, amendment, renewal or extension of such Letter of Credit, as applicable, all representations and warranties of each Loan Party set forth in the Loan Documents shall be true and correct in all material respects on and as of the date of such Loan or the date of issuance, amendment, extension or renewal of such Letter of Credit (except to the extent relating to an earlier date, in which case such representations and warranties were true and correct in all material respects as of such earlier date), in each case before and after giving effect thereto;
          (c) the Borrowers shall have delivered the required Notice of Borrowing; and
          (d) the Collateral Agent shall have received each Borrowing Base Certificate then required by the terms of this Agreement.
          The making of each Loan and each issuance, amendment, extension or renewal of any Letter of Credit shall be deemed to constitute a representation and warranty by the Borrowers on the date thereof as to the matters specified in paragraphs (a), (b) and (c) of this Section 3.2 .
               Section 3.3Delivery of Documents. All of the Loan Documents, certificates, legal opinions and other documents and papers referred to in this Article III , unless otherwise specified, shall be delivered to the Administrative Agent for the account of each of the Lenders and, except for the Notes, Borrowing Base Certificates, or notices of Borrowings or Notices of Conversion/Continuation, in sufficient counterparts or copies for each of the Lenders and shall be in form and substance satisfactory in all respects to the Administrative Agent.
ARTICLE IV
REPRESENTATIONS AND WARRANTIES
          Each Borrower represents and warrants to the Agents and each Lender as follows:
               Section 4.1 Existence; Power. The Borrowers and each of their Subsidiaries (i) is duly organized, validly existing and in good standing as a corporation, partnership or limited liability company under the laws of the jurisdiction of its organization, (ii) has all requisite power and authority to carry on its business as now conducted, and (iii) is duly qualified to do business, and is in good standing, in each jurisdiction where such qualification is required, except where a failure to be so qualified and in good standing would not reasonably be expected to result in a Material Adverse Effect.
               Section 4.2 Organizational Power; Authorization. The execution, delivery and performance by each Loan Party of the Loan Documents to which it is a party are within such Loan Party’s organizational powers and have been duly authorized by all necessary organizational, and if required, shareholder, partner or member, action. This Agreement has been duly executed and delivered by the Borrowers, and constitutes, and each other Loan Document to which any Loan Party is a party, when executed and delivered by such Loan Party, will constitute, valid and binding obligations of the Borrowers or such Loan Party (as the case may be), enforceable against it in accordance with their respective terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity.
               Section 4.3 Governmental Approvals; No Conflicts. The execution, delivery and performance by the Borrowers of this Agreement, and by each Loan Party of the other Loan Documents to which it is a party (a) do not require any consent or approval of, registration or filing with, or any action by, any Governmental Authority, except those as have been obtained or made and are in full force and effect, (b) will not violate any Requirements of Law applicable to the Borrowers or any of their Subsidiaries or any judgment, order or ruling of any Governmental Authority, (c) will not violate or result in a default under any indenture, material agreement or other material instrument binding on the Borrowers or any of their Subsidiaries or any of its assets or give rise to a right thereunder to require any payment to be made by the Borrowers or any of their Subsidiaries and (d) will not result in the creation or imposition of any Lien on any asset of the Borrowers or any of their Subsidiaries , except Liens (if any) created under the Loan Documents.
               Section 4.4 [Reserved.]
               Section 4.5 Litigation and Environmental Matters.

          (a) Except for the matters set forth on Schedule 4.5, no litigation, investigation or proceeding of or before any arbitrators or Governmental Authorities is pending against or, to the knowledge of the Borrowers, threatened against or affecting the Borrowers or any of their Subsidiaries (i) as to which there is a reasonable possibility of an adverse determination that would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect or (ii) which in any manner draws into question the validity or enforceability of this Agreement or any other Loan Document.
          (b) Except for the matters set forth on Schedule 4.5 or except as would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect, neither the Borrowers nor any of their Subsidiaries (i) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (ii) has become subject to any Environmental Liability, (iii) has received notice of any claim with respect to any Environmental Liability or (iv) knows of any basis for any Environmental Liability.
               Section 4.6Compliance with Laws and Agreements. Except for the matters set forth on Schedule 4.6. The Borrowers and each Subsidiary is in compliance with (a) all Requirements of Law (except Environmental Laws, without limiting the representation made in Section 4.5(b) ) and all judgments, decrees and orders of any Governmental Authority and (b) all indentures, agreements or other instruments binding upon it or its properties, except where non-compliance, either singly or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.
               Section 4.7Investment Company Act, Etc. Neither the Borrowers nor any of their Subsidiaries is (a) an “investment company” or is “controlled” by an “investment company”, as such terms are defined in, or subject to regulation under, the Investment Company Act of 1940, as amended, or (b) otherwise subject to any other regulatory scheme limiting its ability to incur debt or requiring any approval or consent from or registration or filing with, any Governmental Authority in connection therewith.
               Section 4.8Taxes. The Borrowers and their Subsidiaries and each other Person for whose taxes the Borrowers or any Subsidiary could become liable have timely filed or caused to be filed all Federal income tax returns and all other material tax returns that are required to be filed by them, and have paid all taxes shown to be due and payable on such returns or on any assessments made against it or its property and all other material taxes, fees or other charges imposed on it or any of its property by any Governmental Authority, except where the same are currently being contested in good faith by appropriate proceedings and for which the Borrowers or such Subsidiary, as the case may be, has set aside on its books adequate reserves. The charges, accruals and reserves on the books of the Borrowers and their Subsidiaries in respect of such taxes are adequate, and no tax liabilities that could be materially in excess of the amount so provided are anticipated.
               Section 4.9Margin Regulations. None of the proceeds of any of the Loans or Letters of Credit will be used, directly or indirectly, for “purchasing” or “carrying” any “margin stock” with the respective meanings of each of such terms under Regulation U of the Board of Governors of the Federal Reserve System as now and from time to time hereafter in effect or for any purpose that violates the provisions of the Regulation U. Neither the Borrowers nor their Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying “margin stock.”
               Section 4.10ERISA. No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, would reasonably be expected to result in a Material Adverse Effect. The present value of all accumulated plan benefits under all Plans (determined utilizing the assumptions used for purposes of Statement of Financial Standards No. 35) did not, as of the most recent dates reflected in the most recent financial statements reflecting such amounts, exceed the fair market value of the assets of such Plans, except as disclosed in such financial statements.
               Section 4.11Ownership of Property.
          (a) Each of the Borrowers and their Subsidiaries has good title to, or valid leasehold interests in, all of its real and personal property material to the operation of its business, free and clear of Liens prohibited by this Agreement. All leases that individually or in the aggregate are material to the business or operations of the Borrowers and their Subsidiaries are valid and subsisting and are in full force.
          (b) Each of the Borrowers and their Subsidiaries owns, or is licensed, or otherwise has the right, to use, all patents, trademarks, service marks, trade names, copyrights and other intellectual property material to its business, and the use thereof by the Borrowers and their Subsidiaries does not infringe in any material respect on the rights of any other Person.
          (c) The properties of the Borrowers and their Subsidiaries are insured (except with respect to title) with financially sound and reputable insurance companies which are not Affiliates of the Borrowers, in such amounts with such deductibles and covering such risks as Borrowers believe are customarily carried by companies engaged in similar businesses and owning similar properties in localities where the Borrowers or any applicable Subsidiary operates.
               Section 4.12Disclosure. Each Borrower has disclosed to the Lenders all agreements, instruments, and corporate or other restrictions to which the Borrowers or any of their Subsidiaries is subject, and all other matters known to any of them, that, individually or in the aggregate, would reasonably be expected to result in a Material Adverse Effect. None of the reports (including without limitation all reports that the Borrowers are required to file with the Securities and Exchange Commission), financial statements, certificates or other information furnished by or on behalf of the Borrowers to the Administrative Agent or any Lender in connection with the negotiation or syndication of this Agreement or any other Loan Document or delivered hereunder or thereunder (as modified or supplemented by any other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, taken as a whole, in light of the circumstances under which they were made, not misleading.

               Section 4.13Labor Relations. Except as would not reasonably be expected to have a Material Adverse Effect. There are no strikes, lockouts or other material labor disputes or grievances against the Borrowers or any of their Subsidiaries , or, to the Borrower’s knowledge, threatened against or affecting the Borrowers or any of their Subsidiaries , and no significant unfair labor practice, charges or grievances are pending against the Borrowers or any of their Subsidiaries , or to the Borrower’s knowledge, threatened against any of them before any Governmental Authority. All payments due from the Borrowers or any of their Subsidiaries pursuant to the provisions of any collective bargaining agreement have been paid or accrued as a liability on the books of the Borrowers or any such Subsidiary, except where the failure to do so would not reasonably be expected to have a Material Adverse Effect.
               Section 4.14Subsidiaries.Schedule 4.14 sets forth the name of, the ownership interest of the Borrowers in, the jurisdiction of incorporation or organization of, and the type of, each Subsidiary and identifies each Subsidiary that is a Subsidiary Loan Party, in each case as of the Closing Date.
               Section 4.15Insolvency. After giving effect to the execution and delivery of the Loan Documents and the making of the Loans under this Agreement, neither the Borrowers nor any of their Subsidiaries will be “insolvent,” within the meaning of such term as defined in § 101 of Title 11 of the United States Code, as amended from time to time, or be unable to pay its debts generally as such debts become due, or have an unreasonably small capital to engage in any business or transaction, whether current or contemplated.
               Section 4.16Subordination of Subordinated Debt.
               This Agreement, and all amendments, modifications, extensions, renewals, refinancings and refundings hereof, constitute the “Senior Credit Agreement” within the meaning of the applicable Subordinated Debt Document; this Agreement, together with each of the other Loan Documents and all amendments, modifications, extensions, renewals, refinancings and refundings hereof and thereof, constitute “Senior Loan Documents” within the meaning the applicable Subordinated Debt Document; and the Revolving Loans and all other Obligations of the Borrowers to the Lenders and the Administrative Agent under this Agreement, the Notes and all other Loan Documents, and all amendments, modifications, extensions, renewals, refundings or refinancings of any of the foregoing constitute “Senior Indebtedness” of the Borrowers within the meaning of the applicable Subordinated Debt Document, and the holders thereof from time to time shall be entitled to all of the rights of a holder of “Senior Indebtedness” pursuant to the applicable Subordinated Debt Document.
               Section 4.17Accounts Agents may rely, in determining which Accounts are Eligible Accounts, on all statements and representations made by Borrowers with respect to any Account. Unless otherwise indicated in writing to Agents or excluded by Borrowers in their calculation of the Borrowing Base in any Borrowing Base Certificate, with respect to each Account, each Borrower warrants that:
          (a) It is genuine and in all respects what it purports to be, and it is not evidenced by a judgment;

          (b) It arises out of a completed, bona fide sale and delivery of goods by a Borrower in the Ordinary Course of Business and substantially in accordance with the terms and conditions of all purchase orders, contracts or other documents relating thereto and forming a part of the contract between a Borrower and the Account Debtor;
          (c) It is for a sum certain maturing as stated in the duplicate invoice covering such sale, a copy of which has been furnished or is available to Administrative Agent on request;
          (d) Such Account, and Administrative Agent’s security interest therein, is not, and will not (by voluntary act or omission of a Borrower or Delek Marketing) be in the future, subject to any offset, Lien, deduction, defense, dispute, counterclaim or any other adverse condition except for disputes resulting in returned goods where the amount in controversy is immaterial, and each such Account is absolutely owing to a Borrower and is not contingent in any respect or for any reason;
          (e) Neither Borrower nor Delek Marketing has made any agreement with any Account Debtor thereunder for any extension, compromise, settlement or modification of any such Account or any deduction therefrom, except discounts or allowances which are granted by a Borrower in the Ordinary Course of Business for prompt payment and which are reflected in the calculation of the net amount of each respective invoice related thereto and are reflected in the Schedules of Accounts submitted to Administrative Agent pursuant to Section 5.6(a) hereof;
          (f) To the best of such Borrower’s knowledge, there are no facts, events or occurrences which are reasonably likely to impair the validity or enforceability of such Account or reduce in any material respect the amount payable thereunder from the face amount of the invoice and statements delivered to Administrative Agent with respect thereto; and
          (g) To the best of such Borrower’s knowledge, the Account Debtor thereunder (1) had the capacity to contract at the time any contract or other document giving rise to the Account was executed and (2) is solvent.
               Section 4.18OFAC. No Loan Party (i) is a person whose property or interest in property is blocked or subject to blocking pursuant to Section 1 of Executive Order 13224 of September 23, 2001 Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism (66 Fed. Reg. 49079 (2001)), (ii) engages in any dealings or transactions prohibited by Section 2 of such executive order, or is otherwise associated with any such person in any manner violative of Section 2, or (iii) is a person on the list of Specially Designated Nationals and Blocked Persons or subject to the limitations or prohibitions under any other U.S. Department of Treasury’s Office of Foreign Assets Control regulation or executive order.
               Section 4.19Patriot Act. Each Loan Party is in compliance, in all material respects, with (i) the Trading with the Enemy Act, as amended, and each of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) and any other enabling legislation or executive order relating thereto, and (ii) the Uniting And Strengthening America By Providing Appropriate Tools Required To Intercept And Obstruct Terrorism (USA Patriot Act of 2001). No part of the proceeds of the Loans will be used, directly or indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended.
ARTICLE V
AFFIRMATIVE COVENANTS
     Each Borrower covenants and agrees that so long as any Lender has a Commitment hereunder or any Obligation remains unpaid or outstanding:
               Section 5.1Financial Statements and Other Information. The Borrower will deliver to the Agents and each Lender:
          (a) as soon as available and in any event within 90 days after the end of each Fiscal Year of Borrowers, (i) the annual audited report for such Fiscal Year for the Borrowers and their Subsidiaries, containing a consolidated balance sheet of the Borrowers and their Subsidiaries as of the end of such Fiscal Year and the related consolidated statements of income, stockholders’ equity and cash flows (together with all footnotes thereto) of the Borrowers and their Subsidiaries for such Fiscal Year, setting forth in each case in comparative form the figures for the previous Fiscal Year, all in reasonable detail and reported on by Ernst& Young or other independent public accountants reasonably acceptable to the Administrative Agent (without a “going concern” or like qualification, exception or explanation and without any qualification or exception as to scope of such audit) to the effect that such financial statements present fairly in all material respects the financial condition and the results of operations of the Borrowers and their Subsidiaries for such Fiscal Year on a consolidated and consolidating basis in accordance with GAAP and that the examination by such accountants in connection with such consolidated financial statements has been made in accordance with generally accepted auditing standards; provided , however , that so long as Delek US Holdings is required to file and has timely filed a 10-K with the SEC, such filing will be deemed to satisfy the foregoing covenant (unless such filings contain a “going concern” or like qualification, exception or explanation and unless such filings contain a qualification or exception as to scope of such audit), and (ii) the unaudited consolidated balance sheet of the Borrowers and their Subsidiaries as of the end of such Fiscal Year and the related consolidated statements of income, stockholders’ equity and cash flows of the Borrowers and their Subsidiaries for such Fiscal Year, setting forth in each case in comparative form the figures for the previous Fiscal Year, and certified by a Responsible Officer.
          (b) as soon as available and in any event within 60 days after the end of each Fiscal Quarter of the Borrowers, an unaudited consolidated and consolidating balance sheet of the Borrowers and their Subsidiaries as of the end of such Fiscal Quarter and the related unaudited consolidated and consolidating statements of income and cash flows of the Borrowers and their Subsidiaries for such Fiscal Quarter and the then elapsed portion of such

Fiscal Year, setting forth in each case in comparative form the figures for the corresponding quarter and the corresponding portion of Borrowers’ previous Fiscal Year;
          (c) as soon as available and in any event within 30 days after the end of each month, an unaudited consolidated and consolidating balance sheet of the Borrowers and their Subsidiaries as of the end of such month and the related unaudited consolidated and consolidating statements of income and cash flows of the Borrowers and their Subsidiaries for such month and the then elapsed portion of such Fiscal Year, setting forth in each case in comparative form the figures for the corresponding month and the corresponding portion of Borrowers’ previous Fiscal Year, when applicable;
          (d) concurrently with the delivery of the financial statements referred to in clauses (a), (b) and (c) above, a Compliance Certificate signed by (x) one of the principal executive officer, the principal financial officer or treasurer and (y) any other Responsible Officer of the Borrowers;
          (e) concurrently with the delivery of the financial statements referred to in clause (a) above, any management letters issued by the accounting firm in connection with such financial statements;
          (f) no later than 30 days after the commencement of each Fiscal Year, deliver to the Agents Projections for such Fiscal Year; and
          (g) promptly following any request therefor, such other information regarding the results of operations, business affairs and financial condition of the Borrowers or any Subsidiary as the Administrative Agent or any Lender may reasonably request.
               Section 5.2Lien Perfection. Promptly upon the request of an Agent, the Borrowers will execute all Uniform Commercial Code financing statements, and amendments and continuation statements thereto, provided for by applicable law together with any and all other instruments, assignments or documents and shall take such other action as may be required to perfect or continue the perfection of the Administrative Agent’s (on behalf of the Administrative Agent, the Lenders and the Issuing Banks) security interest in the Collateral. The Borrowers hereby authorize the Administrative Agent to execute and file any such financing statement on the Borrowers’ behalf to the extent permitted by applicable law.
               Section 5.3Location of Collateral; Consignment of Inventory. All Collateral, other than Inventory in transit and Inventory sold in the Ordinary Course of Business, will at all times be kept by the Borrowers and their Subsidiaries at one or more of the business locations of Borrowers or their Subsidiaries set forth in Schedule 5.3 . The Inventory shall not, without the prior written approval of the Agents, be moved therefrom except as permitted in the immediately preceding sentence and so long as no Event of Default exists, (i) sales or other dispositions of assets permitted pursuant to Section 7.6 hereof and (ii) the storage of Inventory at locations within the continental United States other than those specified in the first sentence of this Section 5.3 if (A) Borrowers give the Agents written notice of the new storage location outside of (x) the state, or (y) if the Uniform Commercial Code as in effect in such state has a county filing requirement, the county, in which it is currently stored at least thirty (30) days prior to storing Inventory at such location, (B) the Administrative Agent’s security interest in such Inventory is and continues to be a duly perfected, first priority Lien thereon, and (C) neither the Borrowers’ nor an Agent’s right of entry upon the premises where such Inventory is stored or its right to remove the Inventory therefrom, is more restricted than at the prior location of such Inventory.
                Section 5.4Protection of Collateral. All insurance expenses and expenses of protecting, storing, warehousing, insuring, handling, maintaining and shipping the Collateral (including, without limitation, all rent payable by Borrowers to any landlord of any premises where any of the Collateral may be located), and any and all excise, property, sales, and use taxes imposed by any state, federal, or local authority on any of the Collateral or in respect of the sale thereof, shall be borne and paid by Borrowers. If Borrowers fail to promptly pay any portion thereof when due, the Lenders may, at their option, after notice to the Borrowers, but shall not be required to, make a Base Rate Revolving Loan for such purpose and pay the same directly to the appropriate Person; provided that Borrowers shall not be deemed to have made any representations under Section 3.2(a) in connection therewith. Borrowers agree to reimburse the Lenders promptly therefor with interest accruing thereon daily at the Default Interest rate provided in this Agreement. All sums so paid or incurred by the Lenders for any of the foregoing and all reasonable costs and expenses (including reasonable attorneys’ fees, reasonable legal expenses, and court costs) which the Lenders may incur in enforcing or protecting the Lien on or rights and interest in the Collateral or any of their rights or remedies under this or any other agreement between the parties hereto or in respect of any of the transactions to be had hereunder until paid by Borrowers to the Lenders with interest at the Default Interest rate, shall be considered Obligations owing by Borrowers to the Lenders hereunder. Such Obligations shall be secured by all Collateral and by any and all other collateral, security, assets, reserves, or funds of Borrowers in or coming into the hands or inuring to the benefit of the Lenders. Neither the Collateral Agent, the Administrative Agent nor the Lenders shall be liable or responsible in any way for the safekeeping of any of the Collateral or for any loss or damage thereto (except for reasonable care in the custody thereof while any Collateral is in the Lenders’ actual possession) or for any diminution in the value thereof, or for any act or default of any warehouseman, carrier, forwarding agency, or other person whomsoever, but the same shall be at the Borrowers’ sole risk.
                Section 5.5Assignments and Records of Accounts. If so requested by an Agent following an Event of Default and for so long as the same shall be continuing, the Borrowers shall execute and deliver to the Administrative Agent formal written assignments of all of the Accounts weekly (unless the Collateral Agent requests that such assignments be executed and delivered more frequently), which shall include all Accounts that have been created since the date of the last assignment, together with copies of invoices or invoice registers related thereto. Borrowers shall keep accurate and complete records of the Accounts and all payments and collections thereon.
                Section 5.6Administration of Accounts.
          (a) Records and Schedules of Accounts. Each Borrower shall keep accurate and complete records of its Accounts and all payments and collections thereon and shall submit to the Collateral Agent on such periodic basis as the Collateral Agent shall request a sales and collections report for the preceding period, in form satisfactory to the Collateral Agent; provided that Collateral Agent shall not request such report more than once during any 30 day period for so long as no Event of Default exists. Each Borrower shall also provide to the Collateral Agent on or before the 20th day of each month, (i) a detailed aged trial balance of all Accounts existing as of the last day of the preceding month, specifying the names, addresses, face value, dates of invoices and due dates for each Account Debtor obligated on an Account so listed (“Schedule of Accounts”), (ii) upon the Collateral Agent’s request therefor, copies of proof of delivery and a copy of all documents, including repayment histories and present status reports relating to the Accounts so scheduled, (iii) a reconciliation of the Borrowers’ Accounts aging report to the Borrowers’ general ledger and applicable Borrowing Base Certificates delivered to the Collateral Agent and (iv) such other matters and information relating to the status of then existing Accounts as the Collateral Agent shall reasonably request. In addition, if Accounts in an aggregate face amount in excess of $1,500,000 cease to be Eligible Accounts in whole or in part, Borrowers shall notify the Collateral Agent of such occurrence promptly (and in any event within 2 Business Days) after any Borrower’s having obtained knowledge of such occurrence and the Borrowing Base shall thereupon be adjusted to reflect such occurrence.
          (b) Discounts, Disputes and Returns. If any Borrower grants any discounts, allowances or credits that are not shown on the face of the invoice for the Account involved, such Borrower shall report such discounts, allowances or credits, as the case may be to the Collateral Agent as part of the next required Schedule of Accounts. If any amounts due and owing in excess of $1,500,000 are in dispute between any Borrower and any Account Debtor, or if any returns are made in excess of $1,500,000 with respect to any Accounts owing from an Account Debtor, such Borrower shall provide the Collateral Agent with written notice thereof at the time of submission of the next Schedule of Accounts, explaining in reasonable detail the reason for the dispute or return, all claims related thereto and the amount in controversy. At any time an Event of Default exists, the Collateral Agent shall have the right to settle or adjust all disputes and claims directly with the Account Debtor and to compromise the amount or extend the time for payment of any Accounts comprising a part of the Collateral upon such terms and conditions as the Collateral Agent may deem advisable, and to charge the deficiencies, costs and expenses thereof, including attorneys’ fees, to Borrowers. Borrowers shall not permit Delek Marketing to grant any discounts, allowances or credits as to any Account which Borrowers would not otherwise be permitted to grant under this Section 5.6(b), provided that such discounts, allowances or credits are either shown on the face of the invoice for the Account involved or such discounts, allowances or credits, as the case may be, are reported by the Borrowers to the Collateral Agent as part of the next required Schedule of Accounts.
          (c) Taxes. If an Account of any Borrower includes a charge for any Taxes payable to any Governmental Authority, and unless the Borrowers are diligently contesting the payment of such Taxes in good faith and by appropriate proceedings and for which adequate reserves have been set aside on Borrowers’ books, the Administrative Agent is authorized, in its sole discretion, upon notice to the Borrowers and after the Borrowers’ failure or inability to pay such Tax, to pay such Tax (without duplication of other payments made with respect to any such Tax), the amount thereof to the proper taxing authority for the account of such Borrower and to charge Borrowers therefor; provided, however, that neither the Administrative Agent nor Lenders shall be liable for any Taxes that may be due by Borrowers.

          (d) Account Verifications. For so long as an Event of Default exists, the Collateral Agent shall have the right, in the name of the Collateral Agent, any designee of the Collateral Agent or any Borrower to verify the validity, amount or any other matter relating to any Accounts of such Borrower by mail, telephone, telegraph or otherwise, provided that from and after any date on which the Excess Availability Conditions are not satisfied (and thereafter until the Reinstatement Conditions are satisfied), Collateral Agent shall have the right at any time or times, in the name of the Collateral Agent, any designee of the Collateral Agent or any Borrower, to conduct such verifications whether or not an Event of Default exists, provided , further , that the Collateral Agent will endeavor in good faith to notify the Borrowers after any such request for verification, but the Collateral Agent shall have no liability, nor shall the Borrowers have any recourse against the Collateral Agent, in the event the Collateral Agent fails to so notify the Borrowers. Borrowers shall cooperate fully with the Collateral Agent in an effort to facilitate and promptly conclude any such verification process.
          (e) Maintenance of Dominion Account. The Borrowers shall maintain a Dominion Account at SunTrust (or such other bank acceptable to the Administrative Agent) pursuant to arrangements acceptable to the Administrative Agent. The Borrowers shall issue to SunTrust an irrevocable letter of instruction directing such bank to deposit all payments or other remittances received in the Dominion Account. Borrowers shall enter into agreements, in form satisfactory to the Administrative Agent, with each bank at which a Dominion Account is maintained by which such bank shall immediately transfer to the Cash Collateral Account all monies deposited to the Dominion Account. All funds deposited in each Dominion Account shall be subject to the Administrative Agent’s Lien. Borrowers shall obtain the agreement (in favor of and in form and content satisfactory to the Administrative Agent) by each bank at which a Dominion Account is maintained to waive any offset rights against the funds deposited into such Dominion Account, except offset rights in respect of charges incurred in the administration of such Dominion Account. Neither Agent nor any Lender assumes any responsibility to Borrowers for such Dominion Account, including any claim of accord and satisfaction or release with respect to deposits accepted by any bank thereunder.
          (f) Collection of Accounts and Proceeds of Collateral. To expedite collection, each Borrower shall endeavor in the first instance to make collection of such Borrower’s Accounts for the Administrative Agent and Lenders. Borrowers shall request in writing and otherwise take such reasonable steps to ensure that all Account Debtors forward payment directly to such Dominion Account (or other collection arrangements related to the Dominion Account), and deposit and cause its Subsidiaries to deposit or cause to be deposited promptly, and in any event no later than the first Business Day after the date of receipt thereof, all cash, checks, drafts or other similar items of payment relating to or constituting payments made in respect of any and all Collateral (whether or not otherwise delivered to pursuant to such collection arrangements) into the Dominion Account. Borrowers shall issue to each bank servicing such collection arrangements an irrevocable letter of instruction directing such bank to deposit all payments or other remittances received by it to the Dominion Account. All Payment Items received by any Borrower in respect of its Accounts, together with the proceeds of any other Collateral, shall be held by such Borrower as trustee of an express trust for the Administrative Agent’s and Lenders’ benefit; such Borrower shall immediately deposit same in kind in the Dominion Account.

          (g) Application of Proceeds; Cash Collateral Account. The balance in each Dominion Account shall be swept at least once on each Business Day to a Cash Collateral Account maintained at SunTrust. If at any time there are any Loans outstanding, or any other Obligations which are then due and payable, (i) for so long as no Event of Default exists the Administrative Agent shall apply the balance of any Cash Collateral Account as the Borrowers may direct to the repayment of such Loans or other Obligations or (ii) if the Borrowers have not so directed the Administrative Agent or at any time an Event of Default exists, the Borrowers authorize the Administrative Agent to apply the balance in a Cash Collateral Account as the Administrative Agent may elect, in repayment of such Loan or other Obligation; provided ,however , that in the event that the Administrative Agent elects to apply such amount (or a portion thereof) in repayment of a Eurodollar Rate Loan, such amount shall at the Borrowers’ option, in lieu of being applied in repayment of such Eurodollar Rate Loan, be held by the Administrative Agent for application to such Loan on the last day of the Interest Period applicable thereto or otherwise applied to Borrowers’ obligations under Section 2.20 . The Borrowers agree that each Cash Collateral Account shall be under the sole dominion and control of the Administrative Agent. Without limiting the foregoing, funds on deposit in any Cash Collateral Account, after application to any outstanding Loans or other Obligations shall be invested only in cash and Permitted Investments, which shall be made at any time when no Event of Default exists at the direction of the Borrowers. At any time when an Event of Default exists each Lender maintaining a Cash Collateral Account, at the direction of the Administrative Agent, shall promptly remit all funds in the Cash Collateral Account maintained by such Lender to a Cash Collateral Account maintained at SunTrust as the Administrative Agent shall designate. Without limiting the foregoing, for so long as an Event of Default exists, all sums held in a Cash Collateral Account may be held in cash or may be invested in such Permitted Investments as the Administrative Agent alone may elect. Neither of the Borrowers nor any Person claiming on behalf of or through a Borrower shall have any right to demand payment of any funds held in any Cash Collateral Account at any time prior to the termination of all outstanding Letters of Credit, the payment in full of all then outstanding and payable monetary Obligations and termination of the Revolving Credit Commitments. Notwithstanding the foregoing, the Administrative Agent shall be authorized to apply all funds and Permitted Investments in a Cash Collateral Account as provided in Section 2.24(b) and the Loan Documents.
          (h) Notification of Account Debtors. The Administrative Agent retains the right at all times after an Event of Default has occurred and is continuing to notify Account Debtors of any Borrower that Accounts have been assigned to the Administrative Agent and to collect Accounts directly in its own name and to charge to Borrowers the collection costs and expenses incurred by the Agents, including reasonable attorneys’ fees.
          (i) Limitations on Bank Accounts. Except as otherwise disclosed in this Agreement, the Borrowers and their Subsidiaries shall not open any deposit account unless the depository bank for such deposit account is a Lender that has entered into a Deposit Account Control Agreement reasonably acceptable to the Administrative Agent. As of the Closing Date, all bank accounts of any nature of the Borrowers and their Subsidiaries are listed on Schedule 5.6 and such Schedule designates which such accounts are deposit accounts.
                Section 5.7Administration of Inventory.

          (a) Records and Reports of Inventory. Each Borrower shall keep accurate and complete records of its Inventory (including records showing the cost thereof and daily withdrawals therefrom and additions thereto) and shall furnish the Collateral Agent inventory reports respecting such Inventory in form and detail satisfactory to the Collateral Agent at such times as the Collateral Agent may request, but so long as no Event of Default has occurred and is continuing, no more frequently than once each week unless the Collateral Agent shall elect to receive such reports on a more frequent basis (provided that, notwithstanding the foregoing, certain items noted in Schedule IV , shall only be updated on a weekly basis). Each Borrower shall, at its own expense, conduct a physical inventory no less frequently than annually (and on a more frequent basis if requested by the Collateral Agent when an Event of Default exists) and periodic cycle counts consistent with such Borrower’s historical practices and shall provide to the Collateral Agent a report based on each such physical inventory and cycle count promptly after completion thereof, together with such supporting information as the Collateral Agent shall request. The Agents may participate in and observe each physical count or inventory, which participation shall be at Borrowers’ expense at any time that an Event of Default exists.
          (b) Returns of Inventory. No Borrower shall return any of its Inventory to a supplier or vendor thereof, or any other Person, whether for cash, credit against future purchases or then existing payables, or otherwise, unless (i) such return is in the Ordinary Course of Business of such Borrower and such Person; (ii) no Event of Default has occurred and is continuing or would result therefrom; (iii) the return of such Inventory will not result in an Out-of-Formula Condition; (iv) such Borrower promptly notifies the Collateral Agent thereof if the aggregate value of all Inventory returned in any month exceeds $1,500,000; and (v) any payments received by such Borrower in connection with any such return are promptly turned over to the Administrative Agent for application to the Obligations.
          (c) Acquisitions and Sale of Inventory. No Borrower shall acquire or accept any Inventory on consignment or approval. No Borrower shall sell any Inventory to any customer on approval or any other basis upon which the customer has a right to return (except if non-conforming) or obligates any Borrower to repurchase such Inventory.
          (d) Maintenance of Inventory. Borrowers shall produce, use, store and maintain all Inventory with all reasonable care and caution in accordance with applicable standards of any insurance and in conformity with Applicable Law (including the requirements of the FLSA) and will maintain current rent payments (within applicable grace periods provided for in leases) at all locations at which any Inventory is maintained or stored.

                Section 5.8Marketing Agreement; Etc. The Administrative Agent hereby consents to Delek Refining entering into the Marketing Agreement and the Services Agreement, provided that such consent shall not be deemed to modify in any respect the obligations of Borrowers under this Section 5 or elsewhere in this Agreement with respect to the Accounts or any other Collateral. Borrowers shall comply in all material respects with the terms and provisions of the Qualified Marketing Documents having application to Borrowers and notify the Administrative Agent promptly of any material non-compliance, unreasonable delay or other default of which written notice was issued or received by a Borrower at any time occurring under any of such documents.
                Section 5.9Borrowing Base Certificates. For so long as the Excess Availability Conditions are satisfied Borrowers shall deliver to the Collateral Agent (and the Collateral Agent shall, on request from a Lender, promptly deliver to such Lender) a Borrowing Base Certificate as of the 18 th day and the last Business Day of each month, in each case for the semi-monthly period ending not more than two (2) Business Days earlier. At any date after the Excess Availability Conditions are not satisfied (and thereafter until the Reinstatement Conditions are satisfied), Borrowers shall deliver to the Collateral Agent (and the Collateral Agent shall, on request from a Lender, promptly deliver to such Lender) a Borrowing Base Certificate weekly as of each Wednesday (or the next Business Day) in respect of the prior week, or at such more frequent intervals as the Collateral Agent may request (provided that, notwithstanding the foregoing, certain items as noted in Schedule IV , shall only be updated on a weekly basis). All calculations of Availability in connection with any Borrowing Base Certificate shall originally be made by the Borrowers and certified by a Responsible Officer to the Agents, provided that the Agents shall have the right to review and adjust, in the exercise of their credit judgment, any such calculation (i) to reflect their reasonable estimate of declines in value of any of the Collateral described therein and (ii) to the extent that such calculation is not in accordance with this Agreement or does not accurately reflect the amount of the Availability Reserve. No less frequently than bi-weekly, a Borrowing Base Certificate shall indicate, without limitation, the Account Debtors of a Borrower who are also creditors of Mapco and the availability on any applicable date of Mapco under its working capital credit facility for purposes of the Agents’ determination of the applicability and extent of the Mapco Reserve.
                Section 5.10Notices of Material Events. The Borrowers will furnish to each Agent prompt written notice, upon a Responsible Officer’s obtaining actual knowledge, of any of the following:
          (a) the occurrence of any Default or Event of Default;
          (b) the filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority against or, to the knowledge of the Borrowers, affecting the Borrowers or any Subsidiary which, if adversely determined, would reasonably be expected to result in a Material Adverse Effect;
          (c) the occurrence of any event or any other development by which the Borrowers or any of their Subsidiaries (i) fails to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (ii) becomes subject to any Environmental Liability, (iii) receives notice of any claim with respect to any Environmental Liability, or (iv) becomes aware of any basis for any Environmental Liability and in each of the preceding clauses, which individually or in the aggregate, would reasonably be expected to result in a Material Adverse Effect;
          (d) the occurrence of any ERISA Event that alone, or together with any other ERISA Events that have occurred, would reasonably be expected to result in liability of the Borrowers and their Subsidiaries in an aggregate amount exceeding $100,000;
          (e) the occurrence of any default or event of default, or the receipt by Borrowers or any of their Subsidiaries of any written notice of an alleged default or event of default, in respect of any Material Indebtedness of the Borrowers or any of their Subsidiaries;
          (f) the entering into by a Borrower of any Exchange Agreement and the material terms of such agreement;
          (g) any material transaction with an Affiliate of a Borrower, whether or not in the Ordinary Course of Business;
          (h) any material claim made or asserted by a Borrower against the Seller or by the Seller against a Borrower in connection with the Acquisition;
          (i) the receipt by the Borrowers or any of their Subsidiaries of any notice of material non-compliance with or violation of any applicable federal, state or local law, statute or regulation governing the sale, storage or transportation of oil or any such agreement; and
          (j) any material non-compliance, unreasonable delay or other default of which written notice was issued or received by a Borrower under a Qualified Marketing Document or the termination of any Qualified Marketing Document;
          (k) any other development that results in, or would reasonably be expected to result in, a Material Adverse Effect.
Each notice delivered under this Section 5.10 shall be accompanied by a written statement of a Responsible Officer setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.
                Section 5.11Existence; Conduct of Business. The Borrowers will, and will cause each of their Subsidiaries to, do or cause to be done all things necessary to preserve, renew and maintain in full force and effect its legal existence and its respective rights, licenses, permits, privileges, franchises, patents, copyrights, trademarks and trade names, in each case material to the conduct of its business, and will continue to engage in the same business as presently conducted or such other businesses that are reasonably related thereto; provided, that nothing in this Section 5.11 shall prohibit any merger, consolidation, liquidation or dissolution permitted under Section 7.3 .
                Section 5.12Compliance with Laws, Etc. The Borrowers will, and will cause each of their Subsidiaries to, comply with all laws, rules, regulations and requirements of any Governmental Authority applicable to its business and properties, including without limitation, all Environmental Laws, ERISA and OSHA, except where the failure to do so, either individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.
                Section 5.13Payment of Obligations. The Borrowers will, and will cause each of their Subsidiaries to, pay and discharge at or before maturity, all of their obligations and liabilities (including without limitation all tax liabilities and claims that could result in a statutory Lien) before the same shall become delinquent or in default, except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings, (b) the Borrowers or such Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP and (c) the failure to make payment pending such contest could not reasonably be expected to result in a Material Adverse Effect.
                Section 5.14Books and Records. The Borrowers will, and will cause each of their Subsidiaries to, keep proper books of record and account in which full, true and correct entries shall be made of all dealings and transactions in relation to their business and activities to the extent necessary to prepare the consolidated financial statements of Borrowers in conformity with GAAP.
                Section 5.15Visitation, Inspection, Etc. The Borrowers will, and will cause each of their Subsidiaries to, permit any representative of the Agents or any Lender, to visit and inspect their properties, to examine their books and records, to perform audits, appraisals or valuations and to make copies and take extracts therefrom, and to discuss their affairs, finances and accounts with any of their officers and with their independent certified public accountants, all at such reasonable times and as often as the Agents or any Lender may reasonably request after reasonable prior notice to the Borrowers; provided ,however , that if an Event of Default has occurred and is continuing, no prior notice shall be required; provided , further , however , that the Borrowers’ obligations in respect of the costs and expenses of any such visits or inspections shall be as provided inSection 2.15(f) .
                Section 5.16Maintenance of Properties; Insurance. The Borrowers will, and will cause each of their Subsidiaries to, (a) keep and maintain all property material to the conduct of their businesses in good working order and condition, ordinary wear and tear excepted, and (b) maintain insurance including, but not limited to, public liability, product liability, business interruption and fidelity coverage insurance, in such amounts and against such risks as would be customary for companies in the same industry and of comparable size as the Borrowers from responsible companies having and maintaining an A.M. Best rating of “A minus” or better and being in a size category of VI or larger or otherwise reasonably acceptable to the Administrative Agent, provided, that SCOR Reinsurance Company shall be acceptable to the Administrative Agent for so long as it maintains a rating not lower than BBB by S&P, B+ by A.M. Best or Baa3 by Moody’s. In addition to the foregoing, Borrowers further agree to maintain and pay for insurance upon all goods constituting Collateral wherever located, in storage or in transit in vehicles, including goods evidenced by documents, covering casualty, hazard, public liability and such other risks and in such amounts as would be customary for companies in the same industry and of comparable size as Borrowers, from responsible companies having and maintaining an A.M. Best rating of “A minus” or better and being in a size category of VI or larger or otherwise reasonably acceptable to the Administrative Agent to insure the Administrative Agent’s interest in such Collateral. All such property insurance policies shall name the Administrative Agent as loss payee and all liability insurance policies shall name the Administrative Agent as additional insured. The Borrowers shall deliver the original certificates of insurance evidencing that the required insurance is in force together with satisfactory lender’s loss payable and additional insured, as applicable, endorsements. Each policy of insurance or endorsement shall contain a clause requiring the insurer to give not less than thirty (30) days’ prior written notice to the Administrative Agent in the event of cancellation or modification of the policy for any reason whatsoever and a clause that the interest of the Administrative Agent shall not be impaired or invalidated by any act or neglect of the Borrowers or owner of the Collateral nor by the occupation of the premises for purposes more hazardous than are permitted by said policy. If Borrowers fail to provide and pay for such insurance, the Administrative Agent may, at Borrowers’ expense, procure the same, but shall not be required to do so. The Borrowers agree to deliver to the Administrative Agent, promptly as rendered, true copies of all reports made in any reporting forms to insurance companies at the Administrative Agent’s request.
                Section 5.17Use of Proceeds and Letters of Credit. The Borrowers will use the proceeds of all Loans to finance working capital needs , capital expenditures and for other general corporate purposes of the Borrowers and their Subsidiaries. No part of the proceeds of any Loan will be used, whether directly or indirectly, for any purpose that would violate any rule or regulation of the Board of Governors of the Federal Reserve System, including Regulations T, U or X. All Letters of Credit will be used for general corporate purposes.
                Section 5.18[Reserved]
               Section 5.19 Subordinated Working Capital Facility. On any Availability Support Trigger Date occurring after any date on which the Excess Availability Conditions are not satisfied (and thereafter until the Reinstatement Conditions are satisfied), the Administrative Agent may require the Borrowers to obtain (a “Funding Request”), and the Borrowers shall obtain no later than five (5) days after the date of any such Funding Request, advances under the Subordinated Working Capital Credit Documents in amounts on any applicable date of not less than $2,000,000, less the lowest daily Availability during the five (5) consecutive Business Days immediately preceding the date of any such Funding Request, and each day thereafter for so long as Availability shall be less than $2,000,000, provided that the Borrowers shall not be obligated to incur Subordinated Working Capital Indebtedness hereunder in an aggregate amount exceeding $5,000,000 outstanding at any time. The Borrowers may request advances under the Subordinated Working Capital Documents in excess of such required amounts from time to time upon prior notice to the Agents. The Borrowers may repay Subordinated Working Capital Indebtedness, whether incurred voluntarily or otherwise hereunder, if and only if, (i) Availability shall have been greater than $2,000,000 for five (5) consecutive Business Days preceding any repayment date, (ii) after giving effect to such repayments there will be not less than $2,000,000 of Availability for five (5) consecutive Business Days thereafter, (iii) the aggregate amount of such repayments do not exceed the amount of the Subordinated Working Capital Indebtedness plus interest and other fees at a rate not to exceed 10% per annum in the aggregate, and (iv) no Default or Event of Default exists. Amounts repaid in respect of Subordinated Working Capital Indebtedness, to the extent permitted under the provisions of this Section 5.19, shall be deemed applied first to that portion of the Subordinated Working Capital Indebtedness voluntarily incurred by the Borrowers, to the extent thereof, and next to Subordinated Working Capital Indebtedness incurred to satisfy the requirements of this Section 5.19 .
ARTICLE VI
FINANCIAL COVENANTS
          Each Borrower covenants and agrees that so long as any Lender has a Commitment hereunder or any Obligation remains unpaid or outstanding:
                Section 6.1Fixed Charge Coverage Ratio. From and after any date on which the Excess Availability Conditions are not satisfied (and thereafter until the Reinstatement Conditions are satisfied), the Borrowers shall maintain, as of the end of the immediately preceding Fiscal Quarter and each Fiscal Quarter thereafter, a Fixed Charge Coverage Ratio of not less than (a) 1.10: 1.00 for the Fiscal Quarter ending September 30, 2006, (b) 1.15:1.00 for the Fiscal Quarters ending December 31, 2006 and March 31 and June 30, 2007, and (c) 1.25:1.00 for the Fiscal Quarter ending September 30, 2007 and as of the last day of each Fiscal Quarter thereafter.
                Section 6.2Capital Expenditures. On any date on which the Excess Availability Conditions are not satisfied (and thereafter until the Reinstatement Conditions are satisfied), the Borrowers shall not make Capital Expenditures if, after giving effect thereto, the following limitations would be exceeded: (a) $67,000,000 during the Fiscal Year ending December 31, 2006, exclusive, however, of capital assets valued up to $6,000,0000 acquired on or about August 1, 2006, by Delek Refining from Pride Companies, L.P. and its Affiliates; (b) $40,000,000 during the Fiscal Year ending December 31, 2007; or (c) $10,000,000 during the Fiscal Year ending December 31, 2008, provided , that up to $7,500,000 of Capital Expenditures permitted in any Fiscal Year that were not made in such Fiscal Year may be carried to the next, and only the next, Fiscal Year.
ARTICLE VII
NEGATIVE COVENANTS
          Each Borrower covenants and agrees that so long as any Lender has a Commitment hereunder or any Obligation remains outstanding:
                Section 7.1Indebtedness and Preferred Equity. The Borrowers will not, and will not permit any of their Subsidiaries to, create, incur, assume or suffer to exist any Indebtedness, except:
          (a) Indebtedness created pursuant to the Loan Documents;
          (b) Indebtedness of the Borrowers and their Subsidiaries existing on the date hereof and set forth on Schedule 7.1 and extensions, renewals and replacements of any such Indebtedness that do not increase the outstanding principal amount thereof (immediately prior to giving effect to such extension, renewal or replacement) or shorten the maturity or the weighted average life thereof;
          (c) Indebtedness of the Borrowers or any Subsidiary incurred to finance the acquisition, construction or improvement of any fixed or capital assets, including Capital Lease Obligations, and any Indebtedness assumed in connection with the acquisition of any such assets or secured by a Lien on any such assets prior to the acquisition thereof to the extent consistent with the provisions of Section 6.2 ;
          (d) Indebtedness of the Borrowers owing to any Subsidiary and of any Subsidiary owing to a Borrower or any other Subsidiary; provided , that any such Indebtedness that is owed to a Subsidiary that is not a Subsidiary Loan Party shall be subject to Section 7.4 ;
          (e) Guarantees by a Borrower of Indebtedness of any Subsidiary and by any Subsidiary of Indebtedness of a Borrower or any other Subsidiary; provided , that Guarantees by any Loan Party of Indebtedness of any Subsidiary that is not a Subsidiary Loan Party shall be subject to Section 7.4 ;
          (f) Permitted Subordinated Debt;
          (g) Indebtedness in respect of Hedging Obligations permitted by Section 7.10; and
          (h) other unsecured Indebtedness of a Borrower or its Subsidiaries in an aggregate principal amount not to exceed $5,000,000.
No Borrower will, nor will it permit any Subsidiary to, issue any preferred stock or other preferred equity interests that (i) matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise, (ii) is or may become redeemable or repurchaseable by a Borrower or such Subsidiary at the option of the holder thereof, in whole or in part or (iii) is convertible or exchangeable at the option of the holder thereof for Indebtedness or preferred stock or any other preferred equity interests described in this paragraph, on or prior to, in the case of clause (i), (ii) or (iii), the first anniversary of the Revolving Commitment Termination Date.
                Section 7.2 Negative Pledge. The Borrowers will not, and will not permit any of their Subsidiaries to, create, incur, assume or suffer to exist any Lien on any of their assets or property now owned or hereafter acquired or, except:
          (a) Liens securing the Obligations;
          (b) Permitted Liens;
          (c) any Liens on any property or asset of a Borrower or any Subsidiary existing on the Closing Date set forth onSchedule 7.2 ; provided , that such Lien shall not apply to any other property or asset of such Borrower or any Subsidiary;
          (d) purchase money Liens upon or in any fixed or capital assets to secure the purchase price or the cost of construction or improvement of such fixed or capital assets or to secure Indebtedness incurred solely for the purpose of financing the acquisition, construction or improvement of such fixed or capital assets (including Liens securing any Capital Lease Obligations); provided , that (i) such Lien secures Indebtedness permitted by Section 7.1(c ), (ii) such Lien attaches to such asset concurrently or within 90 days after the acquisition, improvement or completion of the construction thereof; (iii) such Lien does not extend to any other asset; and (iv) the Indebtedness secured thereby does not exceed the cost of acquiring, constructing or improving such fixed or capital assets;
          (e) any Lien (i) existing on any asset of any Person at the time such Person becomes a Subsidiary of a Borrowers, (ii) existing on any asset of any Person at the time such Person is merged with or into a Borrower or any Subsidiary of a Borrower or (iii) existing on any asset prior to the acquisition thereof by a Borrower or any Subsidiary of a Borrower; provided , that any such Lien was not created in the contemplation of any of the foregoing and any such Lien secures only those obligations which it secures on the date that such Person becomes a Subsidiary or the date of such merger or the date of such acquisition; and
          (f) extensions, renewals, or replacements of any Lien referred to in paragraphs (a) through (d) of this Section 7.2; provided, that the principal amount of the Indebtedness secured thereby is not increased and that any such extension, renewal or replacement is limited to the assets originally encumbered thereby.
                Section 7.3Fundamental Changes.
          (a) The Borrowers will not, and will not permit any Subsidiary to, merge into or consolidate into any other Person, or permit any other Person to merge into or consolidate with it, or sell, lease, transfer or otherwise dispose of (in a single transaction or a series of transactions) all or substantially all of its assets (in each case, whether now owned or hereafter acquired) or all or substantially all of the stock of any of their Subsidiaries (in each case, whether now owned or hereafter acquired) or liquidate or dissolve; provided , that if at the time thereof and immediately after giving effect thereto, no Default or Event of Default shall have occurred and be continuing (i) a Borrower or any Subsidiary may merge with a Person if a Borrower (or such Subsidiary if such Borrower is not a party to such merger) is the surviving Person, (ii) any Subsidiary may merge into another Subsidiary; provided , that if any party to such merger is a Subsidiary Loan Party, the Subsidiary Loan Party shall be the surviving Person, (iii) any Subsidiary may sell, transfer, lease or otherwise dispose of all or substantially all of its assets to the Borrowers or to a Subsidiary Loan Party and (iv) any Subsidiary (other than a Subsidiary Loan Party) may liquidate or dissolve if the Borrowers determine in good faith that such liquidation or dissolution is in the best interests of the Borrowers and is not materially disadvantageous to the Lenders; provided , that any such merger involving a Person that is not a wholly-owned Subsidiary immediately prior to such merger shall not be permitted unless also permitted by Section 7.4 . Nothing in this Section 7.3(a) shall affect the rights and obligations of the Borrowers under the Marketing Agreement.
          (b) The Borrowers will not, and will not permit any of their Subsidiaries to, engage in any business other than businesses of the type conducted by the Borrowers and their Subsidiaries on the date hereof and businesses reasonably related thereto.

                Section 7.4Investments, Loans, Etc. The Borrowers will not, and will not permit any of their Subsidiaries to, purchase, hold or acquire (including pursuant to any merger with any Person that was not a wholly-owned Subsidiary prior to such merger), any common stock, evidence of indebtedness or other securities (including any option, warrant, or other right to acquire any of the foregoing) of, make or permit to exist any loans or advances to, Guarantee any obligations of, or make or permit to exist any investment or any other interest in, any other Person (all of the foregoing being collectively called “Investments”), or purchase or otherwise acquire (in one transaction or a series of transactions) any assets of any other Person that constitute a business unit, or create or form any Subsidiary, except:
          (a) Investments (other than Permitted Investments) existing on the date hereof and set forth on Schedule 7.4 (including Investments in Subsidiaries);
          (b) Permitted Investments;
          (c) Guarantees constituting Indebtedness permitted by Section 7.1;
          (d) Investments made by the Borrowers in or to any Subsidiary and by any Subsidiary to the Borrowers or in or to another Subsidiary; provided , that the aggregate amount of Investments by Loan Parties in or to, and Guarantees by Loan Parties of Indebtedness of any Subsidiary that is not a Subsidiary Loan Party (including all such Investments and Guarantees existing on the Closing Date), shall not exceed $1,000,000 at any time outstanding;
          (e) loans or advances to employees, officers or directors of the Borrowers or any Subsidiary in the ordinary course of business for travel, relocation and related expenses; provided, however, that the aggregate outstanding amount of all such loans and advances does not exceed $300,000 at any time;
          (f) Hedging Transactions permitted by Section 7.10; and
          (g) Other Investments which in the aggregate do not exceed $1,000,000 in any Fiscal Year.
                Section 7.5Restricted Payments. The Borrowers will not, and will not permit their Subsidiaries to, declare or make, or agree to pay or make, directly or indirectly, any dividend on any class of its stock, or make any payment on account of, or set apart assets for a sinking or other analogous fund for, the purchase, redemption, retirement, defeasance or other acquisition of, any shares of common stock or Indebtedness subordinated to the Obligations of the Borrowers or any Guarantee thereof or any options, warrants, or other rights to purchase such common stock or such Indebtedness, whether now or hereafter outstanding (each, a “Restricted Payment “), except for (i) dividends payable by the Borrowers solely in shares of any class of their common stock, (ii) Restricted Payments made by any Subsidiary to the Borrowers or to another Subsidiary, on at least a pro rata basis with any other shareholders if such Subsidiary is not wholly owned by a Borrower and other wholly owned Subsidiaries, (iii) dividends or distributions in respect of its stock or equity interests, provided that on any date on which the Excess Availability Conditions are not satisfied (and thereafter until the Reinstatement Conditions are satisfied) neither Borrower shall pay any cash dividend or distribution in respect of any class of its stock or equity interests until after payment in full of the

Subordinated Note and, after such payment in full, each of the Conditions to Dividends shall have been satisfied as of the date of and after giving effect to any such dividend or distribution, (iv) fees payable under the Management Agreement, provided that on any date on which the Excess Availability Conditions are not satisfied (and thereafter until the Reinstatement Conditions are satisfied) the Borrowers shall not pay any fees under the Management Agreement if, after giving effect to such payments, the aggregate fees paid in the applicable Fiscal Year would exceed $2,500,000, (v) amounts payable under the Marketing Agreement, (vi) payments permitted in respect of Permitted Subordinated Debt, and (viii) reimbursements paid to an Affiliate for direct operating expenses paid by such Affiliate on behalf of a Borrower.
                Section 7.6Sale of Assets. The Borrowers will not, and will not permit any of their Subsidiaries to, convey, sell, lease, assign, transfer or otherwise dispose of, any of its assets, business or property, whether now owned or hereafter acquired, or, in the case of any Subsidiary, issue or sell any shares of such Subsidiary’s Capital Stock to any Person other than a Borrower or any wholly-owned Subsidiary of a Borrower (or to qualify directors if required by applicable law), except:
          (a) the sale or other disposition for fair market value of obsolete or worn out property or other property not necessary for operations disposed of in the ordinary course of business;
          (b) the sale of inventory and Permitted Investments in the ordinary course of business; and
          (c) the sale or other disposition of such assets in an aggregate amount not to exceed $1,000,000 in any Fiscal Year.
                Section 7.7Transactions with Affiliates. The Borrowers will not, and will not permit any of their Subsidiaries to, sell, lease or otherwise transfer any property or assets to, or purchase, lease or otherwise acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates, except, after written notice to the Agents (except with respect to clauses (d), (e) and (f) below), (a) in the ordinary course of business at prices and on terms and conditions not less favorable to the Borrowers or such Subsidiary than could be obtained on an arm’s-length basis from unrelated third parties provided , that no such Accounts arising from sales to Mapco shall be permitted unless either (i) such Accounts are LC Backed Accounts, or (ii) for so long as Availability is greater than $20,000,000, the Borrowers may enter into transactions giving rise to Accounts owing by Mapco that are not LC Backed Accounts but in an aggregate amount not to exceed $5,000,000 at any time outstanding, (b) transactions between or among the Borrowers and any Subsidiary Loan Party not involving any other Affiliates, (c) any Restricted Payment permitted by Section 7.5 , (d) payments under the Management Agreement subject to the restrictions set forth in Section 7.5 and (e) payments under the Marketing Agreement and (f) any transactions contemplated by the Services Agreement and the Marketing Agreement.
                Section 7.8Restrictive Agreements. The Borrowers will not, and will not permit any Subsidiary to, directly or indirectly, enter into, incur or permit to exist any agreement that prohibits, restricts or imposes any condition upon (a) the ability of the

Borrowers or any Subsidiary to create, incur or permit any Lien upon any of its assets or properties, whether now owned or hereafter acquired, or (b) the ability of any Subsidiary to pay dividends or other distributions with respect to its common stock, to make or repay loans or advances to the Borrowers or any other Subsidiary, to Guarantee Indebtedness of the Borrowers or any other Subsidiary or to transfer any of its property or assets to a Borrower or any Subsidiary of a Borrower; provided , that (i) the foregoing shall not apply to restrictions or conditions imposed by law or by this Agreement or any other Loan Document, (ii) the foregoing shall not apply to customary restrictions and conditions contained in agreements relating to the sale of a Subsidiary pending such sale, provided such restrictions and conditions apply only to the Subsidiary that is sold and such sale is permitted hereunder, (iii) clause (a) shall not apply to restrictions or conditions imposed by any agreement relating to secured Indebtedness permitted by this Agreement if such restrictions and conditions apply only to the property or assets securing such Indebtedness or to customary provisions in leases restricting the assignment thereof.
                Section 7.9Sale and Leaseback Transactions. The Borrowers will not, and will not permit any of the Subsidiaries to, enter into any arrangement, directly or indirectly, whereby it shall sell or transfer any property, real or personal, used or useful in its business, whether now owned or hereinafter acquired, and thereafter rent or lease such property or other property that it intends to use for substantially the same purpose or purposes as the property sold or transferred.
                Section 7.10Hedging Transactions. The Borrowers will not, and will not permit any of the Subsidiaries to, enter into any Hedging Transaction, other than Hedging Transactions entered into in the ordinary course of business to hedge or mitigate interest rate or commodity pricing risks to which the Borrowers or any Subsidiary is exposed in the conduct of its business or the management of its liabilities; provided , that the Borrowers shall not enter into any Hedging Transactions with counterparties other than financial institutions that have combined capital and surplus and undivided profits of not less than $500,000,000, Persons whose senior, long term unsecured debt has an actual or implied rating at or above BBB- from S&P or the equivalent or higher rating by any other nationally recognized rating agency, or such other Persons as shall be reasonably acceptable to the Administrative Agent. Solely for the avoidance of doubt, the Borrowers acknowledge that a Hedging Transaction entered into for speculative purposes or of a speculative nature (which shall be deemed to include any Hedging Transaction under which the Borrowers or any of their Subsidiaries is or may become obliged to make any payment (i) in connection with the purchase by any third party of any common stock or any Indebtedness or (ii) as a result of changes in the market value of any common stock or any Indebtedness) is not a Hedging Transaction entered into in the ordinary course of business to hedge or mitigate interest rate risks.
                Section 7.11Amendment to Material Documents. The Borrowers will not, and will not permit any of their Subsidiaries to, amend, modify or waive, in a manner materially adverse to the Lenders, any of their rights under (a) their respective certificates of incorporation, bylaws or other organizational documents, (b) the Asset Purchase Agreement or (c) any Qualified Marketing Document (it being acknowledged that the operation of escalation clauses and other pricing and fee adjustments as contemplated by the Qualified

Marketing Documents in accordance with their tenor as of the Closing Date will not constitute amendments, modifications or waivers thereof).
                Section 7.12Permitted Subordinated Indebtedness.
          (a) The Borrowers will not, and will not permit any of their Subsidiaries to (i) prepay, redeem, repurchase or otherwise acquire for value any Permitted Subordinated Debt, or (ii) make any principal, interest or other payments on any Permitted Subordinated Debt that is not expressly permitted by the subordination provisions of the Subordinated Debt Documents.
          (b) The Borrowers will not, and will not permit any of their Subsidiaries to, agree to or permit any amendment, modification or waiver of any provision of any Subordinated Debt Document if the effect of such amendment, modification or waiver is to (i) increase the interest rate on such Permitted Subordinated Debt or change (to earlier dates) the dates upon which principal and interest are due thereon; (ii) alter the redemption, prepayment or subordination provisions thereof; (iii) alter the covenants and events of default in a manner that would make such provisions more onerous or restrictive to the Borrowers or any such Subsidiary; or (iv) otherwise increase the obligations of the Borrowers or any Subsidiary in respect of such Permitted Subordinated Debt or confer additional rights upon the holders thereof which individually or in the aggregate would be adverse to the Borrowers or any of their Subsidiaries or to the Agents or the Lenders.
                Section 7.13Accounting Changes. The Borrowers will not, and will not permit any of their Subsidiaries to, make any significant change in accounting treatment or reporting practices, except as required by GAAP, or change the fiscal year of the Borrowers or of any of their Subsidiaries, except to change the fiscal year of a Subsidiary to conform its fiscal year to that of the Borrowers.
                Section 7.14Lease Obligations. The Borrowers will not, and will not permit any Subsidiary to, create or suffer to exist any obligations for the payment under operating leases or agreements to lease (but excluding any obligations under leases required to be classified as capital leases under GAAP having a term of five years or more) which would cause the present value of the direct or contingent liabilities of the Consolidated Companies under such leases or agreements to lease, on a consolidated basis, to exceed $1,000,000 in the aggregate in any Fiscal Year.
ARTICLE VIII
EVENTS OF DEFAULT
                Section 8.1Events of Default. If any of the following events (each an “Event of Default”) shall occur:
          (a) the Borrowers shall fail to pay any principal of any Loan or of any reimbursement obligation in respect of any LC Disbursement when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment or otherwise; or

          (b) the Borrowers shall fail to pay any interest on any Loan or any fee or any other amount (other than an amount payable under clause (a) of this Section 8.1 ) payable under this Agreement or any other Loan Document, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of three (3) Business Days; or
          (c) any representation or warranty made or deemed made by or on behalf of the Borrowers or any Subsidiary in or in connection with this Agreement or any other Loan Document (including the Schedules attached thereto) and any amendments or modifications hereof or waivers hereunder, or in any certificate, report, financial statement or other document submitted to the Administrative Agent or the Lenders by any Loan Party or any representative of any Loan Party pursuant to or in connection with this Agreement or any other Loan Document shall prove to be incorrect in any material respect when made or deemed made or submitted; or
          (d) the Borrowers shall fail to observe or perform any covenant or agreement contained in (i) Sections 5.1, 5.2, or 5.11 (with respect to the Borrowers’ existence) or Articles VI or VII , or (ii) with respect to the Borrowers’ obligation to deliver Borrowing Base Certificates under Section 5.9 , such failure shall remain unremedied (i) one (1) Business Day on more than three occasions during any 30 day period during any period in which Borrowing Base Certificates are deliverable daily and (ii) three (3) Business Days during a period in which Borrowing Base Certificates are deliverable less frequently; or
          (e) any Loan Party shall fail to observe or perform any covenant or agreement contained in this Agreement (other than those referred to in clauses (a), (b) and (d) above) or any other Loan Document, and such failure shall remain unremedied for 30 days after the earlier of (i) any Responsible Officer of a Borrower becomes aware of such failure, or (ii) written notice thereof shall have been given to the Borrower by an Agent or any Lender; or
          (f) any Subordinated Debt Document shall cease to be in full force and effect or the validity or enforceability thereof is disaffirmed by or on behalf of any subordinated lender party thereto, or any Obligations fail to constitute “Senior Indebtedness” for purposes of the applicable Subordinated Debt Document, or all or any part of the Permitted Subordinated Debt is accelerated, declared to be due and payable, or is required to be prepaid or redeemed, in each case prior to the stated maturity thereof or the holder of any Permitted Subordinated Debt shall breach the terms of any subordination agreement with an Agent or the Lenders; or
          (g) the Borrowers or any Subsidiary (whether as primary obligor or as guarantor or other surety) shall fail to pay any principal of, or premium or interest on, any Material Indebtedness that is outstanding, when and as the same shall become due and payable (whether at scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument evidencing or governing such Indebtedness; or any other event shall occur or condition shall exist under any agreement or instrument relating to such Indebtedness and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such event or condition is to accelerate, or permit the acceleration of, the maturity of such Indebtedness; or any such Indebtedness shall be declared to be due and payable, or required to be prepaid or redeemed (other than by a regularly scheduled required prepayment or redemption), purchased or defeased, or any offer to prepay, redeem, purchase or defease such Indebtedness shall be required to be made, in each case prior to the stated maturity thereof; or
          (h) a Borrower or any Subsidiary shall (i) commence a voluntary case or other proceeding or file any petition seeking liquidation, reorganization or other relief under any federal, state or foreign bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a custodian, trustee, receiver, liquidator or other similar official of its or any substantial part of its property, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (i) of this Section 8.1 , (iii) apply for or consent to the appointment of a custodian, trustee, receiver, liquidator or other similar official for a Borrower or any such Subsidiary for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors, or (vi) take any action for the purpose of effecting any of the foregoing; or
          (i) an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of a Borrower, any Subsidiary or its debts, or any substantial part of its assets, under any federal, state or foreign bankruptcy, insolvency or other similar law now or hereafter in effect or (ii) the appointment of a custodian, trustee, receiver, liquidator or other similar official for a Borrower or any Subsidiary for a substantial part of its assets, and in any such case, such proceeding or petition shall remain undismissed for a period of 60 days or an order or decree approving or ordering any of the foregoing shall be entered; or
          (j) a Borrower or any Subsidiary shall become unable to pay, shall admit in writing its inability to pay, or shall fail to pay, its debts as they become due; or
          (k) an ERISA Event shall have occurred that, when taken together with other ERISA Events that have occurred, would reasonably be expected to result in a Material Adverse Effect; or
          (l) any judgment or order for the payment of money in excess of $2,000,000 in the aggregate, which shall be rendered against a Borrower or any Subsidiary, and either (i) enforcement proceedings shall have been commenced by any creditor upon such judgment or order or (ii) there shall be a period of 30 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or
          (m) any non-monetary judgment or order shall be rendered against a Borrower or any Subsidiary that could reasonably be expected to have a Material Adverse Effect, and there shall be a period of 30 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or
          (n) a Change in Control shall occur or exist; or
          (o) any Loan Document shall for any reason cease to be valid and binding on, or enforceable against, any Loan Party that is a party thereto, or any Loan Party shall so state in writing, or any Loan Party shall seek to terminate a Loan Document;

then, and in every such event (other than an event with respect to the Borrowers described in clause (h) or (i) of this Section 8.1) and at any time thereafter during the continuance of such event, the Administrative Agent may, and upon the written request of the Required Lenders shall, by notice to the Borrowers, take any or all of the following actions, at the same or different times: (i) terminate the Commitments, whereupon the Commitment of each Lender shall terminate immediately, (ii) declare the principal of and any accrued interest on the Loans, and all other Obligations owing hereunder, to be, whereupon the same shall become, due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrowers, (iii) exercise all remedies contained in any other Loan Document, and (iv) exercise any other remedies available at law or in equity; and that, if an Event of Default specified in either clause (h) or (i) shall occur, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon, and all fees, and all other Obligations shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrowers.
ARTICLE IX
THE ADMINISTRATIVE AGENT AND THE COLLATERAL AGENT
                Section 9.1Appointment of Agents.
          (a) Each Lender irrevocably appoints SunTrust Bank as the Administrative Agent and as the Collateral Agent and authorizes each to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent and the Collateral Agent, respectively, under this Agreement and the other Loan Documents, together with all such actions and powers that are reasonably incidental thereto. The Administrative Agent and the Collateral Agent may perform any of their duties hereunder or under the other Loan Documents by or through any one or more sub-agents or attorneys-in-fact appointed by the either. The Administrative Agent, the Collateral Agent and any such sub-agent or attorney-in-fact may perform any and all of their duties and exercise their rights and powers through their respective Related Parties. The exculpatory provisions set forth in this Article shall apply to any such sub-agent or attorney-in-fact and the Related Parties of the Administrative Agent or the Collateral Agent, any such sub-agent and any such attorney-in-fact and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent and the Collateral Agent.
          (b) The Issuing Bank shall act on behalf of the Lenders with respect to any Letters of Credit issued by it and the documents associated therewith until such time and except for so long as the Administrative Agent may agree at the request of the Required Lenders to act for the Issuing Bank with respect thereto; provided, that the Issuing Bank shall have all the benefits and immunities (i) provided to the Administrative Agent in this Article with respect to any acts taken or omissions suffered by the Issuing Bank in connection with Letters of Credit issued by it or proposed to be issued by it and the application and agreements for letters of credit pertaining to the Letters of Credit as fully as if the term “Administrative Agent” as used in this Article included the Issuing Bank with respect to such acts or omissions and (ii) as additionally provided in this Agreement with respect to the Issuing Bank.

                Section 9.2Nature of Duties. Neither the Administrative Agent nor the Collateral Agent shall have any duties or obligations except those expressly set forth in this Agreement and the other Loan Documents. Without limiting the generality of the foregoing, (a) neither the Administrative Agent nor the Collateral Agent shall be subject to any fiduciary or other implied duties, regardless of whether a Default or an Event of Default has occurred and is continuing, (b) neither the Administrative Agent nor the Collateral Agent shall have any duty to take any discretionary action or exercise any discretionary powers, except those discretionary rights and powers expressly contemplated by the Loan Documents that either Agent is required to exercise in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 10.2 ), and (c) except as expressly set forth in the Loan Documents, neither the Administrative Agent nor the Collateral Agent shall have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrowers or any of their Subsidiaries that is communicated to or obtained by an Agent or any of its Affiliates in any capacity. Neither the Administrative Agent nor the Collateral Agent shall be liable for any action taken or not taken by it, its sub-agents or attorneys-in-fact with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 10.2 ) or in the absence of its own gross negligence or willful misconduct. Neither the Administrative Agent nor the Collateral Agent shall be responsible for the negligence or misconduct of any sub-agents or attorneys-in-fact selected by it with reasonable care. Neither the Administrative Agent nor the Collateral Agent shall be deemed to have knowledge of any Default or Event of Default unless and until written notice thereof (which notice shall include an express reference to such event being a “Default” or “Event of Default” hereunder) is given to an Agent by the Borrowers or any Lender, and neither Agent shall be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with any Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements, or other terms and conditions set forth in any Loan Document, (iv) the validity, enforceability, effectiveness or genuineness of any Loan Document or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in Article III or elsewhere in any Loan Document, other than to confirm receipt of items expressly required to be delivered to an Agent. The Agents may consult with legal counsel (including counsel for the Borrower) concerning all matters pertaining to such duties.
                Section 9.3Lack of Reliance on the Agents. Each of the Lenders, the Swingline Lender and the Issuing Bank acknowledges that it has, independently and without reliance upon the Agents or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each of the Lenders, the Swingline Lender and the Issuing Bank also acknowledges that it will, independently and without reliance upon the Agents or any other Lender and based on such documents and information as it has deemed appropriate, continue to make its own decisions in taking or not taking of any action under or based on this Agreement, any related agreement or any document furnished hereunder or thereunder.
                Section 9.4Certain Rights of the Agents. If an Agent shall request instructions from the Required Lenders with respect to any action or actions (including the failure to act) in connection with this Agreement, such Agent shall be entitled to refrain from such act or taking such act, unless and until it shall have received instructions from such Lenders; and such Agent shall not incur liability to any Person by reason of so refraining. Without limiting the foregoing, no Lender shall have any right of action whatsoever against either Agent as a result of such Agent acting or refraining from acting hereunder in accordance with the instructions of the Required Lenders where required by the terms of this Agreement.
                Section 9.5Reliance by Agents. The Agents shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed, sent or made by the proper Person. The Agents may also rely upon any statement made to them orally or by telephone and believed by them to be made by the proper Person and shall not incur any liability for relying thereon. The Agents may consult with legal counsel (including counsel for the Borrowers), independent public accountants and other experts selected by them and shall not be liable for any action taken or not taken by them in accordance with the advice of such counsel, accountants or experts.
                Section 9.6The Agents in their Individual Capacity. Any bank or other financial institution serving as an Agent shall have the same rights and powers under this Agreement and any other Loan Document in its capacity as a Lender as any other Lender and may exercise or refrain from exercising the same as though it were not an Agent; and the terms “Lenders”, “Required Lenders”, “holders of Notes”, or any similar terms shall, unless the context clearly otherwise indicates, include each of the Administrative Agent and the Collateral Agent in their individual capacities. Any bank acting as an Agent and its Affiliates may accept deposits from, lend money to, and generally engage in any kind of business with the Borrowers or any Subsidiary or Affiliate of the Borrowers as if it were not an Agent hereunder.
                Section 9.7Successor Agents.
          (a) An Agent may resign at any time by giving notice thereof to the Lenders and the Borrowers. Upon any such resignation, the Required Lenders shall have the right to appoint a successor Agent, subject to the approval by the Borrowers provided that no Event of Default shall exist at such time. If no successor Agent shall have been so appointed, and shall have accepted such appointment within 30 days after the retiring Agent gives notice of resignation, then the retiring Agent may, on behalf of the Lenders and the Issuing Bank, appoint a successor Agent, which shall be a commercial bank organized under the laws of the United States of America or any state thereof or a bank or a commercial finance lender which maintains an office in the United States, having a combined capital and surplus of at least $500,000,000.
          (b) Upon the acceptance of its appointment as an Agent hereunder by a successor, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations under this Agreement and the other Loan Documents. If within 45 days after written notice is given of the retiring Agent’s resignation under this Section 9.7 no successor Agent shall have been appointed and shall have accepted such appointment, then on such 45 th day (i) the retiring Agent’s resignation shall become effective,

(ii) the retiring Agent shall thereupon be discharged from its duties and obligations under the Loan Documents and (iii) the Required Lenders shall thereafter perform all duties of the retiring Agent under the Loan Documents until such time as the Required Lenders appoint a successor Agent as provided above. After any retiring Agent’s resignation hereunder, the provisions of this Article shall continue in effect for the benefit of such retiring Agent and its representatives and agents in respect of any actions taken or not taken by any of them while it was serving as an Agent.
                Section 9.8Authorization to Execute other Loan Documents. Each Lender hereby authorizes each Agent to execute on behalf of all Lenders all Loan Documents other than this Agreement.
                Section 9.9Documentation Agent; Syndication Agent. Each Lender hereby designates The CIT Group/Business Credit, Inc. and National City Business Credit, Inc. as Co-Documentation Agents and agrees that the Co-Documentation Agents shall have no duties or obligations, as such, under any Loan Documents to any Lender or any Loan Party. Each Lender hereby designates Bank of America, N.A. and PNC Bank, National Association as Co-Syndication Agents and agrees that the Co-Syndication Agents shall have no duties or obligations, as such, under any Loan Documents to any Lender or any Loan Party.
                Section 9.10BSI Report; Reconciliation to Borrowing Base. Upon the Agents’ receipt of the BSI Report, they shall promptly reconcile such report to the most recent Borrowing Base Certificate and deliver such reconciliation to the Lenders.
ARTICLE X
MISCELLANEOUS
                Section 10.1Notices.
          (a) Except in the case of notices and other communications expressly permitted to be given by telephone, all notices and other communications to any party herein to be effective shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

To the Borrowers:

DELEK REFINING, LTD.
830 Crescent Centre, Suite 300
Franklin, Tennessee 37067
Attn: Mr. Ed Morgan, CFO and Treasurer
Telecopy No.: (615) 224-1185

and

Fulbright & Jaworski LLP
666 Fifth Avenue
New York, New York 10103
Attn: Mara Rogers
Telecopy No.: (212) 318-3400

To the Administrative Agent, Collareral Agent or Swingline Lender:	SunTrust Bank
303 Peachtree Street, N. E.
Atlanta, Georgia 30308
Attention: Mr. Patrick Bickers
Telecopy Number: (404) 588-7189

With a copy to:	SunTrust Bank
Agency Services
303 Peachtree Street, N. E./ 25th Floor
Atlanta, Georgia 30308
Attention: Ms. Doris Folsum
Telecopy Number: (404) 658-4906

and

Parker Hudson Rainer & Dobbs LLP
285 Peachtree Center Avenue
Marquis Two Tower, Suite 1500
Atlanta, Georgia 30303
Attention: Robert A. Crosby
Telecopy Number: (404) 522-8409

To the Issuing Bank:	SunTrust Bank
25 Park Place, N. E./Mail Code 3706
Atlanta, Georgia 30303
Attention: John Conley
Telecopy Number: (404) 588-8129

To the Swingline Lender:	SunTrust Bank
Agency Services
303 Peachtree Street, N.E./25th Floor
Atlanta, Georgia 30308
Attention: Ms. Doris Folsum
Telecopy Number: (404) 658-4906

To any other Lender:	the address set forth in the Administrative
Questionnaire or the Assignment and Acceptance
Agreement executed by such Lender

Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto. All such notices and other communications to any Person shall, when transmitted by overnight delivery, or faxed, be effective the next day after presentation to an overnight courier for overnight (next-day) delivery, or transmitted in legible form by facsimile machine, respectively, or if mailed, upon the fifth Business Day after the date on which the same is deposited with the US Postal Service by certified or registered mail or if delivered, upon delivery; provided, that notices delivered to the Administrative Agent, the Collateral Agent, the Issuing Bank or the Swingline Bank shall not be effective until actually received by such Person at its address specified in this Section 10.1 .
          (b) Any agreement of the Agents and the Lenders herein to receive certain notices by telephone or facsimile is solely for the convenience and at the request of the Borrowers. The Agents and the Lenders shall be entitled to rely on the authority of any Person purporting to be a Person authorized by the Borrowers to give such notice and the Agents and Lenders shall not have any liability to the Borrowers or other Person on account of any action taken or not taken by the Agents or the Lenders in good faith reliance upon such telephonic or facsimile notice. The obligation of the Borrowers to repay the Loans and all other Obligations hereunder shall not be affected in any way or to any extent by any failure of the Agents and the Lenders to receive written confirmation of any telephonic or facsimile notice or the receipt by an Agent and the Lenders of a confirmation which is at variance with the terms understood by the such Agent and the Lenders to be contained in any such telephonic or facsimile notice.
                Section 10.2Waiver; Amendments; Out-of-Formula Loans.
          (a) No failure or delay by an Agent, the Issuing Bank or any Lender in exercising any right or power hereunder or any other Loan Document, and no course of dealing between the Borrowers and the Agents or any Lender , shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power or any abandonment or discontinuance of steps to enforce such right or power, preclude any other or further exercise thereof or the exercise of any other right or power hereunder or thereunder. The rights and remedies of the Agents, the Issuing Bank and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies provided by law. No waiver of any provision of this Agreement or any other Loan Document or consent to any departure by the Borrowers therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section 10.2 , and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan or the issuance of a Letter of Credit shall not be construed as a waiver of any Default or Event of Default, regardless of whether an Agent, any Lender or the Issuing Bank may have had notice or knowledge of such Default or Event of Default at the time.
          (b) No amendment or waiver of any provision of this Agreement or the other Loan Documents, nor consent to any departure by the Borrowers therefrom, shall in any event be effective unless the same shall be in writing and signed by the Borrowers and the Required Lenders or the Borrowers and the Agents with the consent of the Required Lenders and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, that no amendment or waiver shall: (i) increase the Commitment of any Lender without the written consent of such Lender, (ii) reduce the principal amount of any Loan or LC Disbursement or reduce the rate of interest thereon, or reduce any fees payable hereunder, without the written consent of each Lender affected thereby, (iii) postpone the date fixed for any payment of any principal of, or interest on, any Loan or LC Disbursement or interest thereon or any fees hereunder or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date for the termination or reduction of any Commitment, without the written consent of each Lender affected thereby, (iv) change Section 2.22(b) or (c) in a manner that would alter the pro rata sharing of payments required thereby , without the written consent of each Lender, (v) change any of the provisions of this Section 10.2 , Section 2.24 , Section 5.19 or the definitions of “Availability Reserve”, “Borrowing Base”, Pro Rata Share” or “Required Lenders” (or other defined terms used in such definitions) in a manner more favorable to the Borrowers or any other provisions hereof specifying the number or percentage of Lenders which are required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder, without the consent of each Lender; (vi) release any guarantor or limit the liability of any such guarantor under any guaranty agreement, without the written consent of each Lender; (vii) enforce the Administrative Agent’s rights under the Pledge Agreement, without the consent of each Lender; (viii) release a material portion of the Collateral except as provided in this Agreement or agree to subordinate any Lien in the Collateral to any other creditor of a Borrower or any Subsidiary, without the written consent of each Lender; or (ix) consent or agree to any material amendment to the Subordination Agreement without the consent of each Lender; provided further , that no such agreement shall amend, modify or otherwise affect the rights, duties or obligations of an Agent, the Swingline Bank or the Issuing Bank without the prior written consent of such Person. Notwithstanding anything contained herein to the contrary, this Agreement may be amended and restated without the consent of any Lender (but with the consent of the Borrowers and the Agents) if, upon giving effect to such amendment and restatement, such Lender shall no longer be a party to this Agreement (as so amended and restated), the Commitments of such Lender shall have terminated (but such Lender shall continue to be entitled to the benefits of Sections 2.19 , 2.20 , 2.21 and 10.3 ), such Lender shall no other commitment or other obligation hereunder and shall have been paid in full all principal, interest and other amounts owing to it or accrued for its account under this Agreement.
          (c) Unless otherwise directed in writing by the Required Lenders, the Administrative Agent may require the Lenders to honor requests by the Borrowers for Out-of-Formula Loans (in which event, and notwithstanding anything to the contrary set forth in Section 2.1 or elsewhere in this Agreement, the Lenders shall continue to make Revolving Loans up to their respective Revolving Commitment) and to forbear from requiring the Borrowers to cure an Out-of-Formula Condition, (1) when no Default exists (or if a Default exists, when the existence of such Default is not known by the Administrative Agent), if and for so long as (i) such Out-of-Formula Condition does not continue for a period of more than 30 consecutive days, following which no Out-of-Formula Condition exists for at least 15 consecutive days before another Out-of-Formula Condition exists, (ii) the amount of the aggregate Revolving Credit Exposure at any time does not exceed the aggregate of the Revolving Commitments at such time, and (iii) the Out-of-Formula Condition is not known by the Administrative Agent at the time in question to exceed $10,000,000; and (2) regardless of whether or not an Event of Default exists, if the Administrative Agent discovers the existence of an Out-of-Formula Condition not previously known by it to exist or if any Out-of-Formula Condition exists by reason of the making of any Agent Advance, the Lenders shall be obligated to continue making such Revolving Loans as directed by the Administrative Agent only (A) if the amount of the Out-of-Formula Condition is not increased by more than $7,500,000 above the amount determined by the Administrative Agent to exist on the date of discovery thereof and (B) for a period not to exceed 5 Business Days; provided that at no time shall the aggregate amount of all such Out-of-Formula Loans exceed $15,000,000. In no event shall the Borrowers or any other Loan Party be deemed to be a beneficiary of this Section 10.2(c) or authorized to enforce any of the provisions of this Section 10.2(c) .
          (d) Each Lender grants to the Administrative Agent the right to purchase all (but not less than all) of such Lender’s Revolving Commitment, LC Commitment, the Loans and LC Exposure owing to it and the Notes held by it and all of its rights and obligations hereunder and under the other Loan Documents at a price equal to the aggregate amount of outstanding Loans and LC Exposure owed to such Lender (together with all accrued and unpaid interest and fees owed to such Lender), which right may be exercised by the Administrative Agent if such Lender refuses to execute any amendment, waiver or consent which requires the written consent of all Lenders and to which the Administrative Agent, the Required Lenders and the Borrowers have agreed. Each Lender agrees that if the Administrative Agent exercises its option hereunder, it shall promptly execute and deliver an Assignment and Assumption Agreement and other agreements and documentation necessary to effectuate such assignment. The Administrative Agent may assign its purchase rights hereunder to any assignee if such assignment complies with the requirements of Section 10.4(b) .
                Section 10.3Expenses; Indemnification.
          (a) The Borrowers shall pay (i) all reasonable, out-of-pocket costs and expenses of the Agents and their Affiliates, including the reasonable fees, charges and disbursements of counsel for the Agents and their Affiliates, in connection with the syndication of the credit facilities provided for herein, the preparation and administration of the Loan Documents and any amendments, modifications or waivers thereof (whether or not the transactions contemplated in this Agreement or any other Loan Document shall be consummated), (ii) all reasonable out-of-pocket expenses incurred by the Issuing Bank in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and (iii) all out-of-pocket costs and expenses (including, without limitation, the reasonable fees, charges and disbursements of outside counsel and the allocated cost of inside counsel) incurred by the Agents, the Issuing Bank or any Lender in connection with the enforcement or protection of its rights in connection with this Agreement, including its rights under this Section 10.3 , or in connection with the Loans made or any Letters of Credit issued hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit.
          (b) The Borrowers shall indemnify the Agents (and any sub-agent thereof), each Lender and the Issuing Bank, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee “) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (including the reasonable fees, charges and disbursements of any counsel for any Indemnitee), and shall indemnify and hold harmless each Indemnitee from all reasonable fees and time charges and disbursements for attorneys who may be employees of any Indemnitee, incurred by any Indemnitee or asserted against any Indemnitee by any third party or by the Borrowers or any other Loan Party arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby, (ii) any Loan or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by the Issuing Bank to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or Release of Hazardous Materials on or from any property owned or operated by the Borrowers or any of their Subsidiaries, or any Environmental Liability related in any way to the Borrowers or any of their Subsidiaries , or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by the Borrowers or any other Loan Party, and regardless of whether any Indemnitee is a party thereto, provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee or (y) result from a claim brought by the Borrowers or any other Loan Party against an Indemnitee for breach in bad faith of such Indemnitee’s obligations hereunder or under any other Loan Document, if the Borrowers or such Loan Party has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction.
          (c) The Borrowers shall pay, and hold the Agents and each of the Lenders harmless from and against, any and all present and future stamp, documentary, and other similar taxes with respect to this Agreement and any other Loan Documents, any collateral described therein, or any payments due thereunder, and save the Agents and each Lender harmless from and against any and all liabilities with respect to or resulting from any delay or omission to pay such taxes.
          (d) To the extent that the Borrowers fail to pay any amount required to be paid to an Agent, the Issuing Bank or the Swingline Lender under clauses (a), (b) or (c) hereof, each Lender severally agrees to pay to such Agent, the Issuing Bank or the Swingline Lender, as the case may be, such Lender’s Pro Rata Share (determined as of the time that the unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided , that the unreimbursed expense or indemnified payment, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against such Agent, the Issuing Bank or the Swingline Lender in its capacity as such.
          (e) To the extent permitted by applicable law, the Borrowers shall not assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to actual or direct damages) arising out of, in connection with or as a result of, this Agreement or any agreement or instrument contemplated hereby, the transactions contemplated therein, any Loan or any Letter of Credit or the use of proceeds thereof.
          (f) All amounts due under this Section 10.3 shall be payable promptly after written demand therefor.
               Section 10.4Successors and Assigns.
          (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that no Borrower may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by any Borrower without such consent shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby and, to the extent expressly contemplated hereby, the Related Parties of each of the Agents and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.
          (b) Any Lender may assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it); provided that (i) except in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment and the Loans at the time owing to it or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund with respect to a Lender, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent) shall not be less than $1,000,000, in the case of any assignment of a Revolving Loan or reimbursement obligation of outstanding Letters of Credit, unless the Administrative Agent shall consent thereto (such consent not to be unreasonably withheld or delayed), (ii) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loan or the Commitment assigned and (iii) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Acceptance, together with a processing and recordation fee of $1,000, and the Eligible Assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire. Upon (i) the execution and delivery of the Assignment and Acceptance by the assigning Lender and assignee Lender, (ii) acceptance and recording thereof by the Administrative Agent pursuant to paragraph (c) of this Section 10.4 , (iii) consent thereof from the Borrowers to the extent required pursuant to this clause (b) and (iv) compliance by such assignee with Section 2.21(e) or Section 2.21(f) , as applicable, from and after the effective date specified in each Assignment and Acceptance, the Eligible Assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of

Sections 2.19, 2.20, 2.21 and 10.3). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this paragraph shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (d) of this Section 10.4 . Notwithstanding the foregoing, no Assignee will be entitled to receive any greater payment under Section 2.19 , 2.20 or 2.21 than the applicable Assignor would have been entitled to receive had such assignment not occurred.
          (c) The Administrative Agent, acting solely for this purpose as an agent of the Borrowers, shall maintain at one of its offices in Atlanta, Georgia a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amount of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register “). The entries in the Register shall be conclusive (absent manifest error), and the Borrowers, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary.
          (d) Any Lender may, without the consent of, or notice to, the Borrowers, an Agent, the Swingline Bank or the Issuing Bank sell participations to one or more banks or other entities (a “Participant ”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrowers, the Agents, the Swingline Bank, the Issuing Bank and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver with respect to the following to the extent affecting such Participant: (i) increase the Commitment of any Lender without the written consent of such Lender, (ii) reduce the principal amount of any Loan or LC Disbursement or reduce the rate of interest thereon, or reduce any fees payable hereunder, without the written consent of each Lender affected thereby, (iii) postpone the date fixed for any payment of any principal of, or interest on, any Loan or LC Disbursement or interest thereon or any fees hereunder or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date for the termination or reduction of any Commitment, without the written consent of each Lender affected thereby, (iv) change Section 2.22(b) or (c) in a manner that would alter the pro rata sharing of payments required thereby, without the written consent of each Lender, (v) change any of the provisions of this Section 10.4 or the definition of “Required Lenders” or any other provision hereof specifying the number or percentage of Lenders which are required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder, without the consent of each Lender; (vi) release any guarantor or limit the liability of any such guarantor under any guaranty agreement without the written consent of each Lender except to the extent such release is expressly provided under the terms of the Guaranty

Agreement; or (vii) release all or substantially all collateral (if any) securing any of the Obligations. Subject to paragraph (e) of this Section 10.4 , the Borrowers agree that each Participant shall be entitled to the benefits of Sections 2.19 , 2.20 , and 2.21 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section 10.4 , provided that such Participant agrees to be bound by and subject to the provisions of each such section as though it were a Lender. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 10.7 as though it were a Lender, provided such Participant agrees to be subject to Section 10.7 as though it were a Lender.
          (e) A Participant shall not be entitled to receive any greater payment under Section 2.19 and Section 2.21 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower’s prior written consent. A Participant shall not be entitled to the benefits of Section 2.21 unless the Borrowers are notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrowers, to comply with Section 2.21(e) or Section 2.21(f) , as applicable, as though it were a Lender.
          (f) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including without limitation any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.
               Section 10.5 Governing Law; Jurisdiction; Consent to Service of Process.
          (a) This Agreement and the other Loan Documents shall be construed in accordance with and be governed by the law (without giving effect to the conflict of law principles thereof) of the State of Georgia .
          (b) Each Borrower hereby irrevocably and unconditionally submits, for itself and its property, to the non-exclusive jurisdiction of the United States District Court of the Northern District of Georgia, and of any state court of the State of Georgia located in Fulton County and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or any other Loan Document or the transactions contemplated hereby or thereby, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such Georgia state court or, to the extent permitted by applicable law, such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or any other Loan Document shall affect any right that the Administrative Agent, the Issuing Bank or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against any Borrower or its properties in the courts of any jurisdiction.

          (c) Each Borrower irrevocably and unconditionally waives any objection which it may now or hereafter have to the laying of venue of any such suit, action or proceeding described in paragraph (b) of this Section 10.5 and brought in any court referred to in paragraph (b) of this Section 10.5 . Each of the parties hereto irrevocably waives, to the fullest extent permitted by applicable law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.
          (d) Each party to this Agreement irrevocably consents to the service of process in the manner provided for notices inSection 10.1 . Nothing in this Agreement or in any other Loan Document will affect the right of any party hereto to serve process in any other manner permitted by law.
               Section 10.6 WAIVER OF JURY TRIAL. EACH PARTY HERETO IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.
               Section 10.7 Right of Setoff. In addition to any rights now or hereafter granted under applicable law and not by way of limitation of any such rights, each Lender and the Issuing Bank shall have the right, at any time or from time to time upon the occurrence and during the continuance of an Event of Default, without prior notice to the Borrowers, any such notice being expressly waived by the Borrowers to the extent permitted by applicable law, to set off and apply against all deposits (general or special, time or demand, provisional or final) of the Borrowers at any time held or other obligations at any time owing by such Lender and the Issuing Bank to or for the credit or the account of the Borrowers against any and all Obligations held by such Lender or the Issuing Bank, as the case may be, irrespective of whether such Lender or the Issuing Bank shall have made demand hereunder and although such Obligations may be unmatured. Each Lender and the Issuing Bank agree promptly to notify the Administrative Agent and the Borrowers after any such set-off and any application made by such Lender and the Issuing Bank, as the case may be; provided, that the failure to give such notice shall not affect the validity of such set-off and application.
               Section 10.8 Counterparts; Integration. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by telecopy), and all of said counterparts taken together shall be deemed to constitute one and the same instrument. This Agreement, the Fee Letter, the other Loan Documents, and any separate letter agreement(s) relating to any fees payable to the

Administrative Agent constitute the entire agreement among the parties hereto and thereto regarding the subject matters hereof and thereof and supersede all prior agreements and understandings, oral or written, regarding such subject matters.
               Section 10.9Survival. All covenants, agreements, representations and warranties made by the Borrowers herein and in the certificates or other instruments delivered in connection with or pursuant to this Agreement shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent, the Issuing Bank or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid or any Letter of Credit is outstanding and so long as the Commitments have not expired or terminated. The provisions of Sections 2.19 , 2.20 , 2.21 , and 10.3 and Article IX shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Letters of Credit and the Commitments or the termination of this Agreement or any provision hereof. All representations and warranties made herein, in the certificates, reports, notices, and other documents delivered pursuant to this Agreement shall survive the execution and delivery of this Agreement and the other Loan Documents, and the making of the Loans and the issuance of the Letters of Credit.
               Section 10.10Severability. Any provision of this Agreement or any other Loan Document held to be illegal, invalid or unenforceable in any jurisdiction, shall, as to such jurisdiction, be ineffective to the extent of such illegality, invalidity or unenforceability without affecting the legality, validity or enforceability of the remaining provisions hereof or thereof; and the illegality, invalidity or unenforceability of a particular provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
               Section 10.11Confidentiality. Each of the Administrative Agent, the Issuing Bank and each Lender agrees to take normal and reasonable precautions to maintain the confidentiality of any information designated in writing as confidential and provided to it by the Borrowers or any Subsidiary, except that such information may be disclosed (i) subject to provisions substantially similar to this Section 10.11 , to any Related Party of the Administrative Agent, the Issuing Bank or any such Lender, including without limitation accountants, legal counsel and other advisors, (ii) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (iii) to the extent requested by any regulatory agency or authority, (iv) to the extent that such information becomes publicly available other than as a result of a breach of this Section 10.11 , or which becomes available to the Administrative Agent, the Issuing Bank, any Lender or any Related Party of any of the foregoing on a non-confidential basis from a source other than the Borrowers, (v) in connection with the exercise of any remedy hereunder or any suit, action or proceeding relating to this Agreement or the enforcement of rights hereunder, and (vi) subject to provisions substantially similar to this Section 10.11 , to any actual or prospective assignee or Participant, or (vii) with the consent of the Borrower. Any Person required to maintain the confidentiality of any information as provided for in this Section

10.11 shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such information as such Person would accord its own confidential information.
               Section 10.12Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts which may be treated as interest on such Loan under applicable law (collectively, the “Charges”), shall exceed the maximum lawful rate of interest (the “Maximum Rate”) which may be contracted for, charged, taken, received or reserved by a Lender holding such Loan in accordance with applicable law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section 10.12 shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Rate to the date of repayment, shall have been received by such Lender.
               Section 10.13Waiver of Effect of Corporate Seal. Each Borrower represents and warrants that neither it nor any other Loan Party is required to affix its corporate seal to this Agreement or any other Loan Document pursuant to any requirement of law or regulation, agrees that this Agreement is delivered by Borrowers under seal and waives any shortening of the statute of limitations that may result from not affixing the corporate seal to this Agreement or such other Loan Documents.
               Section 10.14Posting of Electronic Communications; Viewing of Accounts.
     (a) Each of the Lenders, the Issuing Bank and the Borrowers agree that the Administrative Agent may, but shall not be obligated to, make the Approved Electronic Communications available to the Collateral Agent, the Lenders and the Issuing Bank by posting such Approved Electronic Communications on IntraLinks™ or a substantially similar electronic platform chosen by the Administrative Agent to be its electronic transmission system (the “Approved Electronic Platform”).
     (b) Although the Approved Electronic Platform and its primary web portal are secured with generally-applicable security procedures and policies implemented or modified by the Administrative Agent from time to time (including, as of the Closing Date, a dual firewall and a User ID/Password Authorization System) and the Approved Electronic Platform is secured through a single-user-per-deal authorization method whereby each user may access the Approved Electronic Platform only on a deal-to-deal basis, each of the Lenders, the Issuing Bank and the Borrowers acknowledges and agrees that the distribution of material through an electronic medium is not necessarily secure and that there are confidentiality and other risks associated with such distribution. In consideration for the convenience and other benefits afforded by such distribution and for the other consideration provided hereunder, the receipt and sufficiency of which is hereby acknowledged, each of the Lenders, the Issuing Bank and the Borrowers hereby approves distribution of the Approved Electronic Communications through the Approved Electronic Platform and understands and assumes the risks of such distribution.
     (C) THE APPROVED ELECTRONIC COMMUNICATIONS AND THE APPROVED ELECTRONIC PLATFORM ARE PROVIDED “AS IS” AND “AS AVAILABLE”. NONE OF THE ADMINISTRATIVE AGENT OR ANY OF ITS AFFILIATES OR ANY OF THEIR RESPECTIVE OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, ADVISORS OR REPRESENTATIVES (THE “AGENT AFFILIATES”) WARRANT THE ACCURACY, ADEQUACY OR COMPLETENESS OF THE APPROVED ELECTRONIC COMMUNICATIONS AND THE APPROVED ELECTRONIC PLATFORM AND EACH EXPRESSLY DISCLAIMS LIABILITY FOR ERRORS OR OMISSIONS IN THE APPROVED ELECTRONIC COMMUNICATIONS AND THE APPROVED ELECTRONIC PLATFORM. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY (INCLUDING, WITHOUT LIMITATION, ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS) IS MADE BY THE ADMINISTRATIVE AGENT OR ITS AFFILIATES IN CONNECTION WITH THE APPROVED ELECTRONIC COMMUNICATIONS OR THE APPROVED ELECTRONIC PLATFORM.
     (d) Each of the Lenders, the Issuing Bank and the Borrowers agree that the Administrative Agent may, but (except as may be required by applicable law) shall not be obligated to, store the Approved Electronic Communications on the Approved Electronic Platform in accordance with the Administrative Agent’s generally-applicable document retention procedures and policies.
     (e) The Borrowers hereby grant to the Collateral Agent access to the Borrowers’ Cash Collateral and Dominion Accounts maintained at SunTrust through SunTrust’s on-line platforms for the sole purpose of viewing the account balance reporting and other transactions affecting such accounts. If the Collateral Agent shall at any time notify the Administrative Agent that such access has been denied, terminated or limited, SunTrust shall be authorized to grant such access to the Collateral Agent, but SunTrust shall have no liability to the Borrowers for granting such access nor any liability for the Collateral Agent’s misuse, mistakes or misconduct in connection therewith.
               Section 10.15Transitional Provisions.(f)
     (a) On the Closing Date, this Agreement shall supersede the Existing Credit Agreement in its entirety, except as provided in this Section 10.15 . On the Closing Date, the rights and obligations of the parties evidenced by the Existing Credit Agreement shall be evidenced by this Agreement and the other Loan Documents, the “Loans” as defined in the Existing Credit Agreement shall be converted to Loans as defined herein and the Letters of Credit issued by the Issuing Bank for the account of the Borrowers under the Existing Credit Agreement shall be converted into Letters of Credit under this

Agreement. Without limiting the generality of the foregoing and to the extent necessary, the Existing Lenders and the Agents reserve all their rights under the Existing Credit Agreement and each of the Borrowers hereby obligates itself again in respect of all present and future Obligations under, inter alia , the Existing Credit Agreement, as amended and restated by this Agreement.
     (b) As soon as reasonably practicable after the Closing Date, the Existing Lenders under the Existing Credit Agreement will promptly return to the Borrowers, marked “Substituted” or “Cancelled”, as the case may be, any notes held by the Existing Lenders pursuant to the Existing Credit Agreement.
     (c) The credit extensions and commitments made by the Existing Lenders and outstanding pursuant to the Existing Credit Agreement shall be assigned without recourse and re-allocated among the Lenders so that, and credit extensions and commitments shall be made by the Lenders pursuant to this Agreement so that, from and after the Closing Date, the respective commitments and credit extensions of the Lenders shall be in accordance with Schedule II . Credit extensions made by Existing Lenders shall, effective as of the Closing Date, be evidenced and governed by this Agreement and the Loan Documents.
     (d) All interest and fees and expenses, if any, owing or accruing under or in respect of the Existing Credit Agreement through the Closing Date shall be calculated as of the Closing Date (pro rated in the case of any fractional periods), and shall be paid on the Closing Date. Unless sooner paid on the Original Closing Date, on the Closing Date the fees hereunder shall be payable by the Borrowers to the Administrative Agent for the account of the Lenders in accordance with the terms of this Agreement.
     (e) This Agreement amends and restates the Existing Credit Agreement in its entirety and is entitled to the benefit of all existing Loan Documents. Any reference in any other Loan Documents to the “Credit Agreement”, the “Revolving Credit Agreement, the “Agreement,” “thereunder,” “therein,” “thereof” or words of like import referring to the Existing Credit Agreement shall mean and refer to this Agreement. Any reference in any other Loan Document to the “Obligations” or any similar term including or referencing obligations under the Existing Credit Agreement shall include and reference the Obligations as defined in this Agreement. All Obligations under the Existing Credit Agreement and the other Loan Documents shall continue to be outstanding except as expressly modified by this Agreement and shall be governed in all respects by this Agreement and the other Loan Documents, it being agreed and understood by the parties hereto that this Agreement does not constitute a novation, satisfaction, payment or reborrowing of any Obligation under the Existing Credit Agreement or any other Loan Document except as expressly modified by this Agreement, nor, except as expressly provided herein, does it operate as a waiver of any right, power or remedy of any Agent, the Issuing Bank or any Lender under any Loan Document. The security interests granted pursuant to any Loan Documents shall, as modified hereby, continue in full force and effect, and are hereby affirmed, with respect to this Agreement and the Obligations as defined herein. In the event of a conflict between the terms and provisions of this

Agreement and the terms and provisions of any other Loan Document, the terms and provisions of this Agreement shall govern.
(remainder of page left intentionally blank)

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

DELEK REFINING, LTD.

By: DELEK US REFINING GP, LLC
Title: General Partner

By

Name:
Title:

By

Name:
Title:

DELEK PIPELINE TEXAS, INC.

By

Name:
Title:

By

Name:
Title:

SUNTRUST BANK,
as Administrative Agent, as Collateral Agent, as Issuing Bank, as Swingline Lender and as a Lender

By

Name:
Title:

Second Amended and Restated Credit Agreement

THE CIT GROUP/BUSINESS CREDIT, INC., as a Lender

By

Name:
Title:

Second Amended and Restated Credit Agreement

NATIONAL CITY BUSINESS CREDIT, INC., as a Lender

By

Name:

Title:

Second Amended and Restated Credit Agreement

BANK OF AMERICA, N.A., as a Lender

By

Name:

Title:

Second Amended and Restated Credit Agreement

PNC BANK NATIONAL ASSOCIATION, as a Lender

By

Name:

Title:

Second Amended and Restated Credit Agreement

WACHOVIA BANK, NATIONAL ASSOCIATION, as a Lender

By

Name:

Title:

Second Amended and Restated Credit Agreement

GENERAL ELECTRIC CAPITAL CORPORATION, as a Lender

By

Name:

Title:

Second Amended and Restated Credit Agreement

REGIONS BANK, as a Lender

By

Name:

Title:

Second Amended and Restated Credit Agreement

TEXTRON FINANCIAL CORPORATION, as a Lender

By

Name:

Title:

Second Amended and Restated Credit Agreement

SIEMENS FINANCIAL SERVICES, INC.,as a Lender

By

Name:

Title:

Second Amended and Restated Credit Agreement

FIFTH THIRD BANK, as a Lender

By

Name:

Title:

Second Amended and Restated Credit Agreement

ISRAEL DISCOUNT BANK OF NEW YORK,as a Lender

By

Name:

Title:

Second Amended and Restated Credit Agreement

WELLS FARGO FOOTHILL, LLC, as a Lender

By

Name:

Title:

Second Amended and Restated Credit Agreement

WEBSTER BUSINESS CREDIT CORP., as a Lender

By

Name:

Title:

Second Amended and Restated Credit Agreement

BANK LEUMI USA, as a Lender

By

Name:

Title:

Second Amended and Restated Credit Agreement

Schedule I
APPLICABLE MARGIN AND APPLICABLE PERCENTAGE

		Applicable	Applicable	Applicable	Applicable
		Margin for	Margin for	Commitment	Letter of
Pricing	Average	Eurodollar	Base Rage	Fee	Credit Fee
Level	Availability	Loans	Loans	Percentage	Percentage
I	Greater than $25MM	1.75% p.a.	.25% p.a.	.25% p.a.	1.75% p.a.
II	Less than or equal to $25MM but greater than $15MM	2.00% p.a.	.50% p.a.	.25% p.a.	2.00% p.a.
III	Less than or equal to $15MM but greater than $5MM	2.25% p.a.	.75% p.a.	.25% p.a.	2.25% p.a.
IV	Less than or equal to $5MM	2.50% p.a.	1.00% p.a.	.375% p.a.	2.50% p.a.
For purposes of this Schedule I, (a) Average Availability will be computed for each calendar quarter, commencing with the quarter ending December 31, 2005, on the last day of each quarter and (b) any failure to deliver all Borrowing Base Certificates pursuant to Section 5.9 for any applicable quarter shall result in the application of Pricing Level IV above until such certificates are duly delivered to the Collateral Agent. Changes in the Applicable Margin or Applicable Percentages resulting from a change in the Average Availability level shall become effective the second Business Day after the Collateral Agent makes a determination of a change therein (such determination to be notified to Borrowers and the Administrative Agent in writing on such Business Day).

Schedule II
COMMITMENT AMOUNTS

	Revolving
Lender	Commitment Amount	Title
SunTrust Bank	$26,600,000	Lead Arranger / Administrative Agent
Bank of America, N.A.	$24,000,000	Co-Syndication Agent
PNC Bank, National Association	$24,000,000	Co-Syndication Agent
National City Business Credit, Inc.	$24,000,000	Co-Documentation Agent
The CIT Group/Business Credit, Inc.	$24,000,000	Co-Documentation Agent
Wachovia Bank, National Association	$24,000,000
General Electric Capital Corporation	$24,000,000
Regions Bank	$24,000,000
Textron Financial Corporation	$18,000,000
Fifth Third Bank	$18,000,000
Siemens Financial Services, Inc.	$16,800,000
Israel Discount Bank of New York	$15,600,000
Wells Fargo Foothill, LLC	$13,000,000
Webster Business Credit Corp.	$12,000,000	`
Bank Leumi USA	$12,000,000

Total:	$300,000,000.00

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed By: their respective authorized officers as of the day and year first above written.

DELEK REFINING, LTD.
By:	DELEK US REFINING GP, LLC
Title: General Partner

By	/s/ John P. Colling, Jr.
	Name:	John P. Colling, Jr.
	Title:	Treasurer

By	/s/ Edward Morgan
	Name:	Edward Morgan
	Title:	V.P.

DELEK PIPELINE TEXAS, INC.
By	/s/ John P. Colling, Jr.
	Name:	John P. Colling, Jr.
	Title:	Treasurer

By	/s/ Edward Morgan
	Name:	Edward Morgan
	Title:	V.P.

SUNTRUST BANK, as Administrative Agent, as Collateral Agent, as Issuing Bank, as Swingline Lender and as a Lender

By	/s/ Pattrick Wiggins
	Name:	Pattrick Wiggins
	Title:	Vice President
Second Amended and Restated Credit Agreement

THE CIT GROUP/BUSINESS CREDIT, INC., as a Lender
By	/s/ Michael Song
	Name:	Michael Song
	Title:	Vice President

Second Amended and Restated Credit Agreement

NATIONAL CITY BUSINESS CREDIT, INC., as a Lender
By	/s/ Jason Hanes
	Name:	Jason Hanes
	Title:	Vice President

Second Amended and Restated Credit Agreement

BANK OF AMERICA, N.A., as a Lender
By	/s/ John Olsen
	Name:	John Olsen
	Title:	Vice President

Second Amended and Restated Credit Agreement

PNC BANK NATIONAL ASSOCIATION, as a Lender
By	/s/ Albert E. Partridge, III
	Name:	Albert E. Partridge, III
	Title:	Vice President

Second Amended and Restated Credit Agreement

WACHOVIA BANK, NATIONAL ASSOCIATION, as a Lender
By	/s/ Paul Truax
	Name:	Paul Truax
	Title:	Vice President

Second Amended and Restated Credit Agreement

GENERAL ELECTRIC CAPITAL CORPORATION, as a Lender
By	/s/ Amanda J. van Heyst
	Name:	Amanda J. van Heyst
	Title:	Duly authorized signatory

Second Amended and Restated Credit Agreement

REGIONS BANK, as a Lender
By	/s/ James R. Gummel
	Name:	James R. Gummel
	Title:	Vice President

Second Amended and Restated Credit Agreement

TEXTRON FINANCIAL CORPORATION, as a Lender
By	/s/ Eric R. Hubbard
	Name:	Eric R. Hubbard
	Title:	Duly authorized signatory

Second Amended and Restated Credit Agreement

SIEMENS FINANCIAL SERVICES, INC., as a Lender
By	/s/ Mark Picillo
	Name:	Mark Picillo
	Title:	Vice President

Second Amended and Restated Credit Agreement

FIFTH THIRD BANK, as a Lender
By	/s/ David R. Cochran
	Name:	David R. Cochran
	Title:	Vice President

Second Amended and Restated Credit Agreement

ISRAEL DISCOUNT BANK OF NEW YORK, as a Lender
By	/s/ Amir Barash
	Name:	Amir Barash
	Title:	FVP

By	/s/ Kevin Lord
	Name:	Kevin Lord
	Title:	FVP

Second Amended and Restated Credit Agreement

WELLS FARGO FOOTHILL, LLC, as a Lender
By	/s/ Juan Barrera
	Name:	Juan Barrera
	Title:	Vice President

Second Amended and Restated Credit Agreement

WEBSTER BUSINESS CREDIT CORP., as a Lender
By	/s/ Alan F. McKay
	Name:	Alan F. McKay
	Title:	Vice President

Second Amended and Restated Credit Agreement

BANK LEUMI USA, as a Lender
By	/s/ Michaela Klein and Gill Hershman
	Name:	Michaela Klein and Gill Hershman
	Title:	Sr. V.P. and Vice President

Second Amended and Restated Credit Agreement

SCHEDULE III
ELIGIBLE CARRIERS
1.	Crude Oil Pipe Lines
(a)	Plains — Longview to Tyler

(b)	West Texas Gulf — Corpus to Longview

(c)	Seminole — Neches / Bullard to Arp then to Longview

(d)	Sun Pipe Line — Nederland to Longview

(e)	Millenium-Beaumont to Corsicana (WTG)
2.	Product Pipe Lines
(a)	TEPPCO

(b)	Chevron Texaco

(c)	Explorer

(d)	Plantation

(e)	Colonial

Schedule IV
Continuing Borrowing Base Items
1. — Account Debtors of a Borrower who are also creditors of Mapco
    — Availability on any of Mapco under its working capital credit facility

SCHEDULE l.1(c)
OTHER PERMITTED INVESTMENTS
None.

Schedule 4.5 — Litigation and Environmental Matters
     Unless otherwise stated in this Schedule 4.5, the capitalized terms in this Schedule 4.5, and only this Schedule 4.5, are defined as set forth in the Asset Purchase Agreement.
Schedule 4.5(a)
     1. The refinery has registered its solid and hazardous waste management activities with the TCEQ and EPA. The refinery is registered as a RCRA treatment and storage facility and has classified and registered twenty-six active (or closure pending) and additional inactive and closed SWMUs at the site. In 1988, the refinery received a RCRA hazardous waste management permit (Permit No. HW-50062-000), which was renewed in 1998. The renewal permit contained provisions for management, closure, and post-closure care of four hazardous waste management units (Old Sludge Drying Bed, New Sludge Drying Bed, Aeration Basin, and Stormwater Containment Basin). Seller received closure certification for the Old Sludge Drying Bed and New Sludge Drying Bed in 1999. The permit also contains requirements for corrective actions related to seventeen SWMUs and has been amended to incorporate the groundwater compliance plan for the site (CP-50062-000) issued by the TNRCC on April 30, 1999, and a Class 3 Compliance Plan modification issued by the TCEQ on Jan. 9, 2004.
     2. Since 1985, Seller has conducted numerous investigations of soil, groundwater and surface water at the refinery and beyond refinery property. These investigations have identified a widespread area of the subsurface that is contaminated with free-phase and dissolved-phase hydrocarbons. Seller suspects that the source of this contamination was old underground product transfer piping at the site. Currently, more than ninety-five percent of product transfer piping at the site has been moved to aboveground, thereby minimizing the suspected primary source of subsurface contamination at the refinery. The contamination at the site has migrated off the refinery property to the north and historically seeped into the creek and tributary east and west of the site. Beginning in 1987, La Gloria began installing and operating recovery wells to capture groundwater contaminated with free-phase and dissolved hydrocarbons.
     3. In 1989, Seller entered into an Agreed Order with the TWC which required Seller to undertake certain investigations and remedial actions related to a 1988 compliance inspection. This Agreed Order resulted in the following projects: (i) the installation of an On-site Subsurface Hydrocarbon Recovery System; (ii) the investigation of three off-site properties and installation of an Off-site Subsurface Hydrocarbon Recovery System (see further discussion below); (iii) an Aboveground Piping Project in which underground hydrocarbon piping was replaced with aboveground piping; (iv) a Plant-wide Soil Investigation including twenty-two areas of contaminated soil throughout the plant (see RFI discussion below); and (v) an upgrade of the plant wastewater systems. The plant wastewater systems upgrade has been completed and is in operation.
     4. Under the 1989 Agreed Order with the TWC and subsequently under the RCRA groundwater compliance plan for the site, the recovery system has been expanded. As of February 2005, there were 304 monitoring wells and 134 recovery wells being used to monitor and remediate the groundwater contamination at the refinery.

     5. In 2001, the TCEQ approved the multi-phased RFI that Seller began at the refinery in 1991 The RFI concluded that the site-wide free-phase hydrocarbon plume beneath site was the source of contamination in a majority of SWMUs and that investigation and remediation separate from what was being implemented for site-wide groundwater was not necessary. Several SWMUs at the refinery were identified as requiring further investigation and corrective actions because contamination in these, areas was inconsistent with the contamination in site-wide groundwater. In addition, a free-phase. hydrocarbon plume was identified to be migrating onto the refinery property from a former terminal operation (not owned by Seller) located adjacent to the southern refinery property boundary (upgradient) The terminal owner (Strasburger Enterprises) had installed and operated a remediation system to address this contamination, however the system is no longer in operation.
     6. In September 2001, Seller submitted to the TCEQ a revised strategy for addressing the soil and groundwater contamination present at the site under the TRRP. Under this program, Seller plans to address remediation of soil within the various SWMUs identified in the RFI. in addition, Seller plans to establish a PMZ in which the free-phase and dissolved-phase plume must be contained. Recently, Seller acquired some of the property (Roosth property, Lewis/Haynes property, and Cooper Cameron property) north of the refinery onto which the plume has migrated Also, Seller has established an access agreement for the Rudman properties. On June 26, 2002, Seller completed the installation of a 600-feet slurry wall along Tributary “D” on the Roosth property. Seller expects that additional containment devices (slurry walls) may also be necessary to supplement the existing recovery system and plans to conduct ongoing monitoring to demonstrate that the contamination is not migrating beyond the PMZ. On May 23, 2002, the TCEQ approved Seller’s application for a Class 3 Compliance Plan Modification, which contains the revised remediation strategy for the site.
     7. A more detailed summary of investigations, remedial actions, and ongoing RFI activities relevant to each area of the site is provided below (general descriptions of these areas are described within the disclosures under Schedule 4.5(b)):
          7.1 Aeration Basin: In 1991, four soil borings were installed downgradient of the Aeration Basin unit. The samples identified organic compounds in soil; however, the source of this contamination was not determined since the entire area was underlain by the free product plume. In 1992, Seller drained and removed the sludge from each basin and, in 1994, the TNRCC certified that this unit was no longer used to manage hazardous waste. Under the Hazardous Waste Permit, Compliance Plan, and 1989 Agreed Order for the refinery, Seller conducts routine groundwater monitoring downgradient of this unit. Also, as required in the RCRA permit for the site, in 2002, Seller has financial assurance instruments in place to .cover costs related to closure and post-closure care for this unit.
          7.2 Stormwater Containment Basin: A total of six soil borings and twenty-six soil samples were obtained from this area and six groundwater monitoring wells were constructed in the borings placed on the eastern and western sides of the basin during the RFI. This investigation identified confined areas of shallow soil contaminated with hydrocarbons and metals. The RFI recommended further investigation to better delineate the contamination. In 1994, the TNRCC certified that this unit was no longer used to manage hazardous waste. In March 2002, Seller received TCEQ approval to remove the Stormwater Containment Basin as a

SWMU to be addressed under the RFI. This unit will be addressed under the RCRA permit and Compliance Plan. Seller is required to continue to conduct groundwater monitoring downgradient of this unit as part of the Compliance Plan for the refinery. As required in the RCRA permit for the site, Seller has financial assurance instruments in place to cover approximately the closure and post-closure care for this unit.
          7.3 SWMU No. 01 — Landfill (Catalyst): A total of fifteen soil borings and eighty soil samples were obtained from this area, and three groundwater monitoring wells were placed downgradient of this area during the RFI. This investigation identified confined areas of shallow soil contaminated with hydrocarbons and metals. The RFI recommended further investigation to better delineate the contamination. In addition, the RFI investigation in the area identified a plume of hydrocarbon contamination migrating into this area of the refinery property from an offsite upgradient terminal operation not owned by Seller. This plume has been delineated and a groundwater remediation system was installed and paid for by the TCEQ Underground Storage Tank Fund; however, the remediation system is no longer in operation. The RCRA Facility Investigation Program Review and Recommendations for Unit Closures and Groundwater Management, submitted to the TCEQ in September 2001, concludes that four to five soil borings (with two samples from each) will be necessary to delineate the contamination in this area. It also recommends that the area should be remediated via hot spot removal and closure under TRRP Remedy Standard B. The additional soil sampling and analyses have been completed and preparation of an affected property report (APAR) for each unit is in progress.
          7.4 SWMU No. 06 — Container Storage Area: A total of eight soil borings and forty-nine soil samples were obtained from this area, and two existing groundwater monitoring wells downgradient of this area were sampled during the RFI. This investigation concluded that hydrocarbon contamination was present in the top two feet of the southeastern portion of the area. The RFI recommended further investigation to better delineate the contamination. In addition, the RFI investigation in the area identified a plume of hydrocarbon contamination migrating into this area of the refinery property from an offsite upgradient terminal operation not owned by Seller. This plume has been delineated and is currently being remediated by the owner of the terminal. The RCRAFaci1ity Investigation Program Review and Recommendations for Unit Closures and Groundwater Management, submitted to the TCEQ in September 2001, concludes that four to five soil borings (with three samples from each) will be necessary to delineate the contamination in this area. It also recommends that the area should be remediated via hot spot removal and closure under TRRP Remedy Standard B. The additional soil sampling and analyses have been completed and preparation of an APAR for each unit is in progress.
          7.5 SWMU C — Upper Pond (Wastewater Treatment System): In May 1990, Seller removed sludges and contaminated soils that were within the upper pond in anticipation of closing this unit. A total of approximately 4,000 cubic yards of stabilized waste was removed from the pond and sent to an off-site disposal facility. In August 1990, Seller completed eleven soil borings within and on the pond dikes. During the RFI, four additional soil borings were completed and fifteen soil samples were obtained from this unit. The results of these investigations indicated that confined shallow areas associated with the two former pond spillways were contaminated with hydrocarbons and metals. The ReRA Facility Investigation Program Review and Recommendations for Unit Closures and Groundwater Management,

submitted to the TCEQ in September 2001, concludes that the low-level contamination remaining in this area does not exceed applicable PCL’s for the site, and that no additional soil remediation related to this unit is required to close it under TRRP Remedy Standard A.
          7.6 SWMU E — Lower Pond (Wastewater Treatment System): In May 1990, Seller removed sludges and contaminated soils that were within the lower pond in anticipation of closing this unit. A total of approximately 4,000 cubic yards of stabilized waste was removed from the pond and sent to an off-site disposal facility. In August 1990, Seller completed nine soil borings within and on the pond dikes. During the RFI, three additional soil borings were completed and thirteen soil samples were obtained from this unit. The results of these investigations indicated that a confined area within and southwest of the dike area (correlating to the former location of the spillway) was contaminated with hydrocarbons and metals. The RCRA Facility Investigation Program Review and Recommendations for Unit Closures and Groundwater Management, submitted to the TCEQ in Septerrtoer 2001, concludes that two soil borings (with two samples from each) will be necessary to delineate the contamination in this area. It also recommends that the area should be remediated via hot spot removal and closure under TRRP Remedy Standard A. The additional soil sampling and analyses have been completed and preparation of an APAR for each unit is in progress.
          7.7 SWMU F — Landfills (24 Tank Bottom Pits): In 1989, Seller conducted a preliminary investigation of the tank bottom pits, collecting 634 soil samples from thirty-one suspected pit locations. This investigation confirmed the locations of twenty-one tank bottom pits. The RFI expanded on the data collected in 1989 through the completing of seventy additional soil borings at the suspected tank bottom pit sites, downgradient of the pit sites, and in a firewall suspected of containing tank-bottom material. The RFI concluded that a total of twenty-four tank-bottom pits were present within the tank-farm area. Although eight of the pits were fully delineated, the RFI recommended further investigation to delineate the extent of contamination at the remainder of the pit sites. The RCRA Facility Investigation Program Review and Recommendations for Unit Closures and Groundwater Management, submitted to the TCEQ in September 2001, concludes that twenty to twenty-five soil borings (with one sample from each) will be necessary to delineate the contamination in these pit areas. It also recommends that the areas should be remediated via hot spot removal and closure under TRRP Remedy Standard B. The additional soil sampling and analyses have been completed and preparation of an APAR for each unit is in progress.
          7.8 SWMU H — Landspreading Area: This area was investigated as part of the RFI because sludges or leaded tank bottoms allegedly were spread in this area. Twenty-two samples were collected from five soil borings in the area. Based on this data, the RFI concluded that there was no evidence that there was any impact in this area from historic operations. The RCRA Facility Investigation Program Review and Recommendations for Unit Closures and Groundwater Management, submitted to the TCEQ in September 2001, concludes that no additional investigation is necessary in this area for it to be closed under TRRP Remedy Standard A.
          7.9 SWMU I — Sandpit: This area was investigated as part of the RFI to determine if oil/dirt production in this area led to contamination. Twenty-three soil samples were collected from the area. Based on this data, the RFI concluded that there was no evidence that there was any impact in this area from historic operations. The RCRA Facility Investigation Program Review and Recommendations for Unit Closures and Groundwater Management, submitted to the TCEQ in September 2001, concludes that no additional investigation is necessary in this area for it to be closed under TRRP Remedy Standard A.
          7.10 SWMU K — Oil/Dirt Production Area: This area was investigated to determine if process sludges were used historically in the production of oil/dirt in the area. During the RFI, ten additional soil borings were completed and forty-six soil samples were obtained from this unit. Based on this data, the RFI concluded that contamination in this area was limited to the surface and was consistent with that expected from residual oil/dirt rather than process waste. In addition, the RFI included an analysis of sample data from several locations around the refinery where oil/dirt had been used as a construction material and stabilizing agent. This analysis concluded that, although residual oil/dirt remains in this and other areas of the refinery, there was no evidence that there was any impact from the application of the oil/dirt within the plant. The RCRA Facility Investigation Program Review and Recommendations for Unit Closures and Groundwater Management, submitted to the TCEQ in September 2001, concludes that no additional investigation is necessary in this area for it to be closed under TRRP Remedy Standard A.
          7.11 SWMU M — Stormwater Basin Sludge Storage Area: In 1989, all of the waste present in this area was excavated and disposed of in an appropriate offsite disposal facility. During the RFI, a total of eight soil borings and thirty soil samples were obtained from this area. Based on this data, the RFI concluded that there was no evidence that there was any impact in this area from historic operations. The RCRA Facility Investigation Program Review and Recommendations for Unit Closures and Groundwater Management, submitted to the TCEQ in September 2001, concludes that two to three soil borings (with three sample from each) may be required if the TCEQ requests further confirmation/delineation in this area. It also recommends that the area should be remediated via hot spot removal, if additional sampling identifies contaminated areas, and closure under TRRP Remedy Standard A. The additional soil sampling and analyses have been completed and preparation of an APAR for each unit is in progress.
          7.12 SWMU N — API Separators, Sumps, Sewer System, and Ditches: Between 1991 and 1994, Seller completed an upgrade of the refinery wastewater collection and treatment system. During the upgrade, a majority of the underground lines and junction boxes in the collection system were replaced. In addition, an emergency sump and oil reclamation/storage facilities were removed from the area to make room for a new storm water surge tank. During the RFI, thirteen soil borings were completed and a total of sixty-six samples were analyzed to determine of the operation of these systems had impacted soil and groundwater. The areas around the splitter boxes within the collection system were found to have been impacted by organic compounds. The data also showed that the drainage ditch around the carbon-black loading dock was not impacted. The area around the collection box, API separators, emergency sump, and the oil reclamation/storage facilities were found to have a detectable impact, most likely resulting from overflows that occurred from these units prior to the renovation. The impact from these units extended from the surface to the saturated depth in some areas. The RCRA Facility Investigation Program Review and Recommendations for Unit Closures and Groundwater Management, submitted to the TCEQ in September 2001, concludes that five to six soil borings (with two sample from each) may be required if TNRCC requests further confirmation/delineation in this area. It also recommends that the area should. be remediated via hot spot removal, if additional sampling identifies contaminated areas, and. closure under TRRP Remedy Standard B. The additional soil sampling and analyses have been completed and preparation of an APAR for each unit is in progress.
           7.13 SWMU 0 — Coker Plant: During the RFI, forty-two soil borings were completed in the area and 109 samples were collected. Results of these samples showed that, although this area was not the .apparent source of the contamination, the free product plume at the site underlies the entire Coker Plant. The RFI concluded that the following other areas within this unit appear to be impacted with organics and metals:
•	Portions of the area around abandoned equipment at the Old Coker Plant

•	Areas related to the coke fines piles area

•	Areas related with the railcar hopper at the New Coker Plant

•	Areas around the pumps in the Coker Clarifier

•	The top two feet of some areas near the Drain N. 30 Outfall area

•	The top two feet of soil on the north side of the Coker Pond
          7.14 The RCRA Facility Investigation Program Review and Recommendations for Unit Closures and Groundwater Management, submitted to the TCEQ in September 2001, concludes that four to five soil borings (with two sample from each) may be required if the TCEQ requests further confirmation/delineation in this area. It also recommends that the area should be remediated via hot spot removal, if additional sampling identifies contaminated areas, and closure under TRRP Remedy Standard B. The additional soil sampling and analyses have been completed and preparation of an APAR for each unit is in progress.
          7.15 SWMU P — Container Storage Area: During the RFI, three soil borings were completed in the area. Results of this investigation showed that soil in the former storage area and adjacent drainage ditch contained organic and metal contamination. The RCRA Facility Investigation Program Review and Recommendations for Unit Closures and Groundwater Management, submitted to the TCEQ in September 2001, concludes that four to five soil borings (with two sample from each) may be required if the TCEQ requests further confirmation/delineation in this area. It also recommends that the area should be remediated via hot spot removal, if additional sampling identifies contaminated areas, and closure under TRRP Remedy Standard B. The additional soil sampling and analyses have been completed and preparation of an APAR for each unit is in progress.
           7.16 SWMU Q — Process Storage Tanks: During the RFI, thirteen soil borings were completed in the area and fifty-six samples were collected. An impact from organic compounds was detected in all of the process tank areas investigated. The source of this contamination was not determined although the entire unit is located within the footprint of the free product plume at the site. Metal contamination was also detected in the top two feet of soil in certain areas of the unit. The RCRA Facility Investigation Program Review and Recommendations for Unit Closures and Groundwater Management, submitted to the TCEQ in September 2001, concludes that no additional investigation is necessary in this area for it to be closed under TRRP Remedy Standard A.
          7.17 SWMU R — Landfill (Sulfuric Acid Pit): During the RFI, five soil borings were completed in the area and fifteen samples were collected. These samples indicated a release of acid from the pit that impacted soils to a depth of at least eight feet below the base of the pit in a confined area. The RCRA Facility Investigation Program Review and Recommendations for Unit Closures and Groundwater Management, submitted to the TCEQ in September 2001, concludes that no additional investigation is necessary in this area for it to be closed under TRRP Remedy Standard A.
           7.18 SWMU S — Container Storage Areas: During the RFI, five soil borings were completed in this unit and eighteen samples were collected. Samples from each of the areas investigated contained metal and/or organic compound contamination. The RCRAFacility Investigation Program Review and Recommendations for Unit Closures and Groundwater Management, submitted to the TCEQ in September 2001, concludes that four to five soil borings (with two sample from each) may be required if the TCEQ requires further confirmation/delineation in this area. It also recommends that the area should be closed under TRRP Remedy Standard B. The additional soil sampling and analyses have been completed and preparation of an APAR for each unit is in progress.
          7.19 SWMU T — Caustic Storage Area: During the RFI, eight soil borings were completed in this unit and eighteen samples were collected. All of the samples collected from this area contained elevated pH levels. Samples from each of the areas investigated contained metal and/or organic compound contamination. The most impacted areas were on the west and southwest sides of the unit, immediately adjacent to the former refinery pump house. The RCRA Facility Investigation Program Review and Recommendations for Unit Closures and Groundwater Management, submitted to the TCEQ in September 2001, concludes that no additional investigation in necessary in this area for it to be closed under TRRP Remedy Standard A.
          7.20 Mercury Spill Area: In 1993, a line from an overflow reservoir on a manometer located at an outside wall at the electric shop broke, leading to the release of one to five pounds of elemental mercury. Soils in this area were impacted. Initial assessment and remediation activities were completed in this area and a report on the activity was submitted to the TNRCC in 1994. A second interim report detailing assessment, excavation, and disposal activities was submitted to the TNRCC in 1997. Based upon the findings of these reports, Seller was required to conduct additional investigation and remediation in the area. Additional sampling, analysis, excavation and disposal were conducted in 1997 and 1998 to remove all soils containing concentrations of mercury in excess of TRRP Standard No. 1. A final report on this remediation was submitted to the TNRCC in April 1998. Although no formal approval on this cleanup has been received from the TCEQ, Seller does not expect that future investigation or remediation is required related to this spill area.

          7.21 PCB Spill at Sub #2 South/Powell Switchgear: On April 8, 1999, approximately fourteen gallons of PCB oil were released from the Sub #2 transformer. The spill apparently migrated within the piping insulation into the underground electrical vaults. The soil and equipment impacted from this spill were remediated in April and May 1999, and measures were taken to prevent future spills. Twelve drums of PCB contaminated debris and approximately thirty-one tons of PCB contaminated soil generated during the cleanup were shipped to the Chemical Waste Management landfill in Emelle, Alabama. A report on this cleanup was sent to the TNRCC on May 25, 1999. Although no formal approval on this cleanup has been received from the TCEQ, Seller does not except that future investigation or remediation is required related to this spill area.
          7.22 Plume Management Zone: In 1989, La Gloria entered into an agreed order with TWC that required La Gloria to investigate and delineate the nature and extent of groundwater contamination at the site and to implement a system that would prevent further migration of free-phase or dissolved-phase contamination. In response to this agreed order, Seller also completed facility upgrades to replace the underground product lines that likely were the source of the contamination. La Gloria is currently operating 304 monitoring wells and 134 recovery wells to delineate and remediate groundwater contamination both on and downgradient of the refinery.
               7.22.1 In August 2002, Seller purchased the seven-acre portion of the Roosth property onto which the plume has migrated. In 2003, Seller acquired the Lewis/Haynes property north of the refinery onto which the plume has migrated. In April 2004 Seller purchased the Cooper Cameron property north of the refinery onto which the plume has migrated. Also, Seller has established an access agreement for the Rudman property for continued investigations, Seller is required to remediate these properties in accordance with the 1989 TWC Agreed Order and the RCRA Compliance Plan.
               7.22.2 The RCRA Facility Investigation Program Review and Recommendations for Unit Closures and Groundwater Management, submitted to the TCEQ in September 2001, recommends that a PMZ be established under the TRRP rules to address the remaining groundwater contamination and to prevent it from migrating into adjacent surface water bodies. Although, the TCEQ has not formally approved this strategy, Seller has been informed that the TCEQ favors such an approach. To proceed with this strategy, Seller purchased the Roosth, the Lewis/Haynes and Cooper Cameron properties.
               7.22.3 Under the TRRP PMZ approach., Seller also will be required to demonstrate that neither free-phase nor dissolved contaminants extend beyond the established PMZ. To accomplish this, Seller anticipates several modification to the existing groundwater monitoring and recovery system, which may also include the installation of additional slurry wall barriers. On June 26, 2002, Seller completed the installation of a 606-feet slurry wal1 along Tributary “D” on the Roosth property. Once the PMZ has been established, Seller will be required to continue to maintain the recovery facilities and conduct periodic monitoring to demonstrate that the plume is being been contained.
     8. In conjunction with the RCRA Part B permit, the refinery has a Compliance Plan No, CP-50062-000 issued by the TNRCC on April 30, 1999, and with modifications submitted in

2002. On May 23, 2002, the TCEQ approved Seller’s application for a Class 3 Compliance Plan Modification, which contains the revised remediation strategy for the site, and a Class 3 Compliance Plan modification issued by the TCEQ on Jan. 9, 2004.
     9. On September 19, 2002, Seller received a Notice of Deficiency from the TCEQ regarding its pending application for a Title V permit for the site. The deficiency specified that the refinery flares should be listed on OP-UA50 (NSPS J Refinery Sources), which means that TCEQ considers the flares to be subject to 40 C.F.R. Part 60 NSPS Subpart J. A final draft Title V permit with all requested revisions was. issued in February 2004. La Gloria completed required public notice and submitted a copy of all permit materials to the EPA for review. TCEQ issued the Clean Air Act Title V permit to La Gloria on May 6, 2004.
     10. NSPS J requires that all fuel gas, such as vent gas or off gas burned in a flare be less than 160 ppm H2S. La Gloria will install H2S analyzers on 4 process flares by May 9, 2005, as required in TCEQ Agreed Order in Docket No. 2004-0291-AIR-E.
     11. La Gloria obtained a Small Refiner Hardship Waiver from EPA’s gasoline sulfur standards through 2009, which sets forth conditions for compliance. On March 7, 2005, La Gloria submitted a report to EPA indicating that the sulfur content of gasoline produced during 2004 exceeded the corporate pool average standard and that certain batches of gasoline exceeded the cap-per-gallon standard established for the refinery. La Gloria acquired credits and allotments to achieve compliance with the corporate pool average standard for 2004. In addition, La Gloria will meet with EPA to discuss resolution of the non-compliant gasoline batches containing sulfur in excess of the cap-per-gallon, standard.
     12. Many of the Administrative Orders and Agreed Orders disclosed in Schedule 4.1(n) (b) required or require modifications and operational changes, with which Seller has complied or continues to comply.
     13. There are several current regulatory obligations that have future compliance dates that will result in remedial, removal, or response costs in the future. These obligations are described below:
          13.1 Seller is evaluating options for complying with the newly promulgated EPA regulations governing revisions of existing Spill Prevention Control and Countermeasures Plans (SPCC) required by February 13, 2006. Compliance with revised SPCC regulations may require additional diking as well as other modifications.
          13.2 As required, by September 1, 2003, Seller submitted to the TCEQ air permit applications for three grandfathered units (2 for utility boilers and 1 for the LPG Truck Loading Area) at the refinery. The permits were issued on July 12, 2004 and August 11, 2004. La Gloria will file for a permit-by-rule (formerly designated a standard exemption) for other eligible units.
          13.3 La Gloria had received approval from the TCEQ to produce federal ultra-low sulfur diesel one year earlier than required (April 2005) in lieu of producing Texas low emission diesel (LED) in 2006. The TCEQ has extended the deadline for production of LED until October 1, 2005.

          13.4 The refinery is modifying certain equipment to meet the Refinery MACT II (NESHAPs for Petroleum Refineries: Catalytic Cracking Units, Catalytic Reforming Units, and Sulfur Recovery Units) requirements issued in 2002. Required controls will entail scrubbing the platformer catalyst regenerator vent, installing continuous monitoring devices on the vent and conducting more performance testing among other things. La Gloria will complete these modifications and conduct the performance testing by April 11, 2005, and submit a complete test report to the TCEQ within 150 days thereafter.
     14. La Gloria was named a Potentially Responsible Party (PRP) of the Shore Refining Superfund Site in Longview, Texas, first by TNRCC in 1995 and then by EPA in 1996. The 7.5-acre site was formerly a used oil refinery. Seller’s refinery is alleged to have disposed of tank-bottom waste at the site in 1981 and 1983. La Gloria and the other PRPs settled with EPA in 2001 and agreed to conduct a removal action to resolve their liability. La Gloria’s allocation was 5.5 percent of an estimated $1.1 million dollars to conduct the cleanup action. The removal action is now complete. The agreement requires the PRPs who settled to pay EPA’s oversight costs in overseeing the implementation of the remedy, and not all of those costs have been incurred yet. The Administrative Order on Consent does not release La Gloria from groundwater conditions should the state or EPA pursue a groundwater cleanup.
     15. Cooper Cameron Corporation Vs. La Gloria, No 6:97CV509 (E.D. Tex.). In 1998, Seller settled a lawsuit with Cooper Cameron Corporation which owned property directly north of the refinery, resolving a claim of alleged property damage. The settlement imposed some obligation on both parties. In April 2004, La Gloria purchased the Cooper Cameron property negating the obligations and access fees for ongoing groundwater remediation on the property. Asbestos containing materials are present in a former manufacturing building on-site.
     16. In 2002, Seller purchased the Haynes and Lewis property, northeast of the refinery resolving a claim of an alleged property damage that did not result in a lawsuit, by the Haynes and Lewis estate. Seller retains indemnity obligations under that purchase and sale agreement.
     17. In 2002, Seller purchased the Roosth property and retained certain indemnity obligations under the purchase and sale agreement.
     18. Robert Wayman, et al. v. International Truck & Engine, et al., District Court for Gregg County, Texas. Plaintiff alleges that he contracted renal cell carcinoma as a result of exposure to diesel fumes and other “carcinogenic petroleum products” at various premises, including La Gloria.
     19. Jimmy Joe Tyler, et al. v. A. C. & S., et al., District Court for Orange County, Texas. Plaintiff alleges that he was a boilermaker from 1944 to 1985, and that he contracted asbestos related disease from exposure to asbestos manufactured by some defendants and used on the premises of other defendants, including La Gloria.
     20. Ivory Wilson, et al. v Arco Chemical, et al., District Court for Jefferson County, Texas. Plaintiffs claim injuries related to asbestos exposure at La Gloria refinery. There are approximately fourteen plaintiffs and approximately seventy-four defendants. Only one plaintiff, Howard Portwood, Sr., claims exposure at La Gloria’s facility.
     21. Faye B. Anderson, et al. v. Crown Central Petroleum Corp., et al., District Court for Harris County, Texas. Plaintiffs allege that they or their decedents are former La Gloria employees who were injured or killed due to exposure to chemicals during employment. There are approximately forty-eight employee-plaintiffs (along with numerous heirs and family members) and thirty-five defendants. The liability claims have all been settled, but certain workers’ compensation claims are still open.

Schedule 4.5(b).
     1. Some disclosures described in other subsections of Schedule 4.5 may be responsive to this subsection as well. To the extent those disclosures apply to this subsection, Borrowers incorporate those disclosures herein for all purposes.
     2. Pipeline Newco and Land Newco (as defined in this Agreement) were created pursuant to the divisive merger of McMurrey Pipe Line Company (“McMurrey”). McMurrey owns certain properties on which Hazardous Materials may have been spilled or released onto or into the soil, surface water or groundwater or emitted as air emissions. Pipeline Newco and Land Newco may become a successor to certain environmental liabilities and remediation obligations as a result of the allocation of real property and other assets formerly owned by McMurrey. Delek has not conducted any investigation (other than the Phase I investigation conducted pursuant to due diligence analysis) regarding the environmental condition of the properties of Pipeline Newco and Land Newco, and, therefore, can make no representation or warranty regarding the condition of such properties.
     3. Such failure to comply with any Environmental Law or any Environmental Liability (including any basis for potential Environmental Liability) as set forth in that certain Phase II Report prepared by ARCADIS for Holdings (as defined in this Agreement) dated April 14, 2005, which is incorporated herein, and which has been provided to Lenders.
     4. Small amounts of Hazardous Materials may-have been spilled or released onto or into the soil, surface water or groundwater or emitted as air emissions from the refinery in the normal course of business for which Seller, and therefore Delek Refining, may have no specific record. Seller, and therefore Delek Refining, does not possess discrete files identifying every release of Hazardous Materials into the soil, water or air. In addition, releases may have occurred prior to the time that Seller acquired the refinery, and therefore Seller (including Delek Refining) would have no such knowledge, other than any files in its possession. The following list (beginning on the next page) includes all the releases for which Seller has documentation:
[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK.]

     5. Documented Spills and/or Releases

	QUANTITY[1]				INTERIM	FINAL
DATE	(BBL)	REPORTED	MATERIAL	LOCATION	RPT	RPT	NRC #

10/23/89	30	Yes	Gasoline	T-59	NA	None	NA
1/5/90	2000	Yes	Topped Crude	T-19	NA	None	NA
1/5/90	22	Yes	Diesel	T-47	NA	None	NA
1/8/90	?	Yes	Coker Gasoline	T-64	NA	None	NA
2/6/90	12	Yes	Diesel	T-18	NA	None	NA
5/3/90	?	Yes	Slop Oil	T-3	NA	None	NA
5/25/90	?	Yes	Crude Oil	T-162	NA	None	NA
7/23/90	25	Yes	?	T-14	NA	None	NA
9/4/90	?	Yes	Gasoline	T-58	NA	None	NA
10/12/90	400	Yes	Slop Oil	T-4	NA	None	NA
10123/90	10	Yes	Diesel	T-47	NA	None	NA
12/30/90	100	Yes	Topped Crude	T-18	NA	None	NA
1/17/91	500	Yes	Topped Crude	T-18	NA	None	NA
3/21/91	150	Yes	Diesel	T-18	NA	5/6/91	NA
3/21/91	1778	Yes	Gasoline	T-63	4/15/91	7/19/91	NA
4/19/91	30	Yes	Diesel	?	NA	None	NA
5/14/91	75	Yes	Gasoline	T-59	NA	None	NA
5/31/91	85	Yes	Recovered HC/Water	T-18	NA	6/24/91	NA

[1]	All quantities are in barrels unless otherwise indicated.

	QUANTITY[1]				INTERIM	FINAL
DATE	(BBL)	REPORTED	MATERIAL	LOCATION	RPT	RPT	NRC #

6/11/91	10	Yes	Gasoline	T-54	NA	6/21/94	NA
1/27/92	10	Yes	API Sep. Sludge	NSDB	2/6/92	4/9/92	NA
3/12/92	25	Yes	Gas Oil	East of T-53	NA	4/15/92	NA
5/26/92	15	Yes	Gas Oil	East of T-53	NA	10/8/92	NA
6/14/92	40	Yes	Naphtha	T-55	NA	6/20/91	NA
6/16/92	?	No	Cat Gasoline	T-5	NA	NA	NA
6/23/92	?	No	Av Gasoline	T-117	NA	NA	NA
6/24/92	30	Yes	Topped Crude	Caustic Area	NA	7/1/91	NA
7/24/92	100	Yes	Gasoline	T-34,T-35	10/9/92	8/31/93	NA
7/27/92	?	No	Lt. Alkylate	T-114	NA	NA	NA
8/12/92	1	No	Gas Oil	Caustic Area	NA	NA	NA
10/7/92	10	Yes	Gasoline	Truck Rack	NA	12/8/92	NA
10/8/92	80	Yes	Gasoline	T-62	11/11/91	1/6/92	NA
3/2/93	<1 1b.	No	PCB Oil	Sub 2 So. Xformer	NA		NA
3/10/93	110	Yes	Gasoline	T-6	NA	3/1/94	NA
4/12/93	500	Yes	Kerosene	T-13	NA	10/26/93	NA
7/12/93	5	Yes	Kerosene	T-134	NA	1/27/94	NA
8/12/93	?	Yes	Recovered HC/Water	Trib D	NA	8/13/94	NA
8/17/93	0.5	No	NaClOH 10%	Cooling Tower #2	NA	NA	NA
8/20/93	0.5	Yes	Recovered HC/Water	Trib D	NA	8/31/93	NA
8/30/93	4	No	Gasoline	T-53, T-54	NA	NA	NA

	QUANTITY[1]				INTERIM	FINAL
DATE	(BBL)	REPORTED	MATERIAL	LOCATION	RPT	RPT	NRC #

9/1/93	20	Yes	Gasoline	T-53, T-54	NA	3/3/94	NA
9/8/93	4	No	Diesel	West of T-64	NA	NA	NA
9/29/93	0.5	No	Tripolyphosphate	Boilers	NA	NA	NA
10/28/93	2.5	Yes	Gasoline	Creek at Truck Rack	NA	1/7/94	205294
10/29/93	1	No	Recovered HC/Water	Well #100	NA	NA	NA
10/30/93	5	Yes	Topped Crude	North of T-II	NA	12/21/93	NA
11/1/93	5	Yes	Diesel/Topped Crude	North of Caustic Area	NA	3/3/94	NA
11/16/93	>5	Yes	Gasoline	North of T-136 Subsurface	NA	4/11/94	NA
11/17/93	>1 1b.	Yes	Mercury	North of Elect Shop	3/7/94	4/22/98	208578
11/23/93	10	Yes	Kerosene	T-47	NA	1/28/94	NA
11/29/93	571	Yes	Process Water	API Sep Area	NA	12/20/93	210204
12/4/93	130	Yes	Diesel	T-10	3/4/94		NA
12/7/93	1	No	Lt. Alkylate	T-117	NA	NA	NA
1/27/94	15	Yes	Diesel	T-12	3/7/94	3/25/94	NA
2/16/94	2	No	Gasoline	T-53, T-54	NA	NA	NA
3/8/94	1	Yes	Slop Oil Emulsion Solids	Coker Charge Tank	NA	4/8/94	229362
3/23/94	1	No	Total Alkylate	T-114	NA	NA	NA
3/31/94	100	Yes	Process Water	API Sep Area	NA	7/25/94	NA
4/4/94	1	Yes	Slop Oil Emulsion	Coker Charge Tank	NA	4/18/94	?
4/19/94	50	Yes	Underground HC?	T-113 Area	NA	3/5/96	NA

	QUANTITY[1]				INTERIM
DATE	(BBL)	REPORTED	MATERIAL	LOCATION	RPT	FINAL RPT	NRC #

4/26/94	<1	No	Gasoline	SW#7 CT	NA	NA	NA
4/29/94	1	No	Naphtha	West of WW Surge Tank	NA	NA	NA
5/4/94	<1	Yes	Recovered Oil	API Separator	NA	5/23/97	NA
5/5/94	30	Yes	Diesel	West of WW Surge Tank	NA	9/20/94	NA
5/10/94	<1	Yes	Diesel	W. of WW Surge Tank & west Side of creek	NA	9/20/94	NA
5/26/94	20	Yes	Topped Crude	T-19	NA	7/14/94	NA
6/1/94	1	No	Crude Oil	Crude Truck Rack	NA	NA	NA
6/14/94	2	No	Platformate	South of TEL Tank	NA	NA	NA
.6/15/94	46	Yes	Cat Naphtha	T-1			NA
6/29/94	<1 Ib.	No	PCB Oil	Sub 2 So. Xformer	NA	NA	NA
7/16/94	200	Yes	Sulfuric Acid	Acid Tanks & Pit	8/5/94	3/20/95	249991
7/29/94	2	Yes	Diesel/Gasoline	Truck Rack Sump	NA	5/31/97	NA
8/1/94	4	Yes	API Separator Sludge (K049)	API Separator Area	NA	8/19/94	252947
8/3/94	1	No	Carbon Black Oil	Loading Rack	NA	NA	NA
8/9/94	2	No	Gasoline	Additive Tanks	NA	NA	NA
8/15/94	2500 Ib.	Yes	Spent Sulfuric Acid	So. Of T-42 & T-43	NA	9/14/94	255451
8/15/94	2	No	Boilers	Joy Air Comp	NA	NA	NA
8/22/94	5 gal.	No	Gasoline	Truck Rack Flare	NA	NA	NA
9/6/94	1	No	Light Cycle Oil	Caustic Storage Area	NA	NA	NA

	QUANTITY[1]				INTERIM	FINAL
DATE	(BBL)	REPORTED	MATERIAL	LOCATION	RPT	RPT	NRC #

9/30/94	1	No	Tank Water Bottoms	T-9	NA	NA	NA
10/2/94	4	No	Sour Water w/HC	T-168	NA	NA	NA
10/14/94	40	Yes	Gas Oil	T-15	NA		NA
11/21/94	2	No	Diesel	Caustic Area	NA	NA	NA
11/28/94	1	No	Diesel	North of T-8	NA	NA	NA
1/9/95	approx. 5	Yes	Process WW	Sump @ T-53/T-54	NA	2/26/96	275715
1/15/95	30	Yes	Gasoline	T-9			NA
1/30/95	2	No	Crude Oil	North of T-11	NA	NA	NA
2/2/95	20	Yes	Process WW	API Separator Area			278508
2/3/95	240	Yes	Diesel	Overfillled T-42	11/20/95	NA	NA
2/6/95	<1	No	Gasoline	So. of TEL tank	NA	NA	NA
2/7/95	15	Yes	Diesel	West of T-172	NA		NA
2/17/95	<1	No	Gas Oil	West side of T-16	NA	NA	NA
2/21/95	<1	No	Gas Oil	West side of T-16	NA	NA	NA
2/22/95	1	No	Gasoline	So. of TEL tank	NA	NA	NA
3/8/95	1	No	Topped Crude	North of T-19	NA	NA	NA
4/4/95	<5	No	Product Tank Btms	SW Plant Property	NA	NA	NA
4/27/95	<5	No	Slop Oil	New API Sep Area	NA	NA	NA
5/1/95	1	No	Gas Oil	East Side of Tank 16	NA	NA	NA
5/1/95	30	Yes	Cat Naphtha	T-I4 & T-116	NA	4/23/96	NA
5/7/95	15	Yes	Gas Oil	Tank 16	NA		NA

	QUANTITY1					FINAL
DATE	(BBL)	REPORTED	MATERIAL	LOCATION	INTERIM RPT	RPT	NRC #
5/8/95	1200	Yes	Sulfuric Acid	Acid Tanks	8/17/95	9/5/95	290491
5/9/95	<1	No	Gasoline	Treaters	NA	NA	NA
5/9/95	2	No	Diesel	#7 CT	NA	NA	NA
5/11/95	?	No	Spent Sulfuric Acid	W side Alky to SWB	NA	NA	NA
5/12/95	?	No	Spent Sulfuric Acid	W side Alky	NA	NA	NA
5/15/95	?	No	Spent Sulfuric Acid	W side Alky	NA	NA	NA
5/20/95	1764 lbs.	Yes	Spent Sulfuric Acid	W side Alky	NA	1/19/96	292298
5/21/95	5	Yes	Lt St Run Gasoline	T-l64	NA	2/28/96	NA
5/25/95	15 gal	No	Spent Sulfuric Acid	W side of Alky	NA	NA	NA
5/25/95	4888 lbs.	Yes	Spent Sulfuric Acid	W side of Alky	NA	1/19/96	292982
7/17/95	10	Yes	Gasoline	T-151 to Creek	NA	5/28/97	NA
7/19/95	5	Yes	Topped Crude	T-19	NA		NA
8/16/95	1	No	Lt Alky	T-31	NA	NA	NA
8/21/95	1	No	Reformate/Alkylate	T-52	NA	NA	NA
8/25/95	1	No	Gasoline	T-137	NA	NA	NA
8/29/95	<1	No	Gasoline	VRU	NA	NA	NA
9/5/95	3	No	Gasoline	East Side TEL Tank	NA	NA	NA
9/8/95	5	No	Sulfur	West side SRU	NA	NA	NA
9/9/95	2	No	Slop Oil	Frac tk at API Sep	NA	NA	NA
9/25/95	<5	No	Topped Crude	Road W of SRU	NA	NA	NA
9/30/95	1	No	Kerosene	T-12	NA	NA	NA

	QUANTITY[l]
DATE	(BBL)	REPORTED	MATERIAL	LOCATION	INTERIM RPT	FINAL RPT	NRC #
10/4/95	<1	No	Gasoline	West side of #7 CT	NA	NA	NA
10/5/95	1	No	Gasoline	East Side TEL Tank	NA	NA	NA
10/21/95	<5	No	Topped Crude	T-19	NA	NA	NA
10/24/95	10	Yes	Gasoline	West side of #7 CT	NA		NA
10/25/95	1500 gal.	Yes	Light Gasoline	Boiler Flare Line-Crk	NA	5/25/97	311917
10/26/95	10	Yes	Carbon Black	T-11	NA	5/21/97	NA
10/26/95	<1	No	Hydrocarbon/H2O	Boiler Flare Line	NA	NA	NA
11/7/95	1	No	Gas Oil	T-15	NA	NA	NA
11/9/95	1	No	Diesel	T-7	NA	NA	NA
11/16/95	<1	No	Crude Oil	Falco Truck Rack	NA	NA	NA
11/16/95	1	No	Pipeline Interface	Betwn T-9 & T-10	NA	NA	NA
11/22/95	<1	No	Gasoline	Betwn T-62 & T -63	NA	NA	NA
11/30/95	<1	No	Topped Crude	S of Coker Contrl Rm	NA	NA	NA
11/30/95	15	Yes	Slop Oil Emul Solids	CCT	NA	3/1/96	315898
12/1/95	2	No	Gasoline	Boiler Flare Line-Crk	NA	NA	NA
12/6/95	105	Yes	Spent Sulfuric Acid	Sulfuric Acid Tanks	NA		316465
12/11/95	500	Yes	Diesel	T-12 to SWB	NA	2/27/96	NA
12/11/95	1	No	Underground HC	T-21	NA	NA	NA
12/18/95	10 lbs	No	Sulfuric Acid	West of T-52	NA	NA	NA
12/28/95	1	No	Gasoline	E of T-137	NA	NA	NA
1/10/96	<1	Yes	Unknown Oil	BFC at Maintenance	NA	5/24/97	319688

	QUANTITY[1]				INTERIM	FINAL
DATE	(BBL)	REPORTED	MATERIAL	LOCATION	RPT	RPT	NRC #
1/23/96	1	No	Gas Oil	NE of T-14	NA	NA	NA
1/24/96	15	Yes	Topped Crude	West of SRU	NA		NA
1/24/96	2520 Ibs	Yes	Sulfuric Acid	North of T-11	NA	3/4/96	322138
2/21/96	10	Yes	Diesel	T-168	NA	5/29/97	NA
3/11/96	<5	No	Topped Crude	West of SRU	NA	NA	NA
4/3/96	2	No	Gas Oil	West Side of T-16	NA	NA	NA
4/6/96	50	Yes	Jet Fuel	T-153	NA	5/22/97	NA
4/7/96	<1	No	VRU liquid HC	Loading Dock Flare	NA	NA	NA
4/29/96	5 gal	No	Gas Oil	T-127	NA	NA	NA
4/30/96	10 gal	No	Diesel	T-47	NA	NA	NA
5/1/96	10 gal	No	Gas Oil	T-16	NA	NA	NA
5/1/96	<1	No	LCO	T-49	NA	NA	NA
5/5/96	<1	No	Carbon Black	T-53, T-54 Firewall	NA	NA	NA
5/8/96	2 gal	No	PCB Oil 3.l%	Sub #2 North	NA	NA	NA
5/9/96	1 gal	No	PCB Oil 3.1%	Sub #2 North	NA	NA	NA
5/13/96	20	Yes	Diesel	West of #3 CT	NA		NA
5/19/96	<1	No	Slop Oil	T-53, T-54 Firewall	NA	NA	NA
5/21/96	<1	No	Gasoline	North of T-136	NA	NA	NA
6/2/96	10	Yes	Crude Oil	T-160	NA		NA
6/3/96	<1	No	Carbon Black	LPG Truck Loading	NA	NA	NA
6/5/96	2	No	Carbon Black	T-11	NA	NA	NA

	QUANTITY[1]				INTERIM	FINAL
DATE	(BBL)	REPORTED	MATERIAL	LOCATION	RPT	RPT	NRC #

6/11/96	<1	No	Light Hydrocarbons	API Sep Splitter Box	NA	NA	NA
6/13/96	2	No	Gasoline	Trk Rack Sump-Ditch	NA	NA	NA
6/17/96	1	No	Gas Oil	T-15	NA	NA	NA
6/l8/96	2	Yes	Gasoline/Diesel	Trk Rack Sump-Ditch	NA	6/20/96	NA
6/19/96	5	Yes	Carbon Black	Carb Elk Truck Rack	NA		NA
7/10/16	100 gal	Yes	Diesel	Boiler Flare Line-Crk	NA		NA
7/l8/96	<1	No	Groundwater/HC	Well R-83 S of T-64	NA	NA	NA
7/23/96	50 gal	Yes	Gasoline/Diesel	Truck Rack Sump	NA	7/29/96	NA
7/29/96	18.33 gal	Yes	PCB Oil 4.2%	Sub #9	NA	4/23/97	353905
7/31/96	50 gal	No	10% Bleach	CT#7	NA	NA	NA
8/1/96	20 gal	No	10% Bleach	CT#2	NA	NA	NA
8/22/96	2	No	Gasoline/Diese1	Lab Sump	NA	NA	NA
8/22/96	2	No	Gas Oil	T-16	NA	NA	NA
9/2/96	1	No	50% NaOH	Caustic Area	NA	NA	NA
9/4/96	?	No	Water & Coke Fines	Coker Clarifier	NA	NA	NA
9/9/96	<1	No	Diesel	T-42	NA	NA	NA
9/9/96	10	No	JP-8 Jet Fuel	T-153	NA	10/7/96	NA
9/13/96	<l lb	No	Mercury	Warehouse	NA	NA	NA
10/11/96	<1	No	Spent Caustic	Treaters	NA	NA	NA
10/28/96	5	Yes	Gas Oil	T-16	NA	10/28/96	NA
12/13/96	3	No	Gas Oil	T-16	NA	NA	NA

	QUANTITY[1]				INTERIM	FINAL
DATE	(BBL)	REPORTED	MATERIAL	LOCATION	RPT	RPT	NRC #

12/20/96	3	No	Gas Oil	Coker	NA	NA	NA
12/20/96	20	Yes	Heavy Process Oil	20-TK-3	NA	6/20/91	NA
12/24/96	130	Yes	Topped Crude	T-19	NA	5/26/97	NA
12/29/96	1	No	Carbon Black Oil	Carb Blk Rack	NA	NA	NA
1/1/97	20	Yes	Topped Crude	T-19	NA	5/27/97	NA
1/l/97	4 gal	No	Fuel Additive	Diesel Add. Tank	NA	NA	NA
1/23/97	<1	No	Reformate	T-11 Firewall	NA	NA	NA
2/5/97	10	Yes	Kerosene	Kero Merox	NA	2/5/97	NA
2/10/97	120	Yes	Slop Oil Spill	T-3	NA	5/30/97	NA
2/18/97	200 gal	No	Gasoline	#5 Trk Rack to Drain	NA	NA	NA
2/27/97	<1	No	Slop Oil	Sump at Lab	NA	NA	NA
3/4/97	4	No	Crude Oil	Crude Truck Rack	NA	NA	NA
3/14/97	<5	No	GW/Rec HC	Well R-19	NA	NA	NA
3/18/97	5	Yes	Oil and Wastewater	BFC at 60” WW Line	NA	4/ll/97	380613
4/10/97	2	No	Neut Alky WW	Line NE of T-126	NA	NA	NA
5/5/97	3	No	JP-8 Jet Fuel	T-152	NA	NA	NA
5/8/97	4	No	Diesel	Pipeline Coalescer	NA	NA	NA
5/14/97	1	No	Diesel	Pipeline Coalescer	NA	NA	NA
5/15/97	<1	No	Carbon Black Oil	West of T-133	NA	NA	NA
5/l7/97	2	No	Diesel	Pipeline Coalesce	NA	NA	NA
5/20/97	2	No	Carbon Black/H2O	T-53 Sump	NA	NA	NA

	QUANTITY[1]				INTERIM	FINAL
DATE	(BBL)	REPORTED	MATERIAL	LOCATION	RPT	RPT	NRC #

5/23/97	2	No	Pipeline Interface	T-5 Loading Area	NA	NA	NA
6/13/97	20	Yes	Naphtha	T-55	NA	7/7/97	NA
6/18/97	<1	No	Gasoline	Northeast FCCU	NA	NA	NA
6/21/97	<1	No	Gasoline	Northeast FCCU	NA	NA	NA
6/21/97	<1	No	Gasoline	T-8	NA	NA	NA
6/23/97	1911 lbs.	Yes	Spent Sulfuric Acid	T-18	NA	7/8/97	392308
6/24/97	<1	No	Gasoline	T-8	NA	NA	NA
7/12/97	20	Yes	JP-8 Jet Fuel	T-152	NA	7/30/97	NA
7/14/97	645 lbs.	No	Fresh Sulfuric Acid	Acid Trk Rack	NA	NA	NA
7/25/97	30	Yes	Gasoline	T-156			396711
8/7/97	2	No	Kerosene	T-53 Sump	NA	NA	NA
8/8/97	81	Yes	FBR Naphtha	Tank 163 & SWB	NA	9/29/97	398635
8/13/97	<1	No	Gas Oil	T-127	NA	NA	NA
8/14/97	<1	No	Gasoline	Loading Dock Filter	NA	NA	NA
9/1/97	<1	No	Carbon Black	Carb Blk Loading Rk	NA	NA	NA
9/10/97	2	No	Diesel	T-8	NA	NA	NA
9/15/97	<1	No	Kerosene	T-134	NA	NA	NA
9/16/97	<5 gal.	Yes	Oil	BFC at Firehouse			403884
9/19/97	50	Yes	Gasoline	T-115			404332
9/19/97	<5	No	Light Straight Run	Pipe Rack E of T-14	NA	NA	NA
9/21/97	10	Yes	Gasoline	T-136	NA	10/21/97	NA

	QUANTITY[1]				INTERIM	FINAL
DATE	(BBL)	REPORTED	MATERIAL	LOCATION	RPT	RPT	NRC #

9/23/97	20	Yes	Gasoline/Diesel	Truck Rack Sump			404763
9/27/97	1	No	Gas Oil	Tank 16	NA	NA	NA
9/30/97	1	No	Topped Crude	T-19 Loading Rk	NA	NA	NA
10/7/97	3	No	Carbon Black Oil	Carb Blk Loading Rk	NA	NA	NA
10/17/97	2	No	Gas Oil	Tank 16	NA	NA	NA
10/20/97	1	No	Groundwater	BFC at 60” WW line	NA	NA	NA
10/28/97	20	Yes	Gas Oil	Tank 16	NA		NA
11/19/97	50 gpm	Yes	Treated Process WW	WW Line at Trib “D”	11/25/97	12/9/97	NA
12/24/97	500	Yes	Diesel	T-43	NA	6/4/98	NA
1/3/98	190	Yes	Gasoline	T-123			418135
1/6/98	20	Yes	Gasoline/Diesel	Trk Load Rack Sump			418584
1/6/98	5	Yes	Slop Oil	API Sep to SW Basin			NA
1/12/98	5 gal	Yes	Diesel	Flare Line At BFC			419439
1/18/98	500	Yes	Gasoline	T-116			420328
1/21/98	2 gpm	No	Process Water	Trk Load Rack Sump	NA	NA	NA
1/31/98	20	Yes	Kerosene	Pipeline Manifold			NA
3/3/98	60	Yes	Topped Crude	T-18	NA		NA
3/5/98	<1	No	Carbon Black	C B Loading Dock	NA	NA	NA
3/6/98	<2	No	Gasoline	No Lead Filter	NA	NA	NA
3/11/98	<1	No	Trans Mix	5 Tank Loading Dock	NA	NA	NA
3/23/98	210	Yes	Topped Crude	T-18			NA

	QUANTITY[1]				INTERIM	FINAL
DATE	(BBL)	REPORTED	MATERIAL	LOCATION	RPT	RPT	NRC #

3/15/98	<1	No	Diesel	La GloriaTrk Diesel Tk	NA	NA	NA
4/7/98	2 tote tanks	Yes-City	Boiler Chemicals	Boiler No.8/Sewer	NA	4/15/98	NA
4/14/98	< 5 gal.	No	Vac Bottoms	55 Tank from T-18	NA	NA	NA
4/24/98	<3	No	Carbon Black	C B Loading Dock	NA	NA	NA
5/29/98	1	No	Caustic	T-51	NA	NA	NA
7/10/98	150	Yes	Topped Crude	T-18			NA
7/26/98	15	Yes	Heavy Gas Oil	T-127			NA
8/4/98	20	Yes	Gasoline/ diesel	loading dock sump			?
8/4/98	<1	Yes	Gasoline/diesel	50 sump overflowed			?
8/19/98	<2	No	Gasoline	T-116	NA	NA	NA
9/3/98	<1	No	Gas oil	northside of T-11	NA	NA	NA
9/29/98	30	Yes	Diesel	T’s 42 & 43			NA
10/6/98	5	Yes	Gasoline & Diesel	T-175			458703
10/21/98	<2	No	Diesel	11tk firewall	NA	NA	NA
10/26/98	<1	No	Gasoline	T-155	NA	NA	NA
10/26/98	<1	No	Naphtha	Loading area at T-163	NA	NA	NA
11/10/98	3	No	Slop oil	T-4 west side treaters	NA	NA	NA
12/15/98	3	No	Crude oil	Scurlock Loading dock	NA	NA	NA
12/29/98	3	No	Slop oil		NA	NA	NA
12/29/98	<1	No	Kerosene	Trtr Kero Colescer	NA	NA	NA

	QUANTITY[1]				INTERIM	FINAL
DATE	(BBL)	REPORTED	MATERIAL	LOCATION	RPT	RPT	NRC #

12/30/98	4	No	Slop oil	T-4	NA	NA	NA
1/1/99	8	Yes	Slop oil (gas oil)	20-TK-3	NA		NA
2/10/99	<2	No	Diesel	T-13 frac tk #7051	NA	NA	NA
2/22/99	<3	No	Cat gasoline	East side of 137	NA	NA	NA
2/26/99	<1	No	Diesel	East side of T-137	NA	NA	NA
3/11/99	<1	No	Naptha	East side of T-53	NA	NA	NA
4/6/99	<2	No	Gas oil	Rheinformer Area	NA	NA	NA
4/7/99	<1	No	Kerosene	T-126	NA	NA	NA
4/13/99	>11b	Yes	PCB’s	Sub stat #2 & E valt #8	NA		NA
4/26/99	<1	Yes	Process Water/Oil	Cyro Jr. East	NA	4/26/99	NA
5/3/99	<3	No	Carbon Black	Alka sub S # 11 West	NA	NA	NA
5/3/99	<1	No	Diesel	Loading Dock	NA	NA	NA
5/26/99	<1	No	Carbon Black	Carbon Black Dock	NA	NA	NA
8/15/99	301 gals or 5.4 bbls	Yes	Fresh Acid 98%	East Tk-18 Firewall	8/16/99	8/16/99	49520
9/23/99	<1	No	Carbon Black	Carbon Black Dock	NA	NA	NA
11/1/99	1 gal.	No	Crude oil	Scurlock loading dock	NA	NA	NA
12/16/99	<3	No	Gas oil	Carbon Black Dock	NA	NA	NA
12/31/99	3 bbls	No	Topped Crude	T-I9	NA	NA	NA
1/12/00	<4	No	Topped Crude	T-19	NA	NA	NA
1/12/00	<3	No	Phenol water	T-13	NA	NA	NA

	QUANTITY[1]				INTERIM	FINAL
DATE	(BBL)	REPORTED	MATERIAL	LOCATION	RPT	RPT	NRC#

1/13/00	46.75 gals —714 lbs	No	Fresh sulfuric acid 98%	East T-18 firewall	NA	NA	NA
1/17/00	0.5	No	Fresh Sulfuric acid 98%	aid loading rack	NA	NA	NA
1/18/00	<4	No	Crude oil	Crude Unit	NA	NA	NA
2/1/00	<2	No	Topped Crude	T-19	NA	NA	NA
2/21/00	<2	No	Topped Crude	T-19	NA	NA	NA
2/21/00	4 gals	No	Carbon Black	Carbon Black Dock	NA	NA	NA
3/14/00	3	No	Diesel and water	T-4	NA	NA	NA
3/24/00	2	No	Diesel fuel	Company’s diesel pump	NA	NA	NA
3/31/00	3	No	Kerosene	T-155	NA	NA	NA
4/3/00	3	No	Diesel	Main road & scale	NA	NA	NA
5/10/00	> 10	Yes	Diesel	T-137	NA	NA	NA
5/18/00	<1	No	Spent Sulfuric Acid	T173	NA	NA	NA
5/19/00	> 350	Yes	Diesel	T-150	NA	NA	NA
6/1/00	<3	No	Topped Crude	T-127	NA	NA	NA
6/3/00	> 250 bbls	Yes	Topped Crude	T-19	NA	NA	NA
6/22/00	<4	No	Diesel	North side of cat flare below ground	NA	NA	NA
6/29/00	< 1	No	Crude oil	T-162	NA	NA	NA
7/4/00	<2	No	Carbon Black	Carbon Black Dock	NA	NA	NA
7/17/00	10 ga1s	No	Spent Sulfuric Acid	Acid Rail Cars	NA	NA	NA
7/31/00	<4	No	Gas oil	North side of cat unit	NA	NA	NA

	QUANTITY[l]				INTERIM	FINAL
DATE	(BBL)	REPORTED	MATERIAL	LOCATION	RPT	RPT	NRC#

9/8/00	<2	No	Heavy Gas Oil	Carbon Black Dock	NA	NA	NA
9/27/00	30	Yes	Topped Crude	T-19	NA	NA	NA
11/2/00	1	No	High sulfur dye	T’s 42 &43	NA	NA	NA
11/6/00	2 gallons	No	Hydro1ic pump oil	T-167	NA	NA	NA
11/9/00	50 gals	Yes	Diesel and kero mixed	Blackfork creek at fire house	NA	NA	NA
1/2/01	2 bbls	No	Light cycle	T-5	NA	NA	NA
1/4/01	3 bbls	No	Vac Bottoms	Coker	NA	NA	NA
2/9/01	20 bbls	Yes	Emulsion	South side of T-14	NA	NA	NA
2/18/01	3 bbls	No	Off road diesel	T-43	NA	NA	NA
2//19/01	1 bbl	No	Slop Oil	East side of T-4 on road	NA	NA	NA
3/12/01	3 bbls	No	Slop Oil	T-3	NA	NA	NA
3/13/01	2 bbls	No	Slop Oil	T-2	NA	NA	NA
3/23/01	4 bbls 1932 lbsl of beziie	Yes	Cat- gasoline	T-60	NA	NA	NA
4/6/01	55 bbls	No	Carbon Black	CB Dock	NA	NA	NA
4/10/01	10 Gallons	No	Diesel fuel	North side cat unit	NA	NA	NA
4/22/01	2bbls	No	Slop Oil	South side of T-26	NA	NA	NA
4/28/01	15 gals	No	Gas Oil	Water and slop oil	NA	NA	NA
4/30/10	2 bbls	No	Slop Oil	East side of T’s 2 & 3	NA	NA	NA
4/30/01	25 bbls	Yes	Unleaded Gasoline	T-56	NA	NA	NA
7/7/01	3 bbls	Yes	Sulfuric Acid 92%	T-173	NA	NA	NA

	QUANTITY[l]				INTERIM	FINAL
DATE	(BBL)	REPORTED	MATERIAL	LOCATION	RPT	RPT	NRC#

7/30/01	2 bbls	NO	Aviation Fuel	T-31	NA	NA	NA
9/17/01	2 bbls	No	Slop oil	API Sep on south side	NA	NA	NA
9/17/01	1 bbl	No	Slop oil	Frac tank at T-14	NA	NA	NA
9/19/01	2 gallons	No	Rpa-722 emul Breaker	South side of warehouse	NA	NA	NA
9/24/01	30 gals	NO	Slop oil	South side of T-34	NA	NA	NA
9/1/01	3 bbls	Yes	Gasoline	T-116	NA	NA	NA
10/30/01	3 bbls	No	Slop Oil	South side of T-35	NA	NA	NA
11/13/01	5 gallons	No	Diesel	La GloriaTrk Diesel Tk	NA	NA	NA
11/20/01	30 bbls	Yes	Slop oil & H2o	Frac tank at T-l4	NA	NA	NA
12/22/01	1 bbl	No	Slop oil emulsion	Two tank pump	NA	NA	NA
12/27/01	6 bbls	Yes	Process water	East side of BF creek	NA	NA	NA
1/15/02	3 gals	Yes	Emulsion	N-side of API	NA	NA	NA
1/19/02	2 bbls	No	Slop Oil	S-side of T-14	NA	NA	NA
1/29/02	3 bbls	Yes	Spent Sulfuric Acid	West side of T-52	NA	NA	NA
2/12/02	20 gals	No	Unleaded Gasoline	Company’s gas pump	NA	NA	NA
2/12/02	approx. 20 gallons	no	Diesel and kero mixed	T-53 sump	NA	NA	NA
2/13/02	approx. 15 gallons	No	Diesel and kero mixed	T-53 sump	NA	NA	NA
3/6/02	approx. 15 gallons	No	Diesel	T-17 pump	NA	NA	NA
3/11/02	Approx. 21 gals	No	Mid-grade gasoline	T-15l	NA	NA	NA

	QUANTITY[1]				INTERIM	FINAL
DATE	(BBL)	REPORTED	MATERIAL	LOCATION	RPT	RPT	NRC #

3/16/02	< 5 gal.	No	Diesel	Main entrance gate	NA	NA	NA
3/25/02	5 bbls	Yes	Cat Gasoline	T-60	NA	NA	NA
3/26/02	25 bbls	Yes	Crude oil	Crude Unloading dock	NA	NA	NA
4/15/02	3 bbls	No	Spent Caustic	Southside of # 2 cooling tower	NA	NA	NA
5/8/02	20 gals	No	Crude oil	N, side of crude unit	NA	NA	NA
5/11/02	30 gals	No	Diesel	Company’s Pump	NA	NA	NA
5/15/02	2 bbls	Yes	Emulsion	S of T-34	NA	NA	NA
6/1/02	15 bbls	yes	Crude oil	Southside of T-160	NA	NA	NA
6/5/02	10 gals	No	Carbon Black	C B loading rack	NA	NA	NA
7/4/02	approx 15 gals	No	Crude oil	T-161	NA	NA	NA
7/23/01	Approx 10 gals	No	Carbon Black	T-11	NA	NA	NA
8/2/02	approx15 gals	No	Slop oil from drain	# 3 cooling tower	NA	NA	NA
9/15/02	Approx. 15 gallons	No	Topped Crude	T-16	NA	NA	NA
9/25/02	Approximately 20 gals	No	Slop oil	T-161	NA	NA	vb
10/8/02	Approx 25 gals	No	Gas oil	T-16	NA	NA	NA
10/l0/02	100 gals (1500) lbs	Yes	Sulfuric Acid 92%	T-18 North Firewall	NA	NA	NA
10/10/02	Approx 6 bbls	Yes	T-2 bottoms (clean out)	south end of bundle slab	NA	NA	NA
12/06/02	Approx. 25 gals	No	Gas Oil	T-16	NA	NA	NA
	2003		2003	T-16	NA	NA	NA

	QUANTITY[1]				INTERIM	FINAL
DATE	(BBL)	REPORTED	MATERIAL	LOCATION	RPT	RPT	NRC #

01/24/03	Approx. 500 bbls	Yes	Heavy Gas Oil	T-16	NA	NA	NA
02/07/03	Approx. 75 bbls	Yes	Diesel	Clarifier area	NA	Na	NA
02/28/03	Approx. 15 gallons	No	Kerosene	Eastside of T-126	NA	NA	NA
03/02/03	Approx. 135 bbls	Yes	Slop Oil	API Separator Area	NA	NA	Na
03/25/03	Approx. 50 bbls	No	Stripped Wastewater	Northside of T-13	NA	NA	NA
06/08/03	Approx. 25 gals	No	Low sulfur diesel	Southside of clarifier	NA	NA	NA
06/27/03	Approx. 15 bbls	Yes	Spent acid	Northside of T-18	NA	Na	NA
08/03/03	Approx. 18 gals	No	Topped Crude	T-27	NA	NA	NA
09/09/03	4bbs	No	Gas oil	T-16	NA	NA	NA
09/16/03	1 bbl	No	Gas oil	T-16	NA	NA	NA
90/23/03	3 bbls	No	Gas oil	T-127	NA	NA	NA
09/27/03	3 bbls	No	Gas oil	T-127	NA	NA	NA
10/12/03	1/2 bbl	No	Gas oil	T-127	NA	NA	NA
10/13/03	12 bbls	No	Carbon black	CB Dock	NA	NA	NA
12/07/03	l bbl	No	Carbon black	West side of T-11	NA	NA	NA
12/13/03	25 gals	No	Gasoline	T-155	NA	NA	NA
12/16/03	5 gals	No	Gasoline	T-155	NA	NA	NA
01/04/03	25 gals	No	Gas oil	T-16	NA	NA	NA
03/30/04	20 gals	No	Gas oil	T-127	NA	NA	NA
03/30/04	180 bbls	Yes	Slop oil	T-2	NA	NA	NA

	QUANTITY[1]				INTERIM	FINAL
DATE	(BBL)	REPORTED	MATERIAL	LOCATION	RPT	RPT	NRC #

03/14/04	31 gal	No	Fresh caustic	North side of crude unit	NA	NA	NA
03/30/04	180 bbls	Yes	Slop oil	East & south side of T-2	NA	NA	Spill was reported to the TCEQ and NRC, contact person was Mr. Treatt, ref. # 717460.
04/15/04	15 gals	No	Desalter chemical	East side of crude unit	NA	Na	NA
05/03/04	25 gals 386 lbs	No	98% sulfuric acid	Northside of T-55	NA	NA	NA
05/07/04	10 bbls	Yes	Premium unleaded	T-123	NA	NA	NA
06/11/04	30 gals	No	Diesel	53 Sump	NA	NA	NA
06/27/04	Approx. 4 bbls	No	Slop Oil	NW of Round House	NA	NA	NA
07/21/04	Approx 26 bbls	Yes	Diesel	T-150	NA	NA	NA
08/06/04	Approx 2 bbls	No	Crude oil	Pipe line at T-150 & 161	NA	NA	NA
08/24/04	Approx 15 gals (150 lbs)	No	Spent acid	T-18’s east firewall	NA	NA	NA
09/01/04	Approx 30 gals	No	Light cycle oil	T-l colerler	NA	NA	NA
09/09/04	1 bbl	No	Spent Sulfuric Acid	Westside of T-55	NA	NA	NA
11/14/04	Approx 30 gals	No	Gas oil	T-16	NA	NA	NA
11/19/04	Approx 35 gals	No	Kerosene	T-12	NA	NA	NA
11/29/04	5 gals	No	Gas oil	T-16	NA	NA	NA
[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

     6. Platformate Tank No. 8 was the possible source of a release in the year 2004. The tank was emptied and upon being cleaned and blasted, holes and corrosion were discovered, The tank was taken out of service in July 2004. The bottom will be replaced and the tank thoroughly inspected before being put back in-service.
     7. Areas of the refinery where Hazardous Materials may have been used, stored, generated, treated, or disposed are described in the Resource Conservation and Recovery Act (RCRA) hazardous waste management permit (Permit No. HW-50062-000). The refinery is registered as a RCRA treatment and storage facility and has classified and registered twenty-six active (or closure pending) and additional ‘inactive and closed solid waste management units (SWMUs) at the site. Permit No. HW-50062-000 was issued in 1988, and renewed in 1998. The 1998 renewal permit included provisions for management, closure, and post closure care of four hazardous waste management units (Old Sludge Drying Bed, New Sludge Drying Bed, Aeration Basin, and Stormwater Containment Basin). Seller received closure certification for the Old Sludge Drying Bed and New Sludge Drying Bed in 1999. The permit also contains requirements for corrective actions related to seventeen SWMUs and has been amended to incorporate the groundwater compliance plan for the site (CP-50062-000) which was issued by the Texas Natural Resource Conservation Commission (TNRCC) on April 30, 1999, and modified in a Class 3 Compliance Plan issued by the Texas Commission on Environmental Quality (TCEQ) on Jan. 9, 2004.2
     8. A groundwater plume containing free product exists beneath the surface of the refinery and has migrated off-site. This may be due to the handling, release, generation and/or disposal of Hazardous Materials at the refinery. Since 1985, La Gloria has conducted numerous investigations of soil, groundwater, and surface water at the refinery. These investigations have identified a widespread area of the subsurface that is contaminated with free-phase and dissolved-phase hydrocarbons. Seller suspects that the source of this contamination was old underground product transfer piping at the site. Currently, more than ninety-five percent of product transfer piping at the site has been moved to aboveground, thereby minimizing the suspected primary source of subsurface contamination at the refinery. With the exception of six line segments, all known underground hydrocarbon service lines were tested in 2004. The six line segments will be tested in the spring 2005 during the crude unit turnaround. Leaks were detected in four of the line segments tested in 2004 and were either repaired or replaced with new aboveground lines. The contamination at the site has migrated beyond the refinery property to the north and to the creek and tributary east and west of the site.
     9. Seller has been removing free product and remediating groundwater pursuant to a Phase II Groundwater Investigation and 1989 Texas Water Commission (TWC) Agreed Order which contains a description of groundwater contamination on the refinery which has migrated to properties owned by Rudman, and those properties formerly owned by Roosth, Haynes and Lewis, and Cooper Cameron Corporation, which Seller has recently acquired. La Gloria has been authorized to enter the Rudman property by an access agreement, which has been renewed

[2]	The Texas Natural Resource Conservation Commission (TNRCC) was created on September 1, 1993 by consolidating the jurisdiction and responsibilities of the former Texas Air Control Board (TACB) and the former Texas Water Commission (TWC) into a single agency. Effective September 1, 2002, the TNRCC was renamed the Texas Commission on Environmental Quality (TCEQ).

annually. The current access agreement expires on December 13, 2005. In addition, foundry metals from the Cooper Cameron property might have migrated in the soils or groundwater to the Roosth, Haynes and Lewis properties, all of which are now owned b Seller.
     10. Other areas of the refinery where Hazardous Materials were generated, used, stored, treated, or disposed are described in the RCRA Facility Investigation (RFI) Report. In 2001, the TNRCC approved a multi-phased RFI that Seller began at the refinery in 1991. The RFI concluded that the site-wide free-phase hydrocarbon plume beneath the site was the source of contamination in a majority of SWMUs arid that investigation and remediation separate from what was being implemented for site-wide groundwater was not necessary. Several SWMUs at the refinery were identified as requiring further investigation and corrective actions because contamination in these areas was inconsistent with the contamination in site-wide groundwater. In addition, a free-phase hydrocarbon plume was identified to be migrating onto the refinery property from a former terminal operation (not owned by Seller) located adjacent to the southern refinery property boundary (upgradient). The terminal owner (Strasburger Enterprises) had installed and operated a remediation system to address this contamination, but the system is no longer in operation.
     11. In September 2001, Seller submitted to the TNRCC a revised strategy for addressing the soil and groundwater contamination present at the site under the Texas Risk Reduction Program (TRRP), which also contains a description of areas of the refinery where Seller used, treated, stored, generated or disposed of Hazardous Materials. On May 23, 2002, Seller submitted a Class 3 Compliance Plan Modification Application, which was approved by TCEQ in February 2004, which reflects this strategy.
     12. A more detailed description of the areas of the refinery where Hazardous Materials may have been generated, used, stored, treated or disposed is as follows:
          12.1 Old Sludge Drying Bed: This unit is identified in Permit No. HW-50062-000. It was an approximately 0.07-acre, four-sided, rectangular, open-top tank constructed of reinforced concrete. Various listed refinery wastes were stored in this tank until 1985, when the unit was clean closed.
          12.2 New Sludge Drying Bed: This unit is identified in Permit No. HW -50062-000. It was an approximately 0.07-acre, four-sided, rectangular, open-top tank constructed of reinforced concrete. Various listed refinery wastes were stored in this tank until March 1996. The TNRCC approved the closure of the bed on August 26, 1999.
          12.3 Aeration Basin: This unit is identified in Permit No. HW-50062-000. This unit is comprised of two adjacent, below-grade, concrete-lined basins with ‘interconnected piping. The two basins cover 1.06 acres. Since 1980, the basins have received process wastewater following its treatment in the API separators at the site. Historically, this process water was a characteristic hazardous waste, however, this process water ceased being a hazardous waste after the wastewater system modifications were completed in 1994. The process water treated in the aeration basins is discharged to the City of Tyler publicly owned treatment works (POTW) pursuant to Industrial Wastewater Discharge Permit No. 02-79-22 for the refinery.

          12.4 Stormwater Containment Basin: This unit is identified in Permit No. HW-50062-000 as SWMU B. It is a long, rectangular basin that was built to take advantage of a natural creek bed (Blackfork Creek), with the creek, being diverted to the east. The basin was originally an earthen impoundment constructed below grade. The walls were later raised four feet and retrofitted with a two to three inch thick concrete bottom. The basin walls are also constructed of concrete. The basin is 560 feet long, 45 feet wide and approximately 6.5 feet deep, with an estimated maximum capacity of 900,000 gallons. The basin receives storm water from the refinery process area, aboveground storage tank (AST) tank-farm area, main plant entry road, and truck-loading terminal.
          12.5 SWMU No 01 — Landfill (Catalyst): This area is located in the southwestern portion of the site, adjacent to Tributary “D”. The four areas of concern identified in the RCRA Facility Assessment within this area are the Drum Spill Area, Catalyst Fines Disposal Area, Caustic Spill Soil Spreading Area, and Former Ponds Area. No waste management activities are currently conducted in this area. La Gloria submitted an AFAR for this unit to the TCEQ on January 31, 2005.
          12.6 SWMU No. 06 — Container Storage Area: This area consists of a 400 by 500 feet fenced storage yard located near the southwestern corner of the refinery. The majority of containers were historically stored in the southeastern corner of the storage yard. La Gloria plans to submit an AFAR for this unit to the TCEQ by March 31, 2005.
          12.7 SWMU C — Upper Pond (Wastewater Treatment System): This unit is located near the western property boundary of the refinery. The upper pond was constructed in the 1950s as a surface impoundment to manage wastewater discharged from the API separator and was active until 1988. The upper pond was a clay-lined impoundment that measured approximately 275 by 230 feet with an average depth of six feet. The pond contained two concrete spillways, one used to transfer water to the Lower Pond (see below) and one used to discharge to the City of Tyler POTW. This pond was active until 1988. La Gloria submitted a report to the TCEQ on January 4, 2005, indicating that no further action was required for this unit.
          12.8 SWMU E — Lower Pond (Wastewater Treatment System): This unit is located near the southwestern portion of the refinery and northeast of the Upper Wastewater Pond. The lower pond was constructed in the 1950s and expanded in the 1960s to serve as an emergency overflow pond for the upper pond. This pond was active until 1988. La Gloria submitted an APAR for this unit to the TCEQ on February 7, 2005.
          12.9 SWMU F— Landfills (24 Tank Bottom Pits): This unit consists of small pits or trenches within the refinery tank farm areas that historically were used to manage tank bottoms. The pits typically were no larger than three feet by ten feet and five feet deep. Comprehensive investigations at the refinery have identified a total of twenty-four of these pits. La Gloria discontinued the practice of managing tank bottoms in on-site pits in the early 19.70s. La Gloria submitted an APAR for this unit to the TCEQ on February 1, 2005.
          12.10 SWMU H — Landspreading Area: This area consists of an approximately two-acre sand lot located northeast of the process area of the refinery. The area is bounded on the east by an equipment lay-down yard, on the south by a plant road, on the west by Blackfork Creek, and on the north by a wooded La Gloria submitted a report to the TCEQ on January 4, 2005, indicating that no further action was required for this unit. La Gloria submitted a report to the TCEQ on January 4, 2005, indicating that no further action was required for this unit.
          12.11 SWMU I — Sandpit: This area is located in the northern portion of the refinery property. A sand borrow pit occupies the northeast portion of this area. Oil/dirt, which historically was used at the facility as a construction material, was produced in this area. La Gloria submitted a report to the TCBQ on January 4, 2005, indicating that no further action was required for this unit.
          12.12 SWMU K Oil/Dirt Production Area: This area is located in the extreme northeast portion of the site and consists of three subunits. The main oil/dirt production sub area measures three to four acres. Two other oil/dirt production sub areas measure approximately one acre each. La Gloria submitted a report to the TCEQ on January 4, 2005, indicating that no further action was required for this unit.
          12.13 SWMU M — Stormwater Basin Sludge Storage Area: This area is located in the extreme northern portion of the site, adjacent to and south of the Oil/Dirt Production Area. The area historically was used to store sludge removed from the Stormwater Basin. La Gloria plans to submit an APAR for this unit to the TCEQ by March 31, 2005.
          12.14 SWMU N — API Separators, Sumps, Sewer System, and Ditches: This unit consists of the historic process wastewater system at the refinery, including the collection system, collection box, two API separators, an emergency sump, and oil reclamation/storage facilities. The collection system is located within the process units on the west side of Blackfork Creek while all of the other units are located directly east of the process units and on the opposite side of Blackfork Creek. The collection system consists of underground lines and junction boxes that are located throughout the process units. This collection system routs process wastewater and storm water from the process units to the concrete, steel-lined collection box, in which it is diverted to one of the two API separators. The emergency sump, which received storm water run-off arid overflow from the API separators, was removed during wastewater treatment plant upgrades in the early 1990s. Some older oil reclamation/storage facilities, used to process the oil recovered from the API separators, were also removed during this upgrade: Pretreated wastewater is discharged to site aeration basins. La Gloria submitted an APAR for the API Separator Area to the TCEQ on February 4, 2005.
          12.15 SWMU O — Coker Plant: This unit consists of five subunits located in the northwestern portion of the site. The subunits are the Old Coker Plant, New Coker Plant, Coker Clarifier, Old Coker Pond, and Discharges from Dike Drain No. 30. La Gloria plans to submit an APAR for this unit to the TCEQ by March 31, 2005.
               12.15.1 The Old Coker Plants located on the north side of the area and consists of an abandoned petrochemical process unit and an area that was used to store bulk quantities of coke fines. The Old Coker Plant was taken out of service in 1979. Most of the coke fines were removed. The equipment and some remnants of the coke pile remain today.

               12.15.2 The New Coker Plant area is currently occupied by an operating petroleum coking process that has been in operation since 1979. Two areas of potential impact were identified in this area: a railroad hopper car loading rack and an area used to stage heat exchangers during cleaning.
               12.15.3 The Coker Clarifier is an aboveground concrete tank, approximately 100 feet in diameter, which is used to separate coke fines from coker drill-out water.
               12.15.4 The Coker Pond was a 245 by 165 feet impoundment used to store coke fines removed from the clarifier during emergency shutdowns and storm water from the coker tank farm. The use of the pond was discontinued in 1992 and accumulated coke was removed. The pond has subsequently been lined and is currently used to store fire water.
               12.15.5 The Dike Drain No. 30 Area is an area approximately 200 feet north of the blend tank farm. Storm water from the tank farm formerly drained to this location.
          12.16 SWMU P — Container Storage Area: This area measures approximately 32 by 15 feet and is located in the western portion of the process area between the boiler plant and sulfur recovery unit (SRU). Drums containing methanol-still bottoms were historically stored in this area. The process that used methanol at the refinery has been discontinued. An adjacent drainage ditch is also considered part of this unit. La Gloria submitted a report to the TCEQ on January 4, 2005, indicating that no further action was required for this unit.
          12.17 SWMU Q — Process Storage Tanks: ASTs (Process Tanks Nos. 20, 21, 23, 26, 56, and 128) at the refinery that may have been used to process wastes. Although this unit covers the following areas: process tanks SWMU, API separator SWMU, and blend tank farm lead pit SWMU, the impacts of generation, use, storage, treatment or disposal of Hazardous Materials related to the API separator SWMU and blend tank farm lead .pit SWMU are reported under SWMUs N and F, respectively. La Gloria plans to submit an APAR for this unit to the TCEQ by March 31, 2005.
          12.18 SWMU R — Landfill (Sulfuric Acid Pit): This unit is located in the northwest corner of the active area of the refinery, adjacent to Tributary “D”. The sulfuric acid pit is an unlined earthen basin that measures approximately thirty square feet. The pit was constructed in 1970 to be used as an emergency overflow pit for releases from the sulfuric acid storage area containment berm that is located approximately 400 feet to the northwest. This unit has been inactive since 1979. La Gloria submitted a report to the TCEQ on January 4, 2005, indicating that no further action was required for this unit.
          12.19 SWMU S — Container Storage Areas: This area includes four areas: the east end of the mechanical/electrical shop, the lube oil storage area, the area to the south of the old heat exchanger shop, and the boiler chemical storage area. These areas were investigated during the RFI to assess the potential extent of past releases of solvents and lube oil. La Gloria plans to submit an APAR for this unit to the TCEQ by March 31, 2005.
          12.20 SWMU T — Caustic Storage Area: This area is located within the process area of the refinery, south of the Old Coker Plant. This unit was investigated during the

RFI to determine if past releases of caustic had impacted soil. La Gloria submitted a report to the TCEQ on January 4, 2005, indicating that no further action was required for this unit.
     13. On January 4, 2005 La Gloria submitted a Groundwater Response Action plan to, the TCEQ proposing a Plume Management Zone (PMZ) that, would include the entire area of free-phase and dissolved groundwater contamination that has been delineated at the refinery. This area encompasses the northern portion of the refinery site, and portions of the properties formerly owned by Cooper Cameron, Roosth, and Lewis and Haynes and portions of properties, currently owned by Union Pacific Railways and Texas Eastman Corp. It is bound by Blackfork Creek to the north and east, and Tributary “D” to the west.
     14. On January 24, 2005, the TCEQ instructed La Gloria to conduct a Tier II Ecological Risk Assessment for the creeks described in Paragraph No. 10 above. La Gloria agreed to submit the Ecological Risk Assessment by April 30, 2005.
     15. Before the TCEQ may approve the PMZ, the two remaining affected property owners must provide documentation confirming their agreement to a Restrictive Covenant in their respective property records. Currently, La Gloria is negotiating with Union Pacific Railroad and Eastman Chemical Company on these agreements.
     16. The high-sulfur diesel tank (T-43) was the possible source of a release in the year 2002. The tank was initially tested and determined not to be leaking but, upon being cleaned and blasted, holes and corrosion were discovered. The tank was taken out-of-service and the bottom was repaired. The tank was retested and no leaks were found. The tank was then returned to service.
     17. In October 2002 a release to groundwater from the process wastewater 60-inch sewer line was discovered. The line was taken out-of-service, and the leak was repaired by replacing a section of the line. The line was then tested, found not to be leaking and placed back in service. The area of the release is located in the proposed PMZ.
     18. As a result of periodic and/or annual inspections conducted by the TCEQ or its predecessor agencies (the TNRCC, the TACB and the TWC), the United States Environmental Protection Agency (EPA), and/or the City of Tyler, or self-reported information, Seller was notified of alleged violations or “areas of concern” involving the generation, use, treatment, storage or disposal of Hazardous Materials and/or solid wastes, the emission of air contaminants into the atmosphere and/or the discharge of pollutants into surface or groundwater not in accordance with Environmental Laws as described briefly below:
          18.1 The City of Tyler issued Notices of Violation (NOVs) dated December 10, 2004 and January 18, 2005 to Seller for alleged violations of the City’s pretreatment limitations for oil and grease in refinery wastewater discharged to-the city’s publicly owned treatment works (POTW).
          18.2 As a result of inspections and record reviews by the TCEQ on August 1, 2002, November 7, 2002, June 5 2003, and November 20, 2003, the TCEQ issued a Notice of Enforcement (NOE) Action to Seller on April 6, 2004. The NOE alleges violations related to excess emissions from cooling towers, an upset report not submitted within 24 hours, lack of hydrogen sulfide (H2S) monitors on refinery flares, unauthorized emissions from the SRU sulfur pit, and inadequate shutdown devices on the Truck Loading Rack. Based on information submitted by Seller, the TCEQ withdrew the alleged violation regarding excess emissions from the cooling tower. Seller has achieved compliance at the Truck Loading Rack shutdown device and the SRU sulfur pit. TCEQ Agreed Order in Docket No. 2004-0291-AIR-E, as revised, was approved by the Commission on February 9, 2005. The order imposes corrective action, such as the installation of H2S monitors on refinery flares, in accordance with a specific schedule. La Gloria has already paid the administrative penalties of $120,650.00.
          18.3 In February and April of 2003, EPA conducted a comprehensive evaluation of applicable air regulations at the refinery. In a letter dated October 30, 2003, EPA notified Seller of certain “Areas of Concern” and cited possible violations in the following areas: the Leak Detection and Repair Program, numerous upsets and shutdowns of the SRU and the CO Boiler, benzene waste NESHAPS (National Emission Standards for Hazardous Air Pollutants) controls prior to 1997, and possible Prevention of Significant Deterioration (PSD) violations related to the start of construction date of a plant expansion in 1979. In a letter dated December 22, 2003, Seller provided EPA with a substantial amount of information addressing the alleged violations. On November 8, 2004, the United States Department of Justice (DOJ) advised Seller that the government intends to seek a consent decree to resolve the alleged violations. Seller provided additional information to EPA and the DOJ in a letter dated December 21, 2004. On January 24, 2005, Seller met with representatives of EPA Region 6 and the DOJ and discussed the terms of a potential consent decree.
          18.4 As a result of a records review by the TCEQ on November 1-10, 2004, the TCEQ issued an NOE to Seller on December 23, 2004. The NOE alleges that La Gloria failed to demonstrate the criteria for establishing an affirmative defense for unauthorized air emissions that occurred during maintenance on the sulfur recovery unit at the Tyler refinery in September 2004. In a letter dated February 21, 2005, La Gloria provided additional information to the TCEQ to supplement its affirmative defense.
          18.5 As a result of an EPA inspection conducted on June 4, 2002, Seller was required to verify clean up of a PCB leak. Seller collected additional samples which indicated further clean up was required in eight spill areas. La Gloria has completed cleaned-up all the spill areas, submitted post-cleanup verification sampling to EPA, removed all remaining PCB transformers at the refinery and replaced them with non-PCB transformers.
          18.6 On September 17, 2004, EPA filed a Complaint, Consent Agreement and Final Order in Docket No. TSCA-06-2004-08l8 that resolved all past violations and imposed penalties of $64,027.00, which Seller paid on September 2, 2004.
          18.7 As a result of an inspection on July 22, 1999, the TNRCC notified Seller of the following: 1) emissions from the sulfur pit were being vented to the air rather than being routed to the SRU incinerator, as required by the refinery’s air permit; and 2) the Vapor Recovery Unit (VRU) serving the gasoline loading rack was not in service as required by Special Provisions Nos. 1 & 2 of Air Permit No. R-72 and 40 C.F.R. Part 63 Subpart R (NESHAPS for Gasoline Distribution Facilities).

          18.8 Seller submitted and the TNRCC approved an application to amend the air permit to allow the flare to be used full time at the Truck Loading Rack, instead of the VRU, for vapor control. The refinery believes that it is now in compliance with EPA’s Maximum Achievable Control Technology for petroleum refineries (MACT I) and Seller’s air permit. During a turnaround in September 2004, Seller repaired leaks at the sulfur pit so that these emissions are now routed to the SRU incinerator. These issues are being addressed in the pending DOJ matter described in Paragraph 13.3 above.
          18.9 Noncompliance with MACT I and NESHAPs for benzene waste operations was identified in 1999. The refinery has installed the required controls. This issue is being addressed in the pending DOJ matter described in Paragraph 13.3 above.
          18.10 In 1999, the City of Tyler Water Utilities issued an NOV for alleged noncompliance with local effluent standards for oil and grease, pH, and phenol on January 26, 1999.
          18.11 As a result of stormwater discharges in excess of the limitations in TNRCC Permit No 01590 and EPA Permit No. TX0001449, which have been consolidated into TPDES Permit No. 01590, Seller and EPA entered into an administrative order, dated January 6, 1993. The refinery corrected most of these plant-wide (non-process) storm water violations and now experiences non-compliant discharges once or twice a year. Seller has received an NOV and Administrative Order (No. VI-99-0081) from EPA regarding these plant-wide stormwater violations and Seller responded with corrective measures. EPA has not responded with any further action.
          18.12 As a result of an annual air inspection on October 3, 1997, Seller received a TNRCC NOV. In a letter dated October 16, 1997, Seller disputed the alleged violations and has received no further correspondence from the agency on this matter.
          18.13 As a result of an annual air inspection in 1996, Seller received a TNRCC NOV, however, Seller has received no further correspondence from the agency on this matter.
          18.14 As a result of an annual air inspection in 1995, Seller received a TNRCC NOV, however, Seller has received no further correspondence from the agency on this matter.
          18.15 As a result of an annual air inspection in 1994, Seller received a TNRCC NOV, however, Seller has received no further correspondence from the agency on this matter.
          18.16 As a result of an annual air inspection in 1992, Seller received a TACB NOV, however, Seller has received no further correspondence from the agency on this matter.
          18.17 As a result of an annual air inspection in 1990, Seller received a TACB NOV, however, Seller has received no further correspondence from the agency on this matter.
          18.18 As a result of an annual air inspection in 1989, Seller received a TACB NOV relating to asbestos containing materials. Seller resolved the alleged violations in 1990 for $1,000.00.

          18.19 On March 16, 1989, Seller received a TACB NOV alleging a nuisance odor. Seller has resolved the alleged violation.
          18.20 As a result of an air inspection in May 1988, Seller received TACB NOVs on May 5 and May 6, 1988 for alleged violations of NSPS Subpart Ka for two tanks and for upset emissions. The violations were resolved.
          18.21 As a result of an air inspection in February 1987, Seller received a TACB NOV dated March 9, 1987, alleging violations of certain air regulations. These alleged violations were resolved.
          18.22 In a letter dated December 31, 1997, the TNRCC alleged violations of certain solid waste requirements. La Gloria responded to the TNRCC regarding the alleged violations on January 30, 1998.
          18.23 In a letter dated February 22, 1996, the TNRCC alleged violations of solid waste requirements relating to closure of the new sludge drying bed. These alleged violations were resolved by the TNRCC’s approval of the closure of the New Sludge Drying Bed in 1999.
          18.24 In a letter dated December 13, 1995, the TNRCC alleged violations of certain solid waste requirements. La Gloria responded to the TNRCC regarding the alleged violations on January 12, 1996.
          18.25 In a letter dated January 14, 1994, the TNRCC alleged violations of solid waste regulations arising out of inspections on December 7, 8, and 14, 1993.
          18.26 As a result of a compliance inspection in December 1993, the TNRCC alleged violations of certain solid waste regulations, which were described in a letter dated February 23, 1994.
          18.27 As a result of a comprehensive groundwater monitoring evaluation inspection on January 14, and 21, 1994, the TNRCC described its findings in a letter dated April 14, 1994.
          18.28 In a letter dated January 6, 1993, the TWC described its compliance inspection of La Gloria’s wastewater treatment plant.
          18.29 In letters dated February 4 and 26, 1993, the TWC described noncompliant stormwater effluent discharges.
          18.30 In a letter dated January 16, 1992 the TWC described noncompliances identified in the annual wastewater treatment plant inspection. La Gloria responded to the TWC regarding the alleged violations on February 14, 1992.
          18.31 In a letter dated June 23, 1992, the TWC alleged a violation of certain solid waste requirements identified during an inspection. La Gloria responded to the TWC regarding the alleged violation on August 14, 1992.

          18.32 In a letter dated June 8, 1990, the TWC identified two areas of unauthorized discharges as a result of annual wastewater inspection. La Gloria responded in letters’dated of July 6, and July 9, 1990.
          18.33 In a letter dated November 21, 1989, the TWC alleged violation of certain solid waste requirements. La Gloria responded in a letter dated December 20, 1989.
          18.34 On June 15, 1989, Seller received a TWC NOV arising from annual wastewater compliance inspection. La Gloria responded in a letter dated July 12, 1989.
     19. La Gloria has been cited for various alleged violations of environmental laws relating to the release of solid waste, air contaminants or pollutants into the environment. All of these alleged violations have been resolved by the following orders or payments:
          19.1 On March 8, 1989, the TWC entered an administrative order resolving alleged violations of RCRA/solid waste requirements and imposed a penalty of $17,920.00, which Seller has paid.
          19.2 On March 9, 1990, the TACB entered an administrative order resolving alleged violations of air regulations governing asbestos abatement and imposed a penalty of $1,000.00, which Seller has paid.
          19.3 On May 18, 1990, the TACB entered Agreed Order No. 90-04(g) resolving alleged odor/nuisance violations and imposed a penalty of $12,000.00, which Seller has paid.
          19.4 On June 21, 1992, the City of Tyler entered an order resolving alleged wastewater violations and imposed a penalty of $10,500.00, which Seller has paid.
          19.5 On January 6, 1993, EPA Region 6 issued Order No. VI-93-0048 resolving alleged NPDES violations.
          19.6 On August 9, 1993, the TWC entered an administrative order resolving alleged stormwater discharge violations and imposed a penalty of $80,000.00, which Seller has paid.
          19.7 On February 22, 1994, the City of Tyler entered an order resolving alleged wastewater discharge violations.
          19.8 On November 2, 1995, the TNRCC entered Order No. 95-1244-AIR-E resolving alleged violations of certain air regulations and imposed a penalty of $20,000.00, which Seller has paid.
          19.9 On March 27, 1998, Seller submitted to the TNRCC a check in the amount of $14,551.63 for the late penalty and interest for Fiscal Year 1998 Air Emissions/Inspection Fees for La Gloria Oil and Gas Company (SIC 2911).

          19.10 On March 27, 1998, Seller submitted to the TNRCC a check in the amount of $796.51 for the late penalty and interest for Fiscal Year 1998 Air Emissions/Inspection Fees for La Gloria’s Pipeline Terminal (SIC 5171).
          19.11 On August 31, 1999, EPA issued Order No. VI-99-0081 resolving alleged NPDES violations.
     20. There are pending noncompliance matters that may show generation, use, storage, treatment or disposal of Hazardous Materials and/or solid waste, the emission of air contaminants into the atmosphere and/or the discharge of pollutants into surface or groundwater not in accordance with Environmental Laws,
          20.1 In 2002, the TCEQ informed Seller that certain CO emissions from Boiler No.9 (CO Boiler) exceeded the PSD increments for CO and may trigger PSD review. The exceedances were the result of several major upsets from the CO Boiler (source FCCU) in 2001 and 2002. This issue is being addressed in the pending DOJ matter described in Paragraph 13.3 above.
          20.2 The recently issued TPDES Permit No. 01590 contains a provision requiring pH monitoring of all rainfall events. The refinery cannot meet the frequency requirement and is working with TCEQ to amend the frequency of monitoring protocols. The TCEQ staff has indicated that it will initiate the permit amendment.
          20.3 La Gloria obtained a Small Refiner Hardship Waiver from EPA’s gasoline sulfur standards through 2009, which sets forth conditions for compliance. On March 7, 2005, La Gloria submitted a report to EPA indicating that the sulfur content of gasoline produced during 2004 exceeded the corporate pool average standard and that certain batches of gasoline exceeded the cap-per-gallon standard established for the refinery under the Waiver. La Gloria acquired credits and allotments to achieve compliance with the corporate pool average standard for 2004. La Gloria will schedule a meeting with EPA to discuss resolution of the non-compliant gasoline batches containing sulfur in excess of the cap-per-gallon standard.

Schedule 4.6. — Compliance with Laws
1.	The Laws cited in that certain Citation and Notification of Penalty issued on April 16, 2004, by the U.S. Department of Labor, Occupational Safety and Health Administration to La Gloria Oil and Gas Company.

SCHEDULE 4.14
SUBSIDIARIES
MPC Pipeline Acquisition, Inc. is a wholly-owned subsidiary of Delek Pipeline.

Schedule 5.3
Collateral Locations
Tank List

Tank		Product
No.	Assigned Service	Code	Location

1	Light Cycle Oil	LCO	West Tank Farm
2	Slop-WTI Other	WTIOTHER	West Tank Farm
3	Slop-WTI Other	WTIOTHER	West Tank Farm
4	Reclaimed Oil in Process	RECLAIMEDOIL	West Tank Farm
5	Transmix	TRANSMIX	West Tank Farm
6	Kerosene Rundown (Priced at JP-B)	JP8	West Tank Farm
7	DART Diesel	DARTDIESEL	West Tank Farm
8	DART Diesel	DARTDIESEL	West Tank Farm
9	Kerosene Rundown (Priced at JP-8)	JP8	West Tank Farm
10	Distillate H.T. Charge Tank	HSD	West Tank Farm
11	Carbon Black Oil (Sludge)	CBO	West Tank Farm
12	Low Sulfur Diesel	LSD	West Tank Farm
13	Low Sulfur Diesel	LSD	West Tank Farm
14	Wastewater Holding	other	West Tank Farm
15	Gas Oil	VGO	West Tank Farm
16	Gas Oil	VGO	West Tank Farm
17	Low Sulfur Diesel	LSD	West Tank Farm
18.1	Topped Crude — Base Volume	TOPPEDCRUDEBASE	West Tank Farm
18.2	Topped Crude — Incremental Volume	TOPPEDCRUDEINCREM	West Tank Farm
19	Topped Crude — Incremental Volume	TOPPEDCRUDEINCREM	West Tank Farm
21	Slop-Environmental	NOVALUE	West Tank Farm
26	Slop-Environmental	NOVALUE	West Tank Farm
30	Aviation Gasoline	AVGAS	Aviation Tank Farm
31	Aviation Gasoline	AVGAS	Aviation Tank Farm
34	Wastewater	NOVALUE	API Separator Area
35	Wastewater	NOVALUE	API Separator Area
37	Aviation Gasoline	AVGAS	North Tank Farm
39	Commercial Butane	COMMBUTANE	West Tank Farm
40	Commercial Butane	COMMBUTANE	West Tank Farm
41	Commercial Butane	COMMBUTANE	West Tank Farm
42	High Sulfur Diesel	HSD	West Tank Farm
43	High Sulfur Diesel	HSD	West Tank Farm
44	Propane	PROPANE	West Tank Farm
46	JP-8	JP8	North Tank Farm
47	JP-8	JP8	North Tank Farm
49	Light Cycle Oil	LCO	West Tank Farm
50	Propane	PROPANE	West Tank Farm
51	Propane	PROPANE	West Tank Farm
52	FBR Naphtha	FBRNAPHTHA	West Tank Farm
53	Hydrotreated HSR Naphtha	HTHSRNAPHTHA	West Tank Farm
54	Hydrotreated HSR Naphtha	HTHSRNAPHTHA	West Tank Farm
55	Hydrotreated HSR Naphtha	HTHSRNAPHTHA	West Tank Farm
56	Slop-Environmental	NOVALUE	West Tank Farm
58	Light Alkylate	UNFINGAS	North Tank Farm
59	94 RON Platformate (Off Spec)	UNFINGAS	North Tank Farm
60	FCC Gasoline/Total Alkylate (Off Spec Gasoline)	UNFINGAS	North Tank Farm

Tank		Product
No.	Assigned Service	Code	Location

61	99 RON Platformate	UNFINGAS	North Tank Farm
62	FCC Gasoline/Total Alkylate	UNFINGAS	North Tank Farm
63	FBR Naphtha	FBRNAPHTHA	North Tank Farm
64	Coker Naphtha	COKERNAPHTHA	West Tank Farm
65	Coker Naphtha	COKERNAPHTHA	West Tank Farm
101	Propane (Off-Spec)	PROPANE	Alky Tank Farm
102	Isobutane	ISOBUTANE	Alky Tank Farm
103	Isobutane	ISOBUTANE	Alky Tank Farm
104	Isobutane	ISOBUTANE	Alky Tank Farm
105	Isobutane	ISOBUTANE	Alky Tank Pram
106	Isobutane	ISOBUTANE	Alky Tank Farm
107	Isobutane	ISOBUTANE	Alky Tank Farm
108	Isobutane	ISOBUTANE	Alky Tank Farm
115	Unleaded 87	UNLD87RVP9.0	Sales Tank Farm
116	Unleaded 87	UNLD87RVP9.0	Sales Tank Farm
117	Aviation Alkylate — Out of Service	NOVALUE	Aviation Tank Farm
118	Aviation Alkylate	UNFINGAS	Aviation Tank Farm
119	Fresh Sulfuric Acid	NOVALUE	Sulfuric Acid Area
120	Fresh Sulfuric Acid	NOVALUE	Sulfuric Acid Area
122	Unleaded 93	UNLD93RVP9.0	Sales Tank Farm
123	Unleaded 93	UNLD93RVP9.0	Sales Tank Farm
124	Unleaded 92	UNLD92RVP9.0	Sales Tank Farm
125	Unleaded 92	UNLD92RVP9.0	Sales Tank Farm
126	Light Cycle Oil	LCO	West Tank Farm
127	Gas Oil	VGO	West Tank Farm
129	Olefins	BUTYLENE	Alky Tank Farm
130	Olefins	BUTYLENE	Alky Tank Farm
131	Olefins	BUTYLENE	Alky Tank Farm
132	Olefins	BUTYLENE	Alky Tank Farm
133	Olefins	BUTYLENE	Alky Tank Farm
134	Kerosene Rundown (Priced at JP-8)	JP8	West Tank Farm
135	Kerosene Rundown (Priced at JP-8)	JP8	West Tank Farm
136	94 RON Platformate	UNFINGAS	North Tank Farm
137	Unleaded 89	UNLD89RVP7.8	North Tank Farm
150	Low Sulfur Diesel	LSD	Pipeline Tank Farm
151	Unleaded 93	UNLD93RVP7.8	Pipeline Tank Farm
152	Jet/Kero 54	JETKERO	Pipeline Tank Farm
153	Jet/Kero 54	JETKERO	Pipeline Tank Farm
154	Slop-Environmental	NOVALUE	Pipeline Tank Farm
155	Unleaded 87	UNLD87RVP7.8	Pipeline Tank Farm
156	Jet/Kero 54	JETKERO	Pipeline Tank Farm
160	Crude Oil-Refinery	WTIREFINERY	Crude Tank Farm
161	Crude Oil-Refinery	WTIREFINERY	Crude Tank Farm
162	Crude Oil-Refinery	WTIREFINERY	Crude Tank Farm
163	FBR Naphtha	FBRNAPHTHA	Crude Tank Farm
164	Light Straight Run	UNFINGAS	West Tank Farm
165	P/P Mix	PPMIX	Alky Tank Farm
166	Olefins	BUTYLENE	Alky Tank Farm
167	Commercial Butane	COMMBUTANE	Alky Tank Farm
168	Sour Water Holding Tank	other	West Tank Farm
169	Isomerate/Cryo Mix	UNFINGAS	West Tank Farm
170	P/P Mix	PPMIX	Alky Tank Farm
171	P/P Mix	PPMIX	Alky Tank Farm
172	Wastewater	NOVALUE	Underground Water Tank
173	Spent Sulfuric Acid	NOVALUE	Sulfuric Acid Area

Tank		Product
No.	Assigned Service	Code	Location

614	Crude Oil-McMurrey	WTIMCMURREY	Bradford
615	Out of Service	NOVALUE	Bradford
654	Out of Service	NOVALUE	Nettleton
655	Crude OiI-McMurrey	WTIMCMURREY	Nettleton
656	Crude Oil-McMurrey	WTIMCMURREY	Nettleton
657	Crude Oil-McMurrey	WTIMCMURREY	Nettleton
660	Crude OiI-McMurrey	WTIMCMURREY	Nettleton
685	Crude Oil-McMurrey	WTIMCMURREY	Arp
686	Crude OiI-McMurrey	WTIMCMURREY	Arp
690	Crude Oil-McMurrey	WTIMCMURREY	La Gloria Tank Farm
691	Out of Service-Being Cleaned	NOVALUE	La Gloria Tank Farm
992	Crude Oil-Leased Tanks	other	Munro
1016	Crude Oil-Leased Tanks	other	Munro

Linefill, Third-Party Pipelines

	Address	City	State	ZIP	Note	Nearest City	County	Latitude	Longilude
McMurrey Linenfill”
McMurrey Internal Tank Farm Linefills
Arp	Hwy 135 North Hwy 64		TX	77925	East, 1 mile North of Arp, TX 2 miles	Arp	Smith	32’14’22.5” N	95’01’ 35 8” W
Bradford	No physical address available		TX	77940	425 Mc Murrey Dnve	Turnertown	Rusk	32’ 11’ 25 8”N	94’ 55’ 13 8”W
LaGloria Tank Farm-Longview	1/4 mile east of State Hwy 42 on Cox Dairy Rd		TX	77565	Off Harrsion Rd 4.5 miles norht of interestate	White Oak	Gregg	32’ 28’ 58.4”N	94” 49’ 57.8”W
Nettleton	East of Hwy 42 on East Texaco Rd		TX	77424	5.5 miles north of interstate 20 near White 10	White Oak	Gregg	32’ 30’ 7 1”N	94’ 50’ 59 0”W

Refinery Process Units Linefill
Alky Pretrealer	1702 Commerce	Tyler	TX	75710
Coker Unit	1702 Commerce	Tyler	TX	75710
Kerosene Merox	1702 Commerce	Tyler	TX	75710
Akylalion Unit	1702 Commerce	Tyler	TX	75710
Cryogenic Tall Gas Unit	1702 Commerce	Tyler	TX	75710
No. 1 Diesel Hydrolreater	1702 Commerce	Tyler	TX	75710
Isomerization Unit	1702 Commerce	Tyler	TX	75710
Platformer	1702 Commerce	Tyler	TX	75710
Naphtha HDS	1702 Commerce	Tyler	TX	75710
Cal Gasoline Merox	1702 Commerce	Tyler	TX	75710
Sal Gas Unit	1702 Commerce	Tyler	TX	75710
FCC	1702 Commerce	Tyler	TX	75710
FCC	1702 Commerce	Tyler	TX	75710
Crude Unit	1702 Commerce	Tyler	TX	75710
Vacuum	1702 Commerce	Tyler	TX	75710
Materials Handling	1702 Commerce	Tyler	TX	75710

Third-Party Pipelines:
Plains – Longview to Tyler (leased)	12700 Hillcrest Rd.. Suite 158	Dallas	TX	75230
West Texas Gulf — Corpus to Longview	PO BOX 2039	Tulsa	OK	74102
Seminole-Neches / Bullard to Arp then to longview	6120 South Yale Ave., Ste 700	Tulsa	OK	74136
Sun Pipe line -Nederland to Longview	PO BOX 8500-53848	Philadelphia	PA	19178-3848
Millenium -Beaumont to Longview	6161 Savoy, Suits 1020	Houston	TX	77036
Exxon Pipe Line-Beaumont to Corsicana (WTG)	Per Ken Fuller pipeline not in use
TEPPCO (cushing,midland)	210 Park Avenue, Suite 1600	Oklahoma Cil	OK	37102
Chevrontexaco (to Big Sandy)	6001 Bollinger Canyon Rd	San Ramon	CA	94583	281-596-2827
Explorer	PO BOX 2650	Tuisa	OK	74101
Plantation	1100 Alderman Dr., Suite 200	Alpharretta	GA	33005
Colonial	PO BOX 1624	Alpharretta	GA	30009-9934
BRITISH	Not applicable per Ken Fuller
CENTURION (midland)	(Through TEPPCO or Plains)
CHEVRON(MESA)	6001 Bollinger Canyon Rd	San Ramon	CA	94583	281-596-2827
WEST TX GULF- COLORADO CITY	PO BOX 2039	Tulsa	OK	74102
WEST TX GULF — WORTHAM	PO BOX 2039	Tulsa	OK	74102
SUN — King station	PO BOX 8500,53848	Philadelphia	PA	19178-3848

SCHEDULE 5.6
DEPOSIT ACCOUNTS
Account No. [***] at Bank of America, Nashville, TN, and other deposit accounts of a Borrower that are subject to a Deposit Account Control Agreement in favor of Administrative Agent.

Schedule 7.1 — Indebtedness
1.	Blanket Performance Bond #8644830, expiring December 31, 2005, filed by McMurrey Pipeline Company with the Railroad Commission of Texas in the amount of $25,000.00

2.	Blanket Performance Bond #8630740, expiring December 1, 2005, filed by La Gloria Oil and Gas Company with the Railroad Commission of Texas in the amount of $25,000.00.

3.	State of Louisiana, Department of Revenue & Taxation Gasoline Tax Bond, dated December 27, 1994, filed by La Gloria Oil and Gas Company, in the amount of $25,000,00.

4.	State of Louisiana, Department of Revenue and taxation, Excise Taxes Division, Bond No. 622 52 87, dated December 27, 1994 filed by LaGloria Oil and Gas Company, in the amount of $6,000.00.

5.	Such financial assurance as required by Landfill Post Closure Care Permit No. HW- 50062-000, potentially to be satisfied by transfer and assignment of that certain Closure and Post-Closure Insurance Policy dated December 29,2003, issued by Aliens Global Risks US Insurance Company (Policy No. CGL 2001229) by Seller to Delek Refining, at the request of Delek Refining.

6.	Such letters of credit, bonds and other financial assurances as may be required by certain third parties with which Delete Refining does business to secure payment and performance by Delek Refining of its obligations pursuant to certain contracts and agreements.

7.	Delek Refining intends to enter into certain Hedging Obligations in the due operation of its refinery.

SCHEDULE 7.2
EXISTING LIENS
1.	Each Lien as noted in the Commitment for Title Insurance issued by Stewart Title Guaranty Company on March 7, 2005 with Commitment Number 030295.

2.	Each Lien as noted in the Commitment for Title Insurance issued by Stewart Title Guaranty Company on March 10, 2005 with GF Number 22240.

3.	Each Lien created in relation to the Instruments noted in the examination of records report prepared by Smith County Title Company relating to the time period from June 17, 1944through February 21,2005 and assigned GF Number 50350.

4.	Each Lien created in relation to the UCC-l Financing Statement filed with the Delaware Department of State V.C.C. Filing Section on January 27,.2003 and assigned Initial Filing Number 30428451.

SCHEDULE 7.4
EXISTING INVESTMENTS
None.

Exhibit A
[SECOND] AMENDED AND RESTATED REVOLVING CREDIT NOTE

US$	October , 2006

     FOR VALUE RECEIVED, each of the undersigned, DELEK REFINING, LTD., a Texas limited partnership (“Delek Refining”), and DELEK PIPELINE TEXAS, INC., a Texas corporation (“Delek Pipeline”; hereinafter, together with their respective successors and assigns, individually referred to as a “Borrower” and collectively referred to as the “Borrowers”), hereby promises to pay to the order of                      (hereinafter, together with its successors and assigns, called the “Lender”), at the office of the Administrative Agent (as defined below), in immediately available funds, the principal sum of                      AND 00/100 DOLLARS ($                    ) of United States funds, or, if less, so much thereof as may from time to time be advanced as Revolving Loans by the Lender to the Borrowers hereunder, plus interest as hereinafter provided. Such advances of Revolving Loans may be endorsed from time to time on the grid attached hereto, but the failure to make such notations shall not affect the validity of any Borrower’s obligation to repay unpaid principal and interest hereunder.
     This Note is one of the Revolving Credit Notes referred to in that certain Second Amended and Restated Revolving Credit Agreement (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) of even date herewith among the Borrowers, the lenders party thereto (the “Lenders”), SunTrust Bank, as issuing bank (together with any other Person who hereafter may be designated as an Issuing Bank pursuant to the Credit Agreement, the “Issuing Banks”), SunTrust Bank, as administrative agent for the Issuing Banks and the Lenders (the “Administrative Agent”) and as collateral agent for itself and the Lenders (“Collateral Agent”). All capitalized terms used herein shall have the meanings ascribed to such terms in the Credit Agreement except to the extent such capitalized terms are otherwise defined or limited herein.
     All principal amounts and other Obligations then outstanding hereunder shall be due and payable in full on the Revolving Commitment Termination Date, or such earlier date the Revolving Loans shall be due and payable in full, whether by acceleration or otherwise pursuant to the Credit Agreement. The Borrowers also shall repay principal outstanding hereunder from time to time as provided in the Credit Agreement.
     The Borrowers shall be entitled to borrow, re-pay and re-borrow funds hereunder pursuant to the terms and conditions of the Credit Agreement. Prepayment of the principal amount of any Revolving Loan may be made only as provided in the Credit Agreement.
     Each Borrower hereby promises to pay interest on the unpaid principal amount hereof as provided in Article II of the Credit Agreement. Interest under this Note also shall be due and payable when this Note shall become due (whether at maturity, by reason of acceleration or otherwise). The Obligations shall bear Default Interest payable at the rate, in the manner and at the times provided in the Credit Agreement.

     In no event shall the amount of interest due or payable hereunder exceed the maximum rate of interest allowed by applicable law, and in the event any such payment is inadvertently made by any Borrower or inadvertently received by the Lender, then such excess sum shall be allocated in accordance with Section 10.12 of the Credit Agreement, to the extent lawful, and any sums that cannot lawfully be allocated in accordance therewith shall be credited as a payment of principal, unless such Borrower shall notify the Lender in writing that it elects to have such excess sum returned forthwith. It is the express intent hereof that the Borrowers not pay, and the Lender not receive, directly or indirectly, in any manner whatsoever, interest in excess of that which may legally be paid by the Borrowers under applicable law.
     All parties now or hereafter liable with respect to this Note, whether a Borrower, any guarantor, endorser or any other Person, hereby waive presentment for payment, demand, notice of non-payment or dishonor, protest, notice of protest and notice of any other kind whatsoever.
     No delay or omission on the part of the Lender or any holder hereof in exercising its rights under this Note, or delay or omission on the part of the Lender, the Administrative Agent, the Collateral Agent, any Issuing Bank, the Required Lenders or the Lenders collectively, or any of them, in exercising its or their rights under the Credit Agreement or under any other Loan Document, or course of conduct relating thereto, shall operate as a waiver of such rights or any other right of the Lender or any holder hereof nor shall any waiver by the Lender, the Administrative Agent, any Issuing Bank, the Collateral Agent, the Required Lenders or the Lenders collectively, or any of them, or any holder hereof, of any such right or fights on any one occasion be deemed a bar to, or waiver of, the same right or rights on any future occasion.
     Each Borrower hereby promises to pay all costs of collection, including attorneys’ fees, should this Note be collected by or through an attorney-at-law or under advice therefrom.
Time is of the essence in this Note.
     This Note evidences the Lender’s portion of the Revolving Loans under, and is entitled to the benefits and subject to the terms of, the Credit Agreement, which contains provisions with respect to the acceleration of the maturity of this Note upon the happening of certain stated events, and provisions for prepayment and repayment. This Note is secured by and is also entitled to the benefits of the Loan Documents to the extent provided therein and any other agreement or instrument providing collateral for the Revolving Loans, whether now or hereafter in existence, and any filings, instruments, agreements and documents related thereto and providing collateral for the Revolving Loans.
     This Revolving Credit Note is delivered in exchange and substitution for, but not in extinguishment or as a novation of the Indebtedness outstanding under, the [Amended and Restated] Revolving Credit Note dated May 2, 2005, made by the Borrower to the order of the Lender in the original principal amount of $                    .
     This Note shall be construed in accordance with and governed by the laws of the State of Georgia without regard to the choice or conflict of law principles thereof.

     IN WITNESS WHEREOF, the duly authorized officers of each of the Borrowers, have executed this Note under seal as of the day and year first above written.

DELEK REFINING, LTD.
By:	Delek U.S. Refining GP, LLC,
its General Partner

By:
John Colling, Treasurer

By:
Edward Morgan, Vice President

DELEK PIPELINE TEXAS, INC.
By:
John Colling, Treasurer

By:
Edward Morgan, Vice President

Revolving Credit Note-

EXHIBIT B
SECURITY AGREEMENT
     THIS SECURITY AGREEMENT (this “Security Agreement”) is entered into as of April 29, 2005 among DELEK REFINING LTD., a Texas limited partnership (“Refining”), DELEK PIPELINE TEXAS, INC., a Texas corporation (“Pipeline”; Refining and Pipeline being hereafter referred to as “Borrowers”), DELEK REFINIG, INC., a Texas corporation (“Parent”) and certain other subsidiaries of Parent signatories hereto (individually a “Guarantor” and collectively the “Guarantors”; the Guarantors together with the Borrowers, individually a “Loan Party” and collectively the “Loan Parties”); SUNTRUST BANK, in its capacity as Administrative Agent (in such capacity, the “Administrative Agent”); and THE CIT GROUP/BUSINESS CREDIT, INC. in its capacity as Collateral Agent (in such capacity, “Collateral Agent”) for the lenders from time to time party to the Credit Agreement described below (the “Lenders”).
RECITALS
     WHEREAS, pursuant to that certain Revolving Credit Agreement dated as of the date hereof (as amended, modified, extended, renewed or replaced from time to time, the “Credit Agreement”) among the Borrowers, the Lenders, the Collateral Agent and the Administrative Agent, the Lenders and the Issuing Bank have agreed to make Loans and issue or participate in Letters of Credit upon the terms and subject to the conditions set forth therein; and
     WHEREAS, it is a condition precedent to the effectiveness of the Credit Agreement and the obligations of the Lenders to make their respective Loans and to issue or participate in Letters of Credit under the Credit Agreement that the Loan Parties shall have executed and delivered this Security Agreement to the Administrative Agent for the ratable benefit of the Lenders.
     NOW, THEREFORE, in consideration of these premises and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:
     1. Definitions.
     (a) Unless otherwise defined herein, capitalized terms used herein shall have the meanings ascribed to such terms in the Credit Agreement. For purposes of this Security Agreement, the term “Lender” shall include any Affiliate of any Lender which has entered into a Bank Products Agreement with any Loan Party.
     (b) In addition, the following terms shall have the following meanings:
     “Accounts” means all of the Loan Parties’ now owned or hereafter acquired or arising accounts, as defined in the UCC, including any rights to payment for the sale or lease of goods or rendition of services, whether or not they have been earned by performance, and all medical receivables.
     “Bank Product Agreement” has the meaning ascribed to such term in Section 3(c) hereof.
     “Chattel Paper” means all of the Loan Parties’ now owned or hereafter acquired chattel paper, as defined in the UCC, including electronic chattel paper.

     “Commercial Tort Claims” means all of the Loan Parties’ commercial tort claims, as defined in the UCC.
     “Copyright Licenses” means any written agreement, naming any Loan Party as licensor, granting any right under any Copyright including, without limitation, any thereof referred to in Schedule 5(g) to this Security Agreement.
     “Copyrights” means (a) all registered United States copyrights in all Works, now existing or hereafter created or acquired, all registrations and recordings thereof, and all applications in connection therewith, including, without limitation, registrations, recordings and applications in the United States Copyright Office including, without limitation, any thereof referred to in Schedule 5(g) to this Security Agreement, and (b) all renewals thereof including, without limitation, any thereof referred to in Schedule 5(g) to this Security Agreement.
     “Deposit Account” means all deposit accounts as such term is defined in the UCC, including all demand, time, savings, passbook, money market or other depository account, or a certificate of deposit, maintained by a Loan Party with any bank, savings and loan association, credit union or other depository institution.
     “Documents” means all documents as such term is defined in the UCC, including bills of lading, warehouse receipts or other documents of title, now owned or hereafter acquired by a Loan Party.
     “General Intangibles” means all of the Loan Parties’ now owned or hereafter acquired general intangibles, choses in action and causes of action and all other intangible personal property of the Loan Parties of every kind and nature (other than Accounts), including, without limitation, all contract rights, payment intangibles, Proprietary Rights, corporate or other business records, inventions, designs, blueprints, plans, specifications, patents, patent applications, trademarks, service marks, trade names, trade secrets, goodwill, copyrights, computer software, customer lists, registrations, licenses, franchises, tax refund claims, any funds which may become due to the Loan Parties in connection with the termination of any employee benefit plan or any rights thereto and any other amounts payable to the Loan Parties from any employee benefit plan, rights and claims against carriers and shippers, rights to indemnification, business interruption insurance and proceeds thereof, property, casualty or any similar type of insurance and any proceeds thereof, proceeds of insurance covering the lives of key employees on which a Loan Party is a beneficiary, rights to receive dividends, distributions, cash, Instruments and other property in respect of or in exchange for pledged equity interests or Investment Property and any letter of credit, guarantee, claim, security interest or other security held by or granted to the Loan Parties.
     “Instruments” means all instruments as such term is defined in the UCC, now owned or hereafter acquired by a Loan Party.
     “Inventory” means all of the Loan Parties’ now owned and hereafter acquired inventory, goods and merchandise, wherever located, to be furnished under any contract of service or held for sale or lease, all returned goods, raw materials, work-in-process, finished goods (including embedded software), other materials and supplies of any kind, nature or description which are used or consumed in a Loan Party’s business or used in connection with the packing, shipping, advertising, selling or finishing of such goods, merchandise, and all documents of title or other Documents representing them.

     “Investment Property” means all of the Loan Parties’ right title and interest in and to any and all: (a) securities whether certificated or uncertificated; (b) securities entitlements; (c) securities accounts; (d) commodity contracts; or (e) commodity accounts.
     “Patent License” means all agreements, whether written or oral, providing for the grant by or to any Loan Party of any right to manufacture, use or sell any invention covered by a Patent, including, without limitation, any thereof referred to in Schedule 5(g) to the Credit Agreement.
     “Patents”: (a) all letters patent of the United States or any other country and all reissues and extensions thereof, including, without limitation, any thereof referred to in Schedule 5(g) to this Security Agreement, and (b) all applications for letters patent of the United States or any other country and all divisions, continuations and continuations-in-part thereof, including, without limitation, any thereof referred to in Schedule 5(g) to this Security Agreement.
     “Payment Account” means each bank account established pursuant to this Security Agreement, to which the proceeds of Accounts and other Collateral are deposited or credited, and which is maintained in the name of the Administrative Agent or a Loan Party, as the Administrative Agent may determine, on terms acceptable to the Administrative Agent.
     “Proceeds” means all “proceeds” (as defined in the UCC) of, and all other profits, rentals or receipts, in whatever form, arising from the collection, sale, lease, exchange, assignment, licensing or other disposition of, or realization upon, any Collateral including, without limitation, all claims of a Loan Party against third parties for loss of, damage to or destruction of, or for Proceeds payable under, or unearned premiums with respect to, policies of insurance with respect to any Collateral, and any condemnation or requisition payments with respect to any Collateral, in each case whether now existing or hereafter arising.
     “Proprietary Rights” means all of the Loan Parties’ now owned and hereafter arising or acquired: licenses, franchises, permits, patents, patent rights, copyrights, works which are the subject matter of copyrights, trademarks, service marks, trade names, trade styles, patent, trademark and service mark applications, and all licenses and rights related to any of the foregoing, and all other rights under any of the foregoing, all extensions, renewals, reissues, divisions, continuations, and continuations-in-part of any of the foregoing, and all rights to sue for past, present and future infringement of any of the foregoing.
     “Supporting Obligations” means all the Loan Parties’ right, title and interest in and to any and all rights under a letter of credit or secondary obligation that supports the payment or performance of an Account, Chattel Paper, Document, General Intangible, Instrument or Investment Property.
     “Trademark License”: means any agreement, written or oral, providing for the grant by or to any Loan Party of any right to use any Trademark, including, without limitation, any thereof referred to in Schedule 5(g) to this Security Agreement.
     “Trademarks”: (a) all trademarks, trade names, corporate names, company names, business names, fictitious business names, trade styles, service marks, logos and other source or business identifiers, and the goodwill associated therewith, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and all applications in connection therewith, whether in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof or any other country or any political subdivision thereof, or otherwise, including, without limitation, any thereof referred to in Schedule 5(g) to this Security Agreement, and (b) all renewals thereof
     “UCC” means the Uniform Commercial Code, as in effect from time to time, of the State of Georgia or of any other state the laws of which are required as a result thereof to be applied in connection with the issue of perfection of security interests.
     “Work”: any work which is subject to copyright protection pursuant to Title 17 of the United States Code.
         All other undefined terms contained in this Security Agreement, unless the context indicates otherwise, have the meanings provided for by the UCC to the extent the same are used or defined therein.
     2. Grant of Security Interest in the Collateral. To secure the prompt payment and performance in full when due, whether by lapse of time, acceleration or otherwise, of the Secured Obligations (as defined in Section 3. hereof), each Loan Party hereby grants to the Administrative Agent; for the benefit of the Lenders, a continuing security interest in, and a right to set off against, any and all right, title and interest of such Loan Party in and to the following, whether now owned or existing or owned, acquired, or arising hereafter (collectively, the “Collateral”):
(a)	all Accounts;

(b)	all cash maintained on deposit with the Administrative Agent or any Lender;

(c)	all Chattel Paper;

(d)	all Copyrights;

(e)	all Copyright Licenses;

(f)	all Deposit Accounts;

(g)	all Documents;

(h)	all General Intangibles;

(i)	all Instruments;

(j)	all Inventory;

(k)	all Investment Property;

(l)	all Patents;

(m)	all Patent Licenses;

(n)	all Payment Accounts;

(o)	all Trademarks;

(p)	all Trademark Licenses;

(q)	all Supporting Obligations;

(r)	all Work;

(s)	all Commercial Tort Claims;

(t)	all books, records, ledger cards, files, correspondence, computer programs, tapes, disks, and related data processing software (owned by such Loan Party or in which it has an interest) that at any time evidence or contain information relating to any Collateral or are otherwise necessary or helpful in the collection thereof or realization thereupon; and

(u)	to the extent not otherwise included, all Proceeds and products of any and all of the foregoing.
     3. Security for Obligations. The security interest created hereby in the Collateral constitutes continuing collateral security for all of the Obligations, including without limitation, the following, whether now or existing or hereafter incurred (the “Secured Obligations”):
     (a) In the case of the Borrowers, the prompt performance and observance by the Borrowers of all obligations of the Borrowers under the Credit Agreement, the Notes, this Security Agreement and the other Loan Documents to which either Borrower is a party;
     (b) Subject to clause (c) of Section 26 hereof, in the case of the Guarantors, the prompt performance and observance by such Guarantor of all obligations of such Guarantor under the Credit Agreement, this Security Agreement and the other Loan Documents to which such Guarantor is a party; and
     (c) Subject to clause (c) of Section 26 hereof, all other indebtedness, liabilities, obligations and expenses of any kind or nature owing from any Loan Party to any Lender or the Administrative Agent in connection with (i) this Security Agreement or any other Loan Document, whether now existing or hereafter arising, due or to become due, direct or indirect, absolute or contingent, and howsoever evidenced, held or acquired, together with any and all modifications, extensions, renewals and/or substitutions of any of the foregoing, (ii) collecting and enforcing the Obligations and (iii) all liabilities and obligations, whenever arising, owing from any Loan Party to any Lender, or any Affiliate of a Lender, under any agreement relating to or executed in connection with the provision of Bank Products to any Loan Party (a “Bank Product Agreement”).
The Loan Parties and the Administrative Agent, on behalf of the Lenders, hereby acknowledge and agree that the security interest created hereby in the Collateral (i) constitutes continuing collateral security for all of the Secured Obligations, whether now existing or hereafter arising and (ii) is not to be construed as an assignment of any Copyrights, Copyright Licenses, Patents, Patent Licenses, Trademarks or Trademark Licenses.
     4. Provisions Relating to Accounts/Contracts.
     (a) Anything herein to the contrary notwithstanding, each Loan Party shall remain liable under each of the Accounts to observe and perform all the conditions and obligations to be observed and performed by it thereunder, all in accordance with the terms of any agreement giving rise to each such Account. Neither the Administrative Agent nor any Lender shall have any obligation or liability under any Account (or any agreement giving rise thereto) by reason of or arising out of this Security Agreement or the receipt by the Administrative Agent or any Lender of any payment relating to such Account pursuant hereto, nor shall the Administrative Agent or any Lender be obligated in any manner to perform any of the obligations of a Loan Party under or pursuant to any Account (or any agreement giving rise thereto), to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by it or as to the sufficiency of any performance by any party under any Account (or any agreement giving rise thereto), to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.
     (b) The Loan Parties shall not accept any note or other instrument (except a check or other instrument for the immediate payment of money) with respect to any Account without the Administrative Agent’s written consent. If the Administrative Agent consents to the acceptance of any such instrument, it shall be considered as evidence of the Account and not payment thereof and the Loan Parties will promptly deliver such instrument to the Administrative Agent, endorsed by the Loan Parties to the Administrative Agent in a manner satisfactory in form and substance to the Administrative Agent. Regardless of the form of presentment, demand, notice of protest with respect thereto, the Loan Parties shall remain liable thereon until such instrument is paid in full.
     (c) The Loan Parties hereby appoint the Administrative Agent and the Administrative Agent’s designee as the Loan Parties’ attorney, with power: (i) to endorse the Loan Parties names on any checks, notes, acceptances, money orders, or other forms of payment or security that come into the Administrative Agent’s or any Lender’s possession; (ii) to sign the Loan Parties’ names on any invoice, bill of lading, warehouse receipt or other negotiable or non-negotiable Document constituting Collateral, on drafts against customers, on assignments of Accounts, on notices of assignment, financing statements and other public records and to file any such financing statements by electronic means with or without a signature as authorized or required by applicable law or filing procedure; (iii) so long as any Event of Default has occurred and is continuing, to notify the post office authorities to change the addresses for delivery of the Loan Parties’ mail to an address designated by the Administrative Agent and to receive, open and dispose of all mail addressed to the Loan Parties; (iv) to complete in the Loan Parties’ names or the Administrative Agent’s name, any order, sale or transaction, obtain the necessary Documents in connection therewith, and collect the proceeds thereof; (v) to clear Inventory through customs in the Loan Parties’ names, the Administrative Agent’s name or the name of the Administrative Agent’s designee, and to sign and deliver to customs officials powers of attorney in the Loan Parties’ names for such purpose; and (vi) to do all things necessary to carry out the Credit Agreement and this Security Agreement. The Loan Parties ratify and approve all acts of such attorney. None of the Lenders or the Administrative Agent nor their attorneys will be liable for any acts or omissions or for any error of judgment or mistake of fact or law except for their gross negligence or willful misconduct. This power, being coupled with an interest, is irrevocable until the Credit Agreement has been terminated and the Obligations have been fully satisfied.
     5. Representations and Warranties. Each Loan Party hereby represents and warrants to the Administrative Agent, for the benefit of the Lenders, that so long as any of the Secured Obligations remain outstanding or any Loan Document between any Loan Party and any Lender or any Affiliate of any Lender is in effect or any Loan or Letter of Credit shall remain outstanding, and until all of the Commitments shall have been terminated:

     (a) Chief Executive Office: Books & Records. Each Loan Party’s chief executive office and chief place of business is (and, if applicable, for the prior four months has been) located at the location set forth on Schedule 5(a) attached hereto, and each Loan Party keeps its books and records at such locations.
     (b) Location of Collateral. The location of all Collateral owned by each Loan Party is as shown on Schedule 5.3 to the Credit Agreement.
     (c) Ownership. Each Loan Party is the legal and beneficial owner of its Collateral and has the right to pledge, sell, assign or transfer the same. Each Loan Party’s legal name is as shown in this Security Agreement and no Loan Party has in the past four months changed its name, been party to a merger, consolidation or other change in structure (except in connection with the Acquisition transactions) or used any tradename except as set forth in Schedule 5(c) attached hereto. As soon as practicable and in any event within 15 days after a Loan Party has been party to a merger, consolidation or other change in structure or begun using a tradename not identified on Schedule 5(c) attached hereto, such Loan Party shall update Schedule 5(c) and give the Administrative Agent written notice of such event.
     (d) Security Interest/Priority. This Security Agreement creates a valid security interest in favor of the Administrative Agent, for the benefit of the Lenders, in the Collateral of each Loan Party and, when properly perfected by filing, shall constitute a valid perfected security interest in such Collateral, to the extent such security can be perfected by filing under the UCC, free and clear of all Liens except for Permitted Liens.
     (e) Farm Products. None of the Collateral constitutes, or is the Proceeds of, Farm Products.
     (f) Inventory. No Loan Party shall acquire or accept any Inventory on consignment or approval. No Loan Party shall sell any Inventory to any customer on approval or any other basis upon which the customer has a right to return (except if non-conforming) or obligates any Loan Party to repurchase such Inventory.
     (g) Copyrights, Patents and Trademarks.
     (i) Schedule 5(g) to this Security Agreement includes all Copyrights, Copyright Licenses, Patents, Patent Licenses, Trademarks and Trademark Licenses owned by any Loan Party in its own name as of the date hereof.
     (ii) To the best of each Loan Party’s knowledge, each Copyright, Patent and Trademark of such Loan Party is valid, subsisting, unexpired, enforceable and has not been abandoned.
     (iii) Except as set forth in Schedule 5(g) to this Security Agreement, none of such Copyrights, Patents and Trademarks is the subject of any licensing or franchise agreement.
     (iv) No holding, decision or judgment has been rendered by any Governmental Authority which would limit, cancel or question the validity of any Copyright, Patent or Trademark.

     (v) No action or proceeding is pending seeking to limit, cancel or question the validity of any Copyright, Patent or Trademark, or which, if adversely determined, would have a material adverse effect on the value of any Copyright, Patent or Trademark.
     (vi) All applications pertaining to the Copyrights, Patents and Trademarks of each Loan Party have been duly and properly filed, and all registrations or letters pertaining to such Copyrights, Patents and Trademarks have been duly and properly filed and issued, and all of such Copyrights, Patents and Trademarks are valid and enforceable.
     (vii) No Loan Party has made any assignment or agreement in conflict with the security interest in the Copyrights, Patents or Trademarks of each Loan Party hereunder.
     (i) Contracts; Agreements. No consent of any other person or entity and no authorization, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required (i) for the grant by any Loan Party of the assignment and security interest granted hereby or for the execution, delivery or performance of this Security Agreement by such Loan Party, (ii) for the perfection or maintenance of the assignment and security interest created hereby (including the first priority nature of such assignment and security interest) or (iii) for the exercise by the Administrative Agent of its rights and remedies hereunder. Notwithstanding the foregoing, it is understood that certain Collateral can only be perfected upon the filing of adequate financing statements or notices in appropriate filing offices.
     6. Covenants. Each Loan Party covenants that, so long as any of the Secured Obligations remain outstanding or any Loan Document or Bank Product Agreement between any Loan Party and any Lender or Affiliate of any Lender is in effect or any Loan or Letter of Credit shall remain outstanding, and until all of the Commitments shall have been terminated, such Loan Party shall:
     (a) Other Liens. Defend the Collateral against the claims and demands of all other parties claiming an interest therein, keep the Collateral free from all Liens, except for Permitted Liens, and not sell, exchange, transfer, assign, lease or otherwise dispose of the Collateral or any interest therein, except as permitted under the Credit Agreement or the Delek Negative Pledge.
     (b) Preservation of Collateral. Keep the Collateral in good order, condition and repair and not use the Collateral in violation of the provisions of this Security Agreement or any other agreement relating to the Collateral or any policy insuring the Collateral or any applicable statute, law, bylaw, rule, regulation or ordinance.
     (c) Instruments/Chattel Paper. If any amount payable under or in connection with any of the Collateral shall be or become evidenced by any Instrument or Chattel Paper, immediately deliver such Instrument or Chattel Paper to the Administrative Agent, duly endorsed in a manner satisfactory to the Administrative Agent, to be held as Collateral pursuant to this Security Agreement.
     (d) Change in Location. Not, without providing 30 days prior written notice to the Administrative Agent and without filing such amendments to any previously filed financing statements as the Administrative Agent may require, (a) change the location of its chief executive office and chief place of business (as well as its books and records) from the location set forth on Schedule 5(a) attached hereto, (b) change the location of its Collateral from the locations set forth for such Loan Party on Schedule 5(b) attached hereto, or (c) change its name, be party to a merger, consolidation or other change in structure or use any tradename other than as set forth on Schedule 5(c) attached hereto.
     (e) Inspection. The Administrative Agent and/or the Collateral Agent, accompanied by any Lender which so elects, may at all reasonable times during regular business hours (and at any time when a Default or Event of Default exists and is continuing) have access to, examine, audit, make extracts from or copies of and inspect any or all of a Loan Party’s records, files, and books of account and the Collateral, and discuss such Loan Party’s affairs with such a Loan Party’s officers and management. The Loan Parties will deliver to the Administrative Agent and the Collateral Agent any instrument necessary for the Administrative Agent and Collateral Agent to obtain records from any service bureau maintaining records for the Loan Parties. The Administrative Agent and/or the Collateral Agent, may and at the direction of the Required Lenders shall, at any time when an Event of Default exists, and at the Loan Party’s expense, make copies of all of the Loan Party’s books and records, or require the Loan Party to deliver such copies to the Administrative Agent and/or the Collateral Agent. The Administrative Agent may, without expense to the Administrative Agent, use such of the Loan Party’s respective personnel, supplies, and real estate as may be reasonably necessary for maintaining or enforcing the Administrative Agent’s Liens. The costs and expenses of such inspections shall be limited as provided in Section 2.15(f) of the Credit Agreement. The Collateral Agent shall have the right to verify the validity, amount or any other matter relating to the Accounts or other Collateral as set forth in the Credit Agreement.
     (f) Perfection of Security Interest. Execute and deliver to the Administrative Agent such agreements, assignments or instruments (including affidavits, notices, reaffirmations and amendments and restatements of existing documents, as the Administrative Agent may reasonably request) and do all such other things as the Administrative Agent may reasonably deem necessary or appropriate (i) to assure to the Administrative Agent its security interests hereunder, including (A) such financing statements (including renewal statements) or amendments thereof or supplements thereto or other instruments as the Administrative Agent may from time to time reasonably request in order to perfect and maintain the security interests granted hereunder in accordance with the UCC, (B) with regard to Copyrights, a Notice of Grant of Security Interest in Copyrights in the form of Schedule 6(f)(i) attached hereto, (C) with regard to Patents, a Notice of Grant of Security Interest in Patents for filing with the United, States Patent and Trademark Office in the form of Schedule 6(f)(ii) attached hereto and (D) with regard to Trademarks, a Notice of Grant of Security Interest in Trademarks for filing with the United States Patent and Trademark Office in the form of Schedule 6(f)(iii) attached hereto, (ii) to consummate the transactions contemplated hereby and (iii) to otherwise protect and assure the Administrative Agent of its rights and interests hereunder. To that end, each Loan Party agrees that the Administrative Agent may file one or more financing statements disclosing the Administrative Agent’s security interest in any or all of the Collateral of such Loan Party without, to the extent permitted by law, such Loan Party’s signature thereon, and further each Loan Party also hereby irrevocably makes, constitutes and appoints the Administrative Agent, its nominee, or any other person whom the Administrative Agent may designate, as such Loan Party’s attorney in fact with full power and for the limited purpose to sign in the name of such Loan Party on any such financing statements, or amendments and supplements to financing statements, renewal financing statements, notices or any similar documents which in the Administrative Agent’s reasonable discretion would be necessary, appropriate or convenient in order to perfect and maintain perfection of the security interests granted hereunder, such power, being coupled with an interest, being and remaining irrevocable so long as the Credit Agreement is in effect or any amounts payable thereunder or under any other Loan Document, any Letter of Credit or any Hedging Agreement or any Loan shall remain outstanding, and until all of the Commitments thereunder shall have terminated. Each Loan Party hereby agrees that a carbon, photographic or other reproduction of this Security Agreement or any such financing statement is sufficient for filing as a financing statement by the Administrative Agent without notice thereof to such Loan Party wherever the Administrative Agent may in its sole discretion desire to file the same. In the event for any reason the law of any jurisdiction other than Georgia becomes or is applicable to the Collateral of any Loan Party or any part thereof, or to any of the Secured Obligations, such Loan Party agrees to execute and deliver all such instruments and to do all such other things as the Administrative Agent in its sole discretion reasonably deems necessary or appropriate to preserve, protect and enforce the security interests of the Administrative Agent under the law of such other jurisdiction (and, if a Loan Party shall fail to do so promptly upon the request of the Administrative Agent, then the Administrative Agent may execute any and all such requested documents on behalf of such Loan Party pursuant to the power of attorney granted hereinabove). If any Collateral is in the possession or control of a Loan Party’s agent and the Administrative Agent so requests, such Loan Party shall use commercially reasonable efforts to obtain such Landlord Waivers and Bailee’s Letters as, and to the extent, required of Borrowers under the Credit Agreement.
     (g) Treatment of Accounts. Not grant or extend the time for payment of any Account, or compromise or settle any Account for less than the full amount thereof, or release any person or property, in whole or in part, from payment thereof, or allow any credit or discount thereon, other than as permitted under the Credit Agreement.
(h) Covenants Relating to Copyrights.
(i) Employ the Copyright for each Work with such notice of copyright as may be required by law to secure copyright protection.
(ii) Not do any act or knowingly omit to do any act whereby any material Copyright may become invalidated and (A) not do any act, or knowingly omit to do any act, whereby any material Copyright may become injected into the public domain; (B) notify the Administrative Agent immediately if it knows, or has reason to know, that any material Copyright may become injected into the public domain or of any adverse determination or development (including, without limitation, the institution of, or any such determination or development in, any court or tribunal in the United States or any other country) regarding a Loan Party’s ownership of any such Copyright or its validity; (C) take all necessary steps as it shall deem appropriate under the circumstances, to maintain and pursue each application (and to obtain the relevant registration) and to maintain each registration of each material Copyright owned by a Loan Party including, without limitation, filing of applications for renewal where necessary; and (D) promptly notify the Administrative Agent of any material infringement of any material Copyright of a Loan Party of which it becomes aware and take such actions as it shall reasonably deem appropriate under the circumstances to protect such Copyright, including, where appropriate, the bringing of suit for infringement, seeking injunctive relief and seeking to recover any and all damages for such infringement.
(iii) Not make any assignment or agreement in conflict with the security interest in the Copyrights of each Loan Party hereunder.
(i) Covenants Relating to Patents and Trademarks.

(i) (A) Employ such Trademark with the appropriate notice of registration, (B) not adopt or use any mark which is confusingly similar or a colorable imitation of such Trademark unless the Administrative Agent, for the ratable benefit of the Lenders, shall obtain a perfected security interest in such mark pursuant to this Security Agreement and (C) not (and not permit any licensee or sublicensee thereof to) do any act or knowingly omit to do any act whereby any Trademark may become invalidated.
(ii) Not do any act, or omit to do any act, whereby any Patent may become abandoned or dedicated.
(iii) Notify the Administrative Agent and the Lenders immediately if it knows, or has reason to know, that any application or registration relating to any Patent or Trademark may become abandoned or dedicated, or of any adverse determination or development (including, without limitation, the institution of, or any such determination or development in, any proceeding in the United States Patent and Trademark Office or any court or tribunal in any country) regarding a Loan Party’s ownership of any Patent or Trademark or its right to register the same or to keep and maintain the same.
(iv) Whenever a Loan Party, either by itself or through an agent, employee, licensee or designee, shall file an application for the registration of any Patent or Trademark with the United States Patent and Trademark Office or any similar office or agency in any other country, or any political subdivision thereof, a Loan Party shall report such filing to the Administrative Agent and the Lenders within five Business Days after the last day of the fiscal quarter in which such filing occurs. Upon request of the Administrative Agent, a Loan Party shall execute and deliver any and all agreements, instruments, documents and papers as the Administrative Agent may request to evidence the Administrative Agent’s and the Lenders’ security interest in any Patent or Trademark and the goodwill and general intangibles of a Loan Party relating thereto or represented thereby.
(v) Take all reasonable and necessary steps, including, without limitation, in any proceeding before the United States Patent and Trademark Office, or any similar office or agency in any other country or any political subdivision thereof, to maintain and pursue each application (and to obtain the relevant registration) and to maintain each registration of the Patents and Trademarks, including, without limitation, filing of applications for renewal, affidavits of use and affidavits of incontestability.
(vi) Promptly notify the Administrative Agent and the Lenders after it learns that any Patent or Trademark included in the Collateral is infringed, misappropriated or diluted by a third party and promptly sue for infringement, misappropriation or dilution, to seek injunctive relief where appropriate and to recover any and all damages for such infringement, misappropriation or dilution, or take such other actions as it shall reasonably deem appropriate under the circumstances to protect such Patent or Trademark.
(vii) Not make any assignment or agreement in conflict with the security interest in the Patents or Trademarks of each Loan Party hereunder.
        (j) New Patents. Copyrights and Trademarks. Promptly provide the Administrative Agent with (i) a listing of all applications, if any, for new Copyrights, Patents or Trademarks (together with a listing of the issuance of registrations or letters on present applications), which new applications and issued registrations or letters shall be subject to the terms and conditions hereunder, and (ii) (A) with respect to Copyrights, a duly executed Notice of Security Interest in Copyrights, (B) with respect to Patents, a duly executed Notice of Security Interest in Patents, (C) with respect to Trademarks, a duly executed Notice of Security Interest in Trademarks or (D) such other duly executed documents as the Administrative Agent may request in a form acceptable to counsel for the Administrative Agent and suitable for recording to evidence the security interest in the Copyright, Patent or Trademark which is the subject of such new application.
     (k) Insurance. Insure, repair and replace the Collateral of each Loan Party as set forth in the Credit Agreement. All insurance proceeds shall be subject to the security interest of the Administrative Agent hereunder.
     (1) Commercial Tort Claims. Promptly notify Administrative Agent in writing upon any Loan Party’s obtaining a Commercial Tort Claim (with damages claimed in excess of $1,000,000) after the Closing Date and, upon Administrative Agent’s written request, promptly enter into an amendment to this Security Agreement (or any of the other Loan Documents) and do such other acts or things deemed appropriate by Administrative Agent to confer upon Administrative Agent a security interest in each such Commercial Tort Claim and perfect such interest therein.
     (m) Other Additional Collateral. If, subsequent to the Closing Date, a Loan Party shall acquire any securities, Instruments, Chattel Paper or other personal property required to be delivered to the Administrative Agent as Collateral hereunder, the Loan Party shall immediately notify the Administrative Agent of same and take such action as requested by the Administrative Agent and at its own expense to ensure that the Administrative Agent has a first priority perfected Lien in all personal property of the Loan Parties whether now owned or hereafter acquired, subject only to Permitted Liens.
     7. [Reserved].
     8. Events of Default.
     The occurrence of an event which under the Credit Agreement would constitute an Event of Default shall be an event of default hereunder (an “Event of Default”).
     9. Remedies.
     (a) General Remedies. Upon the occurrence of an Event of Default and during continuation thereof, the Administrative Agent shall have, in addition to the rights and remedies provided herein, in the Loan Documents, in the Bank Product Agreement between any Loan Party and any Lender or Affiliate of any Lender or by law (including, but not limited to, the rights and remedies set forth in the Uniform Commercial Code of the jurisdiction applicable to the affected Collateral), the rights and remedies of a secured party under the UCC (regardless of whether the UCC is the law of the jurisdiction where the rights and remedies are asserted and regardless of whether the UCC applies to the affected Collateral), and further, the Administrative Agent may, with or without judicial process or the aid and assistance of others, (i) enter on any premises on which any of the Collateral may be located and, without resistance or interference by the Loan Parties, take possession of the Collateral, (ii) dispose of any Collateral on any such premises, (iii) require the Loan Parties to assemble and make available to the Administrative Agent at the expense of the Loan Parties any Collateral at any place and time designated by the Administrative Agent which is reasonably convenient to both parties, (iv) remove any Collateral from any such premises for the purpose of effecting sale or other disposition thereof, and/or (v) without demand and without advertisement, notice, hearing or process of law, all of which each of the Loan Parties hereby waives to the fullest extent permitted by law, at any place, and time or times, sell and deliver any or all Collateral held by or for it at public or private sale, by one or more contracts, in one or more parcels, for cash, upon credit or otherwise, at such prices and upon such terms as the Administrative Agent deems advisable, in its sole discretion (subject to any and all mandatory legal requirements). Each of the Loan Parties acknowledges that any private sale referenced above may be at prices and on terms less favorable to the seller than the prices and other terms which might have been obtained, at a public sale and, notwithstanding the foregoing, agrees that such private sale shall be deemed to have been made in a commercially reasonable manner. In addition to all other sums due the Administrative Agent and the Lenders with respect to the Secured Obligations, the Loan Parties shall pay the Administrative Agent and each of the Lenders all reasonable documented costs and expenses incurred by the Administrative Agent or any such Lender, including, but not limited to, reasonable attorneys’ fees and court costs, in obtaining or liquidating the Collateral, in enforcing payment of the Secured Obligations, or in the prosecution or defense of any action or proceeding by or against the Administrative Agent or the Lenders or the Loan Parties concerning any matter arising out of or connected, with this Security Agreement, any Collateral or the Secured Obligations, including, without limitation, any of the foregoing arising in, arising under or related to a case under the. Bankruptcy Code. To the extent the rights of notice cannot be legally waived hereunder, each Loan Party agrees that any requirement of reasonable notice shall be met if such notice is personally served on or mailed, postage prepaid, to the Borrowers in accordance with the notice provisions of Section 10.1 of the Credit Agreement at least 10 days before the time of sale or other event giving rise to the requirement of such notice. The Administrative Agent and the Lenders shall not be obligated to make any sale or other disposition of the Collateral regardless of notice having been given. To the extent permitted by law, any Lender may be a purchaser at any such sale. To the extent permitted by applicable law, each of the Loan Parties hereby waives all of its rights of redemption with respect to any such sale. Subject to the provisions of applicable law, the Administrative Agent and the Lenders may postpone or cause the postponement of the sale of all or any portion of the Collateral by announcement at the time and place of such sale, and such sale may, without further notice, to the extent permitted by law, be made at the time and place to which the sale was postponed, or the Administrative Agent and the Lenders may further postpone such sale by announcement made at such time and place.
     (b) Remedies relating to Accounts. Upon the occurrence of an Event of Default and during the continuation thereof, whether or not the Administrative Agent has exercised any or all of its rights and remedies hereunder, each Loan Party will promptly upon request of the Administrative Agent instruct all account debtors to remit all payments in respect of Accounts to a mailing location selected by the Administrative Agent. In addition, the Administrative Agent or its designee may notify any Loan Party’s customers and account debtors that the Accounts of such Loan Party have been assigned to the Administrative Agent or of the Administrative Agent’s security interest therein, and may (either in its own name or in the name a Loan Party or both) demand, collect (including without limitation by way of a lockbox arrangement), receive, take receipt for, sell, sue for, compound, settle, compromise and give, acquittance for any and all amounts due or to become due on any Account, and, in the Administrative Agent’s discretion, file any claim or take any other action or proceeding to protect and realize upon the security interest of the Administrative Agent for the benefit of the Lenders in the Accounts. Each Loan Party acknowledges and agrees that the Proceeds of its Accounts remitted to or on behalf of the Administrative Agent in accordance with the provisions hereof shall be solely for the Administrative Agent’s own convenience and that such Loan Party shall, not have any right, title or interest in such Accounts or in any such other amounts except as expressly provided herein.

The Administrative Agent and the Lenders shall have no liability or responsibility to any Loan Party for acceptance of a check, draft or other order for payment of money bearing the legend “payment in full” or words of similar import or any other restrictive legend or endorsement or be responsible for determining the correctness of any remittance. Each Loan Party hereby agrees to indemnify the Administrative Agent and the Lenders from and against all liabilities, damages, losses, actions, claims, judgments, costs, expenses, charges and reasonable attorneys’ fees suffered or incurred by the Administrative Agent or the Lenders (each, an “Indemnified Party”) because of the maintenance of the foregoing arrangements except as relating to or arising out of the gross negligence or willful misconduct of an Indemnified Party or its officers, employees or agents. In the case of any investigation, litigation or other proceeding, the foregoing indemnity shall be effective whether or not such investigation, litigation or proceeding is brought by a Loan Party, its directors, shareholders or creditors or an Indemnified Party or any other Person or any other Indemnified Party is otherwise a party thereto.
     (c) Access. In addition to the rights and remedies hereunder, upon the occurrence of an Event of Default and during the continuance thereof, the Administrative Agent shall have the right to enter and remain upon the various premises of the Loan Parties without cost or charge to the Administrative Agent, and use the same, together with materials, supplies, books and records of the Loan Parties for the purpose of collecting and liquidating the Collateral, or for preparing for sale and conducting the sale of the Collateral, whether by foreclosure, auction or otherwise. In addition, the Administrative Agent may remove Collateral, or any part thereof, from such premises and/or any records with respect thereto, in order to effectively collect or liquidate such Collateral.
     (d) Nonexclusive Nature of Remedies. Failure by the Administrative Agent or the Lenders to exercise any right, remedy or option under this Security Agreement, any other Loan Document, any Hedging Agreement or as provided by law, or any delay by the Administrative Agent or the Lenders in exercising the same, shall not operate as a waiver of any such right, remedy or option. No waiver hereunder shall be effective unless it is in writing, signed by the party against whom such waiver is sought to be enforced and then only to the extent specifically stated, which in the case of the Administrative Agent or the Lenders shall only be granted as provided herein. To the extent permitted by law, neither the Administrative Agent, the Lenders, nor any party acting as attorney for the Administrative Agent or the Lenders, shall be liable hereunder for any acts or omissions or for any error of judgment or mistake of fact or law other than their gross negligence or willful misconduct hereunder. The rights and remedies of the Administrative Agent and the Lenders under this Security Agreement shall be cumulative and not exclusive of any other right or remedy which the Administrative Agent or the Lenders may have.
     (e) Retention of Collateral. The Administrative Agent may, after providing the notices required by Section 9-620 of the UCC or otherwise complying with the requirements of applicable law of the relevant jurisdiction, to the extent the Administrative Agent is in possession of any of the Collateral, retain the Collateral in satisfaction of the Secured Obligations. Unless and until the Administrative Agent shall have provided such notices, however, the Administrative Agent shall not be deemed to have retained any Collateral in satisfaction of any Secured Obligations for any reason.
     (f) Deficiency. In the event that the proceeds of any sale, collection or realization are insufficient to pay all amounts to which the Administrative Agent or the Lenders are legally entitled (subject to Section 26 hereof), the Loan Parties shall be jointly and severally liable for the deficiency, together with interest thereon at the default rate specified in the Credit Agreement for Revolving Loans, together with the costs of collection and the reasonable fees of any attorneys employed by the Administrative Agent to collect such deficiency. Any surplus remaining after the full payment and satisfaction of the Secured Obligations shall be returned to (or at the direction of) the Borrowers, or to whomsoever a court of competent jurisdiction shall determine to be entitled thereto.
10. Rights of the Administrative Agent.
          (a) Power of Attorney. In addition to other powers of attorney contained herein, each Loan Party hereby designates and appoints the Administrative Agent, on behalf of the Lenders, and each of its designees or agents, as attorney-in-fact of such Loan Party, irrevocably and with power of substitution, with authority to take any or all of the following actions upon the occurrence and during the continuance of an Event of Default:
     (i) to demand, collect, settle, compromise, adjust, give discharges and releases, all as the Administrative Agent may reasonably determine;
     (ii) to commence and prosecute any actions at any court for the purposes of collecting any Collateral and enforcing any other right in respect thereof;
     (iii) to pay or discharge taxes, liens, security interests, or other encumbrances levied or placed on or threatened against the Collateral of such Loan Party;
     (iv) to sign and endorse any drafts, assignments, verifications, notices and other documents relating to the Collateral of such Loan Party;
     (v) to defend, settle or compromise any suit, action or proceeding brought and, in connection therewith, give such discharge or release as the Administrative Agent may deem reasonably appropriate;
     (vi) to direct any parties liable for any payment under any of the Collateral to make payment of any and all monies due and to become due thereunder directly to the Administrative Agent or as the Administrative Agent shall direct;
     (vii) receive, open and dispose of mail addressed to a Loan Party and endorse checks, notes, drafts, acceptances, money orders, bills of lading, warehouse receipts or other Instruments or Documents evidencing payment, shipment or storage of the goods giving rise to the Collateral of such Loan Party on behalf of and in the name of such Loan Party, or securing, or relating to such Collateral;
     (viii) sell, assign, transfer, make any agreement in respect of, or otherwise deal with or exercise rights in respect of, any Collateral or the goods or services which have given rise thereto, as fully and completely as though the Administrative Agent were the absolute owner thereof for all purposes;
     (ix) adjust and settle claims under any insurance policy relating thereto;
     (x) execute and deliver all assignments, conveyances, statements, financing statements, renewal financing statements, security agreements, affidavits, notices and other agreements, instruments and. documents, that the Administrative Agent may determine necessary in order to perfect and maintain the security interests and liens granted in this Security Agreement and in order to fully consummate all of the transactions contemplated therein;
     (xi) institute any foreclosure proceedings that the Administrative Agent may deem appropriate; and
     (xii) do and perform all such other acts and things as the Administrative Agent may reasonably deem to be necessary, proper or convenient in connection with the Collateral.
This power of attorney is a power coupled with an interest and shall be irrevocable (i) for so long as any of the Secured Obligations remain outstanding, any Loan Document or any Bank Product Agreement between any Loan Party and any Lender or Affiliate of any Lender is in effect or any Loan or Letter of Credit shall remain outstanding and (ii) until all of the Commitments shall have been terminated. The Administrative Agent shall be under no duty to exercise or withhold the exercise of any of the rights, powers, privileges and options expressly or implicitly granted to the Administrative Agent in this Security Agreement, and shall not be liable for any failure to do so or any delay in doing so. The Administrative Agent shall not be liable for any act or omission or for any error of judgment or any mistake of fact or law in its individual capacity or its capacity as attorney-in-fact except acts or omissions resulting from its gross negligence or willful misconduct. This power of attorney is conferred on the Administrative Agent solely to protect, preserve and realize upon its security interest in the Collateral.
     (b) Grant of License, For the purpose of enabling the Administrative Agent to exercise rights and remedies under Section 9 hereof (including, without limiting the terms of Section 9 hereof, in order to take possession of, hold, preserve, process, assemble, prepare for sale, market for sale, sell or otherwise dispose of Collateral) at such time as the Administrative Agent shall be lawfully entitled to exercise such rights and remedies, Loan Parties hereby grant to the Administrative Agent, for the benefit of the Administrative Agent and the Lenders, an irrevocable, nonexclusive license (exercisable without payment of royalty or other compensation to Loan Parties) to use, license or sublicense any Copyrights, Trademarks, Patents and other related Collateral now owned or hereafter acquired by Loan Parties, and wherever the same may be located, and including in such license access to all media in which any of the licensed items may be recorded or stored and to all computer software and programs used for the compilation or printout thereof.
     (c) Performance by the Administrative Agent of Obligations. If any Loan Party fails to perform any agreement or obligation contained herein, the Administrative Agent itself may perform, or cause performance of, such agreement or obligation, and the expenses of the Administrative Agent incurred in connection therewith shall be payable by the Loan Parties on a joint and several basis pursuant to Section 26 hereof.
     (d) Assignment by the Administrative Agent. The Administrative Agent may from time to time and in accordance with the Credit Agreement assign the Secured Obligations and any portion thereof and/or the Collateral and any portion thereof, and the assignee shall be entitled to all of the rights and remedies of the Administrative Agent under this Security Agreement in relation thereto.
     (e) The Administrative Agent’s Duty of Care. Other than the exercise of reasonable care to assure the safe custody of the Collateral while being held by the Administrative Agent hereunder, the Administrative Agent shall have no duty or liability to preserve rights pertaining thereto, it being understood and agreed that the Loan Parties shall be responsible for preservation of all rights in the Collateral, and the Administrative Agent shall be relieved of all responsibility for the Collateral upon surrendering it or tendering the surrender of it to the Loan Parties. The Administrative Agent shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which the Administrative Agent accords its own property, which shall be no less than the treatment employed by a reasonable and prudent Administrative Agent in the industry, it being understood that the Administrative Agent shall not have responsibility for taking any necessary steps to preserve rights against any parties with respect to any of the Collateral.
     11. Application of Proceeds. Upon the occurrence and during the continuance of an Event of Default, any payments in respect of the Secured Obligations and any proceeds of the Collateral, when received by the Administrative Agent or any of the Lenders in cash or its equivalent, will be applied in reduction of the Secured Obligations in the order set forth in the Credit Agreement, and each Loan Party irrevocably waives the right to direct the application of such payments and proceeds and acknowledges and agrees that the Administrative Agent shall have the continuing and exclusive right to apply and reapply any and all such payments and proceeds in the Administrative Agent’s sole discretion, notwithstanding any entry to the contrary upon any of its books and records.
     12. [Reserved].
     13. Continuing Agreement.
     (a) This Security Agreement shall be a continuing agreement in every respect and shall remain in full force and effect so long as any of the Secured Obligations remain outstanding or any Loan Document or Bank Product Agreement between any Loan Party and any Lender or Affiliate of any Lender is in effect or any Loan or Letter of Credit shall remain outstanding, and until all of the Commitments thereunder shall have terminated (other than any obligations with respect to the indemnities and the representations and warranties set forth in the Loan Documents). Upon such payment and termination, this Security Agreement shall be automatically terminated and the Administrative Agent and the Lenders shall, upon the request and at the expense of the Loan Parties, forthwith release all of their liens and security interests hereunder and shall execute and deliver all UCC termination statements and/or other documents reasonably requested by the Loan Parties evidencing such termination. Notwithstanding the foregoing all releases and indemnities provided hereunder shall survive termination of this Security Agreement.
     (b) This Security Agreement shall continue to be effective or be automatically reinstated, as the case may be, if at any time payment, in whole or in part, of any of the Secured Obligations is rescinded or must otherwise be restored or returned by the Administrative Agent or any Lender as a preference, fraudulent conveyance or otherwise under any bankruptcy, insolvency or similar law, all as though such payment had not been made; provided that in the event payment of all or any part of the Secured Obligations is rescinded or must be restored or returned, all reasonable costs and expenses (including without limitation any reasonable legal fees and disbursements) incurred by the Administrative Agent or any Lender in defending and enforcing such reinstatement shall be deemed to be included as a part of the Secured Obligations.
     14. Amendments; Waivers; Modifications. This Security Agreement and the provisions hereof may not be amended, waived, modified, changed, discharged or terminated except as set forth in Section 10.2 of the Credit Agreement.

     15. Successors in Interest. This Security Agreement shall create a continuing security interest in the Collateral and shall be binding upon each Loan Party, its successors and assigns and shall inure, together with the rights and remedies of the Administrative Agent and the Lenders hereunder, to the benefit of the Administrative Agent and the Lenders and their successors and permitted assigns; provided, however, that none of the Loan Parties may assign its rights or delegate its duties hereunder without the prior written consent of each Lender or the Required Lenders, as required by the Credit Agreement. To the fullest extent permitted by law, each Loan Party hereby releases the Administrative Agent in its individual capacity or its capacity as attorney-in-fact, and each Lender in its individual capacity or its capacity as attorney-in-fact, and their respective successors and assigns, from any liability for any act or omission relating to this Security Agreement or the Collateral, except for any liability arising from the gross negligence or willful misconduct of the Administrative Agent, or such Lender, or its officers, employees or agents.
     16. Notices. All notices required or permitted to be given under this Security Agreement shall be in conformance with Section 10.1 of the Credit Agreement.
     17. Counterparts. This Security Agreement may be executed in any number of counterparts, each of which where so executed and delivered shall be an original, but all of which shall constitute one and the same instrument. It shall not be necessary in making proof of this Security Agreement to produce or account for more than one such counterpart.
     18. Headings. The headings of the sections and subsections hereof are provided for convenience only and shall not in any way affect the meaning or construction of any provision of this Security Agreement.
     19. Governing Law; Submission to Jurisdiction; Venue.
     (a) THIS SECURITY AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF GEORGIA. Any legal action or proceeding with respect to this Security Agreement may be brought in the courts of the State of Georgia in Fulton County, or of the United States for the Northern District of Georgia, and, by execution and delivery of this Security Agreement, each Loan Party hereby irrevocably accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of such courts. Each Loan Party further irrevocably consents to the service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to it at the address for notices pursuant to Section 10.1 of the Credit Agreement, such service to become effective 2 days after such mailing. Nothing herein shall affect the right of the Administrative Agent to serve process in any other manner permitted by law or to commence legal proceedings or to otherwise proceed against any Loan Party in any other jurisdiction.
     (b) Each Loan Party hereby irrevocably waives any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Security Agreement brought in the courts referred to in subsection (a) hereof and hereby further irrevocably waives and agrees not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum.
20. Waiver of Jury Trial. TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH OF THE PARTIES TO THIS SECURITY AGREEMENT HEREBY IRREVOCABLY WAIVES

ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS SECURITY AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.
     21. Severability. If any provision of any of the Security Agreement is determined to be illegal, invalid or unenforceable, such provision shall be fully severable and the remaining provisions shall remain in full force and effect and shall be construed without giving effect to the illegal, invalid or unenforceable provisions.
     22. Entirety. This Security Agreement, the other Loan Documents and the Bank Product Agreements between any Loan Party and any Lender or Affiliate of any Lender represent the entire agreement of the parties hereto and thereto, and supersede all prior agreements and understandings, oral or written, if any, including any commitment letters or correspondence relating to the Loan Documents, the Bank Product Agreement between any Loan Party and any Lender or Affiliate of any Lender or the transactions contemplated herein and therein.
     23. Survival. All representations and warranties of the Loan Parties hereunder shall survive the execution and delivery of this Security Agreement, the other Loan Documents and the Bank Product Agreements between any Loan Party and any Lender or Affiliate of any Lender, the delivery of the Notes and the making of the Loans and the issuance of the Letters of Credit under the Credit Agreement.
     24. Other Security. To the extent that any of the Secured Obligations are now or hereafter secured by property other than the Collateral (including, without limitation, real property and securities owned by a Loan Party), or by a guarantee, endorsement or property of any other Person, then the Administrative Agent and the Lenders shall have the right to proceed against such other property, guarantee or endorsement upon the occurrence of any Event of Default, and the Administrative Agent and the Lenders have the right, in their sole discretion, to determine which rights, security, liens, security interests or remedies the Administrative Agent and the Lenders shall at any time pursue, relinquish, subordinate, modify or take with respect thereto, without in any way modifying or affecting any of them or any of the Administrative Agent’s and the Lenders’ rights or the Secured Obligations under this Security Agreement, under any other of the Loan Documents or under any Bank Product Agreement between any Loan Party and any Lender or Affiliate of any Lender.
     25. Rights of Required Lenders. All rights of the Administrative Agent hereunder, if not exercised by the Administrative Agent, may be exercised by the Required Lenders, and in such event the Required Lenders shall be afforded the rights of, and subject to the obligations imposed on, the Administrative Agent hereunder.
     26. Joint and Several Obligations of Loan Parties.
     (a) Subject to clause (c) of this Section 26, each of the Loan Parties is accepting joint and several liability hereunder in consideration of the financial accommodation to be provided by the Lenders under the Credit Agreement, for the mutual benefit, directly and indirectly, of each of the Loan Parties and in consideration of the undertakings of each of the Loan Parties to accept joint and several liability for the obligations of each of them.
     (b) Subject to clause (c) of this Section 26, each of the Loan Parties jointly and severally hereby irrevocably and unconditionally accepts, not merely as a surety but also as a co-debtor, joint and several liability with the other Loan Parties with respect to the payment and performance of all of the Secured Obligations arising under this Security Agreement, the other Loan Documents and the Bank Product Agreement between any Loan Party and any Lender or

Affiliate of any Lender, it being the intention of the parties hereto that all the Secured Obligations shall be the joint and several obligations of each of the Loan Parties without preferences or distinction among them.
     (c) Notwithstanding any provision to the contrary contained herein or in any other of the Loan Documents or in any Bank Product Agreement between any Loan Party and any Lender or Affiliate of any Lender, to the extent the obligations of a Guarantor shall be adjudicated to be invalid or unenforceable for any reason (including, without limitation, because of any applicable state or federal law relating to fraudulent conveyances or transfers), then the obligations of each Guarantor hereunder shall be limited to the maximum amount that is permissible under applicable law (whether state or federal and including, without limitation, the Bankruptcy Code).
[Remainder of page intentionally left blank]

     Each of the parties hereto has caused a counterpart of this Security Agreement to be duly executed and delivered as of the date first above written.

BORROWERS:	DELEK REFINING LTD., a Texas limited partnership
	By:	Delek U.S. Refining GP, LLC
	Title:	General Partner

	By:	/s/ Uzi Yemin
Uzi Yemin, President

	By:	/s/ Edward Morgan
Edward Morgan, CFO and Treasurer

DELEK PIPELINE TEXAS, INC., a Texas corporation

	By:	/s/ Uzi Yemin
Uzi Yemin, President

	By:	/s/ Edward Morgan
Edward Morgan, CFO and Treasurer

GUARANTORS:	DELEK REFINING, INC., a Delaware corporation

	By:	/s/ Uzi Yemin
Uzi Yemin, President

	By:	/s/ Edward Morgan
Eaward Morgan, CFO and Treasurer

DELEK U.S. REFINING GP, LLC, a Texas limited liability company

	By:	/s/ Uzi Yemin,
Uzi Yemin, President

	By:	/s/ Edward Morgan,
Edward Morgan, CFO and Treasurer

[Signatures will continue on following page]
Security Agreement

DELEK LAND TEXAS, INC., a Texas corporation
By:	/s/ Uzi Yemin
Uzi Yemin, President

By:	/s/ Edward Morgan
Edward Morgan, CFO and Treasurer

MPC PIPE LINE ACQUISITION, INC., a Texas corporation
By:	/s/ Uzi Yemin
Uzi Yemin, President

By:	/s/ Edward Morgan
Edward Morgan, CFO and Treasurer

MPC LAND ACQUISITION, INC., a Texas corporation
By:	/s/ Uzi Yemin
Uzi Yemin, President

By:	/s/ Edward Morgan
Edward Morgan, CFO and Treasurer

[Signatures will continue on following page]
Security Agreement

Accepted and agreed to as of the date first above written:

SUNTRUST BANK, as Administrative Agent
By:	/s/ Mark Pickering
Mark Pickering, Vice President

     [Signatures will continue on following page]
Security Agreement

THE CIT GROUP/BUSINESS CREDIT, INC., as Collateral Agent
By:	/s/ Grant Weiss
	Name:	Grant Weiss
	Title:	Vice President

Security Agreement

Schedule 5(a)
CHIEF EXECUTIVE OFFICE; CHIEF PLACE OF BUSINESS;
LOCATION OF BOOKS AND RECORDS
     (i) The Chief Executive Office for each of Delek Refining Ltd., Delek Pipeline Texas, Inc., Delek Land Texas, Inc., Delek Refining, Inc., Delek U.S. Refining GP, LLC, MPC Pipeline Acquisition, Inc., and MPC Land Acquisition, Inc. is: c/o Delek U.S. Holdings, Inc., 830 Crescent Centre Drive, Building 6, Suite 300, Franklin, Tennessee 37067.
     (ii) The Chief Place of Business for each of Delek Refining, Ltd. and Delek Pipeline Texas, Inc. is as follows: 425 McMurrey Drive, Tyler, Texas 75702. None of the other entities referred to in (i) above has a Chief Place of Business.
     (iii) The books and records for each of the entities referred to in (i) above are located both at the location identified in (i) above and at the location identified in (ii) above.

Schedule 5(c)
     MERGERS, CONSOLIDATIONS, CHANGES IN STRUCTURE, TRADENAMES
Mergers: None
Consolidations: None
Changes in Structure: None
Tradenames: None

Schedule 5(g)
COPYRIGHTS, PATENTS AND TRADEMARKS
Copyrights: None
Patents: None
Trademark:

Owner	Trademark Name	U.S. Registration No.	Registration Date
Delek Refining, Ltd.	La Gloria	1710955	June 18, 1990
COPYRIGHT LICENSES, PATENT LICENSES AND TRADEMARK LICENSES
None.

SCHEDULE 6(f)(i)
NOTICE
OF
GRANT OF SECURITY INTEREST
IN
COPYRIGHTS
United States Copyright Office
Ladies and Gentlemen:
     Please be advised that pursuant to the Security Agreement dated as of April ___, 2005 (as the same may be amended, modified, extended or restated from time to time, the “Security Agreement”) by and among the Loan Parties party thereto (each a “Loan Party” and collectively, the “Loan Parties”) and SunTrust Bank, as Administrative Agent (the “Administrative Agent”) for the Lenders referenced therein (the “Lenders”), the undersigned Loan Party has granted a continuing security interest in and continuing lien upon, the copyright registrations and copyright applications shown below to the Administrative Agent for the ratable benefit of the Lenders:
COPYRIGHTS

Date of
Copyright No.	Description of Copyright	Copyright

COPYRIGHT APPLICATIONS

Copyright	Description of Copyright	Date of Copyright
Applications No.	Applied For	Applications

     The Loan Parties and the Administrative Agent, on behalf of the Lenders, hereby acknowledge and agree that the security interest in the foregoing copyright registrations and copyright applications (i) may only be terminated in accordance with the terms of the Security Ageement and (ii) is not to be construed as an assignment of any copyright registration or Copyright application.

Very truly yours,

[Loan Party]

By:
Name:
Title:

By:
Name:
Title:

Acknowledged and Accepted:
SUNTRUST BANK, as Administrative Agent

By:
Name:
Title:

SCHEDULE 6(f)(ii)
NOTICE
OF
GRANT OF SECURITY INTEREST
IN
PATENTS
United States Patent and Trademark Office
Ladies and Gentlemen:
     Please be advised that pursuant to the Security Agreement dated as of April ___, 2005 (the “Security Agreement”) by and among the Loan Parties party thereto (each a “Loan Party” and collectively, the “Loan Parties”) and SunTrust Bank, as Administrative Agent (the “Administrative Agent”) for the Lenders referenced therein (the “Lenders”), the undersigned Loan Party has granted a continuing security interest in and continuing lien upon, the patents and patent applications shown below to the Administrative Agent for the ratable benefit of the Lenders:
PATENTS

	Description of Patent	Date of
Patent No.	Item	Patent

PATENT APPLICATIONS

Patent	Description of Patent	Date of Patent
Applications No.	Applied For	Applications

     The Loan Parties and the Administrative Agent, on behalf of the Lenders, hereby acknowledge and agree that the security interest in the foregoing patents and patent applications (i) may only be terminated in accordance with the terms of the Security Agreement and (ii) is not to be construed as an assignment of any patent or patent application.

Very truly yours,

[Loan Party]

By:
Name:
Title:

By:
Name:
Title:

Acknowledged and Accepted:
SUNTRUST BANK, as Administrative Agent

By:
Name:
Title:

SCHEDULE 6(f)(iii)
NOTICE
OF
GRANT OF SECURITY INTEREST
IN
TRADEMARKS
United States Patent and Trademark Office
Ladies and Gentlemen:
     Please be advised that pursuant to the Security Agreement dated as of April ___, 2005 (the “Security Agreement”) by and among the Loan Parties party thereto (each a “Loan Party” and collectively, the “Loan Parties”) and SunTrust Bank, as Administrative Agent (the “Administrative Agent”) for the Lenders referenced therein (the “Lenders”), the undersigned Loan Party has granted a continuing security interest in and continuing lien upon, the trademark registrations and trademark applications shown below to the Administrative Agent for the ratable benefit of the Lenders:
TRADEMARKS

	Description of Trademark	Date of
Trademark No.	Item	Trademark

TRADEMARK APPLICATIONS

Trademark	Description of Trademark	Date of Trademark
Applications No.	Applied For	Applications

     The Loan Parties and the Administrative Agent, on behalf of the Lenders, hereby acknowledge and agree that the security interest in the foregoing trademark registrations and trademark applications (i) may only be terminated in accordance with the terms of the Security Agreement and (ii) is not to be construed as an assignment of any trademark registration or trademark application.

Very truly yours,

[Loan Party]

By:
Name:
Title:

By:
Name:
Title:

Acknowledged and Accepted:
SUNTRUST BANK, as Administrative Agent

By:
Name:
Title:

Exhibit C
AMENDED AND RESTATED SWINGLINE NOTE

US $30,000,000.00	October ___, 2006
     FOR VALUE RECEIVED, each of the undersigned, DELEK REFINING, LTD., a Texas limited partnership (“Delek Refining”), and DELEK PIPELINE TEXAS, INC., a Texas corporation (“Delek Pipeline”; hereinafter, together with their respective successors and assigns, individually referred to as a “Borrower” and collectively referred to as the “Borrowers”), hereby promises to pay to the order of SUNTRUST BANK, as swingline lender (hereinafter, together with its successors and assigns, called the “Swingline Lender”), at the office of the Administrative Agent (as defined below), in immediately available funds, the principal sum of THIRTY MILLION AND 00/100 DOLLARS ($30,000,000) of United States funds, or, if less, so much thereof as may from time to time be advanced as Swingline Loans by the Swingline Lender to the Borrowers hereunder, plus interest as hereinafter provided. Such advances of Swingline Loans may be endorsed from time to time on the grid attached hereto, but the failure to make such notations shall not affect the validity of any Borrower’s obligation to repay unpaid principal and interest hereunder.
     This Note is the Swingline Note referred to in that certain Second Amended and Restated Revolving Credit Agreement (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) of even date herewith among the Borrowers, the lenders party thereto (the “Lenders”), SunTrust Bank, as issuing bank (together with any other Person who hereafter may be designated as an Issuing Bank pursuant to the Credit Agreement, the “Issuing Banks”), SunTrust Bank, as administrative agent for the Issuing Banks and the Lenders (hereinafter, together with its successors and assigns in such capacity, the “Administrative Agent”), and in its capacity as collateral agent (hereinafter, together with its successors and assigns in such capacity, the “Collateral Agent”) for itself and the Lenders. All capitalized terms used herein shall have the meanings ascribed to such terms in the Credit Agreement except to the extent such capitalized terms are otherwise defined or limited herein.
     All principal amounts and other Obligations then outstanding hereunder shall be due and payable in full on the Revolving Commitment Termination Date, or such earlier date the Swingline Loans shall be due and payable in full, whether by acceleration or otherwise pursuant to the Credit Agreement. The Borrowers also shall repay principal outstanding hereunder from time to time as provided in the Credit Agreement.
     The Borrowers shall be entitled to borrow, re-pay and re-borrow funds hereunder pursuant to the terms and conditions of the Credit Agreement. Prepayment of the principal amount of any Swingline Loan may be made only as provided in the Credit Agreement.
     Each Borrower hereby promises to pay interest on the unpaid principal amount hereof as provided in Article II of the Credit Agreement. Interest under this Note also shall be due and payable when this Note shall become due (whether at maturity, by reason of acceleration or
Amended and Restated Swingline Note

otherwise). The Obligations shall bear Default. Interest payable at the rate, in the manner and at the times provided in the Credit Agreement.
     In no event shall the amount of interest due or payable hereunder exceed the maximum rate of interest allowed by applicable law, and in the event any such payment is inadvertently made by any Borrower or inadvertently received by the Swingline Lender, then such excess sum shall be allocated in accordance with Section 10.12 of the Credit Agreement, to the extent lawful, and any sums that cannot lawfully be allocated in accordance therewith shall be credited as a payment of principal, unless such Borrower shall notify the Swingline Lender in writing that it elects to have such excess sum returned forthwith. It is the express intent hereof that the Borrowers not pay, and the Swingline Lender not receive, directly or indirectly, in any manner whatsoever, interest in excess of that which may legally be paid by the Borrowers under applicable law.
     All parties now or hereafter liable with respect to this Note, whether a Borrower, any guarantor, endorser or any other Person, hereby waive presentment for payment, demand, notice of non-payment or dishonor, protest, notice of protest and notice of any other kind whatsoever.
     No delay or omission on the part of the Swingline Lender or any holder hereof in exercising its rights under this Note, or delay or omission on the part of the Swingline Lender, the Administrative Agent, the Collateral Agent, any Issuing Bank, the Required Lenders or the Lenders collectively, or any of them, in exercising its or their rights under the Credit Agreement or under any other Loan Document, or course of conduct relating thereto, shall operate as a waiver of such rights or any other right of the Swingline Lender or any holder hereof nor shall any waiver by the Swingline Lender, the Administrative Agent, any Issuing Bank, the Collateral Agent, the Required Lenders or the Lenders collectively, or any of them, or any holder hereof, of any such right or rights on any one occasion be deemed a bar to, or waiver of, the same right or rights on any future occasion.
     Each Borrower hereby promises to pay all costs of collection, including attorneys’ fees, should this Note be collected by or through an attorney-at-law or under advice therefrom.
     Time is of the essence in this Note.
     This Note evidences the Swingline Lender’s Swingline Loans under, and is entitled to the benefits and subject to the terms of, the Credit Agreement, which contains provisions with respect to the acceleration of the maturity of this Note upon the happening of certain stated events, and provisions for prepayment and repayment. This Note is secured by and is also entitled to the benefits of the Loan Documents to the extent provided therein and any other agreement or instrument providing collateral for the Loans, whether now or hereafter in existence, and any filings, instruments, agreements and documents related thereto and providing collateral for the Loans.
     This Amended and Restated Swingline Note is delivered in exchange and substitution for, but not in extinguishment or as a novation of the Indebtedness outstanding under, the Swingline Note dated April 29, 2005, made by the Borrower to the order of the Swingline Lender in the original principal amount of $20,000,000.
Amended and Restated Swingline Note

     This Note shall be construed in accordance with and governed by the laws of the State of Georgia without regard to the choice or conflict of law principles thereof.
     IN WITNESS WHEREOF, the duly authorized officers of each of the Borrowers have executed this Note under seal as of the day and year first above written.

DELEK REFINING, LTD.

By: Delek U.S. Refining GP, LLC,
its General Partner

By:	/S/John Colling,
John Colling, Treasurer

By:	/S/Edward Morgan,
Edward Morgan, Vice President

DELEK PIPELINE TEXAS, INC.

By:	/S/John Colling,
John Colling, Treasurer

By:	/S/Edward Morgan,
Edward Morgan, Vice President

Amended and Restated Swingline Note

EXHIBIT D
PLEDGE AGREEMENT
     This PLEDGE AGREEMENT (this “Agreement”) is made on April 29, 2005, by and among DELEK US HOLDINGS, INC., a Delaware corporation (“Holdings”), DELEK REFINING, INC., a Delaware corporation and a wholly-owned Subsidiary of Holdings (“Parent”), DELEK PIPELINE TEXAS, INC., a Texas corporation and a wholly-owned Subsidiary of Parent-(“Delek Pipeline”), DELEK LAND TEXAS,. INC., a Texas corporation and a wholly-owned Subsidiary of Parent (“Delek Land”), DELEK U.S. REFINING GP, LLC, a Texas limited liability company and a wholly-owned Subsidiary of Parent (“GP”; each of Holdings, Parent, Delek Land, Delek Pipeline and GP are referred to herein individually as a “Pledgor” and collectively as “Pledgors”) and SUNTRUST BANK, a Georgia banking corporation, as administrative agent (together with; its successors in such capacity, “Administrative Agent”) for various financial institutions (each a “Lender” and collectively, “Lenders”) party from time to time to the Credit Agreement (as defined below).
Recitals:
     Delek Pipeline and Delek Refining,.Ltd., a Texas limited partnership (“Delek Refining”; Delek Pipeline and Delek Refining are referred to herein individually as a “Borrower” and collectively as the “Borrowers”) have entered into a, certain Revolving Credit Agreement dated the date hereof, among Administrative Agent, the other parties named therein, Lenders and Borrowers (as at any time amended, the “Credit Agreement”), pursuant to which Lenders and the Issuing Bank may from time to time make loans or extend other financial accommodations to or for the benefit of Borrowers.
     Delek Land, Parent, GP and certain of their affiliates (collectively, the “Guarantors”) have entered into one or more guaranty agreements dated the date hereof (as at any time amended, the “Guaranty Agreements”), in favor of Administrative Agent, for the benefit of Lenders, pursuant to which Guarantors have agreed to guaranty all of Borrowers’ Obligations under (and as defined in) the Credit Agreement. To secure the payment and performance of their obligations under the Guaranty Agreements, each Pledgor has granted to Administrative. Agent, for the benefit of itself and Lenders, a security interest in and lien upon certain of such Pledgor’s property.
     It is a condition to Lenders’ willingness to make loans and other financial accommodations to or for the benefit of Borrowers that Pledgors execute and deliver this Agreement. To induce Lenders to make loans and otherwise extend credit-pursuant to the Credit Agreement each Pledgor has agreed to grant to Administrative Agent a continuing security interest in and to its respective portion of the Pledged Collateral (as hereinafter defined)as security for the timely payment and performance of the Secured Obligations (as hereinafter defined).
     NOW, THEREFORE, for Ten Dollars ($10.00) in hand paid to Pledgors and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and to secure the timely payment and performance of the Secured Obligations (as hereinafter defined), each Pledgor agrees as follows:
     1. Definitions. Capitalized terms used herein, unless otherwise defined, shall have the meanings ascribed to them in the Credit Agreement. In addition to the terms defined in the preamble and Recitals hereto, as used herein, the following terms shall have the following meanings:
     ”Companies” shall mean each of GP, Parent, Delek Land, Delek Pipeline, Delek Refining, Land Newco and Pipeline Newco and each individually is referred to herein as a “Company”.
     ”Delek Refining” shall mean Delek Refining, Ltd., a limited partnership organized under the laws of Texas, and a Subsidiary 99%-owned by GP and 1%-owned by Parent.
     ”Equity Interest” shall mean the interest of (i) a shareholder in a corporation, (ii) a partner (whether general or limited) in a partnership (whether general, limited or limited liability), (iii) a member in a limited liability company, or (iv) any other Person having any other form of equity security or ownership interest.
     ”Land Newco” shall mean MPC Land Acquisition, Inc., a Texas corporation, and a wholly-owned Subsidiary of Delek Land.
     ”Organic Documents” shall mean with respect to any Person, its charter, certificate or articles of incorporation or formation, bylaws, articles of organization, limited liability agreement, operating agreement, members agreement, shareholders agreement, partnership agreement, certificate of partnership, certificate of formation, voting trust, or similar agreement or instrument governing the formation or operation of such Person.
     ”Pipeline Newco” shall mean MPC Pipe Line Acquisition, Inc., a Texas corporation, and a wholly-owned Subsidiary of Delek Pipeline.
     ”Pledged Collateral” shall have the meaning ascribed to in Section 2 hereof.
     ”Power” shall have the meaning ascribed to it in Section 2 hereof.
     ”Secured Obligations” shall mean all of the Obligations under (and as defined in) the Credit Agreement and all obligations of any Pledgor now or hereafter existing under this Agreement or the Guaranty Agreements.
     ”UCC” shall mean the Uniform Commercial Code (or any successor statute) as adopted and in force in the State of Georgia from time to time or, when the laws of any other state govern the method or manner of the perfection or enforcement of any security interest in any of the Pledged Collateral, the Uniform Commercial Code (or any successor statute) of such state.
     2. Pledge; Administrative Agent’s Duties.
          (a) Each Pledgor hereby pledges, assigns, transfers, sets over and delivers to Administrative Agent, and hereby grants to Administrative Agent, for the benefit of itself and Lenders, a security interest in all of the Equity Interests of the Companies held by such Pledgor and more particularly described on Annex A and all of such Pledgor’s options, if any, for the purchase of any Equity Interests of the Companies, herewith delivered to Administrative Agent, and where certificated, accompanied by powers (“Powers”) duly executed in blank, with signatures properly guaranteed, and all proceeds thereof and all dividends or distributions at any time payable in connection therewith (said Equity Interests, Powers, options, proceeds, dividends and distributions hereinafter collectively called the “Pledged Collateral”) as security for the due and punctual payment and performance of the Secured Obligations.
          (b) Administrative Agent shall have no duty with respect to any of the Pledged Collateral other than the duty to use reasonable care in the safe custody of any tangible items of the Pledged Collateral in its possession. Without limiting the generality of the foregoing, Administrative Agent shall be under no obligation to sell any of the Pledged Collateral or otherwise to take any steps necessary to preserve the value of any of the Pledged Collateral or to preserve rights in the Pledged Collateral against any other Persons, but may do so at its option, and all expenses incurred in connection therewith shall be for the sole account of Pledgors.
     3. Voting Rights. During the term of this Agreement, and so long as no Event of Default shall exist, each Pledgor shall have the right to vote all or any portion of the Equity Interests owned by such Pledgor on all corporate questions for all purposes not inconsistent with the terms of this Agreement or any of the other Loan Documents. To that end, if Administrative Agent transfers all or any portion of the Pledged Collateral into its name or the name of its nominee, to the extent authorized to do so under Section 26 of this Agreement, Administrative Agent shall, upon the request of a Pledgor, unless an Event of Default shall have occurred, execute and deliver or cause to be executed and delivered to such Pledgor, proxies with respect to the Pledged Collateral. Each Pledgor hereby grants to Administrative Agent, effective upon the occurrence and during the continuation of any Event of Default, an IRREVOCABLE PROXY pursuant to which Administrative Agent shall be entitled to exercise all voting powers pertaining to the Pledged Collateral, including to call and attend all meetings of the shareholders, members or partners of the Companies to be held from time to time with full power to act and vote in the name, place and stead of such Pledgor (whether or not the Equity Interests shall have been transferred into its name or the name of its nominee or nominees), give all consents, waivers and ratifications in respect of the Pledged Collateral and otherwise act with respect thereto as though it were the outright owner thereof, and any and all proxies theretofore executed by Administrative Agent shall terminate and thereafter be null and void and of no effect whatsoever.

     4. Collection of Dividend Payments. During the term of this Agreement, and so long as no Event of Default shall have occurred and be continuing, each Pledgor shall have the right to receive and retain any and all dividends and other distributions payable by any Company to such Pledgor on account of any of the Pledged Collateral except as otherwise provided in the Loan Documents. Upon the occurrence and during the continuation of any Event of Default, all dividends and other distributions payable by any Company on account of any of the Pledged Collateral shall be paid to Administrative Agent and any such sum received by any Pledgor shall be deemed to be held by such Pledgor in trust for the benefit of Administrative Agent and shall be forthwith turned over to Administrative Agent for application by Administrative Agent to the Secured Obligations in such order of application as is specified in the Credit Agreement.
     5. Representations and Warranties of Pledgor. Each Pledgor warrants and represents to Administrative Agent as follows (which representations and warranties shall be deemed continuing): (a) such Pledgor is the legal and beneficial owner of its respective portion of the Pledged Collateral indicated on Annex A; (b) all of the Equity Interests have been duly and validly issued, are fully paid and nonassessable, and are owned by such Pledgor free of any Liens except for Permitted Liens and Administrative Agent’s security interest hereunder; (c) the Pledged Collateral constitutes all of the issued and outstanding Equity Interests of the Companies; (d) except for those restrictions contained in the Loan Documents, there are no contractual or charter restrictions upon the voting rights or upon the transfer of any of the Pledged Collateral; (e) such Pledgor has the right to vote, pledge and grant a security interest in or otherwise transfer the Pledged Collateral without the consent of any other party and free of any Liens other than Permitted Liens and applicable restrictions imposed by any Governmental Authority and without any restriction under the Organic Documents of such Pledgor or any Company or any agreement among such Pledgor’s or any Company’s shareholders, members or partners; (f) this Agreement has been duly authorized, executed and delivered by such Pledgor and constitutes a legal, valid and binding obligation of such Pledgor, enforceable in accordance with its terms except to the extent that the. enforceability thereof may be limited by bankruptcy, insolvency or other similar laws of general application affecting the enforcement of creditors’ rights; (g) the execution, delivery and performance by such Pledgor of this Agreement and the exercise by Administrative Agent of its rights and remedies hereunder do not and will not result in the violation of the Organic Documents of such Pledgor, any agreement, indenture, instrument or applicable law by which such Pledgor or any Company is bound or to which such Pledgor or any Company is subject (except such Pledgor makes no representation or warranty about Administrative Agent’s prospective compliance with any federal or state laws or regulations governing the sale or exchange of securities); (h) no consent, filing, approval, registration or recording is required (x) for the pledge by such Pledgor of the Pledged Collateral pursuant to this Agreement or (y) to perfect the Lien created by this Agreement; (i) none of the Pledged Collateral is held or maintained in the form of a securities entitlement or credited to any securities account; (j) none of the Pledged Collateral constituting partnership interests or membership interests in a limited liability company is, nor has the relevant Company elected to designate any of the Pledged Collateral as, a “security” under (and as defined in) Article 8 of the UCC; and (k) unless a Power is delivered in connection therewith, none of the Pledged Collateral is evidenced by a certificate or other writing.

     6. Affirmative Covenants of Pledgors. Until this Agreement has been terminated pursuant to Section 16 hereof, each Pledgor covenants that it will: (a) warrant and defend at its own expense Administrative Agent’s right, title, and security interest in and to the Pledged Collateral against the claims of any Person; (b) promptly deliver to Administrative Agent all written notices with respect to the Pledged Collateral, and will promptly give written notice to Administrative Agent of any other notices received by such Pledgor with respect to the Pledged Collateral; and (c) deliver to Administrative Agent promptly to hold under this Agreement any Equity Interests of the Companies subsequently acquired by such Pledgor, whether acquired by such Pledgor by virtue of the exercise of any options included within the Pledged Collateral or otherwise (which Equity Interests shall be deemed to be a part of the Pledged Collateral); (d) if any of the Pledged Collateral constituting membership interests in a limited liability company or partnership interests in a partnership is hereafter designated by the relevant Company as a “security” under (and as defined in) Article 8 of the UCC, cause such Pledged Collateral to be certificated; (e) if at any time hereafter any of the Pledged Collateral which is not currently certificated becomes certificated, deliver all certificates or other documents evidencing or representing the Pledged Collateral to Administrative Agent, accompanied by Powers, all in form and substance satisfactory to Administrative Agent.
     7. Negative Covenants of Pledgors. Until all of the Secured Obligations have been satisfied in full and the Credit Agreement has been terminated, each Pledgor covenants that it will not, without the prior written consent of Administrative Agent, (a) sell, convey or otherwise dispose of any of the Pledged Collateral or any interest therein; (b) incur or permit to be incurred any Lien whatsoever upon or with respect to any of the Pledged Collateral or the proceeds thereof, other than the security interest created hereby and Permitted Liens; (c) consent to the issuance by any Company of any new Equity Interests; (d) consent to any merger or other consolidation of any Company with or into any corporation or other entity other than as permitted under the Credit Agreement; (e) cause any Pledged Collateral to be held or maintained in the form of a security entitlement or credited to any securities account; (f) designate, or cause any Company to designate, any of the Pledged Collateral constituting membership interests in a limited liability company or partnership interests in a partnership as a “security” under Article 8 of the UCC; or (g) evidence, or permit any Company to evidence, any of the Pledged Collateral which is not currently certificated, with any certificates, instruments or other writings, unless the relevant Company has complied with the provisions of Section 6(e) of this Agreement.
     8. Irrevocable Authorization and Instruction to Companies. To the extent that any portion of the Pledged Collateral may now or hereafter consist of uncertificated securities within the meaning of Section 8 of the UCC, each Pledgor irrevocably authorizes and instructs each Company to comply with any instruction received by such Company from Administrative Agent with respect to such Pledged Collateral without any other or further instructions from or consent of any Pledgor, and each Pledgor agrees that such Company shall be fully protected in so complying; provided, however, that Administrative Agent agrees that it will not issue or deliver any such instructions to any Company except upon the occurrence and during the continuance of an Event of Default.

     9. Subsequent Changes Affecting Pledged Collateral. Each Pledgor represents to Administrative Agent that such Pledgor has made its own arrangements for keeping informed of changes or potential changes affecting the Pledged Collateral (including rights to convert, rights to subscribe, payment of dividends, reorganization or other exchanges, tender offers and voting rights), and each Pledgor agrees that Administrative Agent shall have no responsibility or liability for informing any Pledgor of any such changes or potential changes or for taking any action or omitting to take any action with respect thereto
     10. Equity Interest Adjustments. If during the term of this Agreement any dividend, reclassification, readjustment or other change is declared or made in the capital structure of the Companies, or any option included within the Pledged Collateral is exercised, or both, all new, substituted and additional Equity Interests, or other securities, issued by reason of any such change or exercise shall, if received by any Pledgor, be held in trust for Administrative Agent’s benefit and shall be promptly delivered to and held by Administrative Agent under the terms of this Agreement in the same manner as the Pledged Collateral originally pledged hereunder.
     11. Warrants, Options and Rights. If during the term of this Agreement subscription warrants or any other rights or options shall be issued or exercised in connection with the Pledged Collateral, then such warrants, rights and options shall be immediately assigned by Pledgors to Administrative Agent and all certificates evidencing new Equity Interests or other securities so acquired by any Pledgor shall be immediately delivered to and held by Administrative Agent to be held under the terms of this Agreement in the same manner as the Pledged Collateral originally pledged hereunder.
     12. Registration. If Administrative Agent determines that it is required to register under or otherwise comply in any way with the Securities Act of 1933, as amended from time to time (the, “Securities Act”) or any similar federal or state law, with respect to the securities included in the Pledged Collateral prior to sale thereof by Administrative Agent, then upon the occurrence and during the continuation of an Event of Default, Pledgors will use their best efforts to cause any such registration to be effectively made, at no expense to Administrative Agent, and to continue such registration effective for such time as may be necessary in the reasonable opinion of Administrative Agent, and will reimburse Administrative Agent for any expense incurred by Administrative Agent, including reasonable attorneys’ fees and accountants’ fees and expenses, in connection therewith.
     13. Consent. Each Pledgor hereby consents that from time to time, before or after the occurrence or existence of any Default or Event of Default, with or without notice to or assent from such Pledgor, any other security at any time held by or available to Administrative Agent for any of the Secured Obligations may be exchanged, surrendered, or released, and any of the Secured Obligations may be changed, altered, renewed, extended, continued, surrendered, compromised, waived or released, in whole or in part, as Administrative Agent may see fit, and each Pledgor shall remain bound under this Agreement and, if applicable, under the other Loan Documents notwithstanding any such exchange, surrender, release, alteration, renewal, extension, continuance, compromise, waiver or inaction, extension of further credit or other dealing.
     14. Remedies Upon Default. Upon the occurrence and during the continuation of any Event of Default, (i) Administrative Agent shall have, in addition to any other rights given by law or the rights given hereunder or under each of the other Loan Documents, all of the rights and remedies with respect to the Pledged Collateral of a secured party under the UCC and (ii) Administrative Agent may cause all or any part of the Equity Interests held by it to be transferred into its name or the name of its nominee or nominees. In addition, upon the occurrence and during the continuation of an Event of Default, Administrative Agent may sell or cause the Pledged Collateral, or any part thereof, which shall then be or shall thereafter come into Administrative Agent’s possession or custody, to be sold at any broker’s board or at public or private sale, in one or more sales or lots, at such price as Administrative Agent may deem best, and for cash or on credit or for future delivery, and the purchaser of any or all of the Pledged Collateral so sold shall thereafter hold the same absolutely, free from any claim, encumbrance or right of any kind whatsoever of any Pledgor or arising through any Pledgor. If any of the Pledged Collateral is sold by Administrative Agent upon credit or for future delivery, Administrative Agent shall not be liable for the failure of the purchaser to pay the same and in such event Administrative Agent may resell such Pledged Collateral. Unless the Pledged Collateral threatens to decline speedily in value or is or becomes of a type sold on a recognized market, Administrative Agent will give Pledgors reasonable notice of the time and place of any public sale thereof, or of the time after which any private sale or other intended disposition is to be made. Any sale of the Pledged Collateral conducted in conformity with reasonable commercial practices of banks, insurance companies or other financial institutions disposing of property similar to the Pledged Collateral shall be deemed to be commercially reasonable. Any requirements of reasonable notice shall be met if such notice is mailed to Pledgors, as provided in Section 22 below, at least ten (10) days before the time of the sale or disposition. Any other requirement of notice, demand or advertisement for sale is, to the extent permitted by applicable law, waived. Administrative Agent may, in its own name, or in the name of a designee or nominee, buy at any public sale of the Pledged Collateral and, if permitted by applicable law, buy at any private sale thereof. Each Pledgor will pay to Administrative Agent on demand all expenses (including court costs and reasonable attorneys’ fees and expenses) of, or incident to, the enforcement of any of the provisions hereof and all other charges due against the Pledged Collateral, including taxes, assessments or Liens upon the Pledged Collateral and any expenses, including transfer or other taxes, arising in connection with any sale, transfer or other disposition of Pledged Collateral. In connection with any sale of Pledged Collateral by Administrative Agent, Administrative Agent shall have the right to execute any document or form, in its name or in the name of any Pledgor, which may be necessary or desirable in connection with such sale, including Form 144 promulgated by the Securities and Exchange Commission. In view of the fact that federal and state securities laws may impose certain restrictions on the method by which a sale of the Pledged Collateral may be effected, each Pledgor agrees that Administrative Agent may, upon the occurrence and during the continuation of an Event of Default, attempt to sell all or any part of the Pledged Collateral by means of a private placement restricting the bidders and prospective purchasers to those who will represent and agree that they are accredited investors

(as defined in Regulation D promulgated under the Securities Act) purchasing for investment only and not for distribution. Each Pledgor agrees that any such private sales may be at prices and other terms less favorable to the seller than if sold at public sales and that such private sales shall not by reason thereof be deemed not to have been made in a commercially reasonable manner Administrative Agent shall be under no obligation to delay a sale of any of the Pledged Collateral for the period of time necessary to permit the issuer of such securities to register such securities for public sale under the Securities Act even if the issuer would agree to do so. Administrative Agent shall apply the cash proceeds actually received from any sale or other disposition to the reasonable expenses of retaking, holding, preparing for sale, selling and the like, to reasonable attorneys’ fees, and all legal expenses, travel and other expenses which may be incurred by Administrative Agent in attempting to collect the Secured Obligations or to enforce this Agreement or in the prosecution or defense of any action or proceeding related to the subject matter of this Agreement; and then to the Secured Obligations in the manner authorized by the Credit Agreement.
     15. Redemption; Marshaling. Each Pledgor hereby waives and releases to the fullest extent permitted by applicable law any right of equity of redemption with respect to the Pledged Collateral before or after a sale conducted pursuant to Section 14 hereof. Each Pledgor agrees that Administrative Agent shall not be required to marshal any present or future security (including this Agreement and the Pledged Collateral pledged hereunder) for, or guaranties of, the Secured Obligations or any of them, or to resort to such security or guaranties in any particular order; and all of Administrative Agent’s rights hereunder and in respect of such security and guaranties shall be cumulative and in addition to all other rights, however existing or arising. To the fullest extent that it lawfully may, each Pledgor hereby agrees that it will not invoke any law relating to the marshaling of collateral which might cause delay in or impede the enforcement of Administrative Agent’s rights under this Agreement or under any other instrument evidencing any of the Secured Obligations or under which any of the Secured Obligations is outstanding or by which any of the Secured Obligations is secured or guaranteed, and to the fullest extent that it lawfully may, each Pledgor hereby irrevocably waives the benefits of all such laws.
     16. Term. This Agreement shall become effective only when accepted by Administrative Agent and, when so accepted, shall constitute a continuing agreement and shall remain in full force and effect until the Credit Agreement is terminated and all of the Secured Obligations have been fully and finally paid, satisfied and discharged, at which time this Agreement shall terminate and Administrative Agent shall deliver to Pledgors, at Pledgors’ expense, (i) such of the Pledged Collateral as shall not have been sold or otherwise applied pursuant to this Agreement and (ii) such termination statements and other release documents as may be requested by Pledgors to evidence the termination of Administrative Agent’s security interest in the Pledged Collateral. Notwithstanding the foregoing, in no event shall any termination of this Agreement terminate any indemnity set forth in this Agreement or any of the other Loan Documents, all of which indemnities shall survive any termination of this Agreement or any of other Loan Documents in accordance with their respective terms.

     17. Rules and Construction. The singular shall include the plural and vice versa, and any gender shall include any other gender as the text shall indicate. All references to “including” shall mean “including, without limitation.” Whenever in this Agreement the words “equity interest” or “equity interests” or other similar words or phrases are used in connection with a Person referring to equity ownership interests in such Person, such word or phrase shall also be deemed to include a reference to membership interests and partnership interests, each reference to a “corporation” shall also be deemed to include a reference to a limited liability company and a partnership (whether general, limited or limited liability), each reference to “shareholders” of a Person shall also be deemed to include a reference to members and partners (whether general or limited) and each reference to “certificate of incorporation” or “articles of incorporation” or “bylaws” shall also be deemed to include a reference to “certificate of formation” and “operating agreement” and other applicable Organic Documents of such Person.
     18. Successors and Assigns. This Agreement shall be binding upon each Pledgor and its successors and assigns, and shall inure to the benefit of Administrative Agent and its successors and permitted assigns.
     19. Construction and Applicable Law. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but, if any provision of this Agreement shall be held to be prohibited or invalid under any applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement. This Agreement shall be governed by and construed in accordance with the laws of the State of Georgia.
     20. Cooperation and Further Assurances. Each Pledgor agrees that it will cooperate with Administrative Agent and will, upon Administrative Agent’s request, execute and deliver, or cause to be executed and delivered, all such other powers, instruments’, financing statements, certificates and other documents, and will take all such other action as Administrative Agent may request from time to time, in order to carry out the provisions and purposes hereof, including delivering to Administrative Agent, if requested by Administrative Agent, irrevocable proxies with respect to the Equity Interests in form satisfactory to Administrative Agent (subject to such Pledgor’s voting rights under Section 3 hereof). Until receipt thereof, this Agreement shall constitute each Pledgor’s proxy to Administrative Agent or its nominee to vote all shares of the Equity Interests then registered in such Pledgor’s name (subject to such Pledgor’s voting rights under Section 3 hereof).
     21. Administrative Agent’s Exoneration. Under no circumstances shall Administrative Agent be deemed to assume any responsibility for or obligation or duty with respect to any part or all of the Pledged Collateral of any nature or kind, other than the physical custody thereof, or any matter or proceedings arising out of or relating thereto. Administrative Agent shall not be required to take any action of any kind to collect, preserve or protect its or any Pledgor’s rights in the Pledged Collateral or against other parties thereto. Administrative Agent’s prior recourse to any part or all of the Pledged Collateral shall not constitute a condition of any demand, suit or proceeding for payment or collection of the Secured Obligations.
     22. Notices. All notices, requests and demand to or upon any party hereto shall be given in the manner and become effective as stipulated in the Guaranty Agreement to which the applicable Pledgor is a party
     23.  Pledgor’s Obligations Not Affected. The obligations of Pledgors hereunder shall remain in full force and effect without regard to, and shall not be impaired by (a) any bankruptcy, insolvency, reorganization, arrangement, readjustment, composition, liquidation or the like of any Pledgor, (b) any exercise or nonexercise, or any waiver, by Administrative Agent of any right, remedy, power or privilege under or in respect of any of the Secured Obligations or any security thereof (including this Agreement); (c) any amendment to or modification of the Credit Agreement, the other Loan Documents or any of the Secured Obligations; (d) any amendment or modification of any instrument (other than this Agreement) securing any of the Secured Obligations; or (e) the taking of additional security for, or any guaranty of, any of the Secured Obligations or the release or discharge or termination of any security or guaranty for any of the Secured Obligations, whether or not any Pledgor shall have notice or knowledge of any of the foregoing.
     24. No Waiver, Etc. No act, failure or delay by Administrative Agent shall constitute a waiver of any of its rights and remedies hereunder or otherwise. No single or partial waiver by Administrative Agent of any Default or Event of Default or right or remedy which, Administrative Agent may have shall operate as a waiver of any other Default, Event of Default, right or remedy or of the same Default, Event of Default, right or remedy on a future occasion. Each Pledgor hereby waives presentment, notice of dishonor and protest of all instruments included in or evidencing any of the Secured Obligations or the Pledged Collateral, and any and all other notices and demands whatsoever (except as expressly provided herein).
     25. Section Headings. The section headings herein are for convenience of reference only, and shall not affect in any way the interpretation of any of the provisions hereof
     26. Administrative Agent Appointed Attorney-In-Fact. Each Pledgor hereby constitutes and appoints Administrative Agent, with full power of substitution, such Pledgor’s attorney-in-fact for the purpose of carrying out the provisions of this Agreement and taking any action and executing any instrument which Administrative Agent may deem necessary or advisable to accomplish the purposes hereof, which appointment is coupled with an interest and is irrevocable. Without limiting the generality of the foregoing, Administrative Agent shall have the power to arrange for the transfer in connection with its exercise of remedies under Section 14 hereof, upon the occurrence and during the continuation of an Event of Default, of any of the Pledged Collateral on the books of any or all of Companies to the name of Administrative Agent or Administrative Agent’s nominee. Each Pledgor agrees to indemnify and save Administrative Agent harmless from and against any liability or damage which Administrative Agent may suffer or incur, in the exercise or performance of any of Administrative Agent’s powers and duties specifically set forth herein, except for any liability or damage resulting from Administrative Agent’s actual gross negligence or willful misconduct.
     27. Use of Loan Proceeds. Each Pledgor hereby represents and warrants to Administrative Agent that none of the loan proceeds heretofore and hereafter received by it under the Credit Agreement are for the purpose of purchasing any “margin security” as that term is defined in either Regulation U promulgated by the Board of Governors of the Federal Reserve System, or refinancing any indebtedness originally incurred to purchase any such “margin security.”
     28. Waiver of Subrogation and Other Claims. Each Pledgor recognizes that Administrative Agent, in exercising its rights and remedies with respect to the Pledged Collateral, may likely be unable to find one or more purchasers thereof if, after the sale of the Pledged Collateral, a Company were, because of any claim based on subrogation or any other theory, liable to any Pledgor on account of the sale by Administrative Agent of the Pledged Collateral in full or partial satisfaction of the Secured Obligations or liable to any Pledgor on account of any indebtedness owing to any Pledgor that is subordinated to any or all of the Secured Obligations. Each Pledgor hereby agrees, therefore, that if, in accordance with applicable law, Administrative Agent sells any of the Pledged Collateral in full or partial satisfaction of the Secured Obligations, such Pledgor shall in such case have no right or claim against any Company on account of any such subordinated indebtedness on the theory that such Pledgor has become subrogated to any claim or right of Administrative Agent against such Company or on any basis whatsoever, and each Pledgor hereby expressly waives and relinquishes all such rights and claims against Companies.
     29. WAIVERS. EACH PLEDGOR HEREBY WAIVES: NOTICE OF ADMINISTRATIVE AGENT’S ACCEPTANCE OF THIS AGREEMENT; NOTICE OF EXTENSIONS OF CREDIT, LOANS, ADVANCES OR OTHER FINANCIAL ASSISTANCE BY ADMINISTRATIVE AGENT AND LENDERS TO BORROWERS; TO THE FULLEST EXTENT PERMITTED BY LAW, THE RIGHT TO TRIAL BY JURY (WHICH ADMINISTRATIVE AGENT AND LENDERS ALSO WAIVE) IN ANY ACTION, SUIT, PROCEEDING OR COUNTERCLAIM CONCERNING THIS AGREEMENT OR ANY OF THE PLEDGED COLLATERAL; PRESENTMENT AND DEMAND FOR PAYMENT OF ANY OF THE SECURED OBLIGATIONS; PROTEST AND NOTICE OF DISHONOR OR DEFAULT WITH RESPECT TO ANY OF THE
[Remainder of page intentionally left blank]

SECURED OBLIGATIONS; AND ALL OTHER NOTICES TO WHICH SUCH PLEDGOR MIGHT OTHERWISE BE ENTITLED EXCEPT AS HEREIN OTHERWISE EXPRESSLY PROVIDED.
     IN WITNESS WHEREOF, each Pledgor has signed, sealed and delivered this Agreement on the day and year first above written.

PLEDGORS: DELEK US HOLDINGS, INC.
By: /s/ Uzi Yemin
Uzi Yemin, President

By: /s/ Edward Morgan
Edward Morgan Vice President

DELEK REFINING, INC.
By: /s/ Uzi Yemin
Uzi Yemin, President

By: /s/ Edward Morgan
Edward Morgan, CFO and Treasurer

DELEK PIPELINE TEXAS, INC.
By: /s/ Uzi Yemin
Uzi Yemin, President

By: /s/ Edward Morgan
Edward Morgan, CFO and Treasurer

Pledge Agreement

DELEK LAND TEXAS, INC.
By:	/s/ Uzi Yemin
Uzi Yemin, President

By:	/s/ Edward Morgan
Edward Morgan, CFO and Treasurer

DELEK U.S REFINING GP, LLC
By:	/s/ Uzi Yemin
Uzi Yemin, President

By:	/s/ Edward Morgan
Edward Morgan, CFO and Treasurer

[Signatures will continue on following page]
Pledge Agreement

Accepted in Atlanta, Georgia: ADMINISTRATIVE AGENT: SUNTRUST BANK, as Administrative Agent
By:	/s/ Mark Pickering
Mark Pickering, Vice President

Pledge Agreement

ANNEX A

			Number of	Percentage of
		Type and Class	Pledged	Outstanding
		of	Equity	Equity
Pledgor	Issuer	Equity Interests	Interests	Interests
Delek Refining, Inc.	Delek Refining, Ltd.	partnership interest	[Not certificated]	1%
Delek U.S. Refining GP,LLC	Delek Refining, Ltd.	partnership interest	[Not certificated]	99%
Delek Refining, Inc.	Delek Pipeline Texas, Inc.	common stock	1,000	100%
Delek Refining, Inc.	Delek Land Texas, Inc.	common stock	1,000	100%
Delek US Holdings, Inc.	Delek Refining, Inc.	common stock	1,000	100%
Delek Refining, Inc.	Delek U.S. Refining GP,LLC	membership interest	[Not certificated]	100%
Delek Pipeline Texas, Inc.	MPC Pipeline Acquisition,Inc.	common stock	[to be issued post-closing]	100%
Delek Land Texas, Inc.	MPC Land Acquisition, Inc.	common stock	[to be issued post-closing]	100%

EXHIBIT E
FORM OF ASSIGNMENT AND ASSUMPTION AGREEMENT
     This Assignment and Assumption Agreement (this “Agreement”) is made and entered into as of the ___ day of                     , 20___, by and among                                                 (the “Assignor”),                            (the “Assignee”), Delek Refining, Ltd., a Texas limited partnership (“Delek Refining”), and Delek Pipeline Texas, Inc., a Texas corporation (“Delek Pipeline”; Delek Refining and Delek Pipeline hereinafter, sometimes referred to as a “Borrower” and collectively as “Borrowers”).
Recitals
     A. The Assignor, the other Lenders signatory to the Credit Agreement (as defined below) (together with any prior assignees, the “Lenders”), the Issuing Bank party to the Credit Agreement (together with any prior assignees, the “Issuing Bank”), SunTrust Bank, as collateral agent, SunTrust Bank, as administrative agent for the Lenders (the “Agent”), and certain other financial institutions party thereto in various capacities, are parties to that certain Second Amended and Restated Revolving Credit Agreement dated as of October 13, 2006 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) with the Borrowers. Pursuant to the Credit Agreement, the Lenders have agreed to extend credit to the Borrowers and have acquired pro rata participations in the Letters of Credit issued for the benefit of the Borrowers by the Issuing Bank, in an aggregate principal amount not to exceed at any time outstanding the Commitments, of which the Assignor’s Revolving Commitment (the “Assignor’s Revolving Commitment”) and the Assignor’s LC Commitment (the “Assignor’s LC Commitment” and, together with the Assignor’s Revolving Commitment, “Assignor’s Commitments”) is the amount specified in Item 1 of Schedule I hereto. The aggregate principal amount of outstanding Revolving Loans made by the Assignor to the Borrowers pursuant to the Assignor’s Revolving Commitment is specified in Item 2 of Schedule I hereto (the “Assignor’s Revolving Loans”), and the aggregate amount of Assignor’s obligations with respect to all Letters of Credit currently outstanding is specified in Item 3 of Schedule I hereto (the, “Assignor’s LC Obligations”). All capitalized terms not otherwise defined herein are used herein as defined in the Credit Agreement.
     B. The Assignor wishes to sell and assign to the Assignee, and the Assignee wishes to purchase and assume from the Assignor, all without recourse to the Assignor, (i) the portion of the Assignor’s Revolving Commitment and Assignor’s LC Commitment which is equivalent to the percentage specified in Item 4 of Schedule I hereto (collectively, the “Assigned Commitments”), (ii) the portion of the Assignor’s Revolving Loans specified in Item 5 of Schedule I hereto (the “Assigned Revolving Loans”) and (iii) the portion of Assignor’s LC Obligations specified in Item 6 of Schedule I hereto (the “Assigned LC Obligations” and, together with the Assigned Revolving Loans, the “Assigned Loans”).
     The parties hereby agree as follows:
     1. Assignment. Subject to the terms and conditions set forth herein, the Assignor hereby sells and assigns to the Assignee without recourse, and the Assignee purchases and assumes from the Assignor, on the date on which all the conditions precedent contained in Section 4 hereof are satisfied (the “Assignment Date”) (a) all right, title and interest of the Assignor to the Assigned Loans and (b) all obligations of the Assignor under the Credit Agreement with respect to the Assigned LC Obligations and Assigned Commitments. As full consideration for the sale of the Assigned Loans and the Assigned Commitments, the Assignee shall pay to the Assignor on the Assignment Date the principal amount of the Assigned Loans (the “Purchase Price”).
     2. Consent and Undertaking. [Borrower Agent hereby consents to the assignment made herein.*] Each Borrower hereby undertakes within five (5) Business Days from the Assignment Date to provide new Notes to the Assignee and the Assignor, reflecting the amount of the Assigned Commitments, and the Assignor’s Commitments less the Assigned Commitments, respectively, and the Assignor agrees on the Business Day following receipt of its new Note, to return its superseded Note to the Borrowers.
     3. Representations and Warranties. Each of the Assignor and the Assignee represents and warrants to the other that (a) it has full power and legal right to execute and deliver this Agreement and to perform the provisions of this Agreement; (b) the execution, delivery and performance of this Agreement have been authorized by all action, corporate or otherwise, and do not violate any provisions of its charter or by-laws or any contractual obligations or requirement of law binding on it; (c) all the conditions required by Section 10.4 of the Credit Agreement have been satisfied; and (d) this Agreement constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms.
     4. Condition Precedent. The obligations of the Assignor and the Assignee hereunder shall be subject to the fulfillment of the condition that the Assignor shall have (i) received payment in full of the Purchase Price and (ii) complied with other applicable provisions of Section 10.4 of the Credit Agreement.
     5. Notice of Assignment. The Assignor agrees to give notice of the assignment and assumption of the Assigned Loans and the Assigned Commitments to the Agent and hereby instructs the Borrowers to make payments with respect to the Assigned Loans and the Assigned Commitments on and after the Assignment Date, directly to the Agent for credit to the Assignee at the offices specified in Item 7 on Schedule I hereto (which shall also be the Assignee’s address for notices pursuant to Section 10.1 of the Credit Agreement); provided, however, that the Borrowers and the Agent shall be entitled to continue to deal solely and directly with the Assignor in connection with the interest so assigned until (i) the Agent shall have received notice of the assignment duly executed by the Assignor and the Assignee [and the Borrower Agent*] and (ii) the Agent shall have received payment in full of the assignment fee described in Section 10.4 of the Credit Agreement. From and after the date (the “Effective Date”) on which the Agent shall notify the Borrowers and the Assignor that (i) and (ii) shall have occurred and all consents (if any) required shall have been given, the Assignee shall be deemed to be a party to the Credit Agreement and, to the extent that rights and obligations thereunder shall have been assigned to Assignee as provided in such notice of assignment to the Agent, shall have the rights and obligations of a Lender under the Credit Agreement. After the Effective Date, and with respect to all such amounts accrued from the Assignment Date, (a) all interest, principal, fees and other amounts that would otherwise be payable to the Assignor in respect of the Assigned Loans and the Assigned Commitments shall be paid to the Assignee, and (b) if the Assignor receives any payment on account of the Assigned Loans or the Assigned Commitments, the Assignor shall promptly deliver such payment to the Assignee. The Assignee agrees to deliver to the Borrowers and the Agent such Internal Revenue Service forms as may be required to establish that the Assignee is entitled to receive payments under the Credit Agreement without deduction or withholding of tax. The Assignee agrees that, from and after the Assignment Date, to abide, and be bound by, the Credit Agreement including, without limitation, Article 9 thereof.
     6. Independent Investigation. The Assignee acknowledges that it is purchasing the Assigned Loans and the Assigned Commitments from the Assignor totally without recourse and, except as provided in Section 3 hereof, without representation or warranty. The Assignee further acknowledges that it has made its own independent investigation and credit evaluation of the Borrowers in connection with its purchase of the Assigned Loans and the Assigned Commitments. Except for the representations or warranties set forth in Section 3, the Assignee acknowledges that it is not relying on any representation or warranty of the Assignor, expressed or implied, including without limitation, any representation or warranty relating to the legality, validity, genuineness, enforceability, collectibility, interest rate, repayment schedule or accrual status of the Assigned Loans or the Assigned Commitments, the legality, validity, genuineness or enforceability of the Credit Agreement, the related Notes, or any other Loan Document referred to in or delivered pursuant to the Credit Agreement, or financial condition or creditworthiness of any Borrower. The Assignor has not and will not be acting as either the representative, agent or trustee of the Assignee with respect to matters arising out of or relating to the Credit Agreement or this Agreement. From and after the Effective Date, the Assignor shall have no rights or obligations with respect to the Assigned Loans or the Assigned Commitments.
     7. Method of Payment. All payments to be made by either party hereunder shall be in funds available at the place of payment on the same day and shall be made by wire transfer to the account designated by the party to receive payment.
     8. Integration. This Agreement shall supersede any prior agreement or understanding between the parties (other than the Credit Agreement) as to the subject matter hereof.
     9. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and shall be binding upon both parties, their successors and assigns.
[Remainder of page intentionally left blank.]

     10. Governing Law. This Agreement shall be governed by, and construed in accordance with the laws of, the State of Georgia without regard to the choice or conflict of law principles thereof.

(“Assignor”)

By:
Name:
Title:

(“Assignee”)

By:
Name:
Title:

DELEK REFINING, LTD.
By:	Delek U.S. Refining GP, LLC,
its General Partner

By:
Title:

By:
Title:

DELEK PIPELINE TEXAS, INC.
By:
Title:

By:
Title:

[* Delete bracketed language if the consent of Borrower Agent is not required pursuant to the definition of “Eligible Assignee in the Credit Agreement.]

SCHEDULE I
to
ASSIGNMENT AND ASSUMPTION AGREEMENT
Amended and Restated Revolving Credit Agreement
among Delek Refining Ltd., Delek Pipeline Texas, Inc.,
the Lenders, the Issuing Banks, SunTrust Bank, as Administrative Agent, and
SunTrust Bank, as Collateral Agent
dated as of October 13, 2006

Item 1. Assignor’s Revolving Commitment and Assignor’s LC Commitment	$

Item 2. Assignor’s Revolving Loans	$
Base Rate Loans	$
Eurodollar Loans	$

Item 3. Assignor’s LC Obligations (issued to the Persons on Schedule II attached hereto)	$

Item 4. Percentage of Assignor’s Commitments assigned	%

Item 5. Amount of Assigned Revolving Loans	$
Base Rate Loans	$
Eurodollar Loans	$

Item 6. Amount of Assigned LC Obligations	$

Item 7. Lending Office of Assignee
and Address for Notices
under Credit Agreement

Notes to Schedule I
1.	Insert the dollar amount of Assignor’s Revolving Commitment and LC Commitment prior to assignment.

2.	Insert the total amount of outstanding Revolving Loans of Assignor, showing a breakdown by type. Description of the type of loan should conform to the description in the Credit Agreement.

3.	Insert the dollar amount of Assignor’s pro rata share of obligations with respect to all outstanding Letters of Credit prior to assignment, issued to the Persons on Schedule II.

4.	Insert the percentage of the Assignor’s Commitments being assigned to Assignee.

5.	Insert the total amount of outstanding Revolving Loans of Assignor being assigned to Assignee. Description of the type of Revolving Loans should be consistent with Item 2.

6.	Insert the dollar amount of Assignor’s LC Obligations being assigned.

7.	Insert the name and address of the lending office of the Assignee.

SCHEDULE II
to
ASSIGNMENT AND ASSUMPTION AGREEMENT
Letters of Credit Outstanding

EXHIBIT F
PARENT GUARANTY
          This PARENT GUARANTY (this “Guaranty”), made as of th 29th day of April, 2005 by DELEK REFINING, INC., a Delaware corporation (“Parent”); DELEK U.S. REFINING GP, LLC, a Texas limited liability company (“GP”; Parent and GP are referred to herein individually as a “Guarantor” and collectively as the “Guarantors”) in favor of SunTrust Bank, a Georgia banking corporation, as administrative agent (the “Administrative Agent”) for itself, the Issuing Banks and the Lenders (each as defined below).
W I T N E S S E T H:
          WHEREAS, Delek Refining, Ltd., a Texas limited partnership (“Delek Refining”), Delek Pipeline Texas, Inc., a Texas corporation (“Delek Pipeline”; Delek Refining and Delek Pipeline are referred to herein individually as a “Borrower” and collectively as the “Borrowers”), the financial institutions listed on the signature pages thereof (such financial institutions, together with their respective successors and assigns, being hereinafter each referred to as a “Lender” and collectively as the “Lenders”), SunTrust Bank, as issuing bank (together with any other Lender that hereafter becomes an “Issuing Bank” pursuant to the terms of the Credit Agreement, the “Issuing Banks”), The CIT Group/Business Credit, Inc., as collateral agent (the “Collateral Agent”), and the Administrative Agent are parties to that certain Revolving Credit Agreement dated the date hereof (as the same may hereafter be modified, amended, restated or supplemented from time to time, the “Credit Agreement”), pursuant to which the Lenders and the Issuing Banks have agreed to extend credit to the Borrowers from time to time and the Borrowers have agreed to grant a security interest in all of their assets to the Administrative Agent for the benefit of the Lenders (as defined in the Credit Agreement); and
          WHEREAS, the Guarantors collectively own, directly or indirectly, 100% of the issued and outstanding capital stock of the Borrowers and will realize substantial direct and indirect benefits as a result of-the extensions of credit to the Borrowers pursuant to the Credit Agreement; and
          WHEREAS, the Lenders have required that the Guarantors execute and deliver this Guaranty to the Administrative Agent (i) in order to secure the prompt and complete payment, observance and performance of all of the Obligations (as defined in the Credit Agreement) and (ii) as a condition precedent to any extension of credit under the Credit Agreement; and
          WHEREAS, the obligations of the Guarantors hereunder are secured by security interests granted to the Administrative Agent by the Guarantor pursuant to the Security Agreement and by the other Loan Documents (as each such term is defined in the Credit Agreement) to which the Guarantors are parties;
          NOW, THEREFORE, for and in consideration of the recitals made above, Ten Dollars ($10.00) in hand paid and other good and valuable consideration, the receipt, sufficiency and adequacy of which are hereby acknowledged, the Guarantors hereby agree that capitalized terms used herein and not otherwise defined herein are used as defined in the Credit Agreement, and further agree as follows:

          1. The Guarantors hereby guarantee, to the Administrative Agent for the benefit of itself, the Issuing Banks and the Lenders (collectively, the “Lender Parties”), the full and prompt payment of the Obligations pursuant to the Credit Agreement and every other Loan Document, including any interest thereon, plus actual and reasonable attorneys’ fees and expenses if the obligations represented by this Guaranty are collected by law, through an attorney-at-law, or under advice therefrom.
          2. Regardless of whether any proposed guarantor or any other Person shall become in any other way responsible to the Lender Parties, or any of them, for or in respect of the Obligations or any part thereof, and regardless of whether or not any Person now or hereafter responsible to the Lender Parties, or any of them, for the Obligations or any part thereof, whether under this Guaranty or otherwise, shall cease to be so liable, each Guarantor hereby declares and agrees that this Guaranty shall be a joint and several obligation, shall be a continuing guaranty and shall be operative and binding until payment in full of the Obligations (except for reimbursement or indemnification obligations not then due and payable, and Letter of Credit Obligations that have been cash collateralized in the manner provided for in Section 2.23(g) of the Credit Agreement or backed up by a letter of credit acceptable to the Administrative Agent in its reasonable discretion) and the expiration or termination of the Commitments and the LC Commitment.
          3. Upon this Guaranty’s being executed and coming into the hands of the Administrative Agent, this Guaranty shall be deemed to be finally executed and delivered by the Guarantors and shall not be subject to or affected by any promise or condition affecting or limiting any Guarantor’s liability, except as stated in the Credit Agreement, and no statement, representation, agreement or promise on the part of the Lender Parties, the Borrowers, or any of them, or any officer, employee or agent thereof, unless contained herein, forms any part of this Guaranty or has induced the making thereof or shall be deemed in any way to affect any Guarantor’s liability hereunder. Each Guarantor absolutely, unconditionally and irrevocably waives any and all rights to assert any defense, set-off, counterclaim or cross-claim of any nature whatsoever with respect to this Guaranty or the obligations of such Guarantor under this Guaranty or the obligations of any other Person or party (including, without limitation, the Borrowers) relating to this Guaranty or the obligations of such Guarantor under this Guaranty or otherwise with respect to the Obligations in any action or proceeding brought by the Administrative Agent hereof to collect the Obligations or any portion thereof, or to enforce the obligations of the Guarantors under this Guaranty.
          4. The Lender Parties or any of them, may from time to time, without exonerating or releasing the Guarantors in any way under this Guaranty, (i) take such further or other security or securities for the Obligations or any part thereof as they may deem proper, or (ii) release, discharge, abandon or otherwise deal with or fail to deal with any Guarantor of the Obligations or any security or securities therefor or any part thereof now or hereafter held by the Lender Parties, or (iii) amend, modify, extend, accelerate or waive in any manner any of the provisions, terms, or conditions of the Loan Documents, all as they may consider expedient or appropriate in their sole discretion. Without limiting the generality of the foregoing, or of Section 5 hereof, it is understood that the Lender Parties, or any of them, may, without exonerating or releasing any Guarantor, give up, or modify or abstain from perfecting or taking advantage of any security for the Obligations and accept or make any compositions or arrangements, and realize upon any security for the Obligations when, and in such manner, and with or without notice, all as they may deem expedient.

          5. Each Guarantor acknowledges and agrees that no change in the nature or terms of the Obligations or any of the Loan Documents, or other agreements, instruments or contracts evidencing, related to or attendant with the Obligations (including any novation), shall discharge all or any part of the liabilities and obligations of such Guarantor pursuant to this Guaranty; it being the purpose and intent of the Guarantors and the Administrative Agent that the covenants, agreements and all liabilities and obligations of such Guarantor hereunder are absolute, unconditional and irrevocable under any and all circumstances. Without limiting the generality of the foregoing, each Guarantor agrees that until each and every one of the covenants and agreements of this Guaranty is fully performed, and without possibility of recourse, whether by operation of law or otherwise, such Guarantor’s undertakings hereunder shall not be released, in whole or in part, by any action or thing which might, but for this paragraph of this Guaranty, be deemed a legal or equitable discharge of a surety or guarantor, or by reason of any waiver, omission of the Lender Parties, or any of them, or its or their failure to proceed promptly or otherwise, or by reason of any action taken or omitted by the Lender Parties, or any of them, whether or not such action or failure to act varies or increases the risk of, or affects the rights or remedies of, such Guarantor or by reason of any further dealings between any Borrower on the one hand and any Lender Party, on the other hand or any other guarantor or surety, and such Guarantor hereby expressly waives and surrenders any defense to its liability hereunder, or any right of counterclaim or offset of any nature or description which it may have or may exist based upon, and shall be deemed to have consented to, any of the foregoing acts, omissions, things, agreements or waivers.
          6. The Lender Parties may, without demand or notice of any kind upon or to the Guarantors, at any time or from time to time when any amount shall be due and payable hereunder by any Guarantor, if the Borrowers shall not have timely paid any of the Obligations, set-off and appropriate and apply to any portion of the Obligations hereby guaranteed, and in such order of application as the Administrative Agent or the Lender Parties may from time to time elect in accordance with the Credit Agreement, any deposits, property, balances, credit accounts or moneys of any Guarantor in the possession of any Lender Party, or under their respective control for any purpose.
          7. The creation or existence from time to time of Obligations in excess of the amount committed to or outstanding on the date of this Guaranty is hereby authorized, without notice to the Guarantors, and shall in no way impair or affect this Guaranty or the rights of the Administrative Agent herein.
          8. Upon the bankruptcy or winding up or other distribution of assets of any Borrower or of any surety or guarantor for any Obligations of the Borrowers to the Lender Parties, the rights of the Administrative Agent against any Guarantor shall not be affected or impaired by the omission of any Lender Party to prove its claim, or to prove the full claim, as appropriate, (except as it relates to such Guarantor) and the Administrative Agent may prove such claims as it sees fit and may refrain from proving any claim and in its discretion may value as it sees fit or refrain from valuing any security held by it without in any way releasing, reducing or otherwise affecting the liability to the Administrative Agent of each of the Guarantors.
          9. Any amount received by the Administrative Agent from whatsoever source and applied toward the payment of the Obligations shall be applied in accordance with the terms of the Credit Agreement.

          10. Each Guarantor hereby absolutely, unconditionally and irrevocably expressly waives, except to the extent such waiver would be expressly prohibited by applicable law, the following: (a) notice of acceptance of this Guaranty, (b) notice of the existence or creation of all or any of the Obligations, (c) presentment, demand, notice of dishonor, protest and all other notices whatsoever, (d) all diligence in collection or protection of or realization upon the Obligations or any part thereof, any obligation hereunder, or any security for any of the foregoing, e) all rights to enforce any remedy which the Lender Parties, or any of them, may have against the Borrowers, and (f) until payment in full of the Obligations and the expiration or termination of the Commitments and the LC Commitment, all rights of subrogation, indemnification, contribution and reimbursement from the Borrowers and any benefit of, or right to participate in, any collateral or security now or hereinafter held by the Lender Parties, or any of them, in respect of the Obligations. If a claim is ever made upon any Lender Party for the repayment or recovery of any amount or amounts received by such Person in payment of any of the Obligations and such Person repays all or part of such amount by reason of (a) any judgment, decree or order of any court or administrative body having jurisdiction over such Person or any of its property, or (b) any settlement or compromise of any such claim effected by such Person with any such claimant, including a Borrower, then in such event each Guarantor agrees that any such judgment, decree, order, settlement or compromise shall be binding upon such Guarantor, notwithstanding any revocation hereof or the cancellation of any promissory note or other instrument evidencing any of the Obligations, and each Guarantor shall be and remain obligated to such Person hereunder for the amount so repaid or recovered to the same extent as if such amount had never originally been received by such Person.
          11. The Lender Parties may, to the extent permitted under the Credit Agreement, sell, assign or transfer all or any part of the Obligations, and in such event each and every permitted assignee, transferee, or holder of all or any of the Obligations, shall have the right to enforce this Guaranty, by suit or otherwise, for the benefit of such permitted assignee, transferee or holder as fully as if such assignee, transferee or holder were herein by name specifically given such rights, powers and benefits.
          12. This Guaranty is a continuing guaranty of the Obligations and all liabilities to which it applies or may apply under the terms hereof and shall be conclusively presumed to have been created in reliance hereon. No failure or delay by the Administrative Agent in the exercise of any right, power, privilege or remedy shall operate as a waiver thereof, and no single or partial exercise by the Administrative Agent of any right or remedy shall preclude other or further exercise thereof or the exercise of any other right or remedy and no course of dealing between any Guarantor and any Lender Party shall operate as a waiver thereof. No action by the Administrative Agent permitted hereunder shall in any way impair or affect this Guaranty. For the purpose of this Guaranty, the Obligations shall include, without limitation, all Obligations of the Borrowers to the Lender Parties, notwithstanding any right or power of any third party, individually or in the name of any Borrower, the Lender Parties, or any of them, to assert any claim or defense as to the invalidity or unenforceability of any such Obligation, and no such claim or defense shall impair or affect the obligations of any Guarantor hereunder.
          13. This Guaranty shall be binding upon each Guarantor, its successors and permitted assigns and inure to the benefit of the successors and assigns of the Lender Parties. No Guarantor may assign its rights or obligations under this Guaranty without the prior written consent of the Administrative Agent. No alteration or waiver of this Guaranty or of any of its terms, provisions or conditions shall be binding upon the parties against whom enforcement is sought unless made in writing and signed by an authorized officer of such party.
          14. This is a guaranty of payment and not of collection. In the event the Administrative Agent makes a demand upon any Guarantor under this Guaranty, such Guarantor shall be held and bound to the Administrative Agent directly as debtor in respect of the payment of the amounts hereby guaranteed. All costs and expenses, including actual and reasonable attorneys’ fees and expenses, incurred by the Administrative Agent in obtaining performance of or collecting payments due under this Guaranty to the extent permitted by the Credit Agreement, shall be deemed part of the Obligations guaranteed hereby. Any notice or demand which the Administrative Agent may wish to give shall be served upon any Guarantor in the fashion prescribed for notices in the Credit Agreement at the address for such Guarantor given on Exhibit A attached hereto and the notice so sent shall be deemed to be served as set forth in the Credit Agreement.
          15. Each Guarantor expressly represents and acknowledges that any financial accommodations by the Lender Parties to the Borrowers, including, without limitation, the extension of credit, are and will be of direct interest, benefit and advantage to such Guarantor.
          16. [Reserved.]
          17. FOR PURPOSES OF ANY LEGAL ACTION OR PROCEEDING BROUGHT BY THE ADMINISTRATIVE AGENT OR THE LENDERS WITH RESPECT TO THIS GUARANTY, EACH GUARANTOR HEREBY IRREVOCABLY SUBMITS TO THE PERSONAL JURISDICTION OF THE FEDERAL AND STATE COURTS SITTING IN THE STATE OF GEORGIA. THE CONSENT TO JURISDICTION HEREIN SHALL NOT BE EXCLUSIVE. EACH GUARANTOR HEREBY IRREVOCABLY WAIVES ANY OBJECTION IT WOULD MAKE NOW OR HEREAFTER FOR THE LAYING OF VENUE OF ANY SUIT, ACTION, OR PROCEEDING ARISING OUT OF OR RELATING TO THIS GUARANTY BROUGHT IN THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA SITTING IN ATLANTA, GEORGIA, AND HEREBY IRREVOCABLY WAIVES ANY CLAIM THAT ANY SUCH SUIT, ACTION, OR PROCEEDING HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.
          18. EACH GUARANTOR, TO THE EXTENT PERMITTED BY APPLICABLE LAW WAIVES, AND OTHERWISE AGREES NOT TO REQUEST, A TRIAL BY JURY IN ANY COURT AND IN ANY ACTION, PROCEEDING OR COUNTERCLAIM OF ANY TYPE IN WHICH ANY GUARANTOR, ANY OF THE LENDERS, THE ISSUING BANKS, THE AGENTS, OR ANY OF THEIR RESPECTIVE SUCCESSORS OR ASSIGNS IS A PARTY, AS TO ALL MATTERS AND THINGS ARISING DIRECTLY OR INDIRECTLY OUT OF THIS GUARANTY.
          19. This Guaranty shall be construed and interpreted in accordance with the internal laws of the State of Georgia applicable to agreements made and to be performed wholly within the State of Georgia without reference to the conflicts or choice of law principles thereof.

          20. [Reserved.]
          21. Each reference herein to any right granted to, benefit conferred upon or power exercisable by the “Administrative Agent” shall be a reference to the Administrative Agent for the benefit of the Lender Parties, and each action taken or right exercised hereunder shall be deemed to have been so taken or exercised by the Administrative Agent for the benefit of the Lender Parties.
          22. Upon payment in full of all principal and interest on the Obligations, termination of the Commitments and the LC Commitment and satisfaction in full of all other Obligations outstanding (other than contingent liabilities not yet due), this Guaranty shall terminate and the Administrative Agent shall take all action reasonably requested by the Guarantors (at the expense of the Borrowers or the Guarantors) to evidence the termination of this Guaranty.
          23. This Guaranty may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such separate counterparts shall together constitute but one and the same instrument. Delivery of a counterpart hereof by facsimile transmission shall be as effective as delivery of a manually executed counterpart hereof.
[Remainder of page intentionally left blank]

          24. Each Guarantor hereby agrees that any notices to it may be made to such Guarantor at its address set forth on Exhibit A hereto in the manner set forth in Section 10.1 of the Credit Agreement.
          IN WITNESS WHEREOF, each Guarantor has executed this Guaranty as of the date first above written.

DELEK REFINING, INC.

By:	/s/ Uzi Yemin
Uzi Yemin, President

By:	/s/ Edward Morgan
Edward Morgan, CFO and Treasurer

DELEK U.S. REFINING GP, LLC

By:	/s/ Uzi Yemin
Uzi Yemin, President

By:	/s/ Edward Morgan
Edward Morgan, CFO and Treasurer

Parent Guaranty

EXHIBIT A
TO
PARENT GUARANTY
To all Guarantors:
c/o Delek US Holdings, Inc.
830 Crescent Centre Drive
Suite 300, Building Six
Franklin, Tennessee 37067

EXHIBIT G
SUBSIDIARY GUARANTY
          This SUBSIDIARY GUARANTY (this “Guaranty”), made as of April 29, 2005, by DELEK LAND TEXAS, INC., a Texas corporation (“Delek Land”), MPC PIPE LINE ACQUISITION, INC., a Texas corporation (“Pipeline Newco”), MPC LAND ACQUISITION, INC., a Texas corporation (“Land Newco”), and those additional entities that hereafter become parties hereto by executing the form of Supplement attached hereto as Annex 1 (collectively with Delek Land, Pipeline Newco and Land Newco, the “Guarantors”, and individually, a “Guarantor”) in favor of SunTrust Bank, as administrative agent (the “Administrative Agent”) for itself, the Issuing Banks and the Lenders (each as defined below),
WITNESSETH:
          WHEREAS, Delek Refining, Ltd., a Texas limited partnership (“Delek Refining”), Delek Pipeline Texas, Inc., a Texas corporation (“Delek Pipeline”; Delek Pipeline and Delek Refining are referred to herein individually as a “Borrower” and collectively as the “Borrowers”), the financial institutions listed on the signature pages thereof (such financial institutions, together with their respective successors and assigns, being hereinafter each referred to as a “Lender” and collectively as the “Lenders”), SunTrust Bank, as issuing bank (together with any other Lender that hereafter becomes an “Issuing Bank” pursuant to the terms of the Credit Agreement, the “Issuing Banks”), The CIT Group/Business Credit, Inc., as collateral agent for itself and the other Lenders (“Collateral Agent”) and the Administrative Agent are parties to that certain Revolving Credit Agreement dated as of April 29, 2005 (as the same may hereafter be modified, amended, restated or supplemented from time to time, the “Credit Agreement”), pursuant to which the Lenders and the Issuing Banks have agreed to extend credit to the Borrowers from time to time and the Borrowers have agreed to grant a security interest in all of their assets to the Administrative Agent for the benefit of the Lenders (as defined in the Credit Agreement); and
          WHEREAS, each Guarantor is an affiliate of the Borrowers and will realize substantial direct and indirect benefits as a result of the extensions of credit to the Borrowers pursuant to the Credit Agreement; and
          WHEREAS, the Lenders have required that the Guarantors execute and deliver this Guaranty to the Administrative Agent (i) in order to secure the prompt and complete payment, observance and performance of all of the Obligations (as defined in the Credit Agreement) and (ii) as a condition precedent to any extension of credit under the Credit Agreement; and
          WHEREAS, the obligations of each Guarantor hereunder are secured by security interests granted to the Administrative Agent, for the benefit of itself and Lenders, by each Guarantor pursuant to the Security Agreement and by the other Loan Documents (as each such term is defined in the Credit Agreement) to which any Guarantor is a party;
          NOW, THEREFORE, for and in consideration of the recitals made above, Ten Dollars ($10.00) in hand paid and other good and valuable consideration, the receipt, sufficiency and adequacy of which are hereby acknowledged, each Guarantor hereby agrees that capitalized terms used herein and not otherwise defined herein are used as defined in the Credit Agreement, and further agrees as follows:
          1. Each Guarantor hereby guarantees, subject to the limitations set forth in Section 7 hereof, to the Administrative Agent for the benefit of itself, the Issuing Banks and the Lenders (collectively, the “Lender Parties”), the full and prompt payment of the Obligations pursuant to the Credit Agreement and every other Loan Document, including any interest thereon, plus actual and reasonable attorneys’ fees and expenses if the obligations represented by this Guaranty are collected by law, through an attorney-at-law, or under advice therefrom.
          2. Regardless of whether any proposed guarantor or any other Person shall become in any other way responsible to the Lender Parties, or any of them, for or in respect of the Obligations or any part thereof, and regardless of whether or not any Person now or hereafter responsible to the Lender Parties, or any of them, for the Obligations or any part thereof, whether under this Guaranty or otherwise, shall cease to be so liable, each Guarantor hereby declares and agrees that this Guaranty shall be a joint and several obligation, shall be a continuing guaranty and shall be operative and binding until payment in full of the Obligations (except for reimbursement or indemnification obligations not then due and payable, and Letter of Credit Obligations that have been cash collateralized in the manner provided for in Section 2.23(g) of the Credit Agreement or backed up by a letter of credit acceptable to the Administrative Agent in its reasonable discretion) and the expiration or termination of the Commitments and the LC Commitment.
          3. Upon this Guaranty’s being executed and coming into the hands of the Administrative Agent, this Guaranty shall be deemed to be finally executed and delivered by the Guarantors and shall not be subject to or affected by any promise or condition affecting or limiting any Guarantor’s liability, except as stated in the Credit Agreement, and no statement, representation, agreement or promise on the part of the Lender Parties, the Borrowers, or any of them, or any officer, employee or agent thereof, unless contained herein, forms any part of this Guaranty or has induced the making thereof or shall be deemed in any way to affect any Guarantor’s liability hereunder. Each Guarantor absolutely, unconditionally and irrevocably waives any and all rights to assert any defense, set-off, counterclaim or cross-claim of any nature whatsoever with respect to this Guaranty or the obligations of such Guarantor under this Guaranty or the obligations of any other Person or party (including, without limitation, the Borrowers) relating to this Guaranty or the obligations of such Guarantor under this Guaranty or otherwise with respect to the Obligations in any action or proceeding brought by the Administrative Agent hereof to collect the Obligations or any portion thereof, or to enforce the obligations of any of the Guarantors under this Guaranty.
          4. The Lender Parties or any of them, may from time to time, without exonerating or releasing any Guarantor in any way under this Guaranty, (i) take such further or other security or securities for the Obligations or any part thereof as they may deem proper, or (ii) release, discharge, abandon or otherwise deal with or fail to deal with any Guarantor of the Obligations or any security or securities therefore or any part thereof now or hereafter held by the Lender Parties, or (iii) amend, modify, extend, accelerate or waive in any manner any of the provisions, terms, or conditions of the Loan Documents, all as they may consider expedient or appropriate in their sole discretion.

2

Without limiting the generality of the foregoing, or of Section 5 hereof, it is understood that the Lender Parties, or any of them, may, without exonerating or releasing any Guarantor, give up, or modify or abstain from perfecting or taking advantage of any security for the Obligations and accept or make any compositions or arrangements, and realize upon any security for the Obligations when, and in such manner, and with or without notice, all as they may deem expedient.
          5. Each Guarantor acknowledges and agrees that no change in the nature or terms of the Obligations or any of the Loan Documents, or other agreements, instruments or contracts evidencing, related to or attendant with the Obligations (including any novation), shall discharge all or any part of the liabilities and obligations of such Guarantor pursuant to this Guaranty; it being the purpose and intent of such Guarantor and the Administrative Agent that the covenants, agreements and all liabilities and obligations of such Guarantor hereunder are absolute, unconditional and irrevocable under any and all circumstances. Without limiting the generality of the foregoing, each Guarantor agrees that until each and every one of the covenants and agreements of this Guaranty is fully performed, and without possibility of recourse, whether by operation of law or otherwise, such Guarantor’s undertakings hereunder shall not be released, in whole or in part, by any action or thing which might, but for this paragraph of this Guaranty, be deemed a legal or equitable discharge of a surety or guarantor, or by reason of any waiver, omission of the Lender Parties, or any of them, or its or their failure to proceed promptly or otherwise, or by reason of any action taken or omitted by the Lender Parties, or any of them, whether or not such action or failure to act varies or increases the risk of, or affects the rights or remedies of, such Guarantor or by reason of any further dealings between any Borrower on the one hand and any Lender Party, on the other hand or any other guarantor or surety, and such Guarantor hereby expressly waives and surrenders any defense to its liability hereunder, or any right of counterclaim or offset of any nature or description which it may have or may exist based upon, and shall be deemed to have consented to, any of the foregoing acts, omissions, things, agreements or waivers.
          6. The Lender Parties may, without demand or notice of any kind upon or to any Guarantor, at any time or from time to time when any amount shall be due and payable hereunder by any Guarantor, if the Borrowers shall not have timely paid any of the Obligations, set-off and appropriate and apply to any portion of the Obligations hereby guaranteed, and in such order of application as the Administrative Agent or the Lender Parties may from time to time elect in accordance with the Credit Agreement, any deposits, property, balances, credit accounts or moneys of any Guarantor in the possession of any Lender Party, or under their respective control for any purpose.
          7. The creation or existence from time to time of Obligations in excess of the amount committed to or outstanding on the date of this Guaranty is hereby authorized, without notice to any Guarantor, and shall in no way impair or affect this Guaranty or the rights of the Administrative Agent herein. Anything herein to the contrary notwithstanding, the liability of each Guarantor hereunder shall be, but not in excess of, the Maximum Guaranteed Amount. The “Maximum Guaranteed Amount” with respect to any Guarantor, shall mean the maximum amount which could be paid by the Guarantor without rendering this Guaranty void or voidable as would otherwise be held or determined by a court of competent jurisdiction in any action or proceeding involving any state or Federal bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws relating to the insolvency of debtors.

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          8. Upon the bankruptcy or winding up or other distribution of assets of any Borrower or of any surety or guarantor for any Obligations of the Borrowers to the Lender Parties the rights of the Administrative Agent against any Guarantor shall not be affected or impaired by the omission of any Lender Party to prove its claim, or to prove the full claim, as appropriate, (except as it relates to such Guarantor) and the Administrative Agent may prove such claims, as it sees fit and may refrain from proving any claim and in its discretion may value as it sees fit or refrain from valuing any security held by it without in any way releasing, reducing; or otherwise affecting the liability to the Administrative Agent of each of the Guarantors.
          9. Any amount received by the Administrative Agent from whatsoever source and applied toward the payment of the Obligations shall be applied in accordance with the terms of the Credit Agreement.
          10. Each Guarantor hereby absolutely, unconditionally and irrevocably expressly waives, except to the extent such waiver would be expressly prohibited by applicable law, the following: (a) notice of acceptance of this Guaranty, (b) notice of the existence or creation of all or any of the Obligations, (c) presentment, demand, notice of dishonor, protest and all other notices whatsoever, (d) all diligence in collection or protection of or realization upon the Obligations or any part thereor any obligation hereunder, or any security for any of the foregoing, (e) all rights to enforce any remedy which the Lender Parties, or any of them, may have against the Borrowers, and (f) until payment in full of the Obligations and the expiration or termination of the Commitments and the LC Commitment, all rights of subrogation, indemnification, contribution and reimbursement from the Borrowers and any benefit of, or right to participate in, any collateral or security now or hereinafter held by the Lender Parties, or any of them, in respect of the Obligations. If a claim is ever made upon any Lender Party for the repayment or recovery of any amount or amounts received by such Person in payment of any of the Obligations and such Person repays all or part of such amount by reason of (a) any judgment, decree or order of any court or administrative body having jurisdiction over such Person or any of its property, or (b) any settlement or compromise of any such claim effected by such Person with any such claimant, including a Borrower, then in such event each Guarantor agrees that any such judgment, decree,order, settlement or compromise shall be binding upon such Guarantor, notwithstanding any revocation hereof or the cancellation of any promissory note or other instrument evidencing any of the Obligations, and such Guarantor shall be and remain obligated to such Person hereunder for the amount so repaid or recovered to the same extent as if such amount had never originally been received by such Person.
          11. The Lender Parties may, to the extent permitted under the Credit Agreement, sell, assign or transfer all or any part of the Obligations, and in such event each and every permitted assignee, transferee, or holder of all or any of the Obligations, shall have the right to enforce this Guaranty, by suit or otherwise, for the benefit of such permitted assignee, transferee or holder as fully as if such assignee, transferee or holder were herein by name specifically given such rights, powers and benefits.
          12. This Guaranty is a continuing guaranty of the Obligations and all liabilities to which it applies or may apply under the terms hereof and shall be conclusively presumed to

4

have been created in reliance hereon. No failure or delay by the Administrative Agent in the exercise of any right, power, privilege or remedy shall operate as a waiver thereof, and no single or partial exercise by the Administrative Agent of any right or remedy shall preclude other or further exercise thereof or the exercise of any other right or remedy and no course of dealing between any Guarantor and any Lender Party shall operate as a waiver thereof. No action by the Administrative Agent permitted hereunder shall in any way impair or affect this Guaranty. For the purpose of this Guaranty, the Obligations shall include, without limitation, all Obligations of the Borrowers to the Lender Parties, notwithstanding any right or power of any third party, individually or in the name of any Borrower, the Lender Parties, or any of them, to assert any claim or defense as to the invalidity or unenforceability of any such Obligation, and no such claim or defense shall impair or affect the obligations of any Guarantor hereunder.
          13. This Guaranty shall be binding upon each of the Guarantors, their successors and permitted assigns and inure to the benefit of the successors and assigns of the Lender Parties. No Guarantor may assign its rights or obligations under this Guaranty without the prior written consent of the Administrative Agent. No alteration or waiver of this Guaranty or of any of its terms, provisions or conditions shall be binding upon the parties against whom enforcement is sought unless made in writing and signed by an authorized officer of such party.
          14. This is a guaranty of payment and not of collection. In the event the Administrative Agent makes a demand upon any Guarantor under this Guaranty, such Guarantor shall be held and bound to the Administrative Agent directly as debtor in respect of the payment of the amounts hereby guaranteed. All costs and expenses, including actual and reasonable attorneys’ fees and expenses, incurred by the Administrative Agent in obtaining performance of or collecting payments due under this Guaranty to the extent permitted by the Credit Agreement, shall be deemed part of the Obligations guaranteed hereby. Any notice or demand which the Administrative Agent may wish to give shall be served upon any Guarantor in die fashion prescribed for notices in the Credit Agreement at the address for such Guarantor given on Exhibit A attached hereto and the notice so sent shall be deemed to be served as set forth in the Credit Agreement.
          15. Each Guarantor expressly represents and acknowledges that any financial accommodations by the Lender Parties to the Borrowers, including, without limitation, the extension of credit, are and will be of direct interest, benefit and advantage to such Guarantor.
          16. Each Guarantor hereby covenants and agrees to comply with the provisions of the Credit Agreement that are applicable to Subsidiaries of the Borrowers as if such covenants and agreements were specifically set forth herein.
          17. FOR PURPOSES OF ANY LEGAL ACTION OR PROCEEDING BROUGHT BY THE ADMINISTRATIVE AGENT OR THE LENDERS WITH RESPECT TO THIS GUARANTY, EACH GUARANTOR HEREBY IRREVOCABLY SUBMITS TO THE PERSONAL JURISDICTION OF THE FEDERAL AND STATE COURTS SITTING IN THE STATE OF GEORGIA. THE CONSENT TO JURISDICTION HEREIN SHALL NOT BE EXCLUSIVE. EACH GUARANTOR HEREBY IRREVOCABLY WAIVES ANY OBJECTION IT WOULD MAKE NOW OR HEREAFTER FOR THE LAYING OF VENUE OF ANY SUIT,

5

ACTION, OR PROCEEDING ARISING OUT OF OR RELATING TO THIS GUARANTY BROUGHT IN THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA SITTING IN ATLANTA, GEORGIA, AND HEREBY IRREVOCABLY WAIVES ANY CLAIM THAT ANY SUCH SUIT, ACTION, OR PROCEEDING HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.
          18. EACH GUARANTOR, TO THE EXTENT PERMITTED BY APPLICABLE LAW WAIVES, AND OTHERWISE AGREES NOT TO REQUEST, A TRIAL BY JURY IN ANY COURT AND IN ANY ACTION, PROCEEDING OR COUNTERCLAIM OF ANY TYPE IN WHICH ANY GUARANTOR, ANY OF THE LENDERS, THE ISSUING BANKS, THE ADMINISTRATIVE AGENT, THE COLLATERAL AGENT OR ANY OF THEIR RESPECTIVE SUCCESSORS OR ASSIGNS IS A PARTY, AS TO ALL MATTERS AND THINGS ARISING DIRECTLY OR INDIRECTLY OUT OF THIS GUARANTY.
          19. This Guaranty shall be construed and interpreted in accordance with the internal laws of the State of Georgia applicable to agreements made and to be performed wholly within the State of Georgia without reference to the conflicts or choice of law principles thereof.
          20. The Guarantors hereby agree, among themselves, that if any Guarantor shall become an Excess Funding Guarantor (as defined below) by reason of the payment by such Guarantor of any Obligations, each other Guarantor shall, on demand of such Excess Funding Guarantor (but subject to the next sentence), pay to such Excess Funding Guarantor an amount sufficient to cause such Excess Funding Guarantor’s payments to equal such Guarantor’s Pro Rata Share (as defined below and determined, for this purpose, without reference to the properties, debts and liabilities of such Excess Funding Guarantor) of the Excess Payment (as defined below) in respect of such Obligations. The payment obligation of a Guarantor to any Excess Funding Guarantor under this Section 20 shall be subordinate and subject in right of payment to the prior payment in full of the obligations of such Guarantor under the other provisions of this Guaranty, and such Excess Funding Guarantor shall not exercise any right or remedy with respect to such excess until payment and satisfaction in full of all such obligations. For purposes of this Section 20, (i) “Excess Funding Guarantor” shall mean, in respect of any Obligations, a Guarantor that has paid an amount in excess of its Pro Rata Share of such Obligations, (ii) “Excess Payment” shall mean, in respect of any Obligations, the amount paid by an Excess Funding Guarantor in excess of its Pro Rata Share of such Obligations and (iii) “Pro Rata Share” shall mean, for any Guarantor, the ratio (expressed as a percentage) of (x) the amount by which the aggregate present fair saleable value of all properties of such Guarantor (excluding any shares of stock of any other Guarantor) exceeds the amount of all the debts and liabilities of such Guarantor (including contingent, subordinated, unmatured and unliquidated liabilities, but excluding the obligations of such Guarantor hereunder and any obligations of any other Guarantor that have been guaranteed by such Guarantor) to (y) the amount by which the aggregate fair saleable value of all properties of the Borrowers and all of the Guarantors exceeds the amount of all the debts and liabilities (including contingent, subordinated, unmatured and unliquidated liabilities, but excluding the obligations of the Borrowers and the Guarantors hereunder) of the Borrowers and all of the Guarantors, all as of the Closing Date.
          21. Each reference herein to any right granted to, benefit conferred upon or power exercisable by the “Administrative Agent” shall be a reference to the Administrative Agent for the

6

benefit of the Lender Parties, and each action taken or right exercised hereunder shall be deemed to have been so taken or exercised by the Administrative Agent for the benefit of the Lender Parties.
          22. This Guaranty may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such separate counterparts shall together constitute but one and the same instrument. Delivery of a counterpart hereof by facsimile transmission shall be as effective as delivery of a manually executed counterpart hereof.
[Signatures appear on following page]

7

          23. Each Guarantor hereby agrees that any notices to it may be made to such Guarantor at its address set forth on Exhibit A hereto in the manner set forth in Section 10.1 of the Credit Agreement.
          IN WITNESS WHEREOF, each Guarantor has executed this Guaranty as of the date first above written.

GUARANTORS:

DELEK LAND TEXAS, INC.

By:	/s/ Uzi Yemin Uzi Yemin, President

By:	/s/ Edward Morgan Edward Morgan, CFO and Treasurer

MPC PIPELINE ACQUISITION, INC,

By:	/s/ Uzi Yemin Uzi Yemin, President

By:	/s/ Edward Morgan Edward Morgan, CFO and Treasurer

MPC LAND ACQUISITION, INC.

By:	/s/ Uzi Yemin Uzi Yemin, President

By:	/s/ Edward Morgan Edward Morgan, CFO and Treasurer
Subisdiary Guaranty

EXHIBIT A
TO
SUBSIDIARY GUARANTY
To all Guarantors:
c/o Delek US Holdings, Inc.
830 Crescent Centre Drive
Suite 300, Building Six
Franklin, Tennessee 37067

EXHIBIT H
FORM OF BORROWING BASE CERTIFICATE
[Letterhead of Borrower]
                                        , 20
SunTrust Bank, as Administrative Agent
303 Peachtree Street, 2nd Floor
Atlanta, Georgia 30339
     Reference is made to that certain Second Amended and Restated Revolving Credit Agreement dated October 13, 2006, among Delek Refining, Ltd. (“Refining”) and Delek Pipeline Texas, Inc. (“Pipeline”; together with Refining, “Borrowers”), SunTrust Bank (“Administrative” Agent”), the Issuing Bank and the Lenders referenced therein (as at any time amended, the “Credit Agreement”). Capitalized terms used in this Certificate, unless otherwise defined herein, shall have the meanings ascribed to them in the Credit Agreement.
     Pursuant to Section 5.9 of the Credit Agreement, the undersigned Responsible Officers of the Borrowers hereby certify that as of the close of business on the date set forth above, the Borrowing Base of the Borrowers is computed as set forth on Exhibit A attached hereto.

Very truly yours, DELEK REFINING, LTD. By: Delek U.S. Refining GP, LLC, its General Partner

By:
Title:

By:
Title:

DELEK PIPELINE TEXAS, INC.
By:
Title:

By:
Title:

EXHIBIT 2.3
FORM OF NOTICE OF REVOLVING BORROWING
     I,                                                                                   , as                                          of DELEK REFINING, LTD., a Texas limited partnership (“Delek Refining”) and DELEK PIPELINE TEXAS, INC., a Texas corporation (“Delek Pipeline”; Delek Refining and Delek Pipeline are hereinafter, sometimes referred to as a “Borrower” and collectively as “Borrowers”), and as an authorized signatory, do hereby certify, pursuant to the provisions of that certain Second Amended and Restated Revolving Credit Agreement dated as of October 13, 2006 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among the Borrowers, the lenders signatory thereto (the “Lenders”), SunTrust Bank, as issuing bank (together with any other Person who hereafter may be designated as an Issuing Bank pursuant to the Credit Agreement, the “Issuing Banks”), SunTrust Bank, as administrative agent for the Issuing Banks and the Lenders (the “Administrative Agent”), SunTrust Bank, as collateral agent for the Issuing Banks and the Lenders (the “Collateral Agent”) and the other parties thereto, that:
     1. The Borrowers hereby request [a Eurodollar Borrowing in the amount of $                                           with an Interest Period of                      months / a Base Rate Borrowing in the amount of $                                          ] to be made on                                            ,                      , under the Revolving Commitment. The proceeds of the Loans should be wired on behalf of the Borrowers as set forth on Schedule 1 attached hereto. The foregoing instructions shall be irrevocable.
     2. Except as disclosed in writing to the Administrative Agent, all representations and warranties of the Borrowers made in Article 4 of the Credit Agreement, which, pursuant to Section 3.2 thereof, are made at and as of the time of the Loan, are true and correct as of the date hereof, both before and after giving effect to the application of the proceeds of the Loan in connection with which this Notice of Borrowing is given, and all applicable conditions set forth in Article 3 of the Credit Agreement have been satisfied or waived by the Lenders.
     3. The incumbency of persons authorized by the Borrowers to sign documents is as stated in the certificates of incumbency most recently delivered to the Administrative Agent.
     4. No Default or Event of Default exists or will exist after giving effect to this Notice of Borrowing.
Capitalized terms used in this Notice of Borrowing and not otherwise defined herein are used as defined in the Credit Agreement.
[Remainder of page intentionally left blank]

Dated as of this                      day of                     , 20                    .

DELEK REFINING, LTD. By: DELEK U.S. REFINING GP, LLC, its General Partner

By:
Name:
Title:

By:
Name:
Title:

DELEK PIPELINE TEXAS, INC.
By:
Name:
Title:

By:
Name:
Title:

SCHEDULE 1 — WIRING INSTRUCTIONS

EXHIBIT 2.4
FORM OF NOTICE OF SWINGLINE BORROWING
          I,                                            , as                      of DELEK REFINING, LTD., a Texas limited partnership (“Delek Refining”) and DELEK PIPELINE TEXAS, INC., a Texas corporation (“Delek Pipeline”; Delek Refining and Delek Pipeline are hereinafter, sometimes referred to as a “Borrower” and collectively as “Borrowers”), and as an authorized signatory, do hereby certify, pursuant to the provisions of that certain Second Amended and Restated Revolving Credit Agreement dated as of October 13, 2006 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among the Borrowers, the lenders signatory thereto (the “Lenders”), SunTrust Bank, as issuing bank (together with any other Person who hereafter may be designated as an Issuing Bank pursuant to the Credit Agreement, the “Issuing Banks”), SunTrust Bank, as administrative agent for the Issuing Banks and the Lenders (the “Administrative Agent”), SunTrust Bank, as collateral agent for the Issuing Banks and the Lenders (the “Collateral Agent”) and the other parties thereto, that:
     1. The Borrowers hereby request [a Eurodollar Borrowing in the amount of $                           with an Interest Period of             months / a Base Rate Borrowing in the amount of $                       ] to be made on _____________, under the Swingline Commitment. The proceeds of the Loans should be wired on behalf of the Borrowers as set forth on Schedule 1 attached hereto. The foregoing instructions shall be irrevocable.
     2. Except as disclosed in writing to the Administrative Agent, all representations and warranties of the Borrowers made in Article 4 of the Credit Agreement, which, pursuant to Section 3.2 thereof, are made at and as of the time of the Loan, are true and correct as of the date hereof, both before and after giving effect to the application of the proceeds of the Loan in connection with which this Notice of Borrowing is given, and all applicable conditions set forth in Article 3 of the Credit Agreement have been satisfied or waived by the Lenders.
     3. The incumbency of persons authorized by the Borrowers to sign documents is as stated in the certificates of incumbency most recently delivered to the Administrative Agent.
     4. No Default or Event of Default exists or will exist after giving effect to this Notice of Borrowing.
Capitalized terms used in this Notice of Borrowing and not otherwise defined herein are used as defined in the Credit Agreement.
[Remainder of page intentionally left blank]

          Dated as of this                      day of                     , 20___.

DELEK REFINING, LTD.

By: DELEK U.S. REFINING GP, LLC, its General Partner

By:
Name:
Title:

By:
Name:
Title:

DELEK PIPELINE TEXAS, INC.
By:
Name:
Title:

By:
Name:
Title:

SCHEDULE 1 — WIRING INSTRUCTIONS

EXHIBIT 2.8
FORM OF NOTICE OF CONTINUATION/CONVERSION
     I,                                          , the                                          and an authorized signatory of Delek Refining, Ltd., a Texas limited partnership (“Delek Refining”), and Delek Pipeline Texas, Inc., a Texas corporation (“Delek Pipeline”; Delek Refining and Delek Pipeline hereinafter, sometimes referred to as a “Borrower” and collectively as “Borrowers”), do hereby certify pursuant to the provisions of that certain Second Amended and Restated Revolving Credit Agreement dated as of October 13, 2006 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among the Borrowers, the lenders signatory thereto (the “Lenders”), SunTrust Bank, as issuing bank (together with any other Person who hereafter may be designated as an Issuing Bank pursuant to the Credit Agreement or otherwise, the “Issuing Banks”) SunTrust Bank, as administrative agent for the Issuing Banks and the Lenders (the “Administrative Agent”), and SunTrust Bank, as collateral agent for the Lenders, that, with respect to the existing outstanding [Base Rate/Eurodollar] Loans under the [Revolving/Swingline] Commitment in the original principal amount of $                     ,
(a)	that such Loan be converted or continued as follows:
(i)	$ of such amount shall be converted to a Base Rate Loan, effective , [DATE];

(ii)	$ of such amount shall be converted to a Eurodollar Loan with an Interest Period of months, effective , [DATE]; and

(iii)	$ of such amount shall be repaid on , [DATE]; and
(b)	after giving effect to the foregoing, the sum of the outstanding [Base Rate/Eurodollar] Loans shall not exceed the [Revolving/Swingline] Commitment.
       The foregoing instructions shall be irrevocable. This Notice of Continuation/Conversion shall be a Loan Document. Capitalized terms used herein and not otherwise defined are used as defined in the Credit Agreement.

     Dated as of this                     , day of                      ,                     .

DELEK REFINING, LTD. By: Delek U.S. Refining GP, LLC, its General Partner
By:
Title:

By:
Title:

DELEK PIPELINE TEXAS, INC.
By:
Title:

By:
Title:

Schedule 1 — Wire Instructions

Exhibit 3.1(b)(v)
CLOSING AND INCUMBENCY CERTIFICATE
(Delek Refining Ltd.)
     The undersigned, being the Vice President and Secretary of DELEK U.S. REFINING GP, LLC (“GP”), a Texas limited liability company and the sole general partner of DELEK REFINING, LTD., a Texas limited partnership (the “Borrower”), hereby give this certificate to induce SUNTRUST BANK, a Georgia banking corporation, as administrative agent (together with its successors and assigns in such capacity, the “Administrative Agent”) for certain financial institutions (the “Lenders”), and Lenders to consummate certain financial accommodations with Borrower pursuant to the terms of the Second Amended and Restated Revolving Credit Agreement (the “Credit Agreement”) by and among Borrower, Delek Pipeline Texas, Inc., Lenders, Administrative Agent, CIT Group/Business Credit, Inc. and National City Business Credit, Inc., in their capacities as co-documentation agents, and Bank of America, N.A. and PNC Business Credit, Inc., in their capacities as co-syndication agents.
     The undersigned hereby certify that, to the best of their knowledge, information and belief:
     (1) They are, respectively, the Vice President and Secretary of GP;
     (2) GP is the sole general partner of Borrower;
     (3) Attached hereto as Exhibit A and Exhibit B, respectively, are true, correct and complete copies of the Certificate of Limited Partnership and Partnership Agreement of Borrower and all amendments thereto;
     (4) Attached hereto as Exhibit C is a full, true and correct copy of the resolutions that were adopted by unanimous written consent of the all of the managers of GP, that the same have not in any way been modified or rescinded and are in full force and effect on the date hereof, that all of the managers of GP have duly ratified and affirmed the same in the form hereinafter set forth, and that said resolutions were duly adopted in accordance with the provisions of the Articles of Organization and the Company Agreement of the GP and the laws Texas; and
     (5) Attached hereto as Exhibit D are the names and signatures of the duly elected, qualified and acting officers of GP, holding on the date hereof the offices set forth opposite their names, each of whom is authorized to sign all credit agreements, security agreements, instruments, assignments, pledges, mortgages, security deeds, trust deeds and other documents on behalf of GP, as the sole general partner of Borrower, to which the Borrower is to be a party in accordance with the Loan Documents (as defined in the Credit Agreement).
     This Certificate may be executed in one or more counterparts, with the same effect as if each of the undersigned had signed the same document. All counterparts shall be construed together and shall constitute one and the same Certificate.
* * *
Closing Certificate — Delek Refining Ltd.

IN WITNESS WHEREOF, the undersigned have set their hands, this ___ day of                                         , 2006.

, Vice President

Kent Thomas, Secretary
Closing Certificate— Delek Refining Ltd.

Exhibit A
[See attached copy of Certificate of Limited Partnership)
Closing Certificate — Delek Refining Ltd.

Exhibit B
[See attached copy of Partnership Agreement]
Closing Certificate — Delek Refining Ltd.

Exhibit C
[See attached copy of Resolutions]
Closing Certificate— Delek Refining Ltd.

Exhibit D
Officers and Signatures
of
Delek U.S. Refining GP, LLC

Name	Title	Signature
Uzi Yemin	President and Chief Executive Officer

Edward Morgan	Vice President and Chief Financial Officer

Fred Green	Vice President of Refining

Assi Ginzburg	Vice President of Strategic Planning

Tony McLarty	Vice President of Human Resources

John Colling	Treasurer

Kent Thomas	Secretary
Closing Certificate— Delek Refining Ltd.

EXHIBIT 5.1(d)
COMPLIANCE CERTIFICATE
[Letterhead of Borrower]
                                        , 20___
SunTrust Bank, as Administrative Agent
303 Peachtree Street, 2nd Floor
Atlanta, Georgia 30339
     The undersigned, the chief financial officer of Delek Refining, Ltd. (“Refining”) and Delek Pipeline Texas, Inc. (“Pipeline”; together with Refining, “Borrowers”), gives this certificate to SunTrust Bank (“Administrative Agent”) in accordance with the requirements of Section 5.1 of that certain Second Amended and Restate Revolving Credit Agreement dated October 3, 2006, among Borrowers, Administrative Agent, the Issuing Bank and the Lenders referenced therein (as at any time amended, the “Credit Agreement”). Capitalized terms used in this Certificate, unless otherwise defined herein, shall have the meanings ascribed to them in the Credit Agreement.
          1. Attached hereto are copies of the balance sheets and statements of income of Borrowers and their Subsidiaries for the [Fiscal Quarter] [Month] ending                                         20 ___, attached hereto, which have been prepared in accordance with GAAP and fairly present the Consolidated financial position and results of operations of the Borrowers and their Subsidiaries for such [Fiscal Quarter] [Month] subject only to changes due to audit and year-end adjustments and except that such statements do not contain notes.
          2. I hereby certify based upon my review of the balance sheets and statements of income of Borrowers and their Subsidiaries for the [Fiscal Year] [Fiscal Quarter] [Month] ending                                         , 20___, that:
          (a) Fixed Charge Coverage Ratio is to                                         to 1.0;
          (b) Capital Expenditures during the period and for the Fiscal Year to date total $                                         for Borrowers.
          3. No Default exists on the date hereof, other than:                                                              [if none, so state]; and
          4. No Event of Default exists on the date hereof, other than                                                              [if none, so state].
          5. As of the date hereof, each Borrower is current in its payment of all accrued rent and other charges to Persons who own or lease any premises where any of the Collateral is located, and there are no pending disputes or claims regarding any Borrower’s failure to pay or delay in payment of any such rent or other charges.

          6. Attached hereto is a schedule showing the calculations that support Borrowers’ compliance [non-compliance] with the financial covenants, as shown above.

Very truly yours,

Chief Financial Officer